Filed Pursuant to Rule 424(b)(3)
Registration No. 333-192852

AMERICAN ENERGY CAPITAL PARTNERS — ENERGY RECOVERY PROGRAM, LP

An Offering of Common Units Representing Limited Partner Interests
Minimum Offering: 100,000 Common Units
Maximum Offering: 100,000,000 Common Units

American Energy Capital Partners — Energy Recovery Program, LP, formerly American Energy Capital Partners, LP, or the Partnership, is a recently formed Delaware limited partnership that intends to use the proceeds of this offering to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and natural gas properties located onshore in the United States. Our primary purposes are: to acquire producing and non-producing oil and gas properties with development potential and to enhance the value of our properties through drilling and other development activities; to make distributions to holders of our outstanding common units; and to enable the holders of our common units to invest in oil and gas properties in a tax efficient manner and to liquidate our holdings through a sale of our assets or a listing of our common units on a national securities exchange five to seven years after the initial closing date of this offering and in connection with such a liquidation to distribute the proceeds to our Unitholders. Except as indicated above, we do not intend to apply to list the common units for trading on any securities exchange or on the over-the-counter market.

We are currently offering up to 100,000,000 common units representing limited partner interests, which we refer to as the common units or the Units. We are offering to sell the Units at a price of $20.00 per Unit. Investors must purchase an aggregate minimum of $5,000, or 250 Units. The common units are being offered through Realty Capital Securities, LLC, or our dealer manager. We expect to terminate the offering upon the first to occur of the sale of all of the Units offered by this prospectus and May 8, 2016, which is the two-year anniversary of our initial prospectus (subject to extension for up to three months in order to achieve the maximum offering of 100,000,000 common units).

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements. See “Prospectus Summary” and “Risk Factors.”

Investing in our Units involves a high degree of risk. Before subscribing for Units you should carefully read the discussion of material risks of investing in our Units in “Suitability Standards” and in “Risk Factors”. These risks include the following:

•	Because we have not yet identified or selected any prospects, this is a “blind pool” offering. This means that you may not be able to evaluate the Partnership’s properties before making your investment decision. In addition, we cannot assure you that we will be able to acquire properties on an economic basis or at all.
•	We have no prior operating history or established financing sources and will rely on our general partner to conduct our operations. In addition, the general partner has contracted with the Manager, an unrelated third-party, to assist the general partner in conducting our operations. Both our general partner and the Manager have limited operating history and are both recently formed entities which have no experience operating a public company.
•	There is no guarantee that distributions will be paid. To date, all distributions have been paid solely from offering proceeds. Offering proceeds that are returned to investors as distributions to them will not be available for investments in oil and gas properties. The amount of the distributions paid may decrease or distributions may be eliminated at any time. Due to the risks involved in the ownership of oil and gas properties and drilling oil and gas wells, there is no guarantee of any return on your investment, and you may lose all or a portion of your investment.
•	There are risks associated with our use of leverage to acquire and develop our properties and meeting ongoing debt service obligations, which could hinder our ability to pay distributions to our investors.
•	Our drilling operations involve the possibility of a total or substantial loss of your investment, because we may drill nonproductive wells, or dry holes, or wells that are productive, but do not produce enough revenue to return the investment made.
•	Our revenues are directly related to our ability to market the oil and natural gas produced from the wells we drill and oil and natural gas prices are volatile. If oil and natural gas prices decrease, your investment return will decrease.
•	Because we will depend on our general partner, the Manager and their respective affiliates to conduct our operations, any adverse changes in the financial health of such entities or our relationship with such entities could hinder our operating performance and the return on your investment.
•	No public market exists for our common units, and a public market for our common units may never exist. As a result, our common units are, and may continue to be, illiquid.
•	Market conditions and other factors could cause us to delay our liquidity event beyond the seventh anniversary of the initial closing date of this offering. We also cannot assure you that we will be able to achieve a liquidity event.
•	We established the initial offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.
•	There are substantial conflicts among the interests of our investors, our interests and the interests of our general partner, our sponsors, the Manager, our dealer manager and our and their respective affiliates, which could result in decisions that are not in the best interests of our investors.
•	This is our sponsors’ first oil and gas offering. An affiliate of our ARC sponsor is the direct or indirect sponsor of twelve other publicly offered investment programs which invest generally in real estate assets.
•	Our organizational documents permit us to pay distributions from any source, including an unlimited amount from the proceeds of this offering and, subject to certain limitations, from borrowings. Any of these distributions may reduce the amount of capital we ultimately invest to acquire and develop oil and gas properties and other permitted investments and negatively impact the value of your investment, especially if a substantial portion of our distributions are paid from offering proceeds. To date, all distributions have been paid solely from offering proceeds.
•	Our distributions will be a return of capital until you have received 100% of your investment.
•	We will pay substantial fees to our general partner, the Manager, and the dealer manager.

The Units are being offered on a “best efforts” “minimum — maximum” basis. This means the participating broker/dealers had to sell at least 100,000 Units and receive subscription proceeds of at least $2 million in order to hold an initial closing of the offering, which happened on June 16, 2014, and they must use only their best efforts to sell the remaining Units.

	Price To Public(1)	Commissions(2)	Dealer Manager Fee(2)	Proceeds to American Energy Capital Partners, LP
Total minimum offering	$2,000,000	$140,000	$60,000	$1,800,000
Total maximum offering	$2,000,000,000	$140,000,000	$60,000,000	$1,800,000,000

(1)	Units may be sold at a discounted price to certain classes of investors and in connection with the sale of a certain number of Units, as described in “Plan of Distribution.” In this regard, on the initial closing date our general partner and the Manager each paid $1,000,000 in cash to purchase Units from us at a discounted purchase price described in “Plan of Distribution,” all of which was applied to satisfy the required minimum subscription proceeds.
(2)	Does not include additional fees and expenses of our organization as a partnership and the offering of Units which we will pay, which are estimated to be $30,000 for the minimum offering and approximately $33,750,000 million for the maximum offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

REALTY CAPITAL SECURITIES, LLC — DEALER MANAGER

The date of this prospectus is May 5, 2015.

i

v

SUITABILITY STANDARDS

In General

An investment in the Partnership involves significant risk and is suitable only for persons who have adequate financial means, desire a long-term investment and do not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with an investment in an oil and natural gas Partnership, which among its benefits may provide portfolio diversification, generate cash distributions, provide tax benefits, and hedge against inflation, and are able to hold their investment for the long-term, are most likely to benefit from an investment in the Partnership. On the other hand, an investment in the Partnership is not appropriate for persons who require immediate liquidity or guaranteed income, or who seek a short-term investment. Notwithstanding these investor suitability standards, potential investors should note that investing in our common units involves a high degree of risk and all the information contained in this prospectus should be considered, including the “Risk Factors” section, in determining whether an investment in our common units is appropriate.

One of our sponsors is AR Capital Energy Holdings, LLC, or our ARC sponsor, which is the direct parent company of our general partner. It is the obligation of our general partner, our ARC sponsor and the persons selling the Units to make every reasonable effort to assure that the Units are suitable for you based on your investment objectives and financial situation, regardless of your income or net worth, and that you have the apparent understanding of: the fundamental risks of an investment in the Partnership; the risk that you may lose your entire investment, the lack of liquidity of the Units, the restrictions on transferability of the Units, the background and qualifications of our general partner, and the tax consequences of the investment. Our general partner, our ARC sponsor or each person selling the Units will make this determination on the basis of information it has obtained from you. Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation, and other investments, as well as any other pertinent factors. However, you should invest in the Partnership only if you are willing to assume the risk of a speculative, illiquid, and long-term investment.

Generally, you are required to execute your own subscription agreement, and our general partner will not accept any subscription agreement that has been executed by someone other than you. The only exception is in the case of fiduciary accounts if you have given someone else the legal power of attorney to sign on your behalf and you meet all of the conditions in this prospectus.

The decision to accept or reject your subscription will be made by our general partner, in its sole discretion, and is final. Our general partner will not accept your subscription until it has reviewed your apparent qualifications, and the suitability determination must be maintained by our general partner during our term and for at least six years thereafter.

Arizona Investors:  Subscriptions from Arizona investors will be held in escrow until subscriptions for at least $10,000,000 have been received by the partnership from investors, excluding subscriptions from Arizona investors.

Pennsylvania Investors:  Because the aggregate minimum closing amount of the common units is less than 10% of the maximum closing amount allowed to the Partnership in this offering, you are cautioned to carefully evaluate the Partnership’s ability to fully accomplish its stated objectives and inquire as to the current dollar volume of Partnership subscriptions for its Units. In addition, subscription proceeds received by the Partnership from Pennsylvania investors will be placed into a short-term escrow (120 days or less) until subscriptions for at least 5% of the maximum offering proceeds have been received by the Partnership, which means that subscriptions for at least $100,000,000 have been received by the Partnership from investors, including Pennsylvania investors. If the appropriate minimum has not been met at the end of each escrow period, the Partnership must notify the Pennsylvania investors in writing by certified mail or any other means whereby a receipt of delivery is obtained within 10 calendar days after the end of each escrow period that they have a right to have their investment returned to them. If an investor requests the return of such funds within 10 calendar days after receipt of notification, the Partnership must return such funds within 15 calendar days after receipt of the investor’s request.

General Suitability Requirements for Purchasers of Common Units Representing Limited Partners Interests

Common units representing limited partner interests may be sold to you if you meet either of the following requirements:

•	a net worth of not less than $330,000, exclusive of home, home furnishings, and automobiles; or
•	a net worth of not less than $85,000, exclusive of home, home furnishings, and automobiles, and had during the last tax year gross income of at least $85,000, without regard to an investment in the Partnership.

Alabama Residents:  If you are a resident of Alabama, you must represent that you have a liquid net worth at least 10 times your investment in this program and affiliated programs and you meet the $85,000/$85,000/$330,000 suitability requirement.

Arizona Residents:  If you are a resident of Arizona, you must have either a minimum net worth of $250,000 and had during the last tax year, or estimate that you will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should an investment in the Partnership exceed more than 10% of your net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.

Arkansas Residents:  If you are a resident of Arkansas, you must have either a minimum net worth of $250,000 and had during the last tax year, or estimate that you will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should an investment in the Partnership exceed more than 10% of your net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.

California Residents:  If you are a resident of California, you must have either a minimum net worth of $250,000 and had during the last tax year, or estimate that you will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should an investment in the Partnership exceed more than 10% of your net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles. IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

Iowa Residents:  If you are a resident of Iowa, you must represent that you have a liquid net worth of at least 10 times your investment in this program and affiliated programs and you meet the $85,000/$85,000/$330,000 suitability requirement.

Kansas Residents:  If you are a resident of Kansas, it is recommended by the Office of the Kansas Securities Commissioner that you should limit your investment in the Partnership and substantially similar programs to no more than 10% of your liquid net worth. Liquid net worth is that portion of your net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in an Individual Retirement Account, or an IRA, or other retirement plan that can be liquidated within a short time, less any income tax penalties that may apply for early distribution.

Kentucky Residents:  If you are a resident of Kentucky, then you must not make an investment in the Partnership which is in excess of 10% of your liquid net worth.

Maine Residents:  The Maine Office of Securities recommends that your aggregate investment in this offering and similar direct participation investments not exceed 10% of your liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts Residents:  An investor must have either (a) a minimum net worth of at least $330,000 or (b) an annual gross income of at least $85,000 and a net worth of at least $85,000. A Massachusetts investor’s aggregate investment in our common units and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Michigan Residents:  You must not make an investment in the Partnership which is in excess of 10% of your net worth, exclusive of home, home furnishings and automobiles.

Missouri Residents:  You must not make an investment in the Partnership which is in excess of 10% of your net worth, exclusive of home, home furnishings and automobiles.

Nebraska Residents:  You must not make an investment in the Partnership which would, after including any other similar oil and natural gas programs, exceed 10% of your liquid net worth, exclusive of home, home furnishings and automobiles.

New Jersey Residents:  You must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico Residents:  You must not make an investment in the Partnership which would, after including any other similar oil and natural gas programs, exceed 10% of your liquid net worth, exclusive of home, home furnishings and automobiles.

North Dakota Residents:  You must not make an investment in the Partnership which is in excess of 10% of your net worth, exclusive of home, home furnishings and automobiles.

Ohio Residents:  It shall be unsuitable for an Ohio investor’s aggregate investment in interests of the Partnership, our affiliates and in other non-traded oil and gas programs to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Oklahoma Residents:  If you are a resident of Oklahoma, you must have either a minimum net worth of $250,000 and had during the last tax year, or estimate that you will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should an investment in the partnership exceed more than 10% of your net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.

Oregon Residents:  You must not make an investment in the Partnership which would, after including any other similar oil and natural gas programs, exceed 10% of your liquid net worth, exclusive of home, home furnishings and automobiles.

Pennsylvania Residents:  You must not make an investment in the Partnership which is in excess of 10% of your net worth, exclusive of home, home furnishings and automobiles.

Tennessee Residents:  You must have either (i) a minimum annual gross income of $100,000 and a minimum net worth of $100,000, exclusive of home, home furnishings, and automobiles or (ii) a minimum net worth of $500,000, exclusive of home, home furnishings, and automobiles in order to purchase Units. Also, your investment in the common units must not exceed 10% of your liquid net worth.

Texas Residents:  If you are a resident of Texas, you must have either a minimum net worth of $250,000 and had during the last tax year, or estimate that you will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should an investment in the partnership exceed more than 10% of your net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles.

Suitability Requirements for Qualified Plans and IRAs

An IRA can purchase common units if the IRA owner meets both the basic suitability standard and any relevant standard applicable in the owner’s state of residence. Pension, profit-sharing or stock bonus plans, including Keogh Plans, that meet the requirements of Section 401 of the Code are called qualified plans in this prospectus. Qualified plans that are self-directed may purchase common units if the plan participant meets both the basic suitability standard and any relevant standard applicable in the participant’s state of residence. Qualified plans that are not self-directed may purchase common units if the plan itself meets both the basic suitability standard and any relevant state standard.

Fiduciary Accounts

If there is a sale of common units to a fiduciary account other than an IRA or a qualified plan, such as a trust, both the general suitability standards and any applicable state suitability standards must be met by the beneficiary of the fiduciary account, the fiduciary account itself, or the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

Generally, you are required to execute your own subscription agreement, and our general partner, American Energy Capital Partners GP, LLC, will not accept any subscription agreement that has been executed by someone other than you. The only exception is if you have given someone else the legal power of attorney to sign on your behalf and you meet all of the conditions in this prospectus.

Additional Considerations for IRAs, Qualified Plans and Tax-Exempt Organizations

An investment in the Units will not, in and of itself, create an IRA or qualified plan. To form an IRA, an investor must comply with all applicable provisions of the Internal Revenue Code, or the Code, and the Employee Retirement Income Security Act of 1974, or ERISA. IRAs, qualified plans and tax-exempt organizations should consider the following when deciding whether or not to invest:

•	most, if not all, income or gain realized will be unrelated business taxable income, or UBTI;
•	for IRAs and qualified plans, ownership of the Units may cause a pro rata share of the Partnership’s assets to be considered plan assets for the purposes of ERISA and the excise taxes imposed by the Code;
•	any entity that is exempt from federal income taxation will be unable to take full advantage of any tax benefits generated by the Partnership; and
•	charitable remainder trusts that have any UBTI will be subject to an excise tax equal to 100% of such UBTI.

Although the Units may represent suitable investments for some IRAs, qualified plans and tax-exempt organizations, the Units may not be suitable for your plan or organization due to the particular tax rules that apply to your plan or organization. Furthermore, the investor suitability standards represent minimum requirements, and the fact that your plan or organization satisfies them does not mean that an investment would be suitable. You should consult your plan’s tax, financial, legal and other advisors to determine whether this investment would be appropriate for you. See “Risk Factors” and “Material Federal Income Tax Consequences.”

If you are a fiduciary or investment manager of a qualified plan or IRA, or if you are a fiduciary of another tax-exempt organization, you should consider all risks and investment concerns, including those related to tax considerations, in deciding whether this investment is appropriate and economically advantageous for your plan or organization. See “Risk Factors,” “Material Federal Income Tax Consequences” and “Investment by Tax-Exempt Entities and ERISA Considerations.”

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, or the USA PATRIOT Act, the common units offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Prohibited Shareholder,” which means anyone who is:

•	a “designated national,” “specially designated national,” specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;
•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;
•	subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1998, the International Emergency Economic Powers Act, the United National Participation Act, the International Security and Development Corporation Act, the Nuclear Proliferation Prevent Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1998, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or revised from time to time; or
•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts” or “potential,” or by the negative of these words and phrases, or by similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:

•	our use of the proceeds of this offering;
•	our business and investment strategy;
•	our ability to make investments in a timely manner or on acceptable terms;
•	current credit market conditions and our ability to obtain long-term financing for our property acquisitions and drilling activities in a timely manner and on terms that are consistent with what we project when we invest in a property;
•	the effect of general market, oil and gas market, economic and political conditions, including the recent economic slowdown and dislocation in the global credit markets;
•	our ability to make scheduled payments on our debt obligations;
•	our ability to generate sufficient cash flows to make distributions to our Unitholders;
•	the degree and nature of our competition;
•	the availability of qualified personnel at our general partner, the dealer manager and the Manager; and

•	other subjects referenced in this prospectus, including those set forth under the caption “Risk Factors.”

The forward-looking statements contained in this prospectus reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common units.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors.” We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

PROSPECTUS SUMMARY

The following information is a summary about this offering and may not contain all of the detailed information that is important to you. Accordingly, we urge you to read this summary together with all the information contained in this prospectus, including the information under the caption “Risk Factors” on page 24.

We include definitions of certain terms used to describe oil and gas properties and operations under the caption “Glossary” in this prospectus. Additional definitions of terms used in this prospectus are set forth in Section 1.1 of our Second Amended and Restated Agreement of Limited Partnership, or our Partnership Agreement, which is included as Exhibit A to this prospectus. As used in this prospectus, the terms “we,” “us,” “our” or the “Partnership” refer to American Energy Capital Partners — Energy Recovery Program, LP and our consolidated subsidiaries, unless the context otherwise requires. In addition, the term “general partner” refers to our general partner, American Energy Capital Partners GP, LLC, the term “Manager” refers to AECP Management, LLC, and the term “sponsor” refers to both AR Capital Energy Holdings, LLC and AECP Management, LLC. We also refer to AR Capital Energy Holdings, LLC as our “ARC sponsor” and AECP Management, LLC as our “AECP sponsor” and the “Manager.” The term “common units” or “Units” refers to our common units representing limited partner interests. The term “Unitholders” refers to the holders of our common units collectively.

Our Proposed Business

We are a Delaware limited partnership formed on October 30, 2013 as American Energy Capital Partners, L.P. and we changed our name to American Energy Capital Partners — Energy Recovery Program, LP on February 9, 2015. We were formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and gas properties located onshore in the United States. We will seek to acquire working interests, leasehold interests, royalty interests, overriding royalty interests, production payments and other interests in producing and non-producing oil and gas properties. We have not identified any oil and gas properties we will acquire at this time.

Our Investment Objectives

We were formed to enable investors to invest indirectly through us in oil and gas properties located onshore in the United States. Our primary objectives are:

•	to acquire producing and non-producing oil and gas properties with development potential, and to enhance the value of our properties through drilling and other development activities;
•	to make distributions to the holders of our Units, which we intend to be at a targeted non-compounded distribution rate of 6% per annum, which began to accrue with respect to each Unit on the initial closing date or, if later, the date of the subsequent closing on which we accepted the Unitholder’s subscription, on the $20.00 original purchase price per Unit, or a targeted annual distribution rate of $1.20 per Unit, payable monthly as discussed in greater detail in “Capital Contributions and Distributions — Distributions.” On September 19, 2014, we declared distributions payable to Unitholders of record each day during the applicable period at a rate equal to $0.00328767123 per day which is equal to the targeted annual rate of $1.20 per Unit. To date, all distributions have been paid solely from offering proceeds. Offering proceeds that are returned to investors as distributions to them will not be available for investments in oil and gas properties;
•	beginning five to seven years after the initial closing date, to engage in a liquidity transaction in which we will sell our properties and distribute the net sales proceeds to our partners or list our common units on a national securities exchange; and
•	to enable our Unitholders to invest in oil and gas properties in a tax efficient manner.

We are the first oil and gas Partnership formed by our general partner and its affiliates. We cannot assure you that we will be able to achieve or maintain our investment objectives. Please read “Prior Activities.”

The Properties We Intend to Acquire and Develop

We intend to target for acquisition producing and non-producing oil and gas properties that we expect will require additional drilling and other development activities to fully develop their potential. When we acquire a property, we will estimate the capital required to develop the property and plan to reserve a portion of our capital contributions, or a portion of any borrowing capacity available to us, to fund all or a portion of these estimated costs of development. We also plan to use our cash flow after the payment of targeted distributions to our Unitholders to further develop our properties during our first five to seven years of operation after the initial closing date.

We do not expect to conduct a material amount of exploratory drilling on any non-producing properties we acquire, nor do we intend to acquire gathering systems, pipelines, treatment facilities, processing plants and other infrastructure, except in connection with the oil and gas properties we acquire.

Our general partner will have the ability to acquire properties and conduct operations that vary from the parameters described in this prospectus. Please read “Fiduciary Duty of our General Partner.”

Our General Partner

Our general partner was recently formed and has no operating history. Our general partner is owned by our ARC sponsor, AR Capital Energy Holdings, LLC, an entity under common control with AR Capital, LLC, or ARC, and will be managed by its officers with certain actions overseen by its directors. See “Management.”

Our executive offices are located at 405 Park Avenue, New York, New York 10022, our telephone number is 212-415-6500 and our website is www.ARCapitalenergy.com. Information on our website is not part of this prospectus.

The following chart shows the ownership structure of the various entities that are affiliated with us, our ARC sponsor, our general partner and their respective affiliates.

(1)	The investors in this offering will own common units in us.
(2)	Our ARC sponsor is controlled by Nicholas S. Schorsch and William M. Kahane.
(3)	Our properties are to be held in special purpose entities.
(4)	The organizational limited partner is 100% owned by our general partner.
(5)	Our dealer manager is owned by an entity which is under common control with our ARC sponsor.
(6)	Each subsidiary that acquires our properties will contract with the Manager to manage the properties.

Management Agreement

On June 16, 2014 we entered into a Management Services Agreement, or the Management Agreement, with AECP Management, LLC, which is one of our sponsors to serve as the Manager of our properties under the Management Agreement. The Manager will provide us with management and operating services regarding substantially all aspects of our oil and gas operations. The Manager was formed on December 14, 2013 and its sole member is American Energy Management Services, LLC, an Oklahoma limited liability company, that is indirectly owned by Aubrey K. McClendon and his spouse. The Manager is an affiliate of American Energy Partners, LP (“AELP”), an entity founded by Mr. McClendon. Neither we nor our general partner is an affiliate of the Manager or AELP.

The following chart shows the ownership of the Manager:

Under the Management Agreement, the Manager will provide management and other services to us, including the following,

•	identifying onshore producing and non-producing oil and gas properties that we may consider acquiring, and assisting us in evaluating, contracting for and acquiring these properties and managing the development of these properties;
•	investigating and evaluating financing alternatives for any property acquisition and the ownership, development and operations of our assets, and any refinancing;
•	operating, or causing one of its affiliates to operate, on our behalf, any properties in which our interest in the property is sufficient to appoint the operator;
•	overseeing the operations on properties operated by persons other than the Manager, including recommending whether we should participate in the development of such properties by the operators of the properties;
•	arranging for the marketing, transportation, storage and sale of all natural gas, natural gas liquids and oil produced from our properties and procuring all supplies, materials and equipment needed in order to perform lease operations;
•	taking any actions requested by us to prepare and arrange for all or any portion of our assets to be sold or otherwise disposed of or liquidated; and
•	establishing cash management and risk management, including hedging, programs for us, receiving the revenues from the sale of production from our properties and paying operating expenses and approved capital expenses with respect to our properties.

The Management Agreement provides that we will direct the services provided to us under the Management Agreement, and that the Manager will determine the means or method by which those directions are carried out. The Management Agreement further provides that the Manager will conduct the day-to-day operations of our business as provided in draft budgets that the Manager will prepare and will then submit such draft to us for our review and approval. The Management Agreement also contains a list of activities in which the Manager will not engage without our prior approval.

Prior to the final termination date of this offering, we will pay the Manager a monthly management fee equal to an annual rate of 3.5% of the sum of:

•	the capital contributions made by our Unitholders from the initial closing through the last day of the preceding month; and
•	our average outstanding indebtedness during the preceding month.

Following the final termination date, we will pay the Manager and our general partner a monthly management fee equal to an annual rate of 5%, which will be paid four-fifths (that is, at an annual rate of 4%) to the Manager and one-fifth (that is, at an annual rate of 1%) to our general partner, of the sum of:

•	the capital contributions made by our Unitholders from the initial closing through the final termination date; and
•	our average outstanding indebtedness during the preceding month. See “Compensation — Compensation Related to the Operation of the Partnership” for a further description of the management fee.

We will also pay the Manager fees in connection with the acquisition of producing and non-producing oil and gas properties, the disposition of our producing and non-producing oil and gas properties and the financing of our producing and non-producing oil and gas properties. Please see “Compensation.” Although the Manager does not, and will not, own an interest in any oil and gas properties, affiliates of the Manager do own and operate such interests. If we acquire an oil and gas property from the Manager or an affiliate of the Manager, as provided in the Management Agreement, any such acquisition would be at the lesser of the Manager’s or such affiliate’s cost, as applicable, of the property and its fair market value.

In addition, pursuant to the Partnership Agreement, if we sell all or substantially all of our assets or our common units become listed on a national securities exchange, both AECP Holdings LLC, or AECP Holdings, an affiliate of the Manager, and our general partner will receive incentive distribution rights that will entitle them to increasing percentages of our distributions to the extent we distribute cash in excess of certain thresholds. Please read “Capital Contributions and Distributions.”

The success of our business will depend in large part on the services to be rendered to us by the Manager under the Management Agreement. For more information regarding the Management Agreement and the Manager, please see “Summary of the Management Agreement” and the Management Agreement included as Exhibit 10.2 to our quarterly report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on June 20, 2014. Please see “Additional Information.”

Risk Factors

This offering involves numerous risks, including risks related to our ability to identify and acquire oil and gas properties on acceptable terms, operating and environmental risks related to an investment in oil and gas properties, risks related to our structure as a limited partnership and tax risks. You should carefully consider a number of significant risk factors inherent in and affecting the business of the Partnership and this offering, including the following:

Risks Related to an Investment in the Partnership

•	Because we have not yet identified prospects or properties, you may not be able to evaluate our prospects or properties before making your investment decision. In addition, we cannot assure you that we will be able to acquire prospects or properties on an economic basis or at all.
•	We have no prior operating history and no established financing sources, and this is the first oil and gas program sponsored by our general partner and its affiliates.
•	Our use of leverage to acquire and develop our properties creates a risk that we may not be able to meet ongoing debt service obligations.
•	Our drilling operations involve the possibility of a total or substantial loss of your investment, because we may drill nonproductive wells, or dry holes, or wells that are productive, but do not produce enough revenue to return the investment made.

•	Our revenues are directly related to our ability to market the oil and natural gas produced from the wells we acquire and drill and oil and natural gas prices are volatile. If oil and natural gas prices decrease, your investment return will decrease.
•	Because we depend on our general partner and its affiliates to conduct our operations, and our general partner will rely in part on the Manager to conduct our operations, any adverse changes in their financial health or our relationship with our general partner or the Manager could hinder our operating performance and the return on your investment.
•	The Units are not liquid and your ability to resell your Units will be limited by the absence of a public trading market and substantial transfer restrictions.
•	Market conditions and other factors could cause us to delay our liquidity event beyond the seventh anniversary of the initial closing date of this offering. We also cannot assure you that we will be able to achieve a liquidity event.
•	We established the initial offering price of our common units on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.
•	There are substantial conflicts among the interests of our investors, our interests and the interests of our general partner, our sponsor, the Manager, our dealer manager and our and their respective affiliates, which could result in decisions that are not in your best interests.
•	This is our ARC sponsor’s first oil and gas offering. ARC, an entity under common control with our ARC sponsor and general partner, is the direct or indirect sponsor of 15 other publicly offered investment programs, which could reduce the amount of time it, our ARC sponsor, our general partner and their respective affiliates spend on us and this offering.
•	Our organizational documents permit us to pay distributions from any source, including unlimited amounts from offering proceeds and, subject to certain limitations, borrowings. Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment, especially if a substantial portion of our distributions are paid from offering proceeds.
•	Our distributions will be a return of capital until you have received 100% of your investment.
•	There is a lack of conflict of interest resolution procedures between our general partner and the Manager, on one hand, and you and the other investors on the other hand.
•	We are obligated to pay substantial fees to our general partner and the Manager in connection with the acquisition, development, financing and sale of oil and gas properties, which may result in our general partner approving riskier activities by us or the Manager recommending riskier activities for approval by our general partner.
•	We may not have sufficient cash from operations following the establishment of cash reserves and payment of fees and expenses to our general partner, including cost reimbursements, and the Manager to enable us to make cash distributions to holders of our Units under our cash distribution policy.
•	The severe decline in oil and natural gas prices that occurred in late 2014, which has continued into 2015, has increased the volatility and amplitude of the other risks facing us as described in this prospectus and may have an impact on our business and financial condition.

Risks Related to Our Management Agreement

•	We depend on the Manager to provide us services necessary to operate our business. If the Manager is unable or unwilling to provide these services, it would result in disruption in our business, which could have an adverse effect on our ability to make cash distributions to our Unitholders and service our debt obligations.
•	The Manager, which manages our business under the Management Agreement, is a recently formed entity with limited operating history.

•	While the Manager’s business is limited to serving as our manager pursuant to the Management Agreement and as a manager or in a similar capacity to other oil and gas partnerships or entities that may be formed in the future by or affiliated with ARC, affiliates of our Manager engage and will continue to engage in other business activities (including acquiring, owning, operating, developing and selling oil and gas prospects and properties). Engaging in these activities could reduce the time that such affiliates and their management and employees devote to assisting the Manager in performing its obligations under the Management Agreement, which could adversely affect our business and ability to make distributions.
•	Our general partner will enforce the Partnership’s rights under the Management Agreement. Holders of Units will not have any right to enforce the Management Agreement if a holder of Units were to believe that the Manager has breached the agreement.
•	Our general partner will rely on the Manager to identify oil and gas properties that we may acquire and we and our general partner do not have any right of first refusal to acquire oil and gas properties held by the Manager or any affiliate of the Manager in its inventory or other oil and gas properties held by third parties that come to the attention of the Manager.
•	We may elect to acquire an oil and gas property or prospect from an affiliate of our Manager, but in such case other affiliates of our Manager that also own a working or other interest in such property or prospect would not be obligated to offer to sell such interest to us. As a result, such a purchase by us of an interest in a property or prospect could result in a conflict of interest.

Risks Related to Our Business

•	We intend to use debt to finance a part of our operations. To the extent we incur indebtedness, a portion of our cash flows from operating activities may be used to service our indebtedness and will not be available to pursue our business strategy or to pay cash distributions to our Unitholders, which could decrease the value of your investment if income on, or the value of, the property securing the debt falls.
•	We plan to rely on drilling development wells to fully develop the properties we acquire. If our drilling is unsuccessful, our cash available for distributions and financial condition will be adversely affected.
•	If oil, natural gas or other hydrocarbon prices remain depressed for a prolonged period, our cash flows from operations and the value of our assets will decline and we may have to lower our distributions or may not be able to pay distributions at all.
•	Properties that we buy or develop may not produce oil and natural gas in the amounts or as long as we anticipate, and we may be unable to accurately determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against such liabilities, which could adversely affect our cash available for distribution.
•	We may be unable to integrate successfully the operations of our future acquisitions and we may not realize all the anticipated benefits of acquisitions that we make in the future.
•	We may be unable to compete effectively with larger companies, which may adversely affect our ability to generate sufficient revenue and our ability to pay distributions to our Unitholders and service our debt obligations.
•	Our business is subject to operational risks that will not be fully insured, which, if they were to occur, could adversely affect our financial condition or results of operations and, as a result, our ability to pay distributions to our Unitholders and service our debt obligations.

Tax Risks to Unitholders

•	Our tax treatment depends on our status as a Partnership for federal and state income tax purposes. If we were to become subject to entity-level taxation for federal or state income tax purposes, taxes paid would reduce the amount of cash available for distribution.
•	Changes in the law may reduce your tax benefits from an investment in us.

•	Your deduction for intangible drilling costs may be limited for purposes of the Alternative Minimum Tax.
•	Limited partners need passive income to use their Partnership deductions.
•	You may be required to pay taxes on income from us even if you do not receive any cash distributions from us.

Please carefully read the information under the caption “Risk Factors — Federal Income Tax Risks to Unitholders” and “Material Federal Income Tax Consequences.”

Borrowing Policy

We intend to use debt to finance part of our operations. However, we do not currently have any credit facilities or other financing arrangements in place and no lender has agreed to provide one. We anticipate that any borrowings will be used to finance a portion of the purchase price of properties or for subsequent development of our properties. Subject to certain limitations, we may also use borrowings to pay distributions. We anticipate that any financing arrangement will provide for borrowings up to a borrowing base that will be set by the lenders under the facility, at their discretion, based in part upon the lenders’ valuation of our reserves. Under our Partnership Agreement, our borrowings may not exceed an amount equal to 50% of our total capitalization as determined on an annual basis.

Hedging Policy

Prices for oil and natural gas have been volatile and uncertain for many years. To mitigate our exposure to decreases in prices, we plan to enter into financial hedges through contracts such as regulated NYMEX futures, options contracts and over-the-counter swap contracts with qualified counterparties. Under the Management Agreement, the Manager will assist us in implementing our hedging policy for our estimated future production. The percentages of oil and/or natural gas production that we elect to hedge under the hedging policy may change from time to time at the discretion of our general partner, but in no event will we hedge more than 75% of the projected amounts of oil, natural gas or natural gas liquids reasonably expected to be produced from our wells. Please see “Proposed Activities — Hedging Activities.”

Distributions

Although our Partnership Agreement does not require that we make regular monthly or quarterly distributions, our general partner intends to distribute on a monthly basis to the holders of Units cash equal to a non-compounded 6.0% annual rate, which begins to accrue on the initial closing date, or, if later, begins to accrue on the date on which the subscription proceeds from the holders of Units, on the $20.00 original purchase price per Unit are accepted by us, or a targeted distribution at an annual rate of $1.20 per Unit. All or a portion of the distributions made to the holders of Units may be deemed a return of capital for U.S. Federal income tax purposes.

On September 19, 2014, our general partner approved and authorized the distribution rate equal to $1.20 per annum based on the price of our Units. This distribution rate corresponds to a 6.0% annualized rate based on the unit price of $20.00 to be calculated based on unitholders of record each day during the applicable period at a rate of $0.00328767123 per day. The distributions will be deemed to accrue with respect to each unit commencing on the applicable closing date on which we accepted subscription proceeds for the unit and the unit was issued. To date, all distributions have been paid solely from offering proceeds. Offering proceeds that are returned to investors as part of distributions to them will not be available for investments in oil and gas properties.

The net investment amount for a Unit is defined as $20.00 (regardless of the actual price you pay for your Units), less the amount distributed with respect to such Unit.

All of the distributions you receive from us will be considered a return of capital until you have received 100% of your investment in our Units. In this regard, there is no limitation on the amount of distributions that can be funded from offering proceeds or financing proceeds except that funds will not be advanced or borrowed by us for the purpose of making distributions to you and the other Unitholders if the amount advanced or borrowed would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to the revenues. If a distribution is not being funded entirely from Partnership revenues, investors residing in Iowa, Maryland, North Dakota, Ohio and Oklahoma will be provided disclosure that provides the percentage and dollar amount that is being funded from Partnership revenues and the percentage and dollar amount that is being funded by offering proceeds or borrowings. To date, all distributions have been paid solely from offering proceeds.

Our general partner does not intend to cause us to distribute more than the targeted monthly distribution prior to the first to occur of the sale of all or substantially all of our properties and the listing of our common units on a national securities exchange, which our general partner does not anticipate will occur until at least five years after the initial closing of this offering. Instead, our general partner expects to use any excess cash available to us to pay costs to help develop our oil and gas properties.

Our ability to make distributions will depend on the success of our business, which is subject to numerous risks, and no assurances can be made as to the amount or timing of any distributions that we will be able to make in the future. See “Risk Factors.”

Common Unit Repurchase Program

We offer a common unit repurchase program which may provide eligible Unitholders with limited, interim liquidity prior to a liquidity event by enabling them to sell common units back to us, subject to restrictions and applicable law, if such repurchases do not impair our capital or operations as determined by our general partner. Subject to limited exceptions, a Unitholder must have beneficially held the common units for at least one year prior to offering them for sale to us through our common unit repurchase program, and only those Unitholders who purchased their Units from us or received their Units from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the common unit repurchase program. In other words, once our Units are transferred for value by a Unitholder, the transferee and all subsequent holders of the Units are not eligible to participate in the common unit repurchase program.

Pursuant to the terms of our common unit repurchase program, we intend to make repurchases, if requested, at least once quarterly. We will repurchase common units on the last business day prior to the filing of each quarterly financial filing (and in all events on a date other than a distribution payment date). Each Unitholder whose repurchase request is granted will receive the repurchase amount within 30 days after the fiscal quarter in which we grant its repurchase request. Subject to the limitations described in “Common Unit Repurchase Program,” we also will repurchase Units upon the request of the estate, heir or beneficiary, as applicable, of a deceased Unitholder. We will limit the number of Units repurchased pursuant to our common unit repurchase program in any calendar year to 5% of the weighted average number of Units outstanding on December 31st of the previous calendar year.

Funding for the common unit repurchase program will be derived from proceeds we maintain from the sale of Units, borrowings and other operation funds, if any, as our general partner, in its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the common unit repurchase program will be sufficient to accommodate all requests made each year. See “Common Unit Repurchase Program.”

Sale of Properties or Listing of the Common Units

Beginning five to seven years after the initial closing date, we plan either to sell all or substantially all of our properties and distribute to our partners the proceeds of the sale, after payment of liabilities and expenses, or to list the common units for trading on a national securities exchange. An application to list our common units on a national securities exchange may be made by our general partner with the approval of the board of directors of our general partner and the approval of the Manager, but without a vote of our Unitholders. The sale of all or substantially all of our properties, however, will require the consent of both our general partner and the holders of a majority of our Units, voting as a single class.

The decision by our general partner to sell our assets, and our ability to sell our assets, will depend on the following, among other factors, many of which will be beyond the control of our general partner:

•	the market for oil and gas properties;
•	the price of oil, gas and other hydrocarbons which our properties produce;
•	general economic conditions; and

•	whether we have finished the planned development of the properties we acquire.

The decision by our general partner to apply to list our common units, and the ability of our general partner to list the common units, will depend on a number of factors, some of which will be beyond the control of our general partner, including:

•	the amount of assets, revenues and earnings that we have at the time of our listing;
•	the then existing market for oil and gas master limited partnerships; and
•	the listing standards of the various national securities exchanges, and whether we are able to meet those listing standards.

No assurances can be made that we will be able to sell our assets or list the common units, nor can we provide any assurances as to the amounts we will be able to distribute if we sell assets or as to the price at which our common units will trade if we are able to list them.

The Offering

Offering
A minimum of 100,000 Units and a maximum of 100,000,000 common units. The common units constitute limited partner interests.
Offering period
The partnership is currently offering Units. The offering period began on May 8, 2014 and is expected to end on May 8, 2016, or two years from the effectiveness of our initial prospectus, unless this offering is extended by our general partner for a period of up to three months, but not beyond August 8, 2016, pursuant to a supplement to this prospectus (we refer to May 8, 2016, or, if the offering is extended, the date set forth in such extension as the final termination date). Our general partner may terminate the offering period at any time prior to the scheduled end of the offering period. On June 16, 2014, we accepted aggregate subscriptions equal to $2,000,000 for Units at a discounted price of $18.00 per Unit, consisting of $1,000,000 in cash paid by each of our general partner and the Manager, issued approximately 55,555 Units to each of our general partner and the Manager and broke escrow. As of April 10, 2015, we have accepted subscriptions of approximately $8,404,001 for approximately 435,584 Units from approximately 171 investors and have approximately 99,564,416 Units remaining available for sale.
Offering price
We are offering Units at $20.00 per Unit. Investors purchasing Units must purchase an aggregate minimum of $5,000, or 250 Units. See “Plan of Distribution.”
Description of the Units Offered
The common units that we are offering constitute limited partner interests of the Partnership. Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he otherwise acts in conformity with the provisions of the Partnership Agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets of the Partnership. See “Summary of the Limited Partnership Agreement — Limited Liability of Holders of Common Units.”
Escrow
The dealer manager for the offering of Units deposited and held all subscription proceeds in an interest-bearing escrow account at UMB Bank, N.A. until June 16, 2014 when we accepted the minimum offering amount of $2,000,000 from the sale of Units to our general partner and the Manager, at which time our general partner, on our behalf, broke escrow, transferred the escrowed offering proceeds to our account, which is a separate account maintained for us, and began our business activities. Our funds will not be commingled with funds of any other entity. See “— Offering period,” above. Investors who invested prior to our receipt of the minimum offering amount received, upon admission into the Partnership, a one-time distribution of interest for the period their funds were held in escrow. We plan to have closings twice a month until the earlier of the issuance of 100,000,000 common units and the final termination date.

Arizona Investors: Subscriptions from Arizona investors will be held in escrow until subscriptions for at least $10,000,000 have been received by the partnership from investors, excluding subscriptions from Arizona investors.
Pennsylvania Investors: Because the aggregate minimum closing amount of the common units is less than 10% of the maximum closing amount allowed to the Partnership in this offering, you are cautioned to carefully evaluate the Partnership’s ability to fully accomplish its stated objectives and inquire as to the current dollar volume of Partnership subscriptions for its Units. In addition, subscription proceeds received by the Partnership from Pennsylvania investors will be placed into a short-term escrow (120 days or less) until subscriptions for at least 5% of the maximum offering proceeds have been received by the Partnership, which means that subscriptions for at least $100,000,000 have been received by the Partnership from investors, including Pennsylvania investors. If the appropriate minimum has not been met at the end of each escrow period, the Partnership must notify the Pennsylvania investors in writing by certified mail or any other means whereby a receipt of delivery is obtained within 10 calendar days after the end of each escrow period that they have a right to have their investment returned to them. If an investor requests the return of such funds within 10 calendar days after receipt of notification, the Partnership must return such funds within 15 calendar days after receipt of the investor’s request.
Commissions and marketing fees
Our dealer manager will be paid a dealer manager fee of 3% of the gross proceeds of the offering and a selling commission of 7%, substantially all of which may be reallowed to participating broker-dealers, subject to certain exceptions discussed in “Plan of Distribution.”
General partner contribution
On the initial closing date, our general partner paid $1,000,000 in cash to the Partnership to purchase Units at a discounted price as described in greater detail in “Plan of Distribution.” Our general partner also paid an additional capital contribution of $20.00 for its general partner interest.
Manager contribution
On the initial closing date, the Manager paid $1,000,000 in cash to the Partnership to purchase Units at a discounted price per Unit as a limited partner, as described in greater detail in “Plan of Distribution.”
Estimated use of proceeds
We have received the minimum offering proceeds of $2,000,000, and the maximum offering proceeds may not exceed $2,000,000,000. Whether we receive only the minimum or the maximum offering proceeds from you and the other investors, the offering proceeds will be used to pay the following:
• the costs to acquire oil and gas properties;

• the costs to develop, operate and manage our oil and gas properties, including drilling additional oil and gas wells on the properties;

  •

the offering and organization costs, which include sales commissions, the dealer manager fee, the marketing fee and all other costs such as legal, accounting, printing, travel and similar amounts related to the organization of the Partnership and the offering of the Units;

• any portion of the management fee payable to the Manager that is not paid with Partnership revenues; and

  •

as described under “Capital Contributions and Distributions,” we plan to make distributions to Unitholders each month, even if we do not have sufficient proceeds from the sale of oil and gas produced from our properties. These distributions will be treated as a return of capital until you have received 100% of your investment in our Units. To date, all distributions have been paid solely from offering proceeds. Offering proceeds that are returned to investors as distributions to them will not be available for investments in oil and gas properties.

Compensation of our general partner, its affiliates and certain non-affiliates
Our general partner, its affiliates (including our dealer manager) and non-affiliates will receive fees and compensation from the Partnership. The non-affiliates will include the participating broker-dealers, operators of our oil and gas properties, including the Manager, and AECP Holdings. These fees and compensation will include the following:

  •

The Manager and our general partner will be entitled to receive from us a reimbursement of organizational and offering expenses, including third-party expenses, equal to up to 1.5% of the aggregate gross offering proceeds of this offering. This reimbursement will be allocated two-thirds to our general partner and one-third to the Manager.

  •

Our general partner and its affiliates will receive reimbursements for their administrative costs related to the Partnership on a fully accountable basis, based on actual costs and time devoted to the Partnership and its business.

• Our general partner received a credit to its Partnership capital account in an amount equal to its capital contribution to the Partnership, as discussed in “— General partner contribution,” above.

  •

Our general partner or an affiliate will have the right to charge a competitive rate of interest on any loan it may make to or on behalf of the Partnership. If our general partner or an affiliate provides equipment, supplies and other services to the Partnership, then it may do so at competitive industry rates.

  •

In conjunction with the acquisition cost of producing or non-producing oil and gas properties (excluding any properties we may elect to acquire from the Manager or an affiliate of the Manager), the Manager will be entitled to receive an acquisition fee equal to 2% of the contract price for each property acquired. The Manager will also be entitled to reimbursements of acquisition expenses for each property we acquire. However, the aggregate amount of the acquisition fee and reimbursement of acquisition expenses may not exceed 3% in total of the contract price for each property acquired.

  •

The Partnership will enter into contracts with third parties, which may include the Manager and its affiliates, to drill and complete, or plug if necessary, oil and gas wells at a competitive rate, which may not include a “turnkey,” or fixed, price for drilling and completing the wells.

  •

The applicable operator(s) of the Partnership’s properties, including the Manager when it operates the Partnership’s properties: (i) will receive reimbursement at actual cost for all direct expenses incurred by them on behalf of the Partnership, including expenses to gather, transport, process, treat and market the Partnership’s oil and natural gas production; and (ii) will receive well supervisory fees at competitive rates for maintaining and operating the wells during drilling and producing operations, which are in addition to the monthly management fees discussed below.

  •

Pursuant to the Management Agreement, we will pay the Manager a monthly management fee during the period commencing with the initial closing date and extending through the final termination date equal to an annual rate of 3.5% of the sum of: (i) the capital contributions made by the holders of Units to the Partnership from the initial closing through the last day of the preceding month; and (ii) the average outstanding indebtedness of the Partnership during the preceding month. Following the final termination date, we will pay the Manager and our general partner a monthly management fee equal to an annual rate of 5%, which will be paid four-fifths (that is, at an annual rate of 4%) to the Manager and one-fifth (that is, at an annual rate of 1%) to our general partner, of the sum of: (i) the capital contributions made by our Unitholders from the initial closing through the final termination date; and (ii) the average outstanding indebtedness of the Partnership during the preceding month. See “Compensation — Compensation Related to the Operation of the Partnership” for a further description of the management fee. The management fee may be subject to further adjustment with the mutual agreement of our general partner and the Manager, but it will not be increased. The management fee includes the Manager’s general and administrative overhead expenses and the Manager will not receive a separate reimbursement of its general and administrative expenses from any source other than the monthly management fee. However, the Manager will receive reimbursement of its direct expenses paid to third parties.

  •

In conjunction with the disposition by the Partnership of its producing and non-producing oil and gas properties and in consideration for the services to be performed by the Manager and our general partner in connection with the disposition of our properties from time to time, the Manager and our general partner will receive reimbursement of their respective costs incurred in connection with such activities, plus a fee equal to 1% of the disposition value of the properties (excluding any properties acquired from us by our general partner, the Manager, or their respective affiliates), paid as follows: 50% to the Manager and 50% to our general partner.

  •

In conjunction with the financing by the Partnership of its producing and non-producing oil and gas properties and operations and in consideration for the services to be performed by the Manager and our general partner in connection with the financing by the Partnership of its properties or operations from time to time the Manager and our general partner will receive a financing coordination fee equal to 0.75% of the principal amount of any financing, which will be paid as follows: 0.50% of such fee to the Manager and 0.25% of such fee to our general partner.

  •

On the initial closing date, we issued incentive distribution rights to our general partner and AECP Holdings. The incentive distribution rights were issued 50% to our general partner and 50% to AECP Holdings. Upon a sale of all or substantially all of our properties, our general partner and AECP Holdings will each be entitled to receive a one-time incentive performance payment in cash equal to 12.5% of the aggregate sale price of our properties net of expenses and of the payment of all our debts and obligations, minus the excess, if any, of $20.00 per Unit (the original purchase price per Unit) over all targeted distributions to you and the other investors after the final termination date of this offering. The targeted distributions are based on a targeted non-compounded 6.0% annual rate on the $20.00 per Unit original purchase price, as discussed in “— Distributions,” above. See “Capital Contributions and Distribution — Incentive Distributions” for a more detailed discussion of our general partner’s and AECP Holdings’ incentive distribution rights.

Please see “Compensation” for more information about the fees the Partnership will pay our general partner, its affiliates and certain non-affiliates, including the Manager, and “Compensation — Status of Fees Paid” for the amount of fees paid to our dealer manager, our general partner and the Manager as of December 31, 2014.

Conflicts of interest
Our general partner and its affiliates may have conflicts of interest in offering the Units and in managing our business. These conflicts may include, among other things:
• the lack of arm’s length negotiations in determining the substantial compensation our general partner and its affiliates will receive for the formation and management of our business;
• competition with other oil and natural gas partnerships that may be formed by our general partner and its affiliates in the future, including competition for properties to be acquired; and
• competition for management’s time and attention with other funds that our general partner and its affiliates may sponsor and/or manage in the future.
In addition, although the business of the Manager will be limited to serving as the manager pursuant to the Management Agreement and in a similar capacity with respect to other oil and gas partnerships or entities that in the future may be formed by or affiliated with ARC, affiliates of the Manager will engage in other business activities, which will include acquiring, owning, operating, developing and selling oil and gas properties for their own account. Engaging in such activities could reduce the time that such affiliates devote to assisting the Manager in managing our business and we will compete for the time and attention of such affiliates with the other activities in which they engage. In addition, it is possible that we could elect at any time or from time to time to acquire oil and gas properties from the Manager or one or more affiliates of the Manager that the Manager or such affiliates elect to sell in the future. As provided in the Management Agreement, any such acquisition would be at the lesser of the Manager’s or such affiliate’s cost, as applicable, of the property or properties or fair market value, and the Manager would not be entitled to an acquisition fee in respect of any such acquisition(s) of properties we make from the Manager or any affiliate of the Manager.
We have entered into the Management Agreement with the Manager to procure for our benefit and the benefit of our investors the oil and gas management and operational expertise of the Manager and its affiliate’s management and employee personnel. The Manager has a large and growing staff of over 600 oil and gas professionals with extensive experience in the oil and natural gas industry, and the Manager’s professional team has an average of 17 years of industry experience and includes individuals with expertise in engineering, drilling, operations, geoscience, land finance, accounting, IT, marketing and administration. In addition to the Manager serving as manager for the Partnership pursuant to the Management Agreement and possibly for other oil and gas partnerships or other entities formed by or affiliated with ARC, affiliates of the Manager provide contract management and operating services to oil and gas partnerships, limited liability companies or other entities, including entities that own and operate oil and gas properties in the Utica Shale and Woodford Shale areas. In addition, their affiliates intend to continue to conduct such activities and to pursue other similar activities with respect to other onshore oil and gas properties in the United States. In addition, Mr. McClendon owns working interests throughout the productive regions of the United States as a result of his prior participation in the Chesapeake Founders Well Participation Program. If we elect to acquire an oil and gas property or prospect from an affiliate of the Manager as described in the preceding paragraph, none of Mr. McClendon or any other entity managed or controlled by an affiliate of the Manager will have an obligation to offer to sell us any working or other interest it may own in the property or prospect sold to us by such affiliate. While we believe that the benefits we will receive from the Manager’s extensive background, experience and expertise is a material benefit for us and our investors, such ownership by an affiliate of the Manager in a property we acquire (whether or not acquired from an affiliate of the Manager) could result in or constitute a conflict of interest.
See “Conflicts of Interest” for a more detailed discussion.
Partnership Agreement
The relationship between our general partner and our Unitholders is governed by our Partnership Agreement, a copy of which is attached to this prospectus as Exhibit A. Please read “Summary of the Limited Partnership Agreement” and the Partnership Agreement.
Subscriptions
Investors must complete a subscription agreement (Exhibit B-1 or B-2 to this prospectus) in order to purchase Units. By signing the subscription agreement, you will be making the representations and warranties contained in the subscription agreement and will be bound by all of the terms and conditions set forth in the subscription agreement and our Partnership Agreement.
Federal Income Tax Consequences
This prospectus contains a discussion of the material federal income tax consequences pertinent to investors, including whether the Partnership will be taxed as a partnership or as a corporation. See “Material Federal Income Tax Consequences” for more information.
Plan of distribution
We received the minimum subscription amount of $2,000,000, held our first closing, and terminated our escrow account on June 16, 2014. At the initial closing we accepted subscriptions of $1,000,000 from each of our general partner and the Manager as discussed in “Plan of Distribution.” At that time, the Manager and our general partner were admitted as our limited partners. We plan to have closings twice a month and admit new limited partners until the offering is terminated.
No market for our Units
There is no established market for the Units, and none is expected to develop in the future. Investors in the Units may not be able to sell their Units and should be prepared to hold their Units indefinitely. See “— Listing of the common units,” below.

Listing of the common units
The common units have not been approved for quotation or trading on a national securities exchange. However, our general partner will have the right upon the approval of its board of directors and the approval of the Manager to list the common units on a national securities exchange following the final closing date. In order to be approved for listing, the common units and the Partnership will be required to meet the listing standards of a national securities exchange. No assurances can be made that the common units will be approved for quotation or trading on a national securities exchange.

Emerging Growth Company

The JOBS Act became law in April 2012. The Partnership is an “emerging growth company” as defined in the JOBS Act, and it is eligible for certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that usually apply to public companies. These exemptions include, among others, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, any requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, which require mandatory audit firm rotation or a supplement to the auditor’s report in which the audit must provide additional information about the audit and the issuer’s financial statements, nor with new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise. The Partnership may use any or all of these exemptions.

Additionally, under Section 107 of the JOBS Act, an “emerging growth company” is eligible for the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, or the Act, to comply with new or revised accounting standards. This means an “emerging growth company” can delay adopting certain accounting standards until those standards otherwise become applicable to private companies. However, the Partnership is electing to “opt out” of that extended transition period, and therefore will comply with new or revised accounting standards on the dates the standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Partnership’s decision to opt out of the extended transition period for compliance with new or revised accounting standards is irrevocable.

The Partnership could continue to be an “emerging growth company” until the earliest of:

(i)	the last day of the first fiscal year in which it has total annual gross revenue of $1 billion or more;
(ii)	the last day of the fiscal year following the fifth anniversary of the date of the first sale of its Units pursuant to this prospectus and its Registration Statement with the SEC;
(iii)	the date that it becomes a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of its Units held by non-affiliates exceeds $700 million, measured as of the last business day of its most recently completed second fiscal quarter; and
(iv)	the date on which it has, during the preceding three-year period, issued more than $1 billon in non-convertible debt.

The Partnership anticipates that it will continue to be an emerging growth company at least through 2015.

RISK FACTORS

Our Units are inherently different from capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in similar businesses. If any of the following risks were actually to occur, our business, financial condition or results of operations or cash flows could be materially adversely affected.

Risks Related to an Investment in the Partnership

This offering is a blind pool offering. Because we have not yet identified any prospects or properties, you may not be able to evaluate our prospects or properties before making your investment decision, which makes your investment more speculative. In addition, we cannot assure you that we will be able to acquire prospects or properties on an economic basis or at all.

Because we are, in large part, relying on offering proceeds from you and the other Unitholders to finance the acquisitions of our prospects or properties, we have not yet identified any prospects or properties that we intend to acquire. Thus, you may not have the opportunity to evaluate any of the prospects or properties we select before we acquire them or prior to your investment in our Units. Unlike a business with established properties and an operating history, you may not have an opportunity before purchasing Units to evaluate geophysical, geological, economic or other information regarding the prospects and properties to be selected. Delays are likely in the investment of our offering proceeds because our offering period can extend over a number of months. If we select a prospect or property for acquisition during the offering period, we will file a prospectus supplement describing the prospect or property and its proposed acquisition. If you subscribe for Units prior to any such supplement, you will not be permitted to withdraw your subscription as a result of any subsequent selection of any prospect or property.

In addition, because we are a new Partnership with no prior operating history or assets, we cannot assure you that we will be able to acquire developed or undeveloped producing and nonproducing oil and gas properties on an economic basis or at all. We face a number of competitive risks related to the acquisition of properties, as described under “ — Risks Related to Our Business —  Competition with third parties in acquiring oil and gas properties and other investments may reduce our profitability and the return on your investment.” If we are unable to identify and acquire oil and gas properties on an economic basis, or at all, you may lose some or all of your investment, and we may have insufficient cash to pay distributions on our Units and service our debt obligations. Please read “— Risks Related to Our Business” and “Competition, Markets and Regulation.”

We have no prior operating history or established financing sources, this is the first oil and gas program sponsored by our ARC sponsor and its affiliates and our general partner’s executive officers have no experience managing public oil and gas companies; additionally this is the first oil and gas program to which the Manager will provide management services.

Because we are a recently formed entity, we face many challenges, including, among other things:

•	we have no operating history, and accordingly, cannot accurately predict direct or administrative costs that will be associated with our operations;
•	we do not currently own or operate, and since our formation have not owned or operated, any assets;
•	we have no established financing sources;
•	the Manager has not previously provided management services to an oil and gas drilling and production program like the Partnership; and
•	none of our general partner, our ARC sponsor or our AECP sponsor have previously sponsored an oil and gas drilling and production program.

These and other factors make it difficult for us to accurately predict many important aspects of our business, including the prices at which we will be able to acquire properties, the costs of our operations and our sources of financing. We cannot assure you that we will succeed in achieving our goals, and our failure to do so could cause you to lose all or a significant portion of your investment or prevent us from generating sufficient available cash to be able to pay any distributions to you and the other Unitholders.

Neither our general partner nor the Manager has had any operations prior to the commencement of this offering and our general partner’s executive officers have no experience managing public oil and gas companies. For these reasons, our Unitholders should be especially cautious when drawing conclusions about our future performance and you should not assume that it will be similar to the prior performance of other programs sponsored by the parent of our general partner with respect to real estate or to prior oil and gas operations in which any of the executive officers of the Manager were involved. Our lack of an operating history, our general partner’s lack of prior experience operating a public oil and gas company and our ARC sponsor’s lack of experience in connection with investments of the type to be made by us, significantly increase the risk and uncertainty our Unitholders face in making an investment in our common units.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire oil and gas properties that further our investment strategies;
•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;
•	respond to competition for our targeted oil and gas properties as well as for potential investors; and
•	continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a substantial portion of your investment.

Our distributions to our Unitholders may not be sourced from our cash generated from operations but from offering proceeds or indebtedness, and this will decrease our distributions in the future.

On September 19, 2014, we declared distributions payable to Unitholders of record each day during the applicable period at a rate equal to $0.00328767123 per day which is equal to a non-compounded 6.0% annual rate on the $20.00 original purchase price per Unit, or a targeted annual rate of $1.20 per Unit. To date, all distributions have been paid solely from offering proceeds. Offering proceeds that are returned to investors as part of distributions to them will not be available for investments in oil and gas properties. Because we have not yet generated cash from operations or fully invested the proceeds from this offering, our distributions to unitholders early in our operations are more likely to be sourced from our offering proceeds and borrowings. Distributions to our investors will be deemed a return of capital until our Unitholders have received 100% of their investment in our Units. Investors who acquire Units relatively early in our offering, as compared with later investors, may receive a greater return of offering proceeds as part of the earlier distributions. If investors receive different amounts of returns of offering proceeds as distributions based on when they acquire Units, investors will experience different rates of return on their invested capital and some investors may have a lower tax basis in their Units than other investors. The payment of distributions from sources other than operating cash flow will decrease the cash available to us to invest in oil and gas properties. We cannot assure you that you will receive any specific return on your investment. Furthermore, there is no limitation on the amount of distributions that can be funded from offering proceeds or financing proceeds, provided that funds may not be advanced or borrowed for purposes of distributions if the amount of such distributions would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to the revenues. If a distribution is not being funded entirely from our revenues, investors residing in Iowa, Maryland, North Dakota, Ohio and Oklahoma will be provided disclosure that provides the percentage and dollar amount that is being funded from Partnership revenues and the percentage and dollar amount that is being funded by offering proceeds or borrowings.

We may not have sufficient cash from operations following the establishment of cash reserves and payment of fees and expenses, including cost reimbursements to our general partner, to enable us to make cash distributions to our Unitholders under our cash distribution policy.

We may not have sufficient available cash each month to enable us to make cash distributions to our Unitholders. The amount of cash we can distribute on our Units principally depends on the amount of cash we generate from our operations, which will fluctuate from month to month based on, among other things:

•	our strategy of acquiring oil and gas properties at attractive prices and developing those properties and the success of those properties;
•	the amount of oil, natural gas and natural gas liquids we produce;
•	the prices at which we sell our production;
•	our ability to acquire oil and natural gas properties at economically attractive prices;
•	our ability to hedge commodity prices at economically attractive prices;
•	the level of our capital expenditures;
•	the level of our operating and administrative costs including fees and reimbursements to our general partner and the Manager; and
•	the level of our interest expense, which depends on the amount of our indebtedness and the interest payable thereon.

In addition, the actual amount of cash we will have available for distribution will depend on other factors, some of which are beyond our control, including:

•	the amount of cash reserves established by our general partner for the proper conduct of our business and for capital expenditures, which may be substantial;
•	the cost of acquisitions, operations, infrastructure and drilling;
•	our debt service requirements and other liabilities;
•	fluctuations in our working capital needs;
•	our ability to borrow funds;
•	the timing and collectability of receivables; and
•	prevailing economic conditions.

As a result of these and other factors, the amount of cash we distribute to our Unitholders may fluctuate significantly from month to month. To date, all distributions have been paid solely from offering proceeds. Offering proceeds that are returned to investors as part of distributions to them will not be available for investments in oil and gas properties.

If we are unable to find suitable prospects and properties, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends primarily upon our ability to acquire and develop oil and gas properties. Competition from competing entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets have materially impacted the cost and availability of debt to finance oil and gas acquisitions, which is a key component of our acquisition strategy. A period in which there is a lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage to other entities that have greater financial resources than we do. During such times, our ability to borrow monies to finance the purchase of, or other activities related to, oil and gas assets will be negatively impacted. In addition, if we pay fees to lock in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. If we acquire properties and other investments at higher prices or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may decrease significantly below the amount we paid for the assets.

Also, the more Units we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. We can give no assurance that we will be successful in identifying or, even if identified, acquiring suitable properties on financially attractive terms or that our objectives will be achieved. If we are unable to identify and acquire suitable properties promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we continue to be unsuccessful in identifying and acquiring suitable properties, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable properties, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

We may suffer from delays in locating suitable oil and gas properties, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon our general partner and the oil and gas professionals affiliated with the Manager to identify suitable investments. To the extent that our general partner and the oil and gas professionals employed by our general partner or the Manager face competing demands on their time at times when we have capital ready for investment, we may face delays in locating suitable properties. Further, the more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly and on attractive terms. Therefore, the large size of this offering and the continuing high demand for the types of oil and gas properties we desire to purchase increase the risk of delays in investing our net offering proceeds. Delays we encounter in the selection and acquisition or origination of income-producing properties would likely limit our ability to pay distributions to our Unitholders and lower their overall returns. Further, our oil and gas development activities on a property will typically take months or longer to complete. Therefore, our Unitholders could suffer delays in receiving the cash distributions attributable to those particular properties.

The Units are not liquid and your ability to resell your Units will be limited by the absence of a public trading market and substantial transfer restrictions.

If you invest in the Partnership, then you must assume the risks of an illiquid investment. The Units generally will not be liquid because there is not a readily available market for the sale of Units, and one is not expected to develop. Furthermore, although our Partnership Agreement contains provisions designed to permit the listing of the common units on a national securities exchange, we do not currently intend to list the common units on any exchange or in the over-the-counter market. See “Transferability of Interests.” Your inability to sell or transfer your Units increases the risk that you could lose some or all of your investment, because if we are unable to meet our performance goals, you may not have the ability to transfer your Units prior to our winding up and liquidation.

Our general partner will have conflicts of interest with you and the other Unitholders and may favor its own interests to your detriment.

Although our general partner has a fiduciary duty to manage us in a manner that is beneficial to us and our Unitholders, the directors and officers of our general partner have a fiduciary duty to manage our general partner in a manner that is beneficial to our ARC sponsor. See “Management” for additional information. Therefore, conflicts of interest may arise between our ARC sponsor and our general partner, on the one hand, and us and our Unitholders, on the other hand. In resolving these conflicts of interest, our general partner may favor its own interests and the interests of our sponsor over our interests and the interests of our Unitholders. These conflicts include the following situations, among others:

•	Neither our Partnership Agreement nor any other agreement requires our ARC sponsor to pursue a business strategy that favors us.
•	Our sponsors are not limited in their ability to compete with us and a sponsor may offer business opportunities to parties other than us if it has first determined that the opportunity either:
•	cannot be pursued by us because of insufficient funds; or
•	it is not appropriate for us under the existing circumstances.

•	Our general partner is allowed to take into account the interests of parties other than us, such as our ARC sponsor, in resolving conflicts of interest.
•	Except in limited circumstances, our general partner has the power and authority to conduct our business without Unitholder approval.
•	Our general partner determines the amount and timing of asset purchases and sales, borrowings, issuance of additional Partnership securities and the creation, reduction or increase of reserves, each of which can affect the amount of cash that is distributed to our Unitholders and the amount of fees paid to our general partner, the Manager and their respective affiliates.
•	Our general partner determines which costs incurred by it are reimbursable by us.
•	Our Partnership Agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered to us or entering into additional contractual arrangements with any of these entities on our behalf.
•	Our general partner controls the enforcement of the obligations that it and its affiliates owe to us and controls the enforcement of the Manager’s obligations under the Management Agreement on our behalf.
•	Our general partner decides whether to retain separate counsel, accountants or others to perform services for us.

Please read “Conflicts of Interest” and “Fiduciary Duty of our General Partner.”

We may be unable to sell our properties or list the common units on a national securities exchange within our planned timeline or at all.

Beginning five to seven years after the initial closing date, we plan to either sell our properties and distribute the proceeds of the sale, after payment of liabilities and expenses, to our partners, with the approval of the board of directors of our general partner and the approval of the Manager, or list the common units on a national securities exchange. The decision to sell our properties will be based on a number of factors, including the domestic and foreign supply of and demand for oil, natural gas and other hydrocarbons, commodity prices, demand for oil and natural gas assets in general, the value of our assets, the projected amount of our oil and gas reserves, general economic conditions and other factors that are out of our control. In addition, the ability to list our common units on a national securities exchange will depend on a number of factors, including the state of the U.S. securities markets, our ability to meet the listing requirements of national securities exchanges, securities laws and regulations and other factors. If we are unable to either sell our properties or list the common units on a national securities exchange in accordance with our current plans, you may be unable to sell or otherwise transfer your Units and you may lose some or all of your investment.

Our general partner may make decisions with respect to the cash generated from our operations that may adversely affect our results of operations and financial condition or result in lower or no distributions to you.

If we were presented with a drilling or other opportunity on our properties, and funding the opportunity would require us to use cash that it intends to reserve for distributions to our Unitholders or for other purposes approved by our general partner, our general partner may elect to cause us to sell or farmout the opportunity or decline to participate in the opportunity, even if our general partner determines that the opportunity could have a favorable rate of return, so long as the decision is made in good faith. Our general partner is under no obligation to make cash distributions to you and the other Unitholders, and it may decide to use cash to fund acquisitions or operations in lieu of making distributions on the Units. Our Partnership Agreement does not provide for any arrearages for months in which a distribution is not paid to Unitholders. Our general partner’s decisions with respect to our cash may adversely affect our results of operations and financial condition, and may result in lower or no distributions to you and the other Unitholders.

Our Partnership Agreement limits our general partner’s fiduciary duties to our Unitholders including in some cases to that of a prudent operator and restricts the remedies available to Unitholders for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty.

Our Partnership Agreement contains provisions that reduce the fiduciary standards to which our general partner is held. For example, our Partnership Agreement permits our general partner to:

•	be indemnified and held harmless as described under “Fiduciary Duty of our General Partner”;
•	devote only so much of its time as is necessary to manage our affairs;
•	conduct business with the Partnership in its capacity other than as general partner in certain circumstances;
•	pursue business opportunities that are consistent with the Partnership’s investment objectives for its own account, but only after our general partner has determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because such opportunity is not appropriate for the Partnership under the existing circumstances;
•	manage other entities at the same time as it manages us; and
•	with respect to farmouts to our general partner, the Manager, their respective affiliates or unaffiliated third parties, our general partner will be subject to the lesser standard of prudent operator.

By purchasing a Unit, you and the other Unitholders are bound by the provisions of the Partnership Agreement, including the provisions discussed above. See “Conflicts of Interest — Conflicts with our General Partner — Conflicts Involving the Acquisition of Leases — Farmout” for a more detailed discussion of our general partner’s prudent operator standard with respect to farmouts.

Compensation and fees paid to our general partner and its affiliates and to the Manager under the Management Agreement regardless of the success of our activities will reduce the cash we have available for distribution.

Our general partner and its affiliates will receive fees and reimbursement of administrative expenses and direct costs as described in “Compensation,” regardless of our success in acquiring, developing and operating properties. In addition, under the Management Agreement, the Manager will receive fees for providing the management, operating and other services that it is obligated to provide to us under that agreement. See “Compensation.” The fees and reimbursements to be paid to our general partner and the fees to be paid to the Manager will reduce the amount of cash we have available to make distributions to investors. With respect to direct costs, our general partner has sole discretion on behalf of us to select the provider of the services or goods and the provider’s compensation as discussed in “Compensation.” These substantial fees and other payments also increase the risk that our Unitholders will not be able to resell their Units at a profit.

The ability to spread the risks of property acquisitions among a number of properties will be reduced if less than the maximum offering proceeds are received and fewer acquisitions are consummated.

As of April 10, 2015, we have accepted subscriptions of $8,404,001. Since we have accepted subscriptions in excess of the minimum amount of $2,000,000, there are no other requirements regarding the amount of offering proceeds to be received by the Partnership. We may not be able to raise the maximum offering proceeds of $2,000,000,000. Generally, the less offering proceeds received, the fewer properties the Partnership would acquire with the proceeds of this offering, which would decrease the Partnership’s ability to spread the risks of acquisition and development of the Partnership’s properties.

If we enter into any financing arrangement, it will likely have restrictions and financial covenants that restrict our business and financing activities and our ability to pay distributions to our Unitholders.

We expect to use debt to finance part of our operations. However, we currently have no commitment from any lender to provide us with any financing arrangement. However, we anticipate that any financing arrangement will likely restrict, among other things, our ability to incur debt and pay distributions, and require us to comply with customary financial covenants and specified financial ratios. If market or other economic conditions deteriorate, our ability to comply with these covenants may be impaired. If we violate any provisions of our financing arrangement that are not timely cured or waived, a significant portion of our indebtedness may become immediately due and payable and we will be prohibited from making distributions to our Unitholders. We might not have, or be able to obtain, sufficient funds to make these accelerated payments. In addition, our obligations under any financing arrangement are likely to be secured by substantially all of our assets, and if we are unable to repay our indebtedness, the lenders could seek to foreclose on our assets.

The borrowing base under any financing arrangement will likely be primarily based on the estimated value of our oil and natural gas properties and our commodity derivative contracts as determined semi-annually by our lenders in their sole discretion. A future decline in commodity prices could result in a redetermination that lowers our borrowing base in the future and, in such case, we could be required to repay any indebtedness in excess of the borrowing base. If we are unable to repay any borrowings in excess of a decreased borrowing base, we would be in default and no longer able to make any distributions to our Unitholders.

Your Units may be diluted.

The equity interests of our investors may be diluted. Our investors will indirectly benefit from our production revenues from all of our wells in proportion to their respective number of Units, based on the original purchase price of Units issued in the offering regardless of:

•	the actual price you paid for your Units; or
•	which properties are acquired with your subscription proceeds.

Also, some classes of investors, including our general partner and its executive officers and directors and others as described in “Plan of Distribution,” may buy Units at discounted prices because sales commissions and dealer manager fees will not be paid for those sales. Thus, investors who pay discounted prices for their Units may receive higher returns on their investments in the Partnership as compared to investors who pay the entire $20.00 per Unit.

Holders of our Units have limited voting rights and are not entitled to elect or remove the board of directors and officers of our general partner.

Unlike the holders of common stock in a corporation, Unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management’s decisions regarding our business. Unitholders will not elect our general partner’s officers or the members of its board of directors, and will have no right to remove its officers or board of directors. The board of directors of our general partner is chosen by the owners of our general partner. Please see “Management” and “Summary of the Limited Partnership Agreement — Voting Rights.”

Control of our general partner may be transferred to a third party in a merger or sale of its assets without Unitholder consent.

Our general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the Unitholders. Furthermore, our partnership agreement does not restrict the ability of the owners of our general partner from transferring all or a portion of their ownership interest in our general partner to a third party. The new owner of our general partner would then be in a position to replace the board of directors and officers of our general partner with their own choices and thereby influence the decisions made by the board of directors and officers in a manner that may not be aligned with the interests of our Unitholders.

Our Unitholders’ liability may not be limited if a court finds that Unitholder action constitutes control of our business.

A general partner of a limited partnership generally has unlimited liability for the obligations of the limited partnership, except for those contractual obligations of the limited partnership that are expressly made without recourse to our general partner. Our Partnership is organized under Delaware law and we will conduct business in a number of other states. The limitations on the liability of holders of limited partner interests for the obligations of a limited partnership have not been clearly established in some of the other states in which we do business. A Unitholder could be liable for our obligations as if it was a general partner if a court or government agency determined that:

•	we were conducting business in a state but had not complied with that particular state’s limited partnership statute; or

•	a Unitholder’s right to act with other Unitholders to remove or replace our general partner, to approve some amendments to our Partnership Agreement or to take other actions under our Partnership Agreement constitute “control” of our business.

Our Unitholders may have liability to repay distributions.

Under certain circumstances, Unitholders may have to repay amounts that we wrongfully returned or distributed to them. Under Sections 17-607, 17-303 and 17-804 of the Delaware Revised Uniform Limited Partnership Act, we may not make distributions to Unitholders if the distribution would cause our liabilities to exceed the fair value of our assets. Liabilities to partners on account of their Partnership interests and liabilities that are non-recourse to us are not counted for purposes of determining whether a distribution is permitted. Delaware law provides that for a period of three years from the date of an impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited partnership for the distribution amount. Also, a purchaser of common units from a Unitholder is liable for the obligations of the transferring limited partner to make contributions to us that are known to the purchaser of the common units at the time it became a limited partner and for unknown obligations if the liabilities could be determined from our Partnership Agreement.

Purchases of Units by our general partner and its directors and executive officers, officers and employees of our dealer manager, the Manager and affiliates of our general partner and the Manager and their respective Friends in this offering should not influence investment decisions of independent, unaffiliated investors.

Our general partner and its directors and executive officers, and the officers and employees of our dealer manager, the Manager and affiliates of our general partner and the Manager and their respective Friends may purchase our Units. “Friends” means those individuals who have prior business and/or personal relationships with the executive officers or directors of our general partner, the dealer manager, the Manager, or their respective affiliates including, without limitation, any service provider. Is this regard, our general partner and the Manager each committed to pay, and did pay, $1,000,000 in cash to purchase Units on the initial closing date at a discounted price, all of which was applied to satisfy the required minimum subscription proceeds of $2,000,000. There are no other written or other binding commitments with respect to the acquisition of our common units by these parties, and there can be no assurance as to the amount, if any, of the common units these parties may acquire in the offering. Any Units purchased by our general partner’s directors and executive officers, officers and employees of our dealer manager, and other affiliates or Friends of ours will be purchased for investment purposes only. However, the investment decisions made by any of our general partner’s directors and executive officers, officers and employees of our dealer manager, other affiliates or Friends should not influence your decision to invest in our common units, and you should make your own independent investment decision concerning the risks and benefits of an investment in our common units.

We established the offering price of our Units on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.

Our general partner has arbitrarily determined the offering price of the Units, and the price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding Units. Because the offering price is not based on any independent valuation, the offering price is not indicative of the proceeds that you would receive on liquidation.

Our ability to implement our investment strategy depends, in part, on the ability of our dealer manager to successfully conduct this offering, which makes an investment in us more speculative.

We have retained our dealer manager, which is owned by an entity under common control with our ARC sponsor, to conduct this offering. The success of this offering, and our ability to implement our business strategy, depends on the ability of our dealer manager to build and maintain a network of broker-dealers to sell our common units to their clients. Although our dealer manager has extensive experience distributing real estate investment trusts, this is the first distribution of an oil and gas investment program by our dealer manager. If our dealer manager is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a substantial part of your investment.

If our dealer manager terminates its dealer manager relationship with us, our ability to successfully complete this offering and implement our investment strategy would be significantly impaired.

Our dealer manager has the right to terminate its relationship with us if, among other things, any of the following occur: (1) our voluntary or involuntary bankruptcy; (2) we materially change our business, which requires the majority vote of our Unitholders; (3) we become subject to a material action, suit, proceeding or investigation that might adversely affect us or the Units; (4) a material breach of the dealer manager agreement by us (which breach has not been cured within the required timeframe); (5) our willful misconduct or a willful or grossly negligent breach of our obligations under the dealer manager agreement; (6) the issuance of a stop order suspending the effectiveness of the registration statement of which this prospectus forms a part by the SEC and not rescinded within 10 business days of its issuance; or (7) the occurrence of any event materially adverse to us and our prospects or our ability to perform our obligations under the dealer manager agreement. If our dealer manager elects to terminate its relationship with us, our ability to complete this offering and implement our investment strategy would be significantly impaired and would increase the likelihood that our Unitholders could lose all or a part of their investment.

If we are unable to raise substantial funds, we will be limited in the number and type of properties we may acquire and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a reasonable best efforts basis, which means the brokers participating in the offering are only required to use their reasonable best efforts to sell our common units and have no firm commitment or obligation to purchase any of the common units. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantially more than the minimum offering amount, we will acquire fewer properties resulting in less diversification in terms of the number of properties owned, the geographic regions in which our properties are located and the types of properties that we acquire. In such event, the likelihood of our profitability being affected by the performance of any one of our properties will increase. Additionally, we are not limited in the number or size of our properties or the percentage of net proceeds we may dedicate to a single property. Your investment in our common units will be subject to greater risk to the extent that we lack a diversified portfolio of properties. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.

Disclosures made by American Realty Capital Properties, Inc., or ARCP, an entity previously sponsored by an entity under common ownership with our ARC sponsor, may adversely affect our ability to raise substantial funds.

Beginning in October 2014, and including disclosures made on March 2, 2015, ARCP, an entity previously sponsored by an entity under common ownership with our ARC sponsor has disclosed various items that have had a material adverse effect on its business, results of operations and financial condition. These items include the need to restate previously issued financial statements that were intentionally not corrected, a lack of effective internal control over financial reporting and disclosure controls and procedures as well as the presence of various regulatory investigations. See “ARC’s Prior Activities — Programs of our ARC Sponsor — Adverse Business Developments and Conditions.”

Since the initial announcement in October, a number of participating broker-dealers temporarily suspended their participation in the distribution of our offering. Although certain of these broker-dealers have reinstated their participation, we cannot predict the length of time the remaining temporary suspensions will continue or whether all participating broker-dealers will reinstate their participation in the distribution of our offering. As a result, our ability to raise substantial funds may be adversely impacted.

Because we will depend on our general partner and its affiliates to conduct our operations on our properties, and our general partner has engaged the Manager under the Management Agreement to assist it in performing such operations, any adverse changes in the financial health of our general partner or the Manager or our relationship with them could hinder our operating performance and the return on our Unitholders’ investments.

We will depend on our general partner and its affiliates, and our general partner will depend in part on the services of the Manager under the Management Agreement, and possibly other third party operators, for the day-to-day operations on our properties. In addition, our general partner will be responsible for approving any acquisitions or sales of properties by us. In addition, the Manager and other third party operators will serve as contract operators of our oil and gas properties under operating agreements. Both our general partner and the Manager are recently formed, our general partner has no prior operating history and our Manager has a limited operating history. Our general partner will depend on the fees and other compensation that it receives from us in connection with the purchase, management and sale of properties to conduct its operations. Any adverse changes in the financial condition of our general partner, the Manager or third party contract operators, including the Manager, or in our relationship with them could hinder its or their ability to successfully manage our operations and our portfolio of properties.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

In April 2012, President Obama signed into law the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common units held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, which require mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor must provide additional information about the audit and the issuer’s financial statements, (3) comply with new audit rules adopted by the PCAOB after April 5, 2012 (unless the SEC determines otherwise), (4) provide certain disclosures relating to executive compensation generally required for larger public companies or (5) hold shareholder advisory votes on executive compensation. We have not yet made a decision as to whether to take advantage of any or all of the JOBS Act exemptions that are applicable to us. If we do take advantage of any of these exemptions, we do not know if some investors will find our common units less attractive as a result.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until the standards are otherwise applicable to private companies. However, we are electing to “opt out” of the extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for compliance with new or revised accounting standards is irrevocable.

Risks Related to Our Management Agreement

We depend on the Manager to provide us services necessary to operate our business. If the Manager is unable or unwilling to provide these services, it would result in disruption in our business, which could have an adverse effect on our ability to make cash distributions to Unitholders and service our debt obligations.

Under the Management Agreement, the Manager has agreed to provide services to us such as land, geoscience, engineering, drilling operations, legal, IT, marketing, acquisition and divestiture, accounting, human resources, office space, and other administrative, technical and executive services. The Manager has also agreed to operate, or oversee the operation by others, of our properties for us. The Manager is not an affiliate of us or our general partner, nor is it an affiliate of AR Capital, LLC or our ARC sponsor. Thus, if the Manager were to become unable or unwilling to provide such services, we would need to develop these services internally or arrange for the services from another service provider. Developing the capabilities internally or retaining another service provider could increase costs, which could have an adverse effect on our ability to make cash distributions to Unitholders and our business, and the services, when developed or retained, may not be of the same quality as provided to us by the Manager.

The Manager, which will manage our business under the Management Agreement, is a recently formed entity with limited operating history.

The Manager is a recently formed entity with limited operating history. The Manager has not acted as a manager or a sponsor of oil and gas properties for other limited partnerships. You should consider the risks associated with reliance on a company that is in the early stages of its development. Further, the Manager is only required to devote such portion of its full productive time to our business as it determines to be necessary to perform its obligations under the Management Agreement. The failure of the Manager to successfully execute its business plan could have an adverse effect on its ability to perform under the Management Agreement, which could adversely affect our business and ability to make distributions.

Affiliates of the Manager will engage in business activities other than assisting the Manager in performing its obligations under the Management Agreement. Engaging in these activities could reduce the time that such affiliates or their employees devote to assisting our Manager on our business, which could adversely affect our business and ability to make distributions.

Although the business of the Manager will be limited to acting as manager pursuant to the Management Agreement, and the Manager does not and will not own any oil and gas properties, affiliates of the Manager plan to engage in the oil and gas business, including the acquisition, drilling, development and operation of oil and gas properties in which we and our Unitholders will have no interest. These activities may be more profitable to the affiliates of the Manager than assisting the Manager in performing its obligations under the Management Agreement, and result in the Manager’s affiliates and their employees devoting less time to assisting the Manager in performing its obligations under the Management Agreement with respect to our business, which could adversely affect our business and ability to make distributions to our partners.

The Manager will not owe a fiduciary or similar duty to us, except to the safekeeping of the Partnership’s funds and assets. Holders of Units will not have any right to enforce the Management Agreement if a holder of Units were to believe that the Manager was in breach of the agreement.

The Management Agreement provides that the Manager will act as a reasonably prudent operator in operating our properties under the Management Agreement. The Manager will not have a fiduciary or similar duty to us or our Unitholders under the Management Agreement or applicable law when it acts under the Management Agreement, except that pursuant to the Management Agreement the Manager and any affiliate of the Manager which takes on any managerial duties to us under the Management Agreement will owe us a fiduciary responsibility for the safekeeping and care of all our funds and assets whether or not in the Manager’s possession or control and will apply such funds and assets for our exclusive benefit. The prudent operator standard is a standard developed in connection with oil and gas operations, and provides considerable discretion to the Manager in the operation of our properties, and limits our right of recourse for damages caused to us if the Manager acts in accordance with the prudent operator standard. Our general partner will be responsible for enforcing our rights under the Management Agreement; and holders of Units generally will not have the right to cause us to seek to enforce the Management Agreement if the holder of Units believes the Manager has breached the agreement.

We may acquire interests in oil and gas properties in which one or more affiliates of the Manager also own an interest and such affiliate(s) may make decisions with respect to their interests in these properties that are not in our best interest.

We may elect to acquire interests in properties in which one or more affiliates of the Manager also own or acquire an interest. None of the Manager’s affiliates will be under any obligation to us with respect to their interest(s) in these properties and any such affiliate could propose or consent to operations, or sell or farmout their interests in the properties, without taking into consideration our distribution policies, financial resources or whether such action is otherwise consistent with our goals or financial resources.

The Manager may be subject to conflicts of interest in managing our business under the Management Agreement.

Although the Manager’s business will be limited to serving as manager under the Management Agreement and in a similar capacity with respect to other oil and gas partnerships or entities that in the future may be formed by or affiliated with AR Capital, LLC or our ARC sponsor, the Manager may offer to sell us oil and gas properties or other assets that the Manager or an affiliate of the Manager has elected to offer for sale and in which the Manager or such affiliate owns an interest. Similarly, the Manager or an affiliate of the Manager may offer to acquire oil and gas properties or other assets from us that we elect to offer for sale. The Manager and its affiliates will not be under a fiduciary or other duty to offer to buy or sell properties or other assets to us or from us at a fair or market price, although pursuant to the Management Agreement the Manager has agreed that if we elect to acquire any properties from the Manager or an affiliate of the Manager we will not be required to pay more than the lower of the cost to the Manager or such affiliate, as applicable, of such property or fair market value and the Manager will not be entitled to an acquisition fee in respect of any such acquisition. In addition, to the extent we and the Manager or any affiliate of the Manager have joint ownership or operating interests in the same oil and gas property or prospect, we and the Manager or such affiliate may disagree about the value of those assets. Our general partner will be required to determine whether we should acquire or sell such properties or other assets. Because our general partner has no in-house technical resources with which to evaluate oil and gas properties and other assets, it intends, but is not required to, retain on our behalf technical, legal, land, operational and other consultants to assist it in its determination of whether we should acquire or sell properties or assets from or to the Manager or any affiliate of the Manager or other third party oil and gas operators. Further, if we acquire an interest in an oil and gas property or prospect in which the Manager or an affiliate of the Manager also owns an interest, then the Manager or such affiliate, as applicable, will not be under a fiduciary, contractual or other duty to offer to sell us its interest in such property or prospect, which could result in a conflict of interest since the Manager or such affiliate would benefit from any investment we make in such property or prospect.

Conflicts of interest may arise concerning which properties the Manager will present to us and which properties its affiliates will keep for their own account.

Under the Management Agreement, the Manager has agreed to identify onshore producing and non-producing oil and gas properties, that we may consider acquiring. In this regard, we and our general partner do not have any right of first refusal to acquire properties in the inventory of the Manager or its affiliates or other properties that come to the attention of the Manager and it may be to the advantage of the Manager or an affiliate of the Manager to keep or acquire a property for its own account or present the property to independent third parties because of the prospective economic benefits, rather than present the property to us for acquisition. For example, because the Management Agreement limits the amount of compensation that may be received by the Manager from us with respect to the properties we acquire, it may be more advantageous for the Manager or an affiliate of the Manager to acquire and develop the property for its own account or with another third party, since doing so would not be subject to the limitations under the Management Agreement. Also, the drilling of wells on properties we acquire pursuant to the Management Agreement may provide the Manager or affiliate(s) of the Manager with offset drilling sites by allowing the

Manager or such affiliate(s) to determine, in part at our expense, the value of adjacent acreage owned by the Manager or affiliates of the Manager. In this regard, there is no restriction on the Manager or affiliates of the Manager owning developed or undeveloped acreage throughout the areas where our properties and wells will be situated. In addition, there is no restriction in the Management Agreement or elsewhere on the Manager or any affiliate of the Manager pursuing business opportunities for its own account. However, the Manager may make available to its affiliates any business opportunity that is consistent with our investment objectives only after the Manager has determined that the opportunity cannot be pursued by us because we have insufficient funds for such investment or it is not appropriate for us under then-existing circumstances. With respect to the determination of whether a business opportunity is appropriate for us under the then existing circumstances, the Manager will consider, among other factors, whether or not the net cash flows and anticipated valuation associated with the properties will be sufficient to:

•	meet our expected monthly distributions;
•	cover the anticipated expenses associated with our properties; and
•	provide our investors with a reasonable probability of an increase in the net asset value of our portfolio of properties beyond our cost basis in our properties.

If conflicts between our interests, on the one hand, and the interests of the Manager or any affiliate of the Manager’s for its own account, on the other hand, do arise, then, unless the Management Agreement stipulates otherwise, such conflicts may be resolved to the advantage of the Manager or such affiliate because the Manager has no fiduciary duty to us or our general partner to resolve any such conflict in our favor.

Also See “— Risks Related to Conflicts of Interest — Activities conducted by affiliates of the Manager could conflict with our planned activities.”

If the Manager acts as operator of our oil and gas properties, it will be entitled to receive overhead payments under the operating agreements, which overhead payments may result in a profit to the Manager.

We expect that all or substantially all of the properties we acquire will be subject to an existing operating agreement negotiated between the operator and other owners of the property. Operating agreements for oil and gas properties generally provide that the operator is entitled to a fixed overhead charge per well operated. The Management Agreement provides that if the Manager operates our property, it will do so under the operating agreement in place when the property is acquired, if any. The Manager will be entitled to receive the overhead charges provided for in operating agreements in place at the time of the acquisition, regardless of amount, and we will not have the right to negotiate a different overhead charge.

Affiliates of the Manager will continue to own and operate other oil and gas properties and may face competing demands for their time.

Because affiliates of the Manager own and operate, and intend to continue to acquire, own and operate, oil and gas properties, the Manager will face competing demands for the time of such affiliates and their employees to assist the Manager in performing its obligations under the Management Agreement. We intend to rely on the Manager for its prospect origination and operating capabilities, and we may be unable to identify potential property acquisitions for our portfolio without the advice provided by the Manager’s oil and gas professionals, which may also serve as employees or advisors to one or more affiliates of the Manager. Additionally, the ongoing operations of our oil and gas properties may be adversely affected by the competing demands for the time of the Manager and its management and employees, who may also serve as managers or employees of an affiliate of the Manager.

Risks Related to Conflicts of Interest

Our sponsor and its affiliates, including our general partner, and the Manager, face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our Unitholders.

Our general partner and its affiliates and the Manager will receive substantial fees from us. These fees could influence our general partner’s and the Manager’s advice to us as well as their respective judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with affiliates of our general partner and the Manager, including the Partnership Agreement, the dealer manager agreement and the Management Agreement between our Manager and us;
•	public offerings of equity by us, which will likely entitle our general partner to increased fees;
•	sales of our properties to third parties, which will entitle our general partner and the Manager to disposition fees;
•	acquisitions of properties from third parties, the Manager and affiliates of the Manager, which, except for any acquisition from the Manager or any affiliate of the Manager, will entitle the Manager to acquisition fees;
•	borrowings to acquire and develop properties, which borrowings will generate financing coordination fees and increase the acquisition fees and management fees payable to our general partner and the Manager;
•	whether and when we seek to list our Units on a national securities exchange, which listing will require the consent of the board of directors of our general partner and the consent of the Manager and could entitle our general partner and an affiliate of the Manager to incentive distribution rights in excess of targeted amounts to be established in connection with such listing; and
•	whether and when we seek to sell all or substantially all of our assets, which will require the consent of both our general partner and a majority in interest of our Unitholders, which sale could entitle our general partner to a participation in net sales proceeds.

The fees our general partner and the Manager will receive in connection with transactions involving the acquisition, financing and development of our properties will not be based on the quality of the services rendered to us. This may influence our general partner and the Manager to approve riskier transactions to us and cause us to acquire properties with more debt and at higher prices.

Because other programs sponsored by and offered through our dealer manager may conduct offerings concurrently with our offering, our dealer manager may face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

AR Capital, LLC, an entity under common control with our ARC sponsor, is the sponsor of several non-traded Real Estate Investment Trusts, or REITs, and business development companies, or BDCs, that are raising capital in ongoing public offerings of common stock. Our dealer manager, which is owned by an entity under common control with our ARC sponsor, is the dealer manager in a number of ongoing public offerings by non-traded REITs and BDCs, including some offerings sponsored by AR Capital, LLC or its affiliates. In addition, our ARC sponsor may decide to sponsor future oil and gas investment programs that would seek to raise capital through public offerings conducted concurrently with this offering. As a result, our ARC sponsor and our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our ARC sponsor generally seeks to avoid simultaneous public offerings by programs that have a substantially similar mix of investment attributes, including targeted investment types. Nevertheless, there may be periods during which one or more programs sponsored by our ARC sponsor and its affiliates will be raising capital and might compete with us for investment capital. Such conflicts may not be resolved in our favor, and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our ARC sponsor, our general partner and the oil and gas and other professionals assembled by our general partner and the Manager, face competing demands relating to their time, and this may cause our operations and our Unitholders’ investments to suffer.

We rely on our general partner for the day-to-day operation of our business and the selection of our oil and gas properties. Our general partner will make major decisions affecting us, and our general partner will rely in part on the services of the Manager to assist our general partner in conducting such operations. Our general partner also will rely on its affiliates to conduct our business. Certain of the principals of our ARC sponsor and our general partner are key executives in other programs sponsored by our ARC sponsor and its affiliates and hold an indirect ownership interest in our general partner. As a result of their interests in other programs sponsored by our ARC sponsor, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities, these individuals will continue to face conflicts of interest in allocating their time among us and other programs sponsored by our ARC sponsor and its affiliates and other business activities in which they are involved. Should our general partner breach its fiduciary duties to us by inappropriately devoting insufficient time or resources to our business, the returns on our investments, and the value of our Unitholders’ investments, may decline.

Our general partner and the Manager and their respective affiliates face conflicts of interest relating to the incentive fee structure, which could result in actions that are not necessarily in the long-term best interests of our Unitholders.

Under our Partnership Agreement, our general partner will be entitled to fees, distributions and other amounts that are structured in a manner intended to provide it with incentives to perform in our best interests and in the best interests of our Unitholders. In addition, pursuant to the Management Agreement, we have agreed to pay the Manager and its affiliates fees, distributions and other amounts that are structured to provide such entities with an incentive to recommend actions for approval by our general partner that would be in our best interests. However, because they do not maintain a significant equity interest in us and are entitled to receive substantial minimum compensation regardless of performance, the interests of our general partner and the Manager are not wholly aligned with those of our Unitholders. In that regard, they could be motivated to recommend riskier or more speculative properties in order for us to generate the specified levels of performance or sales proceeds that would entitle them to fees. In addition, their entitlement to fees and distributions on the sale of our properties and to participate in sale proceeds could result in them recommending sales of our properties at the earliest possible time at which sales of properties would produce the level of return that would entitle them to compensation relating to the sales, even if continued ownership of those properties might be in our best long-term interest.

The Manager could be subject to conflicts of interest if it serves as the manager of other oil and gas partnerships formed in the future by ARC.

The Manager may serve as the manager or in a similar capacity to other oil and gas partnerships or entities that in the future may be formed by or affiliated with ARC. The obligations required of the Manager with respect to such activities could require that the Manager and its management and employees devote significant time to the businesses and operations of such other entities, as opposed to serving as the manager under the Management Agreement. As a result, the Manager could be subject to conflicts of interest with respect to the amount of time and resources it devotes to performing services on our behalf pursuant to the Management Agreement as opposed to performing services on behalf of any such other oil and gas programs.

Activities conducted by affiliates of the Manager could conflict with our planned activities.

Affiliates of the Manager own, operate, acquire and develop, and intend to continue to own, operate, acquire and develop, oil and gas properties and prospects in onshore productive regions of the United States. Such activities by any affiliate of the Manager could conflict with our actual or planned activities which could adversely affect our financial condition or results of operations.

For example, Energy 11, L.P. (“Energy 11”), a limited partnership that is not affiliated with the Partnership or our general partner, has been formed and is also seeking to raise up $2.0 billion to invest in onshore oil and gas properties in the continental United States. The stated business objectives of Energy 11 are substantially similar to those of the Partnership. An affiliate of the Manager serves as the manager of Energy 11 under a management services contract similar to our contract with the Manager, and its obligations to Energy 11 (including identifying oil and gas properties for Energy 11 to acquire and, under the direction and control of Energy 11’s general partner, managing Energy 11’s oil and gas properties on behalf of Energy 11) are similar to those that the Manager owes to the Partnership under the management services agreement we have with the Manager. This affiliate is controlled by the same persons that control the Manager. As a result, conflicts of interest may arise with respect to the Manager and the affiliate that serves as the manager to Energy 11 with respect to identifying and making available to us and Energy 11 oil and gas properties to acquire. In this regard, we entered into an Investment Opportunity Allocation Agreement with the Manager and American Energy Management Services, LLC effective October 24, 2014 (the “Allocation Agreement”) to create a procedure to allocate property acquisition opportunities among the Partnership, Energy 11 and any similar direct investment vehicles which may be formed in the future. The Manager has agreed that opportunities for property acquisitions by the Partnership, Energy 11 and similar direct investment vehicles identified by the Manager and its affiliates will be allocated in chronological order to the direct investment vehicle that has not been presented an opportunity to acquire a property for the longest period of time. The initial property allocation will be based on the effective date of the applicable management agreement between American Energy Partners, LP or one of its affiliates and the direct investment vehicle. Because the Partnership’s management agreement was signed first, the Partnership will get the first acquisition opportunity. Further, Energy 11 is the only other direct investment vehicle of which an affiliate of the Manager is a manager with similar obligations to identify oil and gas properties for acquisition; Energy 11 has not yet held its first closing and, until it does so, all property acquisition opportunities to be presented to a direct investment vehicle by the Manager or any of its affiliates serving in a similar capacity will be presented to the Partnership. After Energy 11 has funds to invest, all acquisition opportunities will be presented pursuant to the Allocation Agreement. Our contract with the Manager does not provide us with a right of first refusal or other preferential right on properties identified by the Manager or its affiliate for potential acquisition, and no assurance can be given that we will have the opportunity to acquire properties in preference to Energy 11 or that the properties made available by the Manager for purchase by us, or the terms of any such potential property purchases, pursuant to the chronological allocation methodology referenced above will be more favorable than those made available to Energy 11.

Mr. McClendon’s time and attention may be diverted as a result of investigation and litigation matters related to Chesapeake Energy Corporation.

There are several litigation and investigation matters relating to Chesapeake Energy Corporation, or Chesapeake, that may require some of Mr. McClendon’s time and attention due to his previous position as Chesapeake’s chief executive officer, where he served until April 1, 2013. Further developments related to such litigation or investigations may require additional time and attention from Mr. McClendon until they are resolved, which may reduce some of the time and attention Mr. McClendon devotes to the Manager.

In addition, Chesapeake filed suit in the District Court of Oklahoma County, Oklahoma in February 2015 against American Energy Partners, LP (“AELP”), and certain other affiliates of the Manager alleging that Mr. McClendon misappropriated confidential information and trade secrets from Chesapeake, which he allegedly subsequently used for the benefit of AELP and the named AELP affiliates. Chesapeake’s claims against AELP and the AELP affiliates include usurpation of corporate opportunities and tortious interference with Chesapeake’s prospective business relationships. On April 14, 2015 American Energy — Utica (“AEU”) and the Energy & Minerals Group announced that Chesapeake had dismissed AEU and John Doe Defendants 1 – 20 from the lawsuit filed by Chesapeake. There are no claims asserted against us and Mr. McClendon has denied all of Chesapeake’s allegations. Further, in connection with the formal investigation of Chesapeake commenced in 2012 by the U.S. Department of Justice into potential antitrust violations relating to the acquisition by Chesapeake of certain oil and gas leases, Mr. McClendon is also being investigated.

There is no separate counsel for us or our general partner and its affiliates, which could result in conflicts of interest, and the conflicts may not be resolved in our favor, which could adversely affect the value of your investment.

Kunzman & Bollinger, Inc. acts as legal counsel to us and also represents our general partner and some of its affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Kunzman & Bollinger, Inc. may be precluded from representing any one or all such parties. If any situation arises in which our interests appear to be in conflict with those of our general partner or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Kunzman & Bollinger, Inc. may inadvertently act in derogation of the interest of the parties which could affect our ability to meet our investment objectives.

American National Stock Transfer, LLC, our affiliated transfer agent, has a limited operating history and a failure by our transfer agent to perform its functions for us effectively may adversely affect our operations.

Our transfer agent is a related party that has been providing certain transfer agency services for programs sponsored directly or indirectly by AR Capital, LLC since 2013. Because of its limited experience, there is no assurance that our transfer agent will be able to effectively provide transfer agency and registrar services to us. Furthermore, our transfer agent is responsible for supervising third party service providers who may, at times, be responsible for executing certain transfer agency and registrar services. If our transfer agent fails to perform its functions for us effectively, our operations may be adversely affected.

Our dealer manager signed a Letter of Acceptance, Waiver and Consent with FINRA; any further action, proceeding or litigation with respect to the substance of the Letter of Acceptance, Waiver and Consent could adversely affect this offering or the pace at which we raise proceeds.

In April 2013, our dealer manager received notice and a proposed Letter of Acceptance, Waiver and Consent, or AWC, from FINRA, the self-regulatory organization that oversees broker dealers, that certain violations of SEC and FINRA rules, including Rule 10b-9 under the Exchange Act and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, our dealer manager submitted an AWC, which FINRA accepted on June 4, 2013. In connection with the AWC, our dealer manager consented to the imposition of a censure and a fine of $60,000. To the extent any action would be taken against our dealer manager in connection with the above AWC, our dealer manager could be adversely affected, which could adversely affect our ability to raise capital.

Because our dealer manager is owned by an entity under common control with our ARC sponsor, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a Unitholder.

Our dealer manager is owned by an entity which is under common control with our ARC sponsor. Because of this relationship, our dealer manager’s due diligence review and investigation of us and this prospectus cannot be considered to be “independent”. Therefore, you will not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

If we are unable to obtain funding for future capital needs, cash distributions to our Unitholders and the value of our properties could decline.

If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain financing from sources beyond our funds from operations, such as borrowings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our properties may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to our Unitholders and could reduce the value of your investment.

Risks Related to Our Business

We plan to drill development wells to fully develop the properties we acquire. If our drilling is unsuccessful, our cash available for distributions and financial condition will be adversely affected.

We plan to acquire oil and gas properties that are not fully developed and require us to engage in drilling development wells to fully exploit the oil and gas reserves attributable to the properties. A development well means a well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive. Our drilling will involve numerous risks, including the risk that we will not encounter commercially productive oil or natural gas reservoirs. We will incur significant expenditures to drill and complete wells, including cost overruns. These expenditures will reduce cash available for distribution to holders of our Units and for servicing our debt obligations. Additionally, current geoscience technology does not allow us to know conclusively, prior to drilling a well, that oil or natural gas is present or will be economically producible from the well. The costs of drilling and completing wells are often uncertain, and it is possible that we will make substantial expenditures on drilling and completing wells including cost overruns, and still not discover reserves in commercially viable quantities.

Our drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors, including:

•	unexpected drilling conditions;
•	facility or equipment failure or accidents;
•	shortages or delays in the availability of drilling rigs and equipment;
•	adverse weather conditions;
•	compliance with environmental and governmental requirements;
•	title problems;
•	unusual or unexpected geological formations;
•	pipeline ruptures;
•	fires, blowouts, craterings and explosions; and
•	uncontrollable flows of oil or natural gas or well fluids.

If oil, natural gas or other hydrocarbon prices remain depressed for a prolonged period, our cash flows from operations and the value of our assets will decline and we may have to lower our distributions or may not be able to pay distributions at all.

Our revenue, profitability and cash flow depend on the prices for oil, natural gas and other hydrocarbons. The prices we will receive for our production will be volatile and a drop in prices can significantly affect our financial results and adversely affect our ability to maintain our borrowing capacity and to repay indebtedness, all of which can affect our ability to pay distributions to you and our other Unitholders. Changes in oil and gas prices will also have a significant impact on the value of our reserves and on our cash flows. Additionally, oil and natural gas prices may fluctuate widely in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control, such as:

•	the domestic and foreign supply of and demand for oil, natural gas and other hydrocarbons;
•	regulations which may prevent or limit the export of oil, natural gas and other hydrocarbons;
•	the amount of added production from development of unconventional oil and natural gas reserves;
•	the price and quantity of foreign imports of oil, natural gas and other hydrocarbons;
•	the level of consumer product demand;
•	weather conditions;
•	the value of the U.S dollar relative to the currencies of other countries;
•	overall domestic and global economic conditions;
•	political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, conditions in South America, China and Russia, and acts of terrorism or sabotage;
•	the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

•	technological advances affecting energy production and consumption;
•	domestic and foreign governmental regulations and taxation;
•	the impact of energy conservation efforts;
•	the proximity and capacity of oil, natural gas and other hydrocarbon pipelines and other transportation facilities to our production; and
•	the price and availability of alternative fuels, such as solar, coal, nuclear and wind energy.

Low oil, natural gas and other hydrocarbon prices will decrease our revenues, and may also reduce the amount of oil, natural gas or other hydrocarbons that we can economically produce. This may result in our having to make substantial downward adjustments to our estimated proved reserves. If this occurs, or if our estimates of development costs increase, production data factors change or drilling results deteriorate, accounting rules may require us to write down, as a non-cash charge to earnings, the carrying value of our oil and natural gas properties for impairments. We are required to perform impairment tests on our assets whenever events or changes in circumstances lead to a reduction of the estimated useful life or estimated future cash flows that would indicate that the carrying amount may not be recoverable or whenever management’s plans change with respect to those assets. We may incur impairment charges in the future, which could have a material adverse effect on our results of operations in the period taken and our ability to borrow funds, which may adversely affect our ability to make cash distributions to our Unitholders and service our debt obligations.

Since May 2014 there has been a rapid and severe decline in oil and natural gas prices. Oil prices have fallen from approximately $108 per barrel on June 1, 2014 to approximately $45 per barrel on March 18, 2015; during the same period, natural gas prices have fallen from almost $5 per mcf to under $3 per mcf.

The magnitude of these drops has likely set the stage for a later recovery as supply and demand fundamentals react to the severe price drops and markets are rebalanced.

Additionally, in response to these market changes:

•	oil and gas companies have significantly decreased their capital spending;
•	the number of rigs drilling for oil and gas in the U.S. has decreased;
•	oilfield service costs have decreased; and
•	some distressed oil and gas companies are actively seeking to sell their oil and gas wells.

The severe decline in oil and natural gas prices that occurred late in 2014, which has continued into early 2015, has increased the volatility and amplitude of the other risks facing us as described in this prospectus and may have an impact on our business and financial condition. If oil and natural gas prices remain low for an extended period of time, drilling projects may become uneconomic, which could affect future drilling plans and growth rates. Low commodity prices could impact our revenue, which we intend to partially mitigate with our hedging program. Continued low commodity prices make it more challenging to hedge production at higher price levels. Lower sustained commodity prices or additional commodity price declines may lead to additional property impairment in future periods, which could have a material adverse effect on our results of operations in the period taken.

Properties that we buy or develop may not produce as anticipated and we may be unable to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against such liabilities, which could adversely affect our cash available for distribution.

Our property acquisitions will require an assessment of recoverable reserves, title, future oil, natural gas and natural gas liquids prices, development and operating costs, potential environmental hazards, potential tax liabilities, and other liabilities and similar factors. We expect that our review efforts and those of the Manager will be focused on the higher valued properties in our acquisitions and will be inherently incomplete because it generally is not feasible to review in depth every individual property involved in each acquisition. Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Inspections may not always be performed on every well, and potential problems, such as ground water contamination and other environmental conditions and deficiencies in the mechanical integrity of equipment are not necessarily observable even when an inspection is undertaken. Any unidentified problems could result in material liabilities and costs that negatively impact our financial conditions and results of operations and our ability to make cash distributions to holders of our Units and service our debt obligations.

Additional potential risks related to acquisitions of oil and gas properties include, among other things:

•	incorrect assumptions regarding the future prices of oil, natural gas and other hydrocarbons or the future operating or development costs of properties acquired;
•	incorrect estimates of the reserves and projected development results attributable to a property we acquire;
•	drilling, completion, operating and other cost overruns;
•	an inability to integrate successfully the properties we acquire;
•	the assumption of liabilities;
•	limitations on rights to indemnity from the seller; and
•	the diversion of management’s attention to other business concerns.

We may be unable to integrate successfully the operations of our future acquisitions and we may not realize all the anticipated benefits of acquisitions that we make in the future.

Integration of our property acquisitions will be a complex, time consuming and costly process. Failure to successfully assimilate our future acquisitions could adversely affect our financial condition and results of operations.

Our acquisitions involve numerous risks, including:

•	operating a significantly larger combined organization and adding operations;
•	difficulties in the assimilation of the assets and operations of the acquired properties, especially if the assets acquired are in a new geographic area or are not contiguous to our asset base at the time of purchase;
•	the risk that reserves acquired may not be of the anticipated magnitude or may not be developed as anticipated;
•	the loss of significant key employees from the acquired properties;
•	the diversion of management attention of our general partner and the Manager to other business concerns;
•	the failure to realize expected profitability or growth;
•	the failure to realize expected synergies and cost savings;
•	coordinating geographically disparate organizations, systems and facilities; and
•	coordinating or consolidating corporate and administrative functions.

Further, unexpected costs and challenges may arise whenever acquisitions are consummated, and we may experience unanticipated delays in realizing the benefits of an acquisition.

Our business is subject to operational risks that will not be fully insured and which, if they were to occur, could adversely affect our financial condition or results of operations and, as a result, our ability to pay distributions to holders of our Units and service our debt obligations.

Our business activities are subject to operational risks, including:

•	damages to equipment caused by adverse weather conditions, including earthquakes, climate change, tornadoes, drought and flooding;

•	facility or equipment malfunctions;
•	pipeline ruptures or spills;
•	fires, blowouts, craterings and explosions;
•	uncontrollable flows of oil or natural gas or well fluids; and
•	surface spillage and surface or ground water contamination from petroleum constituents or hydraulic fracturing chemical additives.

Any of these events could adversely affect our ability to conduct operations or cause substantial losses, including personal injury or loss of life, damage to or destruction of property, natural resources and equipment, pollution or other environmental contamination, loss of wells, regulatory penalties, suspension of operations, and attorneys’ fees and other expenses incurred in the prosecution or defense of litigation.

As is customary in the industry, we will maintain insurance against some but not all of these risks. Additionally, we may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the perceived risks presented. Losses could therefore occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. The occurrence of an event that is not fully covered by insurance could have a material adverse impact on our business activities, financial condition, results of operations and ability to pay distributions to holders of our Units and service our debt obligations.

We may obtain only limited warranties when we purchase a property and would have only limited recourse if we did not identify any issues that lower the value of our property during our due diligence process, which could adversely affect our financial condition and ability to make distributions to you.

The seller of a property often sells the property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all our invested capital in the property.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The market for oil and gas properties is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of an oil and gas property.

We may not be able to sell our properties at an acceptable price, which may lead to a decrease in the value of our assets.

The value of an oil and gas property to a potential purchaser generally decreases over time as the oil and natural gas from the property is produced and sold, or depleted, which may restrict our ability to sell a property, or if we are able to sell such property, we may not receive a sale price acceptable to us. Many factors that are beyond our control affect the oil and gas market and could affect our ability to sell properties for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates, the then current prices for oil and natural gas and the outlook for the same, and other factors, including supply and demand. Because oil and gas investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to our Unitholders and could reduce the value of our Unitholders’ investments. Moreover, in acquiring a property, we may agree to restrictions that inhibit the resale of that property or impose other restrictions. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to our Unitholders.

We intend to incur indebtedness to acquire and develop our oil and gas properties, which may increase our business risks, could hinder our ability to pay distributions and could decrease the value of your investment.

We intend to finance a portion of the purchase price of our investments in oil and gas properties by borrowing funds. Under the Partnership Agreement, our overall leverage will not exceed 50% of our total capitalization as determined on an annual basis. To the extent we incur indebtedness and are required to devote a portion of our cash flows from operating activities to service the indebtedness, such cash flows will not be available for our use in pursuing our acquisition and development strategy or paying cash distributions to our Unitholders. In addition, we may use borrowings to pay distributions, provided that funds will not be advanced or borrowed by us for the purpose of making distributions to you and the other investors if the amount advanced or borrowed would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to the revenues. See “Management’s Discussion and Analysis of Financial Condition, Results of Operations, Liquidity and Capital Resources.”

If there is a shortfall between the cash flows from our properties and the cash flows needed to service our indebtedness, then the amount available for distributions to you may be reduced. In addition, high debt levels and the potential that the interest rates charged under our borrowings could increase over time will increase the risk of loss since defaults on indebtedness secured by our properties may result in lenders initiating foreclosure actions. In this regard, we could lose the properties securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by our oil and gas properties exceeds our tax basis in those properties, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds and cash distributions to you would be adversely affected. The defense of any such claims could be costly and materially impact our financial condition, even absent any adverse determination. If these claims were successful, our ability to meet our obligations to our future creditors, make distributions and finance our operations could be materially and adversely affected.

Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.

Interest we pay on our debt obligations may reduce cash available for distributions. Variable interest rates under a financing arrangement could mean that increases in interest rates increase our interest costs, which would reduce our cash flows and our ability to pay distributions to you. If we need to make payments under any financing arrangement during periods of rising interest rates, we could be required to liquidate one or more of our investments in oil and gas properties at times which may not permit realization of the maximum return on those investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to you.

When providing financing, a lender may impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating strategies. Loan documents we enter into may contain covenants that limit our ability to further finance our oil and gas properties and discontinue insurance coverage. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

Higher interest rates may make it more difficult for us to finance or refinance properties, which could reduce the number of oil and gas properties we can acquire and the amount of cash distributions we can pay to you.

If we are unable to borrow on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of oil and gas properties. Also, we may be unable to refinance or replace a financing arrangement at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of the properties. If any of these events occur, our cash flows would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships and other co-ownership arrangements for the purpose of making investments in oil and gas properties. In that event, we may not be in a position to exercise sole decision-making authority regarding the operations of the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may subject us to the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer may have full control over the joint venture. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our general partner and the Manager from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

If we set aside insufficient capital reserves, we may be required to defer necessary capital expenditures.

If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to a property, which may cause that property to suffer from a greater risk of a decline in value, or a greater risk of decreased cash flow. If this happens, our results of operations may be negatively impacted.

Uninsured losses relating to oil and gas activities or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our Unitholders’ investments.

We will attempt to adequately insure all of our oil and gas properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our Unitholders’ investments. In addition, other than any working capital reserve or other reserves we may establish, or borrowings, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to Unitholders.

Competition with third parties in acquiring oil and gas properties and other investments may reduce our profitability and the return on your investment.

The oil and natural gas industry is intensely competitive, and we will compete with many other entities engaged in oil and gas activities, including individuals, corporations, bank and insurance company investment accounts, oil and gas limited partnerships, and other entities engaged in oil and gas investment activities, many of which have greater resources than we do. Our ability to acquire oil and gas properties in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. Many of our larger competitors not only acquire properties and drill for and produce oil, natural gas and natural gas liquids, they also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay more for oil and natural gas properties and evaluate, bid for and purchase a greater number of properties than our financial or human resources permit. The oil and natural gas industry has periodically experienced shortages of drilling rigs, equipment, pipe and personnel, which has delayed development drilling and other exploitation activities and has caused significant price increases. Competition has been strong in hiring experienced personnel, particularly in the technical, accounting and financial reporting, tax and land departments. In addition, competition is strong for attractive oil and natural gas properties. We may be often outbid by competitors in our attempts to acquire properties. Our inability to compete effectively with larger companies could have a material adverse impact on our business activities, financial condition and results of operations. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for oil and gas properties and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Failure to succeed in new markets may have adverse consequences on our performance.

We may from time to time make acquisitions outside of areas of our primary focus if appropriate opportunities arise. Our experience in our primary areas in owning and operating certain classes of oil and gas property does not ensure that we will be able to operate successfully in other areas, should we choose to enter them. We may be exposed to a variety of risks if we choose to enter new areas, including an inability to evaluate accurately local geological conditions or to identify appropriate acquisition opportunities, or to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures. In addition, we may abandon opportunities to enter new areas that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

Our hedging transactions will expose us to counterparty credit risk.

We expect to engage in hedging transactions to reduce, but not eliminate, the effect of volatility in oil, gas and other hydrocarbon prices. Our hedging transactions will expose us to risk of financial loss if a counterparty fails to perform under a derivative contract. Disruptions in the financial markets could lead to sudden changes in a counterparty’s liquidity, which could impair its ability to perform under the terms of the derivative contract. We are unable to predict sudden changes in a counterparty’s creditworthiness or ability to perform. Even if we do accurately predict sudden changes, our ability to negate the risk may be limited depending on market conditions.

During periods of falling commodity prices, such as those that occurred in late 2008 and 2012, our hedge receivable positions could increase, which increases our exposure to loss. If the creditworthiness of our counterparties deteriorates and results in their nonperformance, we could incur a significant loss.

Our hedging activities could result in financial losses or could reduce our net income, which may adversely affect our ability to pay cash distributions to holders of our Units.

To achieve more predictable cash flows and to reduce our exposure to fluctuations in the prices of oil, natural gas and other hydrocarbons, we expect to enter into hedging arrangements for a significant portion of our estimated future production. If we experience a sustained material interruption in our production, we might be forced to satisfy all or a portion of our hedging obligations without the benefit of the cash flows from our sale of the underlying physical commodity, resulting in a substantial diminution of our liquidity.

Our ability to use hedging transactions to protect us from future price declines will depend on oil and natural gas prices at the time we enter into future hedging transactions and our future levels of hedging, which could cause our future net cash flows to be more sensitive to commodity price changes. Additionally, it may not be possible or economic to hedge all of the hydrocarbons we want to hedge because of the lack of a market for such hedges or other reasons. We may hedge certain hydrocarbons we produce by entering into swaps, collars or other contracts covering hydrocarbons we consider to be priced similarly to the hydrocarbons we produce, and we could be subject to losses if the prices for the hydrocarbons we produce do not match the hydrocarbons we contract for.

Our policy will be to hedge a portion, not to exceed 75%, of our near-term estimated production. However, our price hedging strategy and future hedging transactions will be recommended by the Manager under the Management Agreement and will be subject to the approval of our general partner, which is not under an obligation to hedge any of our production. The prices at which we hedge our production will depend on commodity prices at the time we enter into those transactions, which may be substantially higher or lower than current oil, natural gas and other hydrocarbon prices. Accordingly, our price hedging strategy may not protect us from significant declines in oil and natural gas prices received for our future production. Conversely, our hedging strategy may limit our ability to realize cash flows from commodity price increases. It is also possible that a substantially larger percentage of our future production will not be hedged as compared with the next few years, which would result in our oil, natural gas and natural gas liquids revenues becoming more sensitive to commodity price changes. Neither our general partner nor the Manager will be liable for any losses we incur as a result of our hedging policy or the implementation of that policy.

The derivatives provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and related rules adopted and to be adopted by federal regulators could adversely affect our ability to use derivatives to mitigate the commodity price, interest rate and other risks associated with our business.

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, has created a new regulatory framework for derivative transactions, or generally referred to as swaps, including oil and gas hedging transactions and interest rate swaps. The Commodity Futures and Trading Commission, or the CFTC, federal banking regulators and the SEC have adopted and continue to adopt rules to implement the new law. Under the new law, parties to swaps of types designated by the CFTC for clearing on a derivatives clearing organization may have to clear those swaps and, in certain instances, execute trades in those swaps on other facilities. We would have to post collateral in connection with any swaps, including commodities swaps, that we must clear. The new law provides an exception from its clearing and trade execution requirements for swaps entered into by persons that are not “financial entities” (as defined in the new law) to hedge or mitigate their commercial risks. We intend to elect that exception for our swaps whenever possible. If we were characterized as a “financial entity,” however, we would be ineligible to elect that exception for the swaps we enter into. In that circumstance our ability to execute our hedging program efficiently could be adversely affected. Even if we are able to take advantage of the exception for persons that are not “financial entities,” the CFTC and banking regulators are in the process of adopting rules that will impose margin requirements for non-cleared swaps and that might require us to post cash or other collateral for such swaps.

Posting of cash collateral for either cleared or non-cleared swaps would reduce our liquidity, including our ability to use our cash for capital and other Partnership expenditures or distributions, and could reduce our ability to execute strategic hedges to reduce commodity price uncertainty and thus protect our cash flows. Even if we are not required to clear our swaps or to post cash or other collateral for all or some of our swaps, our contractual counterparties could pass their costs of complying with the new law on to their customers, including us. Moreover, a Dodd-Frank Act provision may result in one or more of our counterparties spinning-off their derivative operations into separate entities, and those entities may not be as creditworthy as our current counterparties. Current participants in the U.S. derivatives market may exit the market to avoid the new law and regulations. All of the changes in the U.S. derivative market resulting from the new law and regulations might not only increase the costs of operating our hedging program, but could also reduce the availability of some types of swaps that protect against risks we encounter, reduce our ability to monetize or restructure our existing derivative contracts and potentially increase our exposure to less creditworthy counterparties. If, as a result of these factors, we were to reduce our use of swaps to hedge the commodity price, interest rate and other risks we encounter, our results of operations and cash flows may become more volatile and be otherwise adversely affected.

The potentially distressed financial conditions of our hydrocarbon purchasers could have an adverse impact on us in the event these purchasers are unable to pay us for our oil and gas production.

Some of our hydrocarbon purchasers may experience severe financial problems in the future that could have a significant impact on their creditworthiness. We cannot provide assurance that one or more of our financially distressed hydrocarbon purchasers will not default on their obligations to us or that such a default or defaults will not have a material adverse effect on our business, financial position, future results of operations or future cash flows. Furthermore, the bankruptcy of one or more of our hydrocarbon purchasers, or some other similar proceeding or liquidity constraint, might make it unlikely that we would be able to collect all or a significant portion of amounts owed by the distressed entity or entities. In addition, such events might force the purchasers to reduce or curtail their future purchase of our production and services, which could have a material adverse effect on our results of operations and financial condition.

Our financial condition and results of operations may be materially adversely affected if we incur costs and liabilities due to a failure to comply with environmental regulations or a release of hazardous substances into the environment.

We may incur significant costs and liabilities as a result of environmental requirements applicable to the operation of our wells, gathering systems and other facilities. These costs and liabilities could arise under a wide range of federal, state and local environmental laws and regulations, including, for example:

•	The Clean Air Act, or the CAA, and comparable state laws and regulations that impose obligations related to emissions of air pollutants;
•	the Clean Water Act and comparable state laws and regulations that impose obligations related to discharges of pollutants into regulated bodies of water;
•	the Resource Conservation and Recovery Act, or RCRA, and comparable state laws that impose requirements for the handling and disposal of waste from our facilities;
•	the Comprehensive Environmental Response, Compensation, and Liability Act, or CERCLA, and comparable state laws that regulate the cleanup of hazardous substances that may have been released at properties currently or previously owned or operated by us or at locations to which we have sent waste for disposal;
•	the Safe Drinking Water Act and state or local laws and regulations related to underground injection (including hydraulic fracturing);
•	the Oil Pollution Act, or OPA, which subjects responsible parties to liability for removal costs and damages arising from an oil spill in waters of the U.S.; and
•	emergency planning and community right to know regulations under Title III of CERCLA and similar state statutes which require that we organize and/or disclose information about hazardous materials used or produced in our operations.

Failure to comply with these laws and regulations, including laws and regulations related to climate change and greenhouse gases, may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. Certain environmental statutes, including CERCLA, OPA and analogous state laws and regulations, impose strict joint and several liability for costs required to clean up and restore sites where hazardous substances or other waste products have been disposed of or otherwise released. More stringent laws and regulations may be adopted in the future. Moreover, it is not uncommon for neighboring landowners and other third-parties to file claims for personal injury and property damage allegedly caused by the release of hazardous substances or other waste products into the environment.

We are subject to complex federal, state, local and other laws and regulations that could adversely affect the cost, manner or feasibility of conducting our operations.

Our drilling, production and transportation operations will be subject to complex and stringent laws and regulations. In order to conduct our operations in compliance with these laws and regulations, we must obtain and maintain numerous permits, approvals and certificates from various federal, state and local governmental authorities. Failure or delay in obtaining and maintaining regulatory approvals or drilling permits could have a material adverse effect on our ability to develop our properties, and receipt of drilling permits with onerous conditions could increase our compliance costs. In addition, regulations regarding resource conservation practices and the protection of correlative rights may affect our operations by limiting the quantity of oil, natural gas and natural gas liquids we may produce and sell.

We are subject to federal, state and local laws and regulations as interpreted and enforced by governmental authorities possessing jurisdiction over various aspects of the drilling, production and transportation of oil, natural gas and natural gas liquids. While the cost of compliance with these laws is not expected to be material to our operations, the possibility exists that new laws, regulations or enforcement policies could be more stringent and significantly increase our compliance costs. If we are not able to recover the resulting costs through insurance or increased revenues, our ability to pay distributions to holders of our Units and service our debt obligations could be adversely affected. Please read “Competition, Markets and Regulation — Environmental, Health and Safety Matters and Regulation.” for more information.

Climate change legislation or regulations restricting emissions of greenhouse gases, or GHGs, could result in increased operating costs and reduced demand for the oil, natural gas and natural gas liquids we produce.

The U.S. Environmental Protection Agency, or the EPA, has adopted its so-called “GHG” tailoring rule” regarding greenhouse gases, or GHGs, that will phase in federal requirements for GHG emissions from new sources and modifications of existing sources and federal Title V operating permit requirements for all sources, based on their potential to emit specific quantities of GHGs. These permitting provisions, to the extent applicable to our operations, could require us to implement emission controls or other measures to reduce GHG emissions and we could incur additional costs to satisfy those requirements.

In 2009, the EPA published a final rule requiring the reporting of GHG emissions from specified large GHG emission sources in the United States beginning in 2011 for emissions occurring in 2010. In 2010, the EPA published its amendments to the GHG reporting rule to include onshore and offshore oil and natural gas production facilities and onshore oil and natural gas processing, transmission, storage and distribution facilities, which may include facilities we operate. Reporting of GHG emissions from these facilities was required on an annual basis beginning in 2012 for emissions occurring in 2011. When we acquire producing properties, we will have to evaluate whether our operations trigger these requirements and if so submit our reports.

Congress has previously considered legislation to reduce emissions of GHGs and many states have adopted or have considered measures to reduce GHG emission reduction levels, often involving the planned development of GHG emission inventories and/or cap and trade programs. Most of these cap and trade programs work by requiring major sources of emissions or major producers of fuels to acquire and surrender emission allowances. Federal efforts at a cap and trade program do not appear to be moving forward in Congress. The adoption and implementation of any legislation or regulatory programs imposing reporting obligations on, or limiting emissions of GHGs from, our equipment and operations could require us to incur costs to reduce emissions of GHGs associated with our operations or could adversely affect demand for the oil, natural gas and natural gas liquids that we produce.

Significant physical effects of climate change have the potential to damage our facilities, disrupt our production activities and cause us to incur significant costs in preparing for or responding to those effects.

Climate change could have an effect on the severity of weather (including hurricanes, earthquakes and floods), sea levels, arability of farmland, and water availability and quality. If such effects were to occur, the operations that we plan to engage in may be adversely affected. Potential adverse effects could include damages to our facilities from powerful winds or rising waters in low lying areas, disruption of our production activities either because of climate-related damages to our facilities, less efficient or non-routine operating practices necessitated by climate effects or increased costs for insurance coverages in the aftermath of such effects. Significant physical effects of climate change could also have an indirect effect on our financing and operations by disrupting the transportation or process related services provided by midstream companies, service companies or suppliers with whom we have a business relationship. We may not be able to recover through insurance some or any of the damages, losses or costs that may result from potential physical effects of climate change. Should drought conditions occur, our ability to obtain water in sufficient quality and quantity could be impacted and in turn, our ability to perform hydraulic fracturing operations could be restricted or made more costly.

Federal legislation and state legislative and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

Hydraulic fracturing is an important and common practice that is used to stimulate production of hydrocarbons, particularly natural gas, from dense rock formations. The hydraulic fracturing process involves the injection of a large volume of water, sand and chemicals under pressure into the formation to fracture the surrounding rock and stimulate production. We anticipate that we will routinely use hydraulic fracturing techniques in drilling and completing most of the development wells we intend to drill on our properties, depending primarily on the area where the wells are situated and the targeted geological formation. Hydraulic fracturing is typically regulated by state oil and natural gas commissions, but the EPA has asserted federal regulatory authority pursuant to the Safe Drinking Water Act over certain hydraulic fracturing activities involving the use of diesel. In addition, legislation has repeatedly been introduced before Congress to provide for federal regulation of hydraulic fracturing under the Safe Drinking Water Act and to require disclosure of the chemicals used in the fracturing process. At the state and local levels, some jurisdictions have adopted, and others are considering adopting, requirements that could impose more stringent permitting, public disclosure or well construction requirements on hydraulic fracturing activities, as well as bans on hydraulic fracturing activities. In the event that new or more stringent federal, state, or local legal restrictions relating to the hydraulic fracturing process are adopted in areas where we acquire producing properties, we could incur potentially significant added costs to comply with such requirements, experience delays or curtailment in the pursuit of drilling, development, or production activities, and perhaps even be precluded from drilling wells.

In addition, certain governmental reviews are either underway or being proposed that focus on environmental aspects of hydraulic fracturing practices. The White House Council on Environmental Quality is coordinating an administration-wide review of hydraulic fracturing practices, and a committee of the United States House of Representatives has conducted an investigation of hydraulic fracturing practices. The EPA commenced a study of the potential environmental effects of hydraulic fracturing on drinking water and groundwater releasing a progress report in December 2012 with a draft report of the study expected to be released in Spring 2015. These ongoing or proposed studies, depending on their degree of pursuit and any meaningful results obtained, could spur initiatives to further regulate hydraulic fracturing under the federal Safe Drinking Water Act or other regulatory mechanisms.

Moreover, the EPA released an advanced notice of proposed rulemaking under the Toxic Substances Control Act related to the chemicals used in the fracturing process. Other governmental agencies, including the U.S. Department of Energy and the U.S. Department of the Interior, are evaluating various other aspects of hydraulic fracturing. The Bureau of Land Management has indicated that it will continue with rulemaking to regulate hydraulic fracturing on federal lands and the EPA has announced an initiative to develop regulations governing the disclosure and evaluation of hydraulic fracturing chemicals. If hydraulic fracturing is regulated at the federal level, our fracturing activities could become subject to additional permit requirements or operations restrictions and also to associated permitting delays and potential increases in costs. Restrictions on hydraulic fracturing could reduce the amount of oil and natural gas that we ultimately are able to produce.

In addition to the risk that such legislation could increase the costs and delay inherent in drilling wells, a prolonged moratorium or the prohibition of hydraulic fracturing imposed by a state or county could materially adversely affect the value of any undeveloped leasehold acreage we might own in that state or county.

We expect to be subject to regulation under New Source Performance Standards, or NSPS, and National Emissions Standards for Hazardous Air Pollutants, or NESHAP programs, which could result in increased operating costs.

In 2012, the EPA issued final rules that subject oil and natural gas production, processing, transmission and storage operations to regulation. On December 19, 2014, the EPA finalized updates and clarifications to these final rules. The EPA rules include standards for completions of hydraulically fractured natural gas wells. Prior to January 1, 2015, these standards required owners/operators to reduce volatile organic compound, or

VOC emissions from natural gas not sent to the gathering line during well completion either by flaring, using a completion combustion device, or by capturing the natural gas using “green completions” with a completion combustion device. The EPA updates to the rules identified two distinct stages of a well completion operation known as “flowback,” with specific requirements for handling gas and liquids during each stage, including clarifying when green completion equipment must be used. Beginning January 1, 2015, for wells in the second “separation flowback stage,” operators must capture the natural gas from these wells and make it available for use or sale, which can be done through the use of a separator, also known as green completion equipment. Wells not subject to the green completion requirements, such as exploratory wells, must flare the gas during separation. The standards are applicable to newly fractured wells and also existing wells that are refractured. Further, the final regulations also establish specific new requirements, effective in 2012, for emissions from compressors, controllers, dehydrators, storage tanks, natural gas processing plants and certain other equipment. The EPA received numerous requests for reconsideration of these rules, and court challenges to the rules were also filed. The December 2014 updates responded to some of the issues raised in those requests. Additionally, in April 2013, the EPA published a proposed amendment related to certain storage vessels. The EPA has stated that it is continuing to evaluate other issues raised in the requests, and therefore further updates, clarifications or revisions may be issued. These rules and any revised rules may require the installation of equipment to control emissions on producing properties we acquire.

We may encounter obstacles to marketing our oil, natural gas and other hydrocarbons, which could adversely impact our revenues.

The marketability of our production will depend in part on the availability and capacity of natural gas gathering systems, pipelines and other transportation facilities that we expect to be owned by third parties. Transportation space on the gathering systems and pipelines we expect to utilize is occasionally limited or unavailable due to repairs or improvements to facilities or due to space being utilized by other companies that have priority transportation agreements. Our access to transportation options can also be affected by U.S. federal and state regulation of oil and natural gas production and transportation, general economic conditions and changes in supply and demand. The availability of markets are beyond our control. If market factors dramatically change, the impact on our revenues could be substantial and could adversely affect our ability to produce and market oil, natural gas and natural gas liquids, the value of our Units and our ability to pay distributions on our Units and service our debt obligations.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property, including oil and gas properties, may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in the property. The costs of removal or remediation could be substantial. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and compliance with these restrictions may require substantial expenditures. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances.

The costs of defending against claims of environmental liability or of paying personal injury claims could reduce the amounts available for distribution to our Unitholders.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may reduce our net income and the cash available for distributions to our Unitholders.

Our operations are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the owners or operators of oil and gas properties for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. The operations of our properties, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of existing or plugged wells, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell or pledge a property as collateral for future borrowings. Environmental laws also may impose liens on a property or restrictions on the manner in which the property may be used or operated, and these restrictions may require substantial expenditures or prevent us or the Manager from operating the property. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates, which may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Any material expenditures, fines, penalties, or damages we must pay will reduce our ability to make distributions and may reduce the value of our Unitholders’ investments.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or FDIC, only insures amounts up to $250,000 per depositor per insured bank. We expect to have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of our Unitholders’ investments.

Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to the Employee Retirement Income Security Act of 1974, or ERISA, (such as a profit-sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code, or the Code, as a result of an investment in our Units, the fiduciary could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that are investing in our common units. Fiduciaries investing the assets of such a plan or account in our common units should satisfy themselves that:

•	the investment is consistent with their fiduciary obligations under ERISA and the Code;
•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;
•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;
•	the investment will not impair the liquidity of the plan or IRA;
•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;
•	the value of the assets of the plan can be established annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	the investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

With respect to the annual valuation requirements described above, we expect to provide an estimated value for our common units prepared by a third party valuation expert annually. From the commencement of this offering until 18 months have passed without a sale in this offering of our common units, we expect to use the gross offering price of a common unit in this offering as the per common unit estimated value. This estimated value is not likely to reflect the proceeds you would receive on our liquidation or on the sale of your common units, if your common units could be sold. Accordingly, we can make no assurances that the estimated value will satisfy the applicable annual valuation requirements under ERISA and the Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common units. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our common units constitutes a non-exempt prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a non-exempt prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subject to tax.

Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Code should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” and consult their own legal and tax advisors on these matters.

If you invest in our common units through an IRA or other retirement plan, you may be limited in your ability to withdraw required minimum distributions.

If you establish an IRA or other retirement plan through which you invest in our common units, federal law may require you to withdraw required minimum distributions, or RMDs, from the plan in the future. We have substantial restrictions on your ability to sell your common units. As a result, you may not be able to sell your common units at a time in which you need liquidity to satisfy the RMD requirements under your IRA or other retirement plan. Even if you are able to sell your common units, the sale may be at a price less than the price at which the common units were initially purchased. If you fail to withdraw RMDs from your IRA or other retirement plan, you may be subject to certain tax penalties.

Federal Income Tax Risks to Unitholders

Our tax treatment depends on our status as a partnership for federal and state income tax purposes. If we were to become subject to entity-level taxation for federal or state income tax purposes, taxes paid would reduce the amount of cash available for distribution.

Although the anticipated tax benefits of an investment in us depend largely on our treatment as a partnership for federal income tax purposes, we have not requested, and do not plan to request, a ruling from the IRS on this or any other tax matter that affects us. In this regard, current law may change so as to cause us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to entity-level taxation. Also, because of widespread state budget deficits, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise or other forms of taxation.

we were treated as a corporation for federal income tax purposes, distributions to you and the other investors would generally be taxed as corporate distributions, and in addition to U.S. federal income tax, we would likely also pay state income tax at varying rates. Accordingly, if an income tax or other entity-level tax is imposed on us, our cash available for distribution to you and the other investors could be reduced. Also, in that event, no income, gain, loss, deduction or credit would flow from the Partnership to you or the other Unitholders.

Changes in the law may reduce your tax benefits from an investment in us.

Your tax benefits from an investment in us may be affected by changes in the tax laws. For example, President Obama’s administration has previously proposed, among other tax changes, the repeal of certain oil and gas tax benefits, including the repeal of the percentage depletion allowance, repeal of the election to expense intangible drilling costs in the year incurred (including your option to amortize intangible drilling costs over a 60 month period), repeal of the passive activity exception for working interests, repeal of the domestic manufacturing tax deduction for oil and gas companies; and an increase in the amortization period for geological and geophysical costs of independent producers. These proposals may or may not be enacted into law. Also, other changes in the tax laws could be made that would reduce your tax benefits from an investment in the Partnership.

Your deduction for intangible drilling costs may be limited for purposes of the Alternative Minimum Tax.

Under current tax law, your alternative minimum taxable income in the year in which you invest in the Partnership cannot be reduced by more than 40% by your share of the Partnership’s deduction for intangible drilling costs.

Limited partners need passive income to use their Partnership deductions.

If you are investing as an individual, your share of our deduction for intangible drilling costs will be a passive deduction that cannot be used to offset “active” income, such as salary and bonuses, or portfolio income, such as dividends and interest income. Thus, you may not have enough passive income from us or net passive income from your other passive activities, if any, in a taxable year to offset a portion or all of your passive deductions from your Partnership investment. However, any unused passive loss, including from your deduction for intangible drilling costs, may be carried forward indefinitely by you to offset your passive income in subsequent taxable years.

You may be required to pay taxes on income from us even if you do not receive any cash distributions from us.

Because holders of our Units will be treated as partners to whom we will allocate taxable income, which could be different in amount than the amount of cash we distribute, you will be required to pay any federal income taxes and, in some cases, state and local income taxes, on your share of our taxable income even if you receive no cash distributions from us. Also, in any taxable year you may not receive cash distributions from us equal to your share of our taxable income or even equal to your tax liability that results from that income.

Tax gain or loss on disposition of your Units could be more or less than expected.

If you sell your Units, you will recognize a gain or loss equal to the difference between the amount realized and your tax basis in those Units. Prior distributions to you in excess of the total net taxable income you were allocated for a Unit, which decreased your tax basis in that Unit, will, in effect, become taxable income to you if the Unit is sold at a price greater than your tax basis in that Unit, even if the price is less than your original cost. Also, a substantial portion of the amount realized may be ordinary income. In addition, if you sell your Units, you may incur a tax liability in excess of the amount of cash you receive from the sale.

Tax exempt entities and foreign persons face unique tax issues from owning Units that may result in adverse tax consequences to them.

Investment in Units by tax-exempt entities, such as IRAs, other retirement plans and non-U.S. persons raises issues unique to them. For example, most, if not substantially all, of our income allocated to organizations that are exempt from federal income tax, including IRAs and other retirement plans, will be unrelated business taxable income and will be taxable to them. Similarly, most, if not substantially all, of our income allocable to non-U.S. persons will constitute effectively connected U.S. trade or business income, and non-U.S. persons will be required to file U.S. federal tax returns and pay tax on their share of our taxable income.

The sale or exchange of 50% or more of our capital and profits interests during any twelve-month period will result in the termination of the Partnership for U.S. federal income tax purposes.

We will be considered to have terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For example, an exchange of 50% of our capital and profits could occur if, in any twelve-month period, holders of our Units sell at least 50% of the interests in our capital and profits. Our termination would, among other things, result in the closing of our taxable year for all our Unitholders and could result in a deferral of certain deductions allowable in computing our taxable income.

Holders of Units may be subject to state and local taxes and tax return filing requirements in states where they do not live as a result of investing in our Units.

In addition to federal income taxes, you will likely be subject to other taxes, including state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we do business or own property, even if you do not live in any of those jurisdictions. You will likely be required to file state and local income tax returns and pay state and local income taxes in some or all of these jurisdictions. Further, you may be subject to penalties for failure to comply with those requirements.

CONFLICTS OF INTEREST

Conflicts with our General Partner

In General

Conflicts of interest commonly arise in oil and natural gas partnerships that have non-industry investors because transactions are often entered into between affiliates without arms’ length negotiation. Your interests and those of our general partner and its affiliates may be inconsistent in some respects or in certain instances, and our general partner’s actions may not be the most advantageous to you. Our general partner believes that the following discussion describes the material conflicts of interest that may arise for our general partner and its affiliates in the course of the Partnership. Other transactions or dealings may arise in the future between our general partner and its affiliates, on the one hand, and you and the other Unitholders, on the other hand, in the course of managing the Partnership. For some of the conflicts of interest, but not all, our Partnership Agreement imposes certain restrictions on our general partner that are designed to reduce, but may not eliminate, the conflict of interest. Other than these limitations, our general partner has no procedures to resolve a conflict of interest and under the terms of the Partnership Agreement our general partner may resolve the conflict of interest in its sole discretion and best interest.

Furthermore, our general partner relies on ARC, its affiliates and entities under common control with ARC for management and administrative functions. Neither the Partnership Agreement nor any other agreement requires ARC to pursue a future business strategy that favors the Partnership. The representatives of ARC, including ARC’s board of directors and management and their affiliates, have a fiduciary duty to make decisions in the best interests of their respective equity holders. Because our general partner is allowed to take into account the interests of parties other than the Partnership, such as ARC and its affiliates, a conflict of interest may arise. However, this conflict of interest is not allowed to limit our general partner’s fiduciary duty to us.

Conflicts Regarding Transactions with our General Partner and its Affiliates

Although our general partner believes that the compensation and reimbursement that it and its affiliates will receive in connection with the formation and management of the Partnership are reasonable, the compensation has been determined solely by our general partner and did not result from negotiations with any unaffiliated third party dealing at arms’ length. Please see “Compensation.”

When our general partner or any affiliate provides services or equipment to the Partnership, the Partnership Agreement provides that their fees must be competitive with the fees charged by unaffiliated third-parties in the same geographic area engaged in similar businesses. Also, before our general partner or any affiliate may receive competitive fees for providing services or equipment to the Partnership, they must be engaged, independently of the Partnership, and as an ordinary and ongoing business, in rendering the services or selling or leasing the equipment and supplies to a substantial extent to other persons in the oil and natural gas industry in addition to the Partnership. If our general partner or the affiliate is not engaged in such a business, then the compensation must be the lesser of its cost or the competitive rate that could be obtained in the area.

Any services not otherwise described in this prospectus or the Partnership Agreement for which our general partner or an affiliate is to be compensated by the Partnership must be set forth in a written contract that describes the services to be rendered and the compensation to be paid. In this regard, our general partner may not benefit by interpositioning itself between the Partnership and the actual provider of drilling contractor and operator services, nor may it profit by drilling in contravention of its fiduciary obligations to the Partnership. The compensation paid by the Partnership to our general partner or its affiliates for additional services to the Partnership under these contracts, if any, will be reported to you in the Partnership’s annual and semiannual reports, and a copy of the contract will be provided to you on request.

Conflicts Regarding Tax Matters Partner

Our general partner will serve as the Partnership’s tax matters partner and will have broad authority to act on behalf of you and the other Unitholders in any administrative or judicial proceeding involving the IRS or other tax authorities, and this authority may involve conflicts of interest including, for example, whether or not to expend Partnership funds to contest a proposed adjustment by the IRS, if any, that would decrease the amount of the Partnership’s deductions for intangible drilling costs, which are allocated 100% to you and the other Unitholders.

Conflicts Regarding Other Activities of our General Partner and Its Affiliates

Our general partner will be required to devote to the Partnership the time and attention that our general partner considers necessary for the proper management of the Partnership’s activities. However, our general partner and its affiliates intend to sponsor and manage additional oil and gas partnerships, which may be concurrent with this offering or in the future, and engage in other oil and gas activities, including drilling and acquiring producing and non-producing properties either for their own account or on behalf of other partnerships, joint ventures, corporations or other entities in which they may have an interest. This creates a continuing conflict of interest in allocating management time, services and other activities among the Partnership and our general partner’s other activities.

Our general partner will determine the allocation of its management time, services, and other functions on an as-needed basis consistent with its fiduciary duties among the Partnership and its other partnerships, affiliates and activities. Thus, the competition for the time and services of our general partner and its affiliates could result in insufficient attention to the management and operation of the Partnership.

Subject to its fiduciary duties, our general partner and its affiliates will not be restricted from participating in other businesses or activities, even if these other businesses or activities compete with the Partnership’s activities and operate in the same area as the Partnership. However, our general partner and its affiliates may pursue business opportunities for their own account that are consistent with the investment objectives of the Partnership only after they have determined that the opportunity either:

•	cannot be pursued by the Partnership because of insufficient funds; or
•	it is not appropriate for the Partnership under the existing circumstances.

Conflicts Involving the Acquisition of Leases

The Partnership Agreement gives our general partner the authority to cause the Partnership to acquire undivided interests in producing and non-producing oil and natural gas properties, and to participate with other parties in the conduct of its drilling and other development operations on those properties. Conflicts of interest may arise concerning which properties will be acquired by the Partnership and which properties will be acquired by our general partner, the Manager and their respective affiliates for their own account or for other affiliated partnerships, third-party programs or joint ventures. It may be to our general partner’s, the Manager’s or their respective affiliates’ advantage to have the Partnership bear the costs and risks of acquiring a particular property rather than another affiliate or itself. Conversely, our general partner, the Manager or their respective affiliates may elect to acquire a property for their own account because of the prospective economic benefits. For example, it may be more advantageous for our general partner, the Manager or their respective affiliates to acquire a well for their own account so that their operation of the property will not be subject to the limitations under the Partnership Agreement. Some of these potential conflicts of interest will be increased if our general partner or the Manager allocates properties to the Partnership and itself or its affiliates for their own account, or to another affiliated partnership, at the same time. Also, a conflict of interest is created with you and the other Unitholders by our general partner’s right to cause the Partnership to enter into a farmout with our general partner or its affiliates.

The prospects and properties acquired by the Partnership will be limited and our general partner, the Manager or their respective affiliates may retain all lease acreage and drilling rights surrounding the prospects and properties. As a result, our general partner anticipates that the wells drilled by the Partnership to develop its properties will provide our general partner, the Manager or their respective affiliates with additional drill sites on adjacent acreage by allowing them to determine, at least in part at the Partnership’s expense, the value of adjacent acreage and other geological formations, zones, areas, reservoirs, etc. in which the Partnership will not have any interest. In this regard, our general partner, the Manager or their respective affiliates own, or may own, acreage throughout the area where the Partnership’s properties are situated.

If our general partner and its affiliates must provide properties to two or more partnerships at the same time, our general partner will attempt to ensure that each partnership is treated fairly on a basis consistent with:

•	the funds available to the partnerships; and
•	the time limitations on the investment of funds for the partnerships.

Also, the Partnership Agreement gives our general partner the authority to cause the Partnership to acquire less than 100% of the ownership interests in oil and gas properties, and to participate with other parties, including other oil and gas limited partnerships subsequently sponsored by our general partner or its affiliates, in the development on those properties. If conflicts of interest between the Partnership and our general partner and its affiliates arise, then our general partner may be unable to resolve those conflicts to the maximum advantage of the Partnership, because our general partner and its affiliates must deal fairly with the investors in all of their oil and gas limited partnerships, in addition to the equity owners in itself and its affiliates.

Although our general partner currently anticipates that all of our prospects and properties will be acquired from independent third-parties, the guidelines set forth below and in “— Procedures to Reduce Conflicts of Interest,” have been established by our general partner to resolve any conflicts that may arise in the event any prospects or properties are acquired from, or sold or otherwise disposed of to, our general partner, the Manager or their respective affiliates. However, with respect to “— Transfers at Cost,” “— Equal Proportionate Interest,” “— Subsequently Enlarging Prospect” and “— Transfer of Less than our General Partner’s and its Affiliates’ Entire Interest” below, there is an exception in the Partnership Agreement for another program in which the interest of our general partner is substantially similar to or less than its interest in the Partnership.

Transfers at Cost.  Although we have no current plans to acquire any leases from our general partner, the Manager or their respective affiliates, any leases acquired by the Partnership from our general partner, the Manager or their respective affiliates will be acquired at the cost of the lease, unless our general partner has a reason to believe that cost is materially more than the fair market value of the property. If our general partner believes that cost is materially more than fair market value, then the price may not exceed fair market value. A determination of fair market value must be supported by an appraisal from an independent expert and maintained in the Partnership’s records for at least six years. In addition, the Manager will not be entitled to an acquisition fee in respect of any property we acquire from the Manager or any of its affiliates.

Equal Proportionate Interest.  If our general partner, the Manager or their respective affiliates sells or transfers an oil and gas interest to the Partnership, it must, at the same time, sell or transfer to the Partnership an equal proportionate interest in all of its other property in the same prospect. Similarly, if our general partner elects to cause the Partnership to acquire from the Manager or any affiliate of the Manager an oil and gas interest, the Partnership must, at the same time, acquire from the Manager or such affiliate, as applicable, an equal proportionate interest in the Manager’s or such affiliate’s other property in the same prospect.

The term “prospect” generally means an area which is believed to contain commercially productive quantities of natural gas or oil. See the Partnership Agreement for the complete definition of a “prospect.” However, a prospect will be limited to the minimum area permitted by state law or local practice, whichever is applicable, if the following two conditions are met:

•	the well is being drilled to a geological feature which contains proved reserves as defined below; and
•	the limitation protects the well against drainage.

Proved reserves, generally, are those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible, from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations. See the Partnership Agreement for the complete definition of “Proved Reserves.”

Subsequently Enlarging Prospect.  In areas where the prospect is not limited as provided in “— Equal Proportionate Interest” above and the area constituting the Partnership’s prospect is subsequently enlarged based on geological information which is later acquired, there is the following special provision:

•	if the prospect is enlarged to cover any area which we acquired from our general partner, the Manager or their respective affiliates and our general partner, the Manager or their respective affiliates, as applicable, owns a separate property interest in the area and our activities were material in establishing the existence of proved undeveloped reserves which are attributable to the separate property interest in the area owned by our general partner, the Manager, or their respective affiliates, and the activities of the Manager or an affiliate of the Manager, as applicable, were not material in so establishing the existence of such proved undeveloped reserves, then the separate property interest or a portion thereof must be sold to us by our general partner, the Manager or their respective affiliate, as the case may be, in accordance with “— Transfers at Cost” and “— Equal Proportionate Interest,” above, and “— Transfer of Less than our General Partner’s, the Manager’s and Their Respective Affiliates’ Entire Interest,” below.

Transfer of Less than our General Partner’s, the Manager’s and Their Respective Affiliates’ Entire Interest.  If our general partner, the Manager or any of their respective affiliates sells or transfers to the Partnership less than all of its ownership in any prospect, then it must comply with the following conditions:

•	the retained interest must be a proportionate working interest;
•	the obligations of our general partner, the Manager and their respective affiliates, as the case may be, and the Partnership’s obligations, must be substantially the same after the sale of the interest by our general partner, the Manager or their respective affiliates, as the case may be; and
•	the revenue interest of our general partner, the Manager and their respective affiliates, as the case may be, must not exceed the amount proportionate to its retained working interest.

For example, if our general partner transfers 50% of its working interest in a prospect to the Partnership and retains a 50% working interest, then the Partnership will not pay any of the costs associated with our general partner’s retained working interest as a part of the transfer. This limitation does not prevent our general partner, the Manager or their respective affiliates, as the case may be, from subsequently dealing with their retained working interest as they may choose with unaffiliated parties. For example, our general partner may sell its retained working interest to a third party for a profit.

Limitations on Activities of our General Partner and its Affiliates on Leases Acquired by the Partnership.  For a five-year period after the final closing of the Partnership, if our general partner proposes to acquire an interest from an unaffiliated person in a prospect in which the Partnership owns an interest or in a prospect in which the Partnership’s interest has been terminated without compensation within one year before the proposed acquisition, then the following conditions apply:

•	if our general partner does not currently own property in the prospect separately from the Partnership, then our general partner may not buy an interest in the prospect; and
•	if our general partner currently owns a proportionate interest in the prospect separately from the Partnership, then the interest to be acquired must be divided in the same proportion between our general partner and the Partnership as the other property in the prospect. However, if the Partnership does not have sufficient cash or financing available on economic terms to buy the additional interest, then our general partner is also prohibited from buying the additional interest. Neither the Manager nor its affiliates will be subject to the restrictions described above under this caption.

Limitations on Sale of Developed and Undeveloped Properties to our General Partner.  Our general partner and its affiliates, other than an affiliated limited partnership as set forth below, may not purchase developed or undeveloped properties or receive a farmout from the Partnership other than at the higher of cost or fair market value. This restriction also applies to the Manager and its affiliates. However, when a well is plugged and abandoned, the Partnership’s lease rights may be assigned by the Partnership to our general partner in return for a cash payment, farmout, overriding royalty interest or other interest in the prospect as determined by our general partner, in its discretion, consistent with its fiduciary duty to the Partnership. Farmouts to our general partner and its affiliates also must comply with the conditions set forth below under “Farmouts.” The foregoing restrictions will not apply to the Manager or its affiliates.

Our general partner, the Manager, and their respective affiliates, other than an income program affiliated with our general partner (but not the Manager) may not purchase any producing oil or natural gas property from the Partnership unless the sale is in connection with the liquidation of the Partnership.

In that event, the sale must be at fair market value supported by an appraisal of an independent expert selected by our general partner. The appraisal of the property must be maintained in the Partnership’s records for at least six years. Any acquisition by the Manager or an affiliate of the Manager of any producing oil or natural gas property from the Partnership must similarly be at fair market value supported by such an appraisal. Any such appraisal of the property must be maintained in the Partnership’s records for at least six years.

Transfer of Leases Between Affiliated Limited Partnerships.  The Partnership may enter into joint ventures in the drilling of wells with affiliated drilling limited partnerships formed in the future by our ARC sponsor or its affiliates. In this regard, the transfer of an undeveloped lease from the Partnership to an affiliated drilling limited partnership must be made at fair market value if the undeveloped lease has been held by the Partnership for more than two years. Otherwise, the transfer may be made at cost if our general partner deems it to be in the best interest of the Partnership.

An affiliated income program may purchase a producing natural gas and oil property from the Partnership at any time at:

•	fair market value as supported by an appraisal from an independent expert if the property has been held by the Partnership for more than six months or there have been significant expenditures made in connection with the property; or
•	cost as adjusted for intervening operations if our general partner deems it to be in the best interest of the Partnership.

However, these prohibitions do not apply to joint ventures or farmouts among the Partnership and affiliated limited partnerships, provided that:

•	the respective obligations and revenue sharing of all parties to the transaction are substantially the same; and
•	the compensation arrangement or any other interest or right of either our general partner or its affiliates is the same in each affiliated limited partnership or if different, the aggregate compensation of our general partner or the affiliate is reduced to reflect the lower compensation arrangement.

Leases Will Be Acquired Only for Stated Purpose of the Partnership.  The Partnership must acquire only properties that are reasonably expected to meet its stated purposes. Also, no leases may be acquired for the purpose of a subsequent sale, farmout or other disposition unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that the acquisition would be in the Partnership’s best interest.

Farmout.  A “farmout” is an agreement whereby the owner of the leasehold or working interest agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment. The decision with respect to making a farmout and the terms of a farmout involve conflicts of interests, as the ARC sponsor and our general partner may benefit from cost savings and reduction of risk. Our general partner may not assign the working interest in a prospect to the Partnership for the purpose of a subsequent farmout, sale or other disposition, nor may our general partner enter into a farmout to avoid paying its share of the costs, if any, of drilling a well on the lease or prospect.

The Partnership may farmout an undeveloped lease or well activity to our general partner, its affiliates or an unaffiliated third party, including the Manager or any affiliate of the Manager, only if our general partner, exercising the standard of a prudent operator (which standard is typically the standard to which the operator of oil and gas properties is subject under the joint operating agreement among working interest owners in an oil and gas property and is a standard that is generally interpreted to mean that the persons subject to same must act in good faith and competently and in good faith manage and administer the subject properties, but it does not impose a fiduciary duty on such operator which, if imposed, would require such fiduciary to act for the exclusive benefit of the beneficiaries and in the utmost good faith and free of conflict of interest),” determines that:

•	the Partnership lacks the funds to complete the oil and gas operations on the lease or well and cannot obtain suitable financing;
•	drilling on the lease or the intended well activity would concentrate excessive funds in one location, creating undue risks to the Partnership;

•	the leases or well activity have been downgraded by events occurring after assignment to the Partnership so that development of the leases or well activity would not be desirable; or
•	the best interests of the Partnership would be served.

If we farmout a lease or well activity, our general partner must retain on behalf of the Partnership the economic interests and concessions a reasonably prudent oil and gas operator would or could retain under the circumstances prevailing at the time, consistent with industry practices. If a farmout is made to our general partner or its affiliates, including an affiliated program, there is a conflict of interest since our general partner will represent both the Partnership and itself or an affiliate. Although the conflict of interest may be resolved to our general partner’s benefit, our general partner must still retain on behalf of the Partnership the economic interests and concessions as a reasonably prudent oil and gas operator would or could retain under the circumstances prevailing at the time, consistent with industry practices. While the standard of reasonably prudent operator is below the fiduciary standard, which under applicable law is generally the highest standard of utmost good faith and loyalty imposed upon the fiduciary, the standard of reasonably prudent operator is generally interpreted to mean that the persons subject to same must act in good faith and competently and in good faith manage and administer the subject properties.

If we acquire property pursuant to a farmout or joint venture from an affiliated program, the ARC sponsor’s and/or its affiliate’s (including our general partner) aggregate compensation associated with the property and any direct and indirect ownership interest in the property may not exceed the lower of the compensation and ownership interest the ARC sponsor and/or its affiliates (including our general partner) could receive if the property were separately owned or retained by either one of the programs.

Conflicts Between Investors and our General Partner as an Investor

Any subscription for Units by our general partner, its officers, directors or affiliates in the Partnership will dilute the voting rights of the Unitholders and there may be a conflict of interest with respect to certain matters. Our general partner and its officers, directors and affiliates, however, are prohibited from voting with respect to certain matters as described in “Summary of the Limited Partnership Agreement — Voting Rights.”

Lack of Independent Underwriter and Due Diligence Investigation

The terms of this offering, the Partnership Agreement and the drilling and operating agreement were determined by our general partner without arms’ length negotiations. Unlike an underwritten offering, wherein the underwriters would have been represented by separate legal counsel to negotiate more favorable terms for Unitholders in this offering and the related transactions, the Unitholders in this offering have not been separately represented by legal counsel.

Also, there was not an extensive in-depth “due diligence” investigation of the existing and proposed business activities of the Partnership and our general partner that would be provided by independent underwriters. Our dealer manager is affiliated with our general partner and our dealer manager’s due diligence examination concerning this offering cannot be considered to be independent or as comprehensive as a due diligence examination that would have been conducted by an independent underwriter.

Procedures to Reduce Conflicts of Interest

In addition to the procedures set forth in “— Conflicts Involving the Acquisition of Leases,” our general partner and its affiliates will comply with the following procedures in the Partnership Agreement to reduce some of the conflicts of interest with the Unitholders. Our general partner does not have any other conflict of interest resolution procedures. Thus, conflicts of interest between our general partner and the Unitholders may not necessarily be resolved in your best interests.

Fair and Reasonable.  Our general partner may not sell, transfer, or convey any property to, or purchase any property from, the Partnership except pursuant to transactions that are fair and reasonable, nor take any action with respect to the assets or property of the Partnership which does not primarily benefit the Partnership. Similarly, neither the Manager nor any affiliate of the Manager may sell, transfer, or convey any property to, or purchase any property from, the Partnership except pursuant to transactions that are fair and reasonable.

No Compensating Balances.  Our general partner may not use the Partnership’s funds as a compensating balance for its own benefit. Thus, the Partnership’s funds may not be used to satisfy any deposit requirements imposed by a bank or other financial institution on our general partner for its own limited liability company purposes. Similarly, the Management Agreement provides that the Manager may not use the Partnership’s funds as a compensating balance for its own benefit.

Future Production.  Our general partner may not commit the future production of a Partnership well exclusively for our general partner’s own benefit. Similarly, the Manager Agreement prohibits the Manager from committing the Partnership’s interest in future production from a Partnership well exclusively for the Manager’s own benefit.

Disclosure.  Any agreement or arrangement that binds the Partnership must be fully disclosed in this prospectus.

Loans to and from the Partnership.  The Partnership may not loan money to our general partner or its affiliates or to the Manager or its affiliates. If our general partner loans money to the Partnership, which it is not required to do, then:

•	the interest charged to the Partnership must not exceed our general partner’s interest cost or the interest that would be charged to the Partnership, without reference to our general partner’s financial abilities or guarantees, by unrelated lenders on comparable loans for the same purpose; and
•	our general partner may not receive points or other financing charges or fees, although the actual amount of the charges incurred from third-party lenders may be reimbursed to our general partner.

No Rebates.  Our general partner may not participate in any business arrangements which would circumvent its fiduciary duties or the guidelines described herein including receiving rebates or give-ups. Similarly, the Manager may not participate in any business arrangements which would circumvent its fiduciary duty or the guidelines described herein including receiving rebates or give-ups.

Sale of Assets.  The sale of all or substantially all of the assets of the Partnership may only be made with the consent of the holders of a majority of the outstanding Units, voting as a single class.

Participation in Other Partnerships.  If the Partnership participates in other partnerships or joint ventures, then the terms of the arrangements must not circumvent any of the requirements contained in the Partnership Agreement, including the following:

•	there may be no duplication or increase in organization and offering expenses, our general partner’s compensation, Partnership expenses, or other fees and costs;
•	there may be no substantive change in the fiduciary and contractual relationship between our general partner and you and the other Unitholders; and
•	there may be no diminishment in your voting rights.

Investments.  The Partnership’s funds may not be invested in the securities of another person except in the following instances:

•	investments in working interests made in the ordinary course of the Partnership’s business;
•	temporary investments in income-producing short-term highly liquid investments, in which there is appropriate safety of principal, such as U.S. Treasury Bills;
•	multi-tier arrangements meeting the requirements listed above under “— Participation in Other Partnerships”;
•	investments involving less than 5% of the total subscription proceeds of the Partnership that are a necessary and incidental part of a property acquisition transaction; and
•	investments in entities established solely to limit the Partnership’s liabilities associated with the ownership or operation of property or equipment, provided that duplicative fees and expenses are prohibited.

Safekeeping of Funds.  The Partnership’s funds may not be commingled with the funds of any other entity and our general partner may not employ, or permit another to employ, the funds or assets of the Partnership in any manner except for the exclusive benefit of the Partnership. Our general partner has a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership whether or not in our general partner’s possession or control. Similarly, the Manager may not commingle any of the Partnership’s funds whether or not in the Manager’s possession or control with the funds of any other entity. In addition, the Manager may not employ, or permit another to employ, the funds or assets of the Partnership in any manner except for the exclusive benefit of the Partnership. The Manager and any affiliate of the Manager which takes on any managerial duties to the Partnership under the Management Agreement has a fiduciary responsibility for the safekeeping and use of all Partnership funds and assets whether or not in its possession or control.

Advance Payments.  Advance payments by the Partnership to our general partner, the Manager and their respective affiliates are prohibited except when advance payments are required to secure the tax benefits of prepaid intangible drilling costs and for a business purpose. These payments, if any, shall not include nonrefundable payment of completion costs prior to the time that a decision is made that well or wells warrant a completion attempt.

Policy of Treating All Wells Equitably in a Geographic Area.  Under the Partnership Agreement, all benefits and liabilities from marketing and hedging arrangements or other relationships affecting a property of our general partner or its affiliates and the Partnership must be fairly and equitably apportioned according to the respective interests of each party in the property. None of the properties of the Manager or any affiliate of the Manager will benefit from any of the Partnership’s marketing or hedging arrangements.

No Interpostioning by our General Partner for Drilling and Operating Services.  Our general partner may not benefit by interpositioning itself between the Partnership and the actual provider of drilling contractor and operator services, nor may it profit by drilling in contravention of its fiduciary obligations to the Partnership.

Policy Regarding Roll-Ups

It is possible at some indeterminate time in the future that the Partnership may become involved in a roll-up. In general, a roll-up means a transaction involving the acquisition, merger, conversion, or consolidation of the Partnership with or into another partnership, corporation or other entity, and the issuance of securities by the roll-up entity to you and the other investors. A roll-up will also include any change in the rights, preferences, and privileges of you and the other investors in the Partnership. These changes could include the following:

•	increasing the compensation of our general partner;
•	amending your voting rights;
•	changing the Partnership’s fundamental investment objectives; or
•	materially altering the Partnership’s duration.

If a roll-up should occur in the future, the Partnership Agreement provides various policies which include the following:

•	an independent expert must appraise all Partnership assets and you must receive a summary of the appraisal;
•	if you vote “no” on the roll-up proposal, then you will be offered a choice of:
•	accepting the securities of the roll-up entity; or
•	one of the following:
•	remaining a partner in the Partnership and preserving your Units in the Partnership on the same terms and conditions as existed previously; or
•	receiving cash in an amount equal to your pro-rata share of the appraised value of the Partnership’s net assets; and

•	the Partnership will not participate in a proposed roll-up:
•	unless approved by Unitholders whose Units equal a majority of the total Units;
•	which would result in the diminishment of your voting rights under the roll-up entity’s chartering agreement;
•	which includes provisions which would operate to materially impede or frustrate the accumulation of shares by you of the securities of the roll-up entity;
•	in which your right of access to the records of the roll-up entity would be less than those provided by the Partnership Agreement; or
•	in which any of the transaction costs would be borne by the Partnership if the proposed roll-up is not approved by Unitholders whose Units equal a majority of the total Units.

Also:

•	no sponsor or any of its affiliates shall make or cause to be made any offer to a participant to exchange his or her units for a security of any company, unless:
•	such offer is made after the expiration of two years after such program commenced operations;
•	such offer is made to all participants;
•	such offer, if made by a third party to the sponsor or principal underwriter, or any affiliate of such sponsor or principal underwriter, is on a basis not more advantageous to such sponsor, principal underwriter or affiliate than to participants;
•	the value of the security or other consideration offered is at least equivalent to the value of the units;
•	the value of any reserves used in computing the exchange ratio is supported by an appraisal prepared by an independent petroleum engineer within 120 days of the date such exchange is to be made; the value of any undeveloped acreage used in computing the exchange ratio is at cost unless fair market value, as evidenced by supporting data, is higher; and the value of other assets used in computing the exchange ratio is based upon audited financial statements prepared in accordance with generally accepted accounting principles consistently applied;
•	the offer is made pursuant to a qualification first obtained and, unless exempt, by means of a registration statement meeting the requirements of the Securities Act of 1933, as amended; and
•	for purposes of this section, an “offer of exchange” includes any security of an oil program which is convertible into a security issued by the sponsor or another issuer.

Conflicts with the Manager

The obligations of the Manager with respect to our operations and assets are set forth in the Management Agreement. The Management Agreement provides that the Manager will act as a reasonably prudent operator in operating our properties under the Management Agreement. The Manager will not have a fiduciary or similar duty to us or our Unitholders when it acts under the Management Agreement, except that the Manager and any affiliate of the Manager which takes on any managerial duties to us under the Management Agreement will have a fiduciary responsibility for the safekeeping and use of all Partnership funds and assets whether or not in its possession or control. The reasonably prudent operator standard is a standard developed in connection with oil and gas operations, and provides considerable discretion to the Manager in the operation of our properties, and limits our right of recourse for damages caused to us if the Manager acts in accordance with the prudent operator standard. A Unitholder generally will not have the right to cause us to seek to enforce the Management Agreement if the Unitholder believes the Manager has breached the agreement.

In addition, we may acquire interests in properties in which an affiliate of the Manager also owns or acquires an interest. Affiliates of the Manager will not be under any obligation to us with respect to their interest in these properties. An affiliate of the Manager could propose or consent to operations, or sell or farm-out its interests in the properties, without taking into consideration our distribution policies, financial resources or whether such action is otherwise consistent with our goals or financial resources. Although the possibility of such conflicts of interest between the Partnership and affiliates of the Manager exist with respect to potential ownership by each of an interest in the same property or prospect, we have engaged the Manager because of the extensive oil and gas experience, expertise and business of the Manager and its affiliates. Further, we believe that despite the possibility of such conflicts, we and our investors will benefit from the performance by the Manager of its obligations under the Management Agreement.

Furthermore, the Manager may offer to sell us oil and gas properties or other assets in which one or more affiliates of the Manager owns an interest or its affiliates may offer to acquire oil and gas properties or other assets from us. The Manager is under no fiduciary, contractual or other duty to require any of its affiliates to offer to buy or sell properties or other assets to us or from us at a fair or market price, although pursuant to the Management Agreement the Manager has agreed that if we elect to acquire any properties from an affiliate of the Manager we will not be required to pay more than the lower of the cost to such affiliates of such property or fair market value. In addition, to the extent we and any affiliate of the Manager have joint ownership or operating interests in oil and gas assets, we and such affiliate of the Manager may disagree about the value of those assets. Our general partner will be required to determine whether we should acquire or sell such properties or other assets. Because our general partner has no in-house technical resources with which to evaluate oil and gas properties and other assets, our general partner may, but is not required to, retain on our behalf technical, legal, land, operational and other consultants to assist our general partner in its determination of whether to acquire or sell properties or assets from or to any affiliate of the Manager. The Manager will not be entitled to an acquisition fee or disposition fee from us in respect of any acquisitions we make from or dispositions we make to the Manager or an affiliate of the Manager.

Also, any services not otherwise described in this prospectus, the Management Agreement or any operating agreement for which the Manager or an affiliate is to be compensated by us must be:

•	set forth in a written contract that describes the services to be rendered and the compensation to be paid; and
•	cancelable without penalty by us if approved by investors whose Units equal a majority of the total Units, excluding Units owned by our general partner or the ARC sponsor or any affiliate thereof.

Conflicts Regarding Other Activities of the Manager and Its Affiliates

Affiliates of the Manager have agreed to provide other entities the right to participate in opportunities affiliates of the Manager develop in the Wolfcamp play area of the southern Permian Basin in West Texas, the Utica Shale and liquids rich portion of the Marcellus Shale areas in Ohio, Pennsylvania and West Virginia and the Woodford Shale area of Central Northern Oklahoma, opportunities to acquire or develop midstream assets in the continental United States and opportunities involving properties in the continental United States that consist exclusively of properties that will not be operated by the Manager or any of its affiliates. The Management Agreement provides that the Manager is not required to offer us opportunities to acquire any such properties, however the Partnership is not prohibited from acquiring properties that it identifies in any of those areas, or to acquire or develop midstream assets in the continental United States or to acquire oil and gas properties that are exclusively properties that will not be operated by the Manager or any of its affiliates. As a result, if the Partnership seeks to acquire properties that it identifies in any of those areas that will not be operated by the Manager or any of its affiliates, then the Manager will not manage such properties and we may compete with an entity that is managed by an affiliate of the Manager. In addition, the Management Agreement provides that the Manager is not required to refer to us any properties that Aubrey K. McClendon or any entity of which he is an affiliate has an interest in or right to acquire pursuant to the Chesapeake Energy Corporation Founders Well Participation Program. Further, affiliates of the Manager have agreed to perform management services similar to those under the Management Agreement with us on behalf of an oil and gas program with similar investment objectives to ours that may compete with us.

On June 9, 2014, American Energy — Permian Basin, LLC, or AEPB, a limited liability company formed to acquire, develop and operate oil and gas properties in the Wolfcamp play area of the southern Permian Basin in West Texas, announced that it had agreed to acquire approximately 63,000 net leasehold acres primarily in Reagan and Irion Counties, Texas for approximately $2.5 billion. In addition, on June 9, 2014, American Energy — Marcellus, LLC, or AEM, a limited liability company formed to acquire, develop and operate oil and gas properties in the Marcellus Shale play in Ohio, West Virginia and Pennsylvania, announced that it had agreed to acquire approximately 48,000 net leasehold acres in Doddridge, Harrison, Marion, Tyler and Wetzel Counties, West Virginia. Both AEPB and AEM are companies formed by Mr. McClendon and have The Energy & Minerals Group (a private equity firm), as their lead equity investor, with additional equity from First Reserve Corporation, AEPB’s and AEM’s respective management teams and others. Each of AEPB and AEM will be managed by an affiliate of the Manager.

Due to exclusivity agreements, the Manager will not present to us opportunities to acquire oil and gas leasehold interests in the Wolfcamp play area of the southern Permian Basin in West Texas or in the core of the liquids rich portion of the Marcellus Shale play in Northern West Virginia as discussed above, nor in the Utica Shale area in Ohio, West Virginia, and Pennsylvania and the Woodford Shale area in Central Northern Oklahoma.

The Manager will be required to devote to the Partnership only such portion of its full productive time and attention as the Manager considers necessary to perform its obligations under the Management Agreement. In addition to serving as our manager under the Management Agreement, the Manager may serve as a manager or in a similar capacity to other oil and gas partnerships or entities that may be formed in the future by or affiliated with ARC. In addition, affiliates of the Manager engage, and will continue to engage, in other business activities (including acquiring, owning, operating, developing, marketing and selling producing and non-producing oil and gas properties and prospects). In this regard, affiliates of the Manager engage, and intend to continue to engage, in oil and gas operations and activities that are consistent with the investment objectives of the Partnership, as well as other activities, and will not be restricted from continuing such activities. These affiliates and activities include, but are not limited to American Energy Partners, LP, which was founded by Mr. McClendon in February 2013. Also, in October 2013, American Energy Ohio Holdings LLC (“AEOH”) raised $1.7 billion in the private equity commitments and term debt to pursue oil and gas development opportunities in the Utica Shale play in Ohio, Pennsylvania and West Virginia. In February 2014, American Energy Woodford Holdings LLC (“AEWH”) raised $680 million in private equity commitments and term debt to pursue oil and gas development opportunities in the Woodford Shale and Mississippi Lime plays in central northern Oklahoma. Private equity firms are the majority owners in each of AEOH and AEWH. Each of AEU Services, LLC, and AEW Services, LLC (both of which are indirect wholly owned subsidiaries of American Energy Partners, LP) is the manager of AEOH and AEWH, respectively. Each of AEOH and AEWH is governed by its Board, which is comprised of five (in the case of AEOH) and four (in the case of AEWH) managers, only one of which (Mr. McClendon) in each case is affiliated with American Energy Partners LP. Although each of the managers of AEU Services, LLC and AEW Services, LLC is a wholly owned subsidiary of American Energy Management Services LLC, there is not a working relationship between the Manager, on the one hand, and either AEU Services, LLC or AEW Services, LLC, on the other hand. This could result in a conflict of interest between activities of the Partnership and those of affiliates of the Manager if they pursue the same oil and gas property or prospect. These activities will create a continuing conflict of interest in allocating time, services and other activities between performing services for the Partnership pursuant to the Management Agreement and the Manager’s and such affiliates’ other activities.

The Manager will determine the allocation of its and its affiliates’ management time, services and other functions on an as-needed basis consistent with its obligations to the Partnership under the Management Agreement. Thus, the competition for the time and services of the Manager and its affiliates could result in insufficient attention to the management and operation of the Partnership pursuant to the Management Agreement.

The Manager’s activities are limited to serving as our manager under the Management Agreement and as a manager or in a similar capacity to other oil and gas partnerships or entities that may be formed in the future by or affiliated with ARC. Subject to the Management Agreement, none of the affiliates of the Manager will be restricted from participating in other businesses or activities, even if these other businesses or activities compete with the Partnership’s activities and operate in the same area as the Partnership. However, the Manager may make available to its affiliates business opportunities for their account that are consistent with the investment objectives of the Partnership only after the Manager has determined that any such opportunity available to the Manager either:

•	cannot be pursued by the Partnership because of insufficient funds; or
•	it is not appropriate for the Partnership under the existing circumstances.

Conflicts Involving the Acquisition of Leases

The Partnership Agreement gives our general partner the authority to cause the Partnership to acquire undivided interests in producing and non-producing oil and natural gas properties, and to participate with other parties in the conduct of its drilling and other development operations on those properties. Because the Manager or affiliates of the Manager also engage in activities consistent with the investment objectives of the Partnership, conflicts of interest may arise concerning which properties will be acquired by the Partnership and which properties will be acquired by the Manager or an affiliate of the Manager for its own account or for other affiliated partnerships, third-party programs or joint ventures.

Energy 11, L.P., a limited partnership that is not affiliated with the Partnership or our general partner, has been formed and is also seeking to raise up $2.0 billion to invest in onshore oil and gas properties in the continental United States. The stated business objectives of Energy 11 are substantially similar to those of the Partnership. An affiliate of the Manager serves as the manager of Energy 11 under a management services contract similar to our contract with the Manager, and its obligations to Energy 11 (including identifying oil and gas properties for Energy 11 to acquire and, under the direction and control of Energy 11’s general partner, managing Energy 11’s oil and gas properties on behalf of Energy 11) are similar to those that the Manager owes to the Partnership under the management services agreement we have with the Manager. This affiliate is controlled by the same persons that control the Manager. As a result, conflicts of interest may arise with respect to the Manager and the affiliate that serves as the manager to Energy 11 with respect to identifying and making available to us and Energy 11 oil and gas properties to acquire. In this regard, we entered into an Investment Opportunity Allocation Agreement with the Manager and American Energy Management Services, LLC effective October 24, 2014 (the “Allocation Agreement”) to create a procedure to allocate property acquisition opportunities among the Partnership, Energy 11 and any similar direct investment vehicles which may be formed in the future. The Manager has agreed that opportunities for property acquisitions by the Partnership, Energy 11 and similar direct investment vehicles identified by the Manager and its affiliates will be allocated in chronological order to the direct investment vehicle that has not been presented an opportunity to acquire a property for the longest period of time. The initial property allocation will be based on the effective date of the applicable management agreement between American Energy Partners, LP or one of its affiliates and the direct investment vehicle. Because the Partnership’s management agreement was signed first, the Partnership will get the first acquisition opportunity. Further, Energy 11 is the only other direct investment vehicle of which an affiliate of the Manager is a manager with similar obligations to identify oil and gas properties for acquisition; Energy 11 has not yet held its first closing and, until it does so, all property acquisition opportunities to be presented to a direct investment vehicle by the Manager or any of its affiliates serving in a similar capacity will be presented to the Partnership. After Energy 11 has funds to invest, all acquisition opportunities will be presented pursuant to the Allocation Agreement. Our contract with the Manager does not provide us with a right of first refusal or other preferential right on properties identified by the Manager or its affiliate for potential acquisition, and no assurance can be given that we will have the opportunity to acquire properties in preference to Energy 11 or that the properties made available by the Manager for purchase by us, or the terms of any such potential property purchases, pursuant to the chronological allocation methodology referenced above will be more favorable than those made available to Energy 11.

The prospects and properties acquired by the Partnership will be limited and one or more affiliates of the Manager may own an interest in lease acreage and drilling rights surrounding a Partnership prospect or property. As a result, wells that may be drilled by the Partnership to develop such properties would provide the Manager and affiliates of the Manager with additional drill sites on adjacent acreage by allowing them to determine, at the Partnership’s expense, the value of adjacent acreage and other geological formations, zones, areas, reservoirs, etc. in which the Partnership will not have any interest. In this regard, affiliates of the Manager own, or may own, acreage throughout the area where the Partnership’s properties are situated.

In addition, although the business of the Manager will be limited to serving as the manager pursuant to the Management Agreement and in a similar capacity with respect to other oil and gas partnerships or entities that in the future may be formed by or affiliated with ARC or our ARC sponsor, affiliates of the Manager will engage in other business activities, which will include acquiring, owning, operating, developing and selling oil and gas properties for their account. Engaging in such activities could reduce the time that such affiliates devote to assisting the Manager in managing our business and we will compete for the time and attention of such affiliates with the other activities in which they engage. In addition, it is possible that we could elect at any time or from time to time to acquire oil and gas properties from the Manager or one or more affiliates of the Manager that the Manager or such affiliates elect to sell in the future, but as provided in the Management Agreement any such acquisition would be at the lesser of such affiliate’s cost of the property or properties or fair market value. The Manager would not be entitled to an acquisition fee in respect of any such acquisition(s) of properties we make from the Manager or an affiliate of the Manager.

Also, see “— Conflicts with our General Partner — Conflicts Involving the Acquisition of Leases,” above for conflicts of interest related to the possible acquisition of properties by the Partnership from the Manager or an affiliate of the Manager.

Farmout

We may farmout an undeveloped lease or well activity to the Manager or an affiliate of the Manager only if our general partner, exercising the standard of a prudent operator (which standard is typically the standard to which the operator of oil and gas properties is subject under the joint operating agreement among working interest owners in an oil and gas property and is a standard that is generally interpreted to mean that the persons subject to same must act in good faith and competently and in good faith manage and administer the subject properties, but it does not impose a fiduciary duty on such operator which, if imposed, would require such fiduciary to act for the exclusive benefit of the beneficiaries and in the utmost good faith and free of conflict of interest), determines that:

•	the Partnership lacks the funds to complete the oil and gas operations on the lease or well and cannot obtain suitable financing;
•	drilling on the lease or the intended well activity would concentrate excessive funds in one location, creating undue risks to the Partnership;
•	the leases or well activity have been downgraded by events occurring after assignment to the Partnership so that development of the leases or well activity would not be desirable; or
•	the best interests of the Partnership would be served.

If we farmout a lease or well activity to an affiliate of the Manager, our general partner must retain on behalf of the Partnership the economic interests and concessions a reasonably prudent oil and gas operator would or could retain under the circumstances prevailing at the time, consistent with industry practices.

Safekeeping of Funds

The Manager may not commingle any of the Partnership’s funds that are in the Manager’s possession or control with the funds of any other entity. In addition, the Manager may not employ, or permit another to employ, the funds in any manner except for the exclusive benefit of the Partnership. The Manager and any affiliate of the Manager which takes on any managerial duties to us under the Management Agreement has a fiduciary responsibility for the safekeeping and use of all Partnership funds and assets whether or not in its possession or control.

SOURCE OF FUNDS AND ESTIMATED USE OF OFFERING PROCEEDS

Source of Funds

We were required to receive minimum offering proceeds of $2,000,000 to break escrow and we received the minimum subscription amount, held our first closing and terminated our escrow account June 16, 2014. The maximum offering proceeds may not exceed $2,000,000,000. There are no other requirements regarding our size. On completion of the offering of Units, our source of funds will be as follows:

•	the gross offering proceeds, which are, as of April 10, 2015, approximately $8,404,001 with approximately 435,584 Units sold and will be $2,000,000,000 if the maximum number of common units are sold; and
•	any borrowings under a financing arrangement that we may establish.

In this regard, on the initial closing date our general partner and the Manager each paid $1,000,000 in cash to purchase Units at a discounted price as described in “Plan of Distribution,” all of which was applied to satisfy the minimum required subscription proceeds of $2,000,000.

The net offering proceeds available to us for investment from capital contributions are not expected to be less than approximately $1.77 million if 100,000 Units are sold, less than approximately $663.75 million if 37,500,000 Units are sold and less than approximately $1.77 billion if 100,000,000 Units are sold. Such amounts include the gross offering proceeds (net of commissions and marketing fees and estimated offering and organization costs of $230,000 if the minimum offering is achieved and approximately $230,000,000 if the maximum offering is achieved). We intend to use debt to finance part of our operations and anticipate that any financing arrangement that we establish will provide for a borrowing base that will be set by the lenders, at their discretion, based in part on the lenders’ valuation of our oil and gas reserves. Prior to any listing of our common equity on a national securities exchange, we expect that our leverage ratio will not exceed 50% as determined on an annual basis. Notwithstanding, this limitation will not affect our ability to enter into agreements and financial instruments relating to hedging up to 75% of our oil and natural gas production and pledging up to 100% of our assets and reserves in connection therewith. Our repayment of any borrowings would be from our production revenues and would reduce or delay our cash distributions to you and the other investors.

If our general partner loans money to us, which it is not required to do, then:

•	the interest charged to us must not exceed our general partner’s interest cost or the interest that would be charged to us, without reference to our general partner’s financial abilities or guarantees by unrelated lenders, on comparable loans for the same purpose; and
•	our general partner may not receive points or other financing charges or fees, although the actual amount of the charges incurred from third-party lenders may be reimbursed to our general partner.

Estimated Use of Offering Proceeds

The gross offering proceeds will be used by us to pay the following:

•	the possible payment of distributions as described under “Capital Contributions and Distributions”;
•	the acquisition costs of our prospects and properties;
•	the costs of developing and operating our oil and gas properties, including drilling new wells;
•	the management fee payable to the Manager under the Management Agreement and to our general partner under the Partnership Agreement and the other compensation payable to the Manager and our general partner as described in “Compensation”; and
•	the offering and organization costs of this offering.

Offering and organization costs are composed of the dealer manager fee, selling commissions, the marketing fee and costs such as legal, accounting, SEC and FINRA registration fees, printing and similar costs related to the organization of the Partnership and the offering of the common units.

Substantially all of the gross offering proceeds available to the Partnership will be expended for the following purposes and in the following manner:

	Minimum Offering	%	Maximum Offering	%
Gross Proceeds	$2,000	100.00	$2,000,000	100.00
Offering and organization costs:
Selling commissions	$140	7.00	$140,000	7.00
Dealer manager fee	$60	3.00	$60,000	3.00
Estimated reimbursement to general partner for fees and expenses related to organization and offering(1)	$20	1.00	$20,000	1.00
Estimated reimbursement to Manager for fees and expenses related to organization and offering(1)	$10	0.50	$10,000	0.50
Amounts available for investment, management fees, acquisition fees, disposition fees, financing coordination fees and distributions to Unitholders(1)(2)	$1,770	88.50	$1,770,000	88.50

(1)	Assumes no debt is outstanding. We may use capital contributions to pay the management fees, acquisition fees, disposition fees and financing coordination fees to our general partner and the Manager and to make distributions to Unitholders. If a distribution to Unitholders is not funded entirely from Partnership revenues, investors residing in Iowa, Maryland, North Dakota, Ohio and Oklahoma will be provided disclosure that provides the percentage and dollar amount that is funded from Partnership revenues and the percentage and dollar amount of such distribution that is funded by offering proceeds or borrowings. To date, all distributions have been paid solely from offering proceeds. Offering proceeds that are returned to investors as distributions to them will not be available for investments in oil and gas properties. See “Proposed Activities” for a more detailed discussion of our investment objectives and “Compensation,” and “Compensation — Status of Fees Paid” for a more detailed discussion of the fees we have paid and will pay our general partner, the Manager and their respective affiliates.
(2)	We will pay the Manager a monthly management fee during the period commencing with the initial closing date and extending through the final termination date equal to an annual rate of 3.5% of the sum of: (i) the capital contributions made by the holders of Units to us from the initial closing through the last day of the preceding month; and (ii) our average outstanding indebtedness during the preceding month. Thereafter, the monthly management fee will equal an annual rate of 5%, with 80% of the monthly management fee (that is, an annual rate of 4%) to be paid to the Manager and 20% of the monthly management fee (that is, an annual rate of 1%) to be paid to our general partner. See “Compensation” for a more detailed discussion of the management fee.

COMPENSATION

The following table summarizes the compensation to be paid to our general partner and the other persons listed below.

Compensation Related to the Organization of the Partnership and Offering of Units

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Selling commissions — paid in cash to Realty Capital Securities, LLC, an affiliate of our general partner, as dealer manager of the offering, which is then reallowed in full to participating broker-dealers	7% of the gross offering proceeds, excluding Units purchased by our general partner, the Manager and certain other investors at a discounted purchase price per Unit as described in “Plan of Distribution.”	Because sales commissions are based on the aggregate offering proceeds, the total amount of sales commissions cannot be determined until this offering is complete.

Sales commissions of $140,000 will be paid if the minimum of 100,000 common units is sold in the offering, and sales commissions of $140,000,000 will be paid if the maximum of 100,000,000 common units is sold in the offering.

Dealer Manager fees — paid in cash to our dealer manager, an affiliate of our general partner, as dealer manager of the offering	3% of the gross offering proceeds, excluding Units purchased by our general partner, the Manager and certain other investors at a discounted purchase price per Unit as described in “Plan of Distribution.”	Because dealer manager fees are based on the aggregate offering proceeds, the total amount of dealer manager fees cannot be determined until this offering is complete.

Dealer manager fees of $60,000 will be paid if the minimum of 100,000 common units is sold in the offering, and dealer manager fees of $60,000,000 will be paid if the maximum of 100,000,000 common units is sold in the offering.

Organization and Offering Expenses (reimbursable to our general partner, its affiliates and the Manager)	Any expenses relating to the offering and the formation and financing of the Partnership, including legal costs paid by our general partner or the Manager, filing fees and similar costs, up to a maximum of 1.5% of the gross offering proceeds.	Minimum offering amount: $30,000 Maximum offering amount: $30,000,000

Compensation Related to the Operation of the Partnership

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Acquisition fee and expenses — payable in cash to the Manager	In conjunction with the acquisition cost of producing and non-producing oil and gas properties and in consideration for the services to be performed by the Manager pursuant to its obligations under the Management Agreement in connection with the identification, evaluation and acquisition of oil and gas properties by the Partnership from time to time, the Manager will be entitled to receive an acquisition fee equal to 2% of the contract price (including when paid any carried interest or deferred payment consideration) for each property acquired other than any property acquired by us from the Manager or any of its affiliates. The Manager will also be entitled to reimbursements of acquisition expenses for each property acquired, with the aggregate amount of the acquisition fee and reimbursement of acquisition expenses not to exceed 3% of the contract price for each property acquired.	The acquisition fee and expenses will depend on the contract price of properties acquired and expenses incurred in connection with such acquisition, and therefore cannot be estimated at this time.

Assuming, for example, that 85% of the gross offering proceeds is used to acquire oil and gas properties, which is the gross offering proceeds reduced by organization and offering expenses, the management fee, acquisition fees and expenses of $51,000 will be paid if the minimum of 100,000 common units is sold in the offering, and acquisition fees and expenses of $51,000,000 will be paid if the maximum of 100,000,000 common units is sold in the offering. See “Source of Funds and Estimated Use of Offering Proceeds.”
Monthly management fee (period between the initial closing and the final termination date) — payable in cash to the Manager	Commencing with a payment for the month of the initial closing, and for each month thereafter through the final termination date, pursuant to the Management Agreement the Partnership will pay the Manager a monthly management fee equal to an annual rate of 3.5% of the sum of:	Because the monthly management fee will be based on the total amount of capital contributions made by our Unitholders and the average outstanding indebtedness of the Partnership, it cannot be estimated at this time.
• the capital contributions made by the holders of Units to the Partnership from the initial closing through the last day of the preceding month; and
• the average outstanding indebtedness of the Partnership during the preceding month.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Monthly management fee (period following the final termination date) — payable in cash to our general partner and the Manager	For each month beginning with the first month following the month during which the final termination date occurs, the Partnership will pay a monthly management fee equal to an annual rate of 5% of the sum of:	Because the monthly management fee will be based on the total amount of capital contributions made by our Unitholders and the average outstanding indebtedness of the Partnership, it cannot be estimated at this time.
• the capital contributions made by the holders of Units to the Partnership from the initial closing through the final termination date; and
• the average outstanding indebtedness of the Partnership during the preceding month.
This monthly management fee will be paid pursuant to the Management Agreement four-fifths to the Manager (that is, at an annual rate of 4%) and pursuant to the Partnership Agreement one-fifth to our general partner (that is, at an annual rate of 1%). The management fee includes the Manager’s general and administrative overhead expenses and the Manager will not receive a separate reimbursement of its general and administrative expenses from any source other than the monthly management fee. However, the Manager will receive reimbursement of its direct expenses paid to third-parties.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Well supervisory fees and reimbursement of direct expenses — payable in cash to the Manager	When the Manager operates the Partnership’s properties pursuant to a model form operating agreement it will receive: (i) reimbursement at actual cost for all direct expenses incurred by it on behalf of the Partnership, including expenses to gather, transport, process, treat and market the Partnership’s oil and natural gas production; and (ii) well supervisory fees at competitive rates for maintaining and operating the wells during drilling and producing operations, which are currently $15,000 per well per month during drilling operations and $1,500 per well per month during producing operations, which will be proportionately reduced to the extent the Partnership owns less than 100% of the working interest in the well. The supervisory fees are in addition to the monthly management fees discussed above.	Cannot be estimated at this time.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Reimbursement of administrative costs and expenses — payable in cash to our general partner	The Partnership will reimburse our general partner on a monthly basis for its allocable portion of administrative costs and third-party expenses our general partner incurs or payments our general partner makes on behalf of the Partnership. Administrative costs include all customary and routine expenses incurred by our general partner for the conduct of Partnership administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. Administrative costs do not include any organization and offering expenses incurred by our general partner and its affiliates. Administrative costs and other charges for goods and services must be fully supportable as to the necessity thereof and the reasonableness of the amount charged. Administrative costs will be allocated to our general partner based on the percentage of time the relevant personnel dedicate to the Partnership and actual costs charged to the Partnership.	Cannot be estimated at this time.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Disposition fee — payable in cash to the Manager and our general partner	In conjunction with the disposition by the Partnership of its producing and non-producing oil and gas properties and in consideration for the services to be performed by the Manager and our general partner in connection with the disposition of Partnership properties from time to time, the Manager and our general partner will receive reimbursement of their respective costs incurred in connection with such activities, plus a fee equal to 1% of the contract sales price of the properties (excluding any properties acquired from the Partnership by our general partner, the Manager, or their respective affiliates) (including when paid any deferred payment or “earn out” amounts), which will be paid one-half to each of the Manager and our general partner.	Cannot be estimated at this time.
Financing coordination fee — payable in cash to the Manager and our general partner	In conjunction with the financing by the Partnership of its producing and non-producing oil and gas properties and operations (other than the offering described in this prospectus) and in consideration for the services to be performed by our general partner and the Manager in connection therewith, our general partner and the Manager will receive a financing coordination fee equal to an aggregate of 0.75% of the principal amount of any financing (as the Partnership draws it down if it is not 100% funded in a single closing), which will be paid two-thirds to the Manager and one-third to our general partner.	The financing coordination fees will depend on the amount of borrowings authorized by the Partnership which, in turn, will depend primarily on the amount of offering proceeds received and the value of the Partnership’s oil and gas properties at the time the Partnership seeks the financing or as of any borrowing base redetermination date. Notwithstanding, unless and until the common units are listed on a national securities exchange the Partnership will not exceed a 50% leverage ratio as determined on an annual basis. For example, the financing coordination fees would not exceed $7,500 if the minimum 100,000 common units is sold in the offering and $1,000,000 was borrowed or $7,500,000 if the maximum of 100,000,000 common units is sold in the offering and $1,000,000,000 was borrowed.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Incentive Distributions — issued in the form of incentive distribution rights to our general partner and AECP Holdings	On the initial closing date, we issued incentive distribution rights to our general partner and AECP Holdings, an affiliate of the Manager. The incentive distribution rights were issued 50% to our general partner and 50% to AECP Holdings.	Cannot be estimated at this time.
Upon a sale of all or substantially all of our properties, the incentive distribution rights will entitle each of our general partner and AECP Holdings, as holders of the incentive distribution rights, to receive a one-time incentive performance payment in cash equal to 12.5% each of the aggregate sale price of our properties net of expenses and of the payment of all our debts and obligations, minus the excess, if any, of:
• $20.00 per outstanding Unit (the original purchase price per Unit), less
• the amount previously distributed after the final termination date of this offering on the outstanding Units as described under “Capital Contributions and Distributions — Distributions.”
If the common units become publicly traded on a national securities exchange, we expect to adopt a distribution policy that will require us to establish a minimum quarterly distribution and make quarterly distributions of available cash.
Transfer agent fee and expenses — payable in cash to the Transfer agent	American National Stock Transfer, LLC, a registered transfer agent and an affiliate of our general partner, will serve as our transfer agent and registrar and will receive fees and expense reimbursements for its services at competitive rates.	Cannot be estimated at this time.

Status of Fees Paid

The following table reflects the fees and expense reimbursements incurred, paid and unpaid to our dealer manager, our general partner and the Manager as of December 31, 2014.

(In thousands)	Incurred Year Ended December 31, 2014	Paid Year Ended December 31, 2014	Unpaid As Of December 31, 2014
Organization and Offering Stage
Selling commissions	$204.7	$204.7	$0
Dealer manager fees	$102.0	$102.0	$0
Organization and offering expenses	$3,157.2	$2,194.4	$962.8
Operational Stage
Acquisition fees	$0	$0	$0
Monthly management fees	$49.6	$25.7	$23.9
Well supervisory fees	$0	$0	$0
Reimbursement of direct expenses	$0	$0	$0
Reimbursement of administrative costs and expenses	$0	$0	$0
Disposition fee	$0	$0	$0
Financing coordination fee	$0	$0	$0
Disposition fee	$0	$0	$0

Compensation to the Manager

In conjunction with our acquisition of both producing and non-producing oil and gas properties (excluding any properties we may acquire from the Manager or its affiliates), the Manager will receive an acquisition fee and reimbursement of its acquisition expenses based on the contract price for each property acquired. In return, the Manager will conduct the initial due diligence for a property acquisition, including environmental matters, and submit a proposal to us consisting of a written report that includes the following:

•	a description of the properties to be acquired;
•	estimated reserve information and gross and net leasehold acres;
•	the proposed terms of the proposed acquisition, including whether same deviate from general parameters we and the Manager may establish from time to time for acquisitions;
•	economics of the proposed acquisition and budgeting information of expected expenditures;
•	a recommendation of the amount of indebtedness, if any, to be used by us to fund the proposed acquisition;
•	such other information as our general partner may request; and
•	if we elect to acquire a property, then the Manager, at the direction of our general partner, will seek to:
•	finalize the definitive documents;
•	conduct the remaining due diligence on our behalf;
•	submit the definitive agreements to us for final approval;
•	meet with our general partner to address any questions it may have in connection with its evaluation and approval of the acquisition; and
•	assist the Partnership in connection with closing such proposed acquisition.

In conjunction with the disposition by us of producing and non-producing properties, our general partner and the Manager will receive a disposition fee from us, which will be paid one-half to our general partner and one-half to the Manager, and reimbursement of their respective costs incurred in connection with such activities. With respect to the disposition fee, the activities performed by our general partner and the Manager on our behalf may include:

•	preparing a data room (which may be a virtual data room) populated with the title, right-of-way, contractual and other information that a buyer would typically require for its review and evaluation in connection with a proposed sale;
•	determining the method for such disposition;
•	overseeing the disposition process;
•	working with potential buyers to negotiate the most advantageous terms for such disposition then available under the circumstances;
•	if our general partner approves the disposition and executes the definitive agreement(s) on our behalf, the Manager will work at the direction and control of our general partner to consummate the disposition on the agreed terms; and
•	assistance regarding the sale of our oil and gas properties including the preparation of an investment package for the property (such as an investment analysis, a property description and other due diligence information).

In conjunction with any financing of our properties and operations, our general partner and the Manager will receive a financing coordination fee, which will be paid one-third to our general partner and two-thirds to the Manager. With respect to the financing coordination fee, the activities performed by our general partner and the Manager on our behalf may include:

•	services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that we assume, directly or indirectly, in connection with the acquisition of properties or other permitted investments;
•	meeting with interested sources of providing financing to us to seek attractive terms;
•	negotiating the definitive terms of any loan documents for our execution; and
•	assistance in complying with on-going obligations under our credit documents.

In this regard, the following terms have the meanings set forth below. See “Additional Information” and the Management Agreement, which is Exhibit 10.2 to our quarterly report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on June 20, 2014, for the complete definitions.

•	“Acquisition fee” generally means the total fee payable by us to the Manager as compensation for its services in connection with the investigation, selection, and our acquisition (by purchase, contribution, investment or exchange) of any producing or non-producing oil and gas property (other than a property acquired by us from the Manager or any of its affiliates) in an amount equal to 2.0% of the contract price of each property acquisition.
•	“Acquisition expenses” generally means any and all expenses, not to exceed 1% of the contract price, including but not limited to legal fees and expenses, travel, lodging and communications expenses, financial advisory fees, brokerage fees, costs of appraisals, engineering fees and expenses, third party consultant fees and expenses, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and the costs of performing due diligence (including, without limitation, title, environmental, general land services and similar due diligence), but excluding acquisition fees, in each case incurred by us, the Manager or any of our respective affiliates in connection with the selection, evaluation, acquisition, origination, making or development of any oil and gas property, whether or not acquired.
•	“Contract price” generally means the total consideration, including any “carried interest” consideration or deferred or “earn-out” payments when paid by us in connection with the acquisition from any seller(s) of any property, or the total consideration received by us for the sale or other disposition of any property (other than sales of oil, gas and other hydrocarbons produced from our properties in the ordinary course of business).
•	“Disposition fee” generally means all compensation payable by us to our general partner and the Manager for their services in connection with the sale or other disposition by us of all or any portion of our properties (other than the sale or other disposition in the ordinary course of business of oil, gas or other hydrocarbons produced from the properties and other than a sale or other disposition to the Manager or any of its affiliates) in an amount equal to 1% of the contract price of the properties, which is payable 50% to our general partner and 50% to the Manager.
•	“Disposition expenses” generally means any and all expenses, exclusive of disposition fees, incurred by us, the Manager or any of our respective affiliates in connection with the sale or other disposition, or proposed sale or other disposition, of all or any portion of our properties (other than the sale of oil, gas or other hydrocarbons produced from the properties), whether or not sold or otherwise disposed of, including, without limitation, legal fees and expenses, travel, lodging and communications expenses, brokerage fees, costs of appraisals, engineering fees and expenses, third party consultant fees and expenses, accounting fees and expenses, title insurance premiums and the costs of performing engineering, environmental, title, general land services and other due diligence.
•	“Financing coordination fee” generally means all compensation to our general partner and the Manager for their services in connection with our financing any property acquisition or our assumption of any loan(s) with respect to any property acquisition or refinancing of any loan, equal to 0.75% of the principal account incurred by us or outstanding under any such loan, which is payable 0.50% to the Manager and 0.25% to our general partner.”

Compensation Related to the Dissolution and Liquidation of the Partnership

Other than distributions to our general partner and AECP Holdings with respect to the incentive distribution rights, no additional compensation or other amounts will be paid to our general partner, the Manager, AECP Holdings, the dealer manager or their respective affiliates.

Estimated Partnership Expenses

Our general partner and Manager estimate that direct costs and administrative costs allocable to the Partnership for the first twelve months of operations will be approximately $0.4 million if the minimum of 100,000 Units is sold in the offering (representing 17.8% of the Partnership’s capital), and approximately $4.4 million if the maximum of 100,000,000 Units is sold in the offering (representing 0.2% of the Partnership’s capital). Our general partner and the Manager estimate that the components of such allocable amounts will be as follows:

	Minimum Offering Proceeds	Maximum Offering Proceeds
Administrative Costs
Legal	$10,000	$1,400,000
Accounting	20,000	350,000
Geological	10,000	750,000
Secretarial	0	75,000
Travel	5,000	60,000
Office Rent	24,000	2,000
Telephone	2,000	2,000
Data Processing	0	50,000
Total Administrative Costs	$71,000	$2,711,000

	Minimum Offering Proceeds	Maximum Offering Proceeds
Direct Costs
External Legal	100,000	350,000
Audit Fees	100,000	350,000
Tax	50,000	750,000
Independent Engineering Reports	10,000	200,000
Outside Computer Services	25,000	25,000
Total Direct Costs	$285,000	$1,675,000
TOTAL DIRECT AND ADMINISTRATIVE COSTS	$356,000	$4,386,000

Direct costs must be billed directly to and paid by the Partnership to the extent practicable. Administrative costs and other charges for goods and services must be fully supportable as to the necessity thereof and the reasonableness of the amount charged.

TERMS OF THE OFFERING

Subscription to the Partnership

We were formed to offer for sale a minimum of 100,000 Units for gross proceeds of $2,000,000 and a maximum of 100,000,000 Units for gross proceeds of $2,000,000,000. We are offering Units representing limited partner interests at a price of $20.00 per Unit until the final termination date, as described below. Also, some classes of investors, including our general partner and its executive officers and directors and others as described in “Plan of Distribution,” may buy Units at discounted prices because sales commissions and dealer manager fees will not be paid for those sales. Thus, investors who pay discounted prices for their Units may receive higher returns on their investments in the Partnership as compared to investors who pay the entire $20.00 per Unit.

The offering period began on May 8, 2014 and is expected to end on May 8, 2016, or two years from the effectiveness of our initial prospectus, unless this offering is extended by our general partner for a period of up to three months, but not past August 8, 2016, pursuant to a supplement to this prospectus (we refer to May 8, 2016, or, if the offering is extended, the date set forth in such extension as the final termination date). Our general partner may terminate the offering period at any time prior to the scheduled end of the offering period. On June 16, 2014, we accepted aggregate subscriptions equal to $2,000,000 for Units at a discounted price of $18.00 per Unit, consisting of $1,000,000 in cash paid by each of our general partner and the Manager, issued approximately 55,555 Units to each of our general partner and the Manager and therefore broke escrow. As of April 10, 2015, we have accepted subscriptions of approximately $8,404,001 for approximately 435,584 Units from approximately 171 investors and have approximately 99,564,416 Units remaining available for sale. See “— Partnership Closings and Escrow,” below. Our general partner may terminate the offering at any time.

Partnership Closings and Escrow

Offering proceeds for the Partnership were held in a separate interest bearing escrow account at UMB Bank, N.A. until June 16, 2014 when we accepted the minimum offering amount of $2,000,000 at which time our general partner, on our behalf, broke escrow, transferred the escrowed offering proceeds to our account, which is a separate account maintained for us, and began our business activities. Our funds will not be commingled with the funds of any other entity.

In this regard, on the initial closing date, our general partner and the Manager each purchased $1,000,000 of Units at a discounted price as described in “Plan of Distribution.” The Units purchased by our general partner and the manager were applied to achieve the minimum required subscription proceeds of $2,000,000.

Investors who invested prior to our receipt of the minimum offering amount received, upon admission into the Partnership, a one-time distribution of interest for the period their funds were held in escrow.

We plan to have closings twice a month and admit new limited partners until the earlier of the issuance of 100,000,000 common units and the final termination date.

Arizona Investors:  Subscriptions from Arizona investors will be held in escrow until subscriptions for at least $10,000,000 have been received by the partnership from investors, excluding subscriptions from Arizona investors.

Pennsylvania Investors:  Because the aggregate minimum closing amount of the Units is less than 10% of the maximum closing amount allowed to the Partnership in this offering, you are cautioned to carefully evaluate the Partnership’s ability to fully accomplish its stated objectives and inquire as to the current dollar volume of Partnership subscriptions for its Units. In addition, subscription proceeds received by the Partnership from Pennsylvania investors will be placed into a short-term escrow (120 days or less) until subscriptions for at least 5% of the maximum offering proceeds have been received by the Partnership, which means that subscriptions for at least $100,000,000 have been received by the Partnership from investors, including Pennsylvania investors. If the appropriate minimum has not been met at the end of each escrow period, the Partnership must notify the Pennsylvania investors in writing by certified mail or any other means whereby a receipt of delivery is obtained within 10 calendar days after the end of each escrow period that they have a right to have their investment returned to them. If an investor requests the return of such funds within 10 calendar days after receipt of notification, the Partnership must return such funds within 15 calendar days after receipt of the investor’s request.

Acceptance of Subscriptions

Your execution of the subscription agreement constitutes your offer to buy Units in the Partnership and to hold the offer open until either:

•	your subscription is accepted or rejected by our general partner; or
•	you withdraw your offer.

To withdraw your subscription agreement, you must give written notice to our general partner before your subscription agreement is accepted by our general partner.

Also, our general partner will:

•	not complete a sale of Units to you until at least five business days after the date you receive a final prospectus; and
•	send you a confirmation of purchase.

Subject to the foregoing, your subscription agreement will be accepted or rejected by the Partnership within 30 days of its receipt. Our general partner’s acceptance of your subscription is discretionary, and our general partner may reject your subscription for any reason without incurring any liability to you for this decision. If your subscription is rejected, then all of your funds will be promptly returned to you together with any interest earned on your subscription proceeds and without deduction for any fees.

The Partnership raised the minimum closing amount and broke escrow on June 16, 2014. However, the Partnership is required to hold subscription proceeds received from Pennsylvania investors in a short-term escrow (120 days or less) until subscriptions for at least $100,000,000 have been received by the Partnership from investors, including Pennsylvania investors. The partnership is also required to hold subscription proceeds received from Arizona investors in escrow until subscriptions for at least $10,000,000 have been received by the partnership from investors, excluding subscriptions from Arizona investors. When you will be admitted to the Partnership as a partner depends on whether your subscription is accepted before or after the Partnership breaks escrow. If your subscription is accepted:

•	before breaking escrow, then you will be admitted to the Partnership not later than 15 days after the release from escrow of the investors’ subscription proceeds to the Partnership; or
•	after breaking escrow, then you will be admitted to the Partnership not later than the last day of the calendar month in which your subscription was accepted by the Partnership.

Your execution of the subscription agreement and our general partner’s acceptance also constitutes your:

•	execution of the Partnership Agreement and acceptance of its terms and conditions as a limited partner; and
•	grant of a special power of attorney to our general partner to file amended certificates of limited partnership and governmental reports, and perform certain other actions on behalf of you and the other Unitholders as partners of the Partnership.

ARC’S PRIOR ACTIVITIES

Because our ARC sponsor was recently formed and this is the first oil and gas limited partnership it has sponsored, the following tables reflect certain historical data with respect to previous real estate programs managed or sponsored by ARC, an entity under common control with our ARC sponsor. Our AECP sponsor also was recently formed and it and its affiliates have not previously sponsored any oil and gas limited partnerships or other programs.

ARC’s Prior Investment Programs

The Partnership is the first oil and gas program sponsored by our ARC sponsor, ARC and their affiliates. Prior to this offering, ARC has only sponsored the real estate investment programs described below. The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Nicholas S. Schorsch and William M. Kahane, the principals of our ARC sponsor. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane may not be indicative of our future results. For an additional description of this risk, see “Risk Factors — Risks Related to an Investment in the Partnership.” The information summarized below is current as of December 31, 2014 (unless specifically stated otherwise) and is set forth in greater detail in the Prior Performance Tables included in Appendix A to this prospectus. In addition, we will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such report.

We intend to conduct this offering in conjunction with future offerings by one or more public and private oil and gas and real estate entities sponsored by our ARC sponsor, ARC and their affiliates. To the extent that such entities have the same or similar investment strategies or objectives as ours, such entities may be in competition with us for the investments we make. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2014, affiliates of advisor have sponsored 20 public programs, all of which had raised funds as of December 31, 2014. From August 2007 (inception of the first public program) to December 31, 2014, these public programs, which include ARCT, ARCT III, ARCT IV, PECO, ARC HT, ARCT V, NYRT, DNAV, ARC Global, ARCP, ARC RCA, RFT, ARC HT II, PECO II, HOST, UDFV, NYCR, ARC HT III, ARC Global II and ARC RCA II had raised $20.1 billion from 363,326 investors in public offerings. The public programs purchased 4,869 properties with an aggregate purchase price of $25.7 billion in 49 states, Washington D.C., the Commonwealth of Puerto Rico, Finland, France, Germany and the United Kingdom.

The investment objectives of each of these public programs are substantially identical to our investment objectives of (1) paying attractive and stable cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing appreciation in the value of our investments.

The following table details the percentage of properties located in the following states and U.S. territories as well as several European countries based on purchase price:

State/Possession/Country	Purchase Price %
Alabama	1.8%
Alaska	0.0%
Arizona	1.3%
Arkansas	0.7%
California	5.2%
Colorado	1.5%
Connecticut	0.5%
Delaware	0.0%
District of Columbia	0.0%

State/Possession/Country	Purchase Price %
Finland	0.3%
Florida	6.4%
France	0.1%
Georgia	4.7%
Germany	1.1%
Idaho	0.2%
Illinois	5.2%
Indiana	2.6%
Iowa	1.4%
Kansas	1.2%
Kentucky	1.5%
Louisiana	1.0%
Maine	0.3%
Maryland	1.5%
Massachusetts	1.9%
Michigan	3.1%
Minnesota	1.4%
Missippi	1.1%
Missouri	2.5%
Montana	0.1%
Nebraska	0.4%
Netherlands	0.3%
Nevada	0.6%
New Hampshire	0.2%
New Jersey	3.0%
New Mexico	0.6%
New York	13.2%
North Carolina	2.9%
North Dakota	0.2%
Ohio	3.5%
Oklahoma	1.0%
Oregon	0.6%
Pennsylvania	4.7%
Puerto Rico	0.3%
Rhode Island	0.6%
South Carolina	2.0%
South Dakota	0.1%
Tennessee	1.8%
Texas	7.7%
United Kingdom	1.9%
Utah	0.3%
Vermont	0.1%
Virginia	2.1%
Washington	1.1%
West Virginia	0.4%
Wisconsin	1.7%
Wyoming	0.1%
100%

The properties are used by our tenants in the following industries based on purchase price:

Industry	Purchase Price %
Advertising	0.0%
Aerospace	1.0%
Agricultural Products & Services	0.1%
Auto Manufacturer	0.2%
Auto Manufacturing	0.2%
Auto Retail	0.8%
Auto Services	0.4%
Automation	0.1%
Automotive Parts Manufacturing	0.1%
Automotive Parts Supplier	0.3%
Biotechnology	0.1%
Casual Dining	2.8%
Consulting	0.1%
Consumer Goods	0.2%
Consumer Products	3.8%
Contract Research	0.0%
Discount Retail	4.5%
Distribution	1.0%
Diversified Industrial	0.5%
Education	0.1%
Electronics	0.0%
Energy	0.5%
Family Dining	1.6%
Financial Services	2.7%
Fitness	0.1%
Foot Apparel	0.1%
Freight	4.0%
Gas/Convenience	1.0%
Government Services	1.8%
Haircare Services	0.0%
Healthcare	19.3%
Heavy Equipment	0.1%
Home Décor	0.2%
Home Maintenance	1.3%
Hospitality	0.1%
Hotel	1.0%
Information and communications	0.1%
Insurance	2.1%
Jewelry	0.3%
Manufacturing	0.5%
Marine Products	0.0%
Marketing	0.1%
Media	0.1%
Medical Office	0.1%
Metal Processing	0.1%
Motor Cycle	0.0%
Office	9.0%
Oil/Gas	0.2%
Packaging	0.1%
Packaging Goods	0.1%
Parking	0.1%
Personal services	0.0%
Petroleum Services	0.0%
Pharmaceuticals	0.5%
Pharmacy	4.6%

Industry	Purchase Price %
Printing Services	0.0%
Professional Services	0.3%
Publishing	0.1%
Quick Service Restaurant	4.9%
Refrigerated Warehousing	0.7%
Residential	0.1%
Restaurant	0.7%
Restaurant – Casual Dining	0.0%
Restaurant – Quick Service	0.1%
Retail	13.1%
Retail – Department Stores	0.7%
Retail – Discount	0.0%
Retail – Hobby/books/music	0.0%
Retail – Home furnishings	0.0%
Retail – Sporting Goods	0.2%
Retail – Wholesale	0.0%
Retail Banking	4.8%
Retail Food Distribution	0.3%
Specialty Retail	1.6%
Storage Facility	0.0%
Supermarket	1.7%
Technology	1.2%
Telecommunications	0.7%
Transportation	0.0%
Travel Centers	0.0%
Utilities	0.7%
Waste Management	0.0%
100.0%

The purchased properties were 24.8% new and 75.2% used, based on purchase price. As of December 31, 2014, four properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

Programs of Our ARC Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011, having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCT became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT,” or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the

Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

New York REIT, Inc.

New York REIT, Inc., or NYRT, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRT was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On November 12, 2009, NYRT filed its initial registration statement with the SEC, which became effective on September 2, 2010. NYRT had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRT exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of April 14, 2014, the day prior to NYRT’s listing on the New York Stock Exchange (“NYSE”), NYRT had received aggregate gross proceeds of $1.7 billion which includes the sale of 169.8 million shares of common stock in its public offering, $17.0 million from its private offering and $41.5 million from its distribution reinvestment plan. On April 15, 2014, NYRT listed its common stock on the NYSE under the symbol “NYRT,” or the NYRT Listing. In connection with the NYRT Listing, NYRT commenced an offer to purchase up to 23,255,814 shares of its common stock at a price equal to $10.75 per share or an aggregate of $250.0 million in shares of common stock from its stockholders. This offer closed on May 12, 2014 and NYRT purchased 14.2 million shares of its common stock at a purchase price of $10.75 per share, for an aggregate cost of $152.2 million, excluding fees and expenses relating to the offer. As of December 31, 2014, NYRT had 162.2 million shares of NYRT common stock outstanding, including restricted stock, converted preferred shares and shares issued under its distribution reinvestment plan. As of December 31, 2014, NYRT had total real estate-related assets of $2.4 billion, comprised of 24 properties and real estate-related assets. As of December 31, 2014, NYRT had incurred, cumulatively to that date, $175.0 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $42.6 million of acquisition and transaction-related costs. On April 27, 2015, the closing price per share of NYRT was $10.15.

Phillips Edison Grocery Center REIT, Inc.

Phillips Edison Grocery Center REIT, Inc., or PECO, a Maryland corporation, is the third publicly offered REIT co-sponsored by American Realty Capital. PECO was incorporated as Phillips Edison — ARC Shopping Center REIT, Inc. on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. On January 13, 2010, PECO filed its registration statement with the SEC, which became effective on August 12, 2010. PECO invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of December 31, 2014, PECO had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 182.1 million shares of common stock in its public offering and $83.2 million from its distribution reinvestment program. As of December 31, 2014, PECO had acquired 138 properties and had total real estate investments at cost of $2.1 billion. As of December 31, 2014, PECO had incurred, cumulatively to that date, $186.2 million in offering costs for the sale of its common stock and $42.4 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On August 27, 2010, ARC HT filed its registration statement with the SEC, which became effective on February 18, 2011. As of April 6, 2014, the day prior to ARC HT’s listing on the NASDAQ Global Select Market (“NASDAQ”),

ARC HT had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 174.3 million shares in its public offering and $80.0 million from its distribution reinvestment plan. On April 7, 2014, ARC HT listed its common stock on the NASDAQ under the symbol “HCT,” or the HCT Listing. In connection with the HCT Listing, ARC HT commenced an offer to purchase up to 13,636,364 shares of its common stock at a price equal to $11.00 per share or an aggregate of $150.0 million in shares of common stock from its stockholders. The offer closed on May 2, 2014 and ARC HT purchased 13.6 million of its common stock at a purchase price of $11.00 per share, for an aggregate cost of $150.0 million, excluding fees and expenses related to the offer. As of December 31, 2014, ARC HT had 169.3 million shares of its common stock outstanding, including restricted stock and shares issued under its distribution reinvestment plan. As of December 31, 2014, ARC HT owned 155 healthcare-related properties and one preferred equity investment, with an aggregate purchase price of $2.2 billion. As of September 30, 2014, ARC HT had incurred, cumulatively to that date, $197.5 million in offering costs for the sale of its common stock and $62.6 million of acquisition and transaction-related costs. On June 1, 2014, ARC HT entered into an Agreement and Plan of Merger with Ventas, Inc., or Ventas, a Delaware corporation. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 15, 2015. The merger closed on January 16, 2015, pursuant to which ARC HT merged with and into a subsidiary of Ventas and trading of ARC HT’s shares was suspended at market close on that date.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On September 14, 2010, ARC RCA filed its registration statement with the SEC, which became effective on March 17, 2011. As of December 31, 2014, ARC RCA had received aggregate gross proceeds of $938.7 million, which includes the sale of 92.8 million shares in its public offering and $15.5 million from its distribution reinvestment plan. As of December 31, 2014, ARC RCA owned 20 properties with an aggregate purchase price of $721.3 million. As of December 31, 2014, ARC RCA had incurred, cumulatively to that date, $101.4 million in offering costs for the sale of its common stock and $13.9 million for acquisition costs related to its portfolio of properties. The ARC RCA public offering terminated on September 12, 2014.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and has elected to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On October 8, 2010, ARC DNAV filed its registration statement with the SEC, which became effective on August 15, 2011.As of December 31, 2014, ARC DNAV had received aggregate gross proceeds of $24.7 million, which includes the sale of 2.5 million shares in its public offering and $1.1 million from its distribution reinvestment plan. As of December 31, 2014, ARC DNAV owned 14 properties with an aggregate base purchase price of $34.8 million. As of December 31, 2014, ARC DNAV had incurred, cumulatively to that date, $7.7 million in offering costs from the sale of its common stock and $0.9 million for acquisition costs related to its portfolio of properties. As of December 31, 2014, the offering costs exceeded 1.5% of gross proceeds from its public offering by $6.4 million, which is a cap elected by its Advisor and became its Advisor’s responsibility. The ARC DNAV public offering terminated on February 11, 2015.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On November 2, 2010, ARCT III filed its registration statement with the SEC, which became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which included the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plan of Merger.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Global Select Market under the symbol “ARCP.” On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III.

In aggregate, through December 31, 2013, ARCP had received $1.1 billion of proceeds from the sale of common and convertible preferred stock. As of December 31, 2013, ARCP owned 1,328 buildings, including properties purchased by ARCT III, freestanding properties and real estate investments, at a purchase price of $5.2 billion. On May 28, 2013, ARCP and CapLease, Inc., or CapLease, entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of CapLease. The merger was approved by both companies’ boards of directors and CapLease’s stockholders and closed on November 5, 2013. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and ARCT IV's stockholders and closed on January 3, 2014. Effective as of January 8, 2014, ARCP internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCP became a self-administered REIT managed full-time by its own management team. On October 22, 2013, ARCP entered into an Agreement and Plan of Merger with Cole Real Estate Investments, Inc., or Cole, under which ARCP subsequently acquired all of the outstanding shares of Cole. The merger was approved by both companies’ boards of directors and stockholders and closed on February 7, 2014.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global was incorporated on July 13, 2011 and qualified as a REIT beginning with the taxable year ended December 31, 2013. On October 27, 2011, ARC Global filed its registration statement with the SEC, which was declared effective by the SEC on April 20, 2012. As of December 31, 2014, ARC Global had received aggregate gross proceeds of $1.8 billion which includes the sale of 173.0 million shares in its public offering and $46.2 million from its distribution reinvestment plan. As of December 31, 2014, ARC Global owned 307 properties with an aggregate base purchase price of $2.4 billion. As of December 31, 2014 ARC Global had incurred, cumulatively to that date, $188.2 million in offering costs for the sale of its common stock and $91.5 million for acquisition costs related to its property acquisitions. The ARC Global public offering terminated on June 30, 2014.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, was the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and qualified as a REIT beginning with the taxable year ended December 31, 2012. On March 22, 2012, ARCT IV filed its registration statement with the SEC, which was declared effective by the SEC on June 8, 2012. As of December 31, 2013, ARCT IV had received aggregate gross proceeds of $1.8 billion which includes the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. As of December 31, 2013, ARCT IV owned 1,231 freestanding properties at an aggregate purchase price of $2.2 billion. As of December 31, 2013, ARCT IV had incurred, cumulatively to that date, $197.1 million in offering costs for the sale of its common stock and $55.7 million for acquisition costs related to its portfolio of properties. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and was subsequently approved by ARCT IV's stockholders on January 3, 2014. The merger closed on January 3, 2014, pursuant to which ARCT IV merged with and into a subsidiary of ARCP.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On October 31, 2012, ARC HT II filed its registration statement with the SEC, which was declared effective by the SEC on February 14, 2013. As of December 31, 2014, ARC HT II received aggregate gross proceeds of $2.1 billion, which includes the sale of 81.9 million shares in its public offering and $42.9 million from its distribution reinvestment plan. As of December 31, 2014, ARC HT II owned 118 properties with an aggregate purchase price of $1.6 billion. As of December 31, 2014, ARC HT II had incurred, cumulatively to that date, $227.6 million in offering costs for the sale of its common stock and $34.4 million for acquisition costs related to its portfolio of properties. The ARC HT II public offering terminated on November 17, 2014.

Realty Finance Trust, Inc.

Realty Finance Trust, Inc., or RFT, a Maryland corporation, is the twelfth publicly offered REIT sponsored by the parent of our sponsor. RFT was incorporated on November 15, 2012 and qualified to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On January 22, 2013, RFT filed its registration statement publicly with the SEC, which was declared effective by the SEC on February 12, 2013. As of December 31, 2014, RFT received aggregate gross proceeds of $384.2 million, which includes the sale of 15.2 million shares in its public offering and $5.2 million from its distribution reinvestment plan. As of December 31, 2014, RFT had 46 real estate mortgage debt investments with a total carrying value of $508.0 million and CMBS investments with a fair value of $50.6 million. As of September 30, 2014, RFT had incurred, cumulatively to that date, $31.4 million in offering costs for the sale of its common stock.

American Realty Capital Trust V, Inc.

American Realty Capital Trust V, Inc., or ARCT V, a Maryland corporation, is the thirteenth publicly offered REIT sponsored by American Realty Capital. ARCT V was incorporated on January 22, 2013 and elected to qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. On March 6, 2013, ARCT V filed its registration statement publicly with the SEC, which was declared effective by the SEC on April 4, 2013. As of December 31, 2014, ARCT V received aggregate gross proceeds of $1.6 billion which includes the sale of 61.8 million shares in its public offering and $81.4 million from its distribution reinvestment plan. As of December 31, 2014, ARCT V owned 463 freestanding properties with an aggregate purchase price of $2.2 billion. As of September 30, 2014, ARCT V had incurred, cumulatively to that date, $173.7 million in offering costs for the sale of its common stock and $49.8 million for acquisition costs related to its portfolio of properties. The ARCT V public offering terminated in October 2013.

Phillips Edison Grocery Center REIT II, Inc.

Phillips Edison Grocery Center REIT II, Inc., or PECO II, a Maryland corporation, is the fourteenth publicly offered REIT sponsored by American Realty Capital. PECO II was incorporated as Phillips Edison  — ARC Grocery Center REIT II, Inc. on June 5, 2013 and intends to elect and qualify as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On August 13, 2013, PECO II filed its registration statement with the SEC, which was declared effective by the SEC on November 25, 2013. As of December 31, 2014, PECO II received aggregate gross proceeds of $560.5 million from the sale of 22.5 million shares in its public offering and $7.2 million from its distribution reinvestment plan. As of December 31, 2014, PECO II owned 20 properties at an aggregate purchase price of

$321.7 million. As of December 31, 2014, PECO II had incurred, cumulatively to that date, $69.2 million in offering costs for the sale of its common stock and $5.4 million in acquisition costs related to its portfolio of properties.

American Realty Capital Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc., or ARC HOST, a Maryland corporation, is the fifteenth publicly offered REIT sponsored by American Realty Capital. ARC HOST was incorporated on July 25, 2013 and intends to elect and qualify as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On August 16, 2013, ARC HOST filed its registration statement with the SEC, which was declared effective by the SEC on January 7, 2014. As of December 31, 2014, ARC HOST received aggregate gross proceeds of $252.8 million, which includes the sale of 10.1 million shares in its public offering and $1.5 million from its distribution reinvestment plan. As of December 31, 2014, ARC HOST owned six properties at an aggregate purchase price of $106.5 million. As of December 31, 2014, ARC HOST had incurred, cumulatively to that date, $31.4 million in offering costs for the sale of its common stock and $10.9 million in acquisition costs related to its portfolio of properties.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of December 31, 2014, BDCA had raised gross proceeds of $1.7 billion which includes the sale of 151.4 million shares in its public offering and $61.7 million from its distribution reinvestment plan. As of December 31, 2014, BDCA’s investments, at amortized cost, were $1.9 billion. As of September 30, 2014, BDCA had incurred, cumulatively to that date, $158.8 million in offering costs for the sale of its common stock.

American Realty Capital New York City REIT, Inc.

American Realty Capital New York City REIT, Inc., or ARC NYCR, a Maryland corporation, is the sixteenth publicly offered REIT sponsored by American Realty Capital. ARC NYCR was incorporated on December 19, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On February 26, 2014, ARC NYCR filed its registration statement with the SEC, which became effective on April 24, 2014. As of December 31, 2014, ARC NYCR received aggregate gross proceeds of $509.9 million, which includes the sale of 20.4 million shares in its public offering and $4.5 million from its distribution reinvestment plan. As of December 31, 2014, ARC NYCR owned four properties at an aggregate purchase price of $254.5 million. As of December 31, 2014, ARC NYCR had incurred, cumulatively to that date, $55.6 million in offering costs for the sale of its common stock and $6.1 million for acquisition costs related to its portfolio of properties.

United Development Funding Income Fund V

United Development Funding Income Fund V, or UDF V, a Maryland corporation, is the seventeenth publicly offered REIT sponsored by American Realty Capitaland is co-sponsored by UDF Holdings, L.P. UDF V was incorporated on October 1, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or the first year during which UDF V commences real estate operations. On February 26, 2014, UDF V filed its registration statement with the SEC, which became effective on July 25, 2014. UDF V was formed to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. As of December 31, 2014, UDF V received aggregate gross proceeds of $10.0 million, which includes the sale of 0.5 million shares in its public offering and approximately $3,000 from its distribution reinvestment plan. As of December 31, 2014, UDF V had made two real estate mortgage debt investments with a total carrying value of $15.1 million. As of December 31, 2014 UDF V had incurred, cumulatively to that date, $1.2 million in offering costs from the sale of its common shares of beneficial interest.

American Realty Capital Healthcare Trust III, Inc.

American Realty Capital Healthcare Trust III, Inc., or ARC HT III, a Maryland corporation, is the eighteenth publicly offered REIT sponsored by American Realty Capital. ARC HT III was incorporated on April 24, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On May 28, 2014, ARC HT III filed its registration statement with the SEC, which became effective on August 20, 2014. As of December 31, 2014, ARC HT III received aggregate gross proceeds of $0.2 million, which includes the sale of 8,888 shares in a private placement. As of December 31, 2014, ARC HT III had not acquired any properties. As of December 31, 2014, ARC HT III had incurred, cumulatively to that date, $2.3 million in offering costs for the sale of its common stock.

American Realty Capital Global Trust II, Inc.

American Realty Capital Global Trust II, Inc., or ARC Global II, a Maryland corporation, is the nineteenth publicly offered REIT sponsored by American Realty Capital. ARC Global II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On June 6, 2014, ARC Global II filed its registration statement with the SEC, which became effective on August 26, 2014. As of December 31, 2014, ARC Global II received aggregate gross proceeds of $32.2 million, which includes the sale of 1.3 million shares and approximately $28,000 from its distribution reinvestment plan. As of December 31, 2014, ARC Global II owned two properties with an aggregate purchase price of $33.8 million. As of December 31, 2014, ARC Global II had incurred, cumulatively to that date, $6.2 million in offering costs for the sale of its common stock and $1.9 million for acquisition costs related to its portfolio of properties.

American Realty Capital — Retail Centers of America II, Inc.

American Realty Capital — Retail Centers of America II, Inc., or ARC RCA II, a Maryland corporation, is the twentieth publicly offered REIT sponsored by American Realty Capital. ARC RCA II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014 or its first year of material operations. On June 9, 2014, ARC RCA II filed its registration statement with the SEC, which became effective on September 25, 2014. As of December 31, 2014, ARC RCA II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of December 31, 2014, ARC RCA II had not acquired any properties. As of December 31, 2014, ARC RCA II had incurred, cumulatively to that date, $2.4 million in offering costs for the sale of its common stock.

Business Development Corporation of America II

The American Realty Capital group of companies also has sponsored Business Development Corporation of America II, or BDCA II, a Maryland corporation. BDCA II was organized on April 17, 2014 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. On July 15, 2014, BDCA II filed its registration statement with the SEC, which became effective on September 8, 2014. As of December 31, 2014, BDCA II received aggregate gross proceeds of $0.2 million from the sale of 22,222 shares in a private placement. As of December 31, 2014, BDCA II had made no investments. As of December 31, 2014, BDCA II had incurred, cumulatively to that date, $1.6 million in offering costs for the sale of its common stock.

Liquidity of Public Programs

In order to assist FINRA members in complying with FINRA Rule 2310(b)(3)(D), in this section we disclose the liquidity of prior public programs sponsored by the parent of our sponsor, which for this purpose excludes ARCP, a REIT that is and always has been listed on a national securities exchange, commencing with The NASDAQ Capital Market and, subsequently, The NASDAQ Global Select Market. Through December 31, 2014, American Realty Capital has sponsored the following other public programs (excluding ARCP): ARCT, NYRT, PECO, ARC HT, ARC RCA, ARC DNAV, ARCT III, ARC Global, ARCT IV, RFT, ARC HT II, ARCT V, BDCA, ARC NYCR, UDFV, PECO II, ARC HOST, ARC Global II, ARC HT III, ARC RCA II, BDCA II.

ARCT was a non-traded REIT until March 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of shares of its common stock on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so.

ARCT III was a non-traded REIT until February 2013, when it merged with and into ARCP. ARCT III’s prospectus for its initial public offering provided that ARCT III would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT III achieved a sale or merger within the time it contemplated to do so.

ARCT IV was a non-traded REIT until January 2014, when it merged with and into ARCP. ARCT IV’s prospectus for its initial public offering provided that ARCT IV would seek to consummate a sale or merger by the sixth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT IV achieved a sale or merger within the time it contemplated to do so.

ARC HT was a non-traded REIT until April 2014, when it listed its common stock on The NASDAQ Global Select Market. ARC HT’s prospectus for its initial public offering provided that it would begin the process of achieving a liquidity event not later than three to five years after the termination of its primary offering. By listing its common stock on The NASDAQ Global Select Market, ARC HT achieved a listing on a national securities exchange within the time it contemplated to do so.

NYRT was a non-traded REIT until April 2014, when it listed its common stock on the New York Stock Exchange. NYRT’s prospectus for its initial public offering provided that it would begin the process of achieving a liquidity event not later than three to five years after the termination of its primary offering. By listing its common stock on the NYSE, NYRT achieved a listing on a national securities exchange within the time it contemplated to do so.

The prospectus for each of the other public programs sponsored by the parent of our sponsor provided a date or time period by which it might be liquidated or engage in another liquidity event. PECO, ARC HT II, ARC Global, ARC RCA, ARC DNAV and ARCT V have each completed their primary offering stages, and ARC NYCR, ARC Global II, RFT, BDCA, BDCA II, ARC RCA II, ARC HT III, PECO II, UDFV and ARC HOST are in their offering and acquisition stages. None of these public programs have reached the stated date or time period by which they might be liquidated or engage in another liquidity event.

Adverse Business Developments and Conditions

On October 29, 2014, ARCP announced that its audit committee had concluded that the previously issued financial statements and other financial information contained in certain public filings should no longer be relied upon. This conclusion was based on the preliminary findings of an investigation conducted by ARCP's audit committee which concluded that certain accounting errors were made by ARCP personnel that were not corrected after being discovered, resulting in an overstatement of AFFO and an understatement of ARCP's net loss for the three and six months ended June 30, 2014. ARCP also announced the resignation of its chief accounting officer and its chief financial officer. ARCP's former chief financial officer also is one of the non-controlling owners of the parent of our sponsor, but does not have a role in managing our business or our sponsor's business. In December 2014, ARCP announced the resignation of its executive chairman, who was also the chief executive officer and chairman of our board of directors until his resignation on November 17, 2014. This individual also is currently one of the controlling members of the parent of our sponsor.

On March 2, 2015, ARCP announced the completion of its audit committee’s investigation and filed amendments to its Form 10-K for the year ended December 31, 2013 and its Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014. According to these filings, these amendments corrected errors in ARCP’s financial statements and in its calculation of AFFO that resulted in overstatements of AFFO for the years ended December 31, 2011, 2012 and 2013 and the quarters ended March 31, 2013 and 2014 and June 30, 2014 and described certain results of its investigations, including matters relating to payments to, and transactions with, affiliates of the parent of our Sponsor and certain equity awards to certain officers and directors. In addition, ARCP disclosed that the audit committee investigation had found material weaknesses in ARCP’s internal control over financial reporting and its disclosure controls and procedures. ARCP also disclosed that the SEC has commenced a formal investigation, that the United States Attorney’s Office for the Southern District of New York contacted counsel for both ARCP’s audit committee and ARCP with respect to the matter and that the Secretary of the Commonwealth of Massachusetts has issued a subpoena for various documents. On March 30, 2015, ARCP filed its Form 10-K for the year ended December 31, 2014. ARCP’s filings with the SEC are available at the internet site maintained by the SEC, www.sec.gov.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.

MANAGEMENT

We have no officers, directors or employees. Instead, our general partner manages our day to day affairs and, subject to our general partner’s oversight, the Manager provides us with management and operating services pursuant to the Management Agreement regarding substantially all aspects of our oil and gas operations. Despite the similar names, the Manager is not an affiliate of us, our general partner, ARC or our ARC sponsor. Our general partner has full authority to conduct and manage our business, including the following:

•	the direction of the activities of the Manager and enforcement of our rights under the Management Agreement;
•	the acquisition, development and disposition of oil and gas properties and other assets by us, based upon consultation and advice from the Manager;
•	the entering into and performance of all hedge contracts;
•	the making of all expenditures by us;
•	the making of all tax and other regulatory filings by us;
•	the negotiation, execution and performance of contracts by us;
•	the determination of the amount and timing of distributions to our partners;
•	the selection and dismissal of employees and officers and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring on our behalf;
•	the selection and retention of insurance coverage by us;
•	the indemnification of any person against liabilities and contingencies to the extent permitted by law and the Partnership Agreement;
•	the control of any matters relating to our rights and obligations, including the bringing and defending of lawsuits; and
•	the acquisition of Units or other interests issued by us.

Each of our dealer manager, our transfer agent and RCS Advisory Services, LLC, or RCS Advisory, are indirect subsidiaries of RCS Capital Corporation, or RCAP, a publicly traded holding company whose Class A common stock is listed on the New York Stock Exchange under the symbol “RCAP.” Mr. Weil, the former chief executive officer and president of our general partner and current Chairman of our dealer manager, and Mr. Budko, our general partner’s executive vice president and secretary, are both directors of RCAP and Mr. Weil is the president, treasurer and secretary of RCAP. RCAP Holdings, LLC, or RCAP Holdings, is an entity under common control with our ARC sponsor, and RCAP Holdings owns the only outstanding share of RCAP’s Class B common stock. Under RCAP’s certificate of incorporation, RCAP Holdings, as the holder of one share of Class B common stock, has one vote more than 50% of the voting rights of RCAP, and thereby controls RCAP and its subsidiaries, which includes our dealer manager, our transfer agent and RCS Advisory. As a result, our dealer manager, our transfer agent and RCS Advisory are under common control with our ARC sponsor. Class B common stock has no economic rights.

All decisions regarding the management of the Partnership made by our general partner are made by the board of directors of our general partner and its officers.

Directors and Executive Officers of our General Partner

Our general partner has a board of directors composed of two individuals and three executive officers as listed in the table below.

Name	Age	Position
William M. Kahane	66	Chief Executive Officer, President and Director
Nicholas Radesca	48	Chief Financial Officer and Treasurer
Peter M. Budko	54	Executive Vice President and Secretary
Nicholas S. Schorsch	53	Director

None of the directors or executive officers of our general partner will receive any form of remuneration or other compensation for acting as a director or officer, other than reimbursement for documented travel, entertainment and similar expenses incurred in connection with attending board meetings and otherwise in connection with administering the Partnership business.

William M. Kahane has served as the chief executive officer and president of our general partner since November 2014. Mr. Kahane has served as a director of ARC NYCR since its formation in December 2013 and was appointed as executive chairman in December 2014. Mr. Kahane has served as the chief executive officer and president of ARC DNAV since November 2014 and was appointed as a director and as chairman of the board of directors of ARC DNAV in December 2014. Mr. Kahane also previously served as a director of ARC DNAV from September 2010 until March 2012 and as chief operating officer and secretary of ARC DNAV from November 2014 until December 2014. Mr. Kahane has served as an executive officer of ARCT V since November 2014 and in December 2014 was appointed as chief executive officer. Mr. Kahane has served as chairman of ARCT V since February 2015. Mr. Kahane served as chief operating officer, treasurer and secretary of ARC Global from October 2014 until February 2015. Mr. Kahane was appointed as executive chairman of ARC Global in February 2015. Mr. Kahane has served as the executive chairman of the board of directors of ARC Global II since December 2014. Mr. Kahane previously served as the chief operating officer, treasurer and secretary of ARC Global II from October 2014 until December 2014. Mr. Kahane was appointed a director of ARC HOST in February 2014 and was appointed as executive chairman in December 2014. Mr. Kahane previously served as the chief executive officer and president of ARC HOST from August 2013 to November 2014. Mr. Kahane has served as a director of ARC RFT since November 2014 and was appointed as chairman in December 2014. Mr. Kahane has served as a director of ARC RCA since its formation in July 2010 and also served as an executive officer of ARC RCA from its formation in July 2010 until March 2012 and from November 2014 to December 2014, Mr. Kahane served as chief operating officer and secretary of ARC RCA. Mr. Kahane has served as the president of ARC RCA since November 2014 and was appointed as the chairman of the board of directors of ARC RCA and the chief executive officer of ARC RCA in December 2014. Mr. Kahane was appointed as a director and as the chairman of the board of directors of ARC RCA II in December 2014 and has served as chief executive officer of ARC RCA II since November 2014. Mr. Kahane has served as the president of ARC RCA II since October 2014. Mr. Kahane previously served as chief operating officer and secretary of ARC RCA II from October 2014 to December 2014. Mr. Kahane was appointed as a director and executive chairman of the board of directors of American Realty Capital Healthcare Trust III, Inc. ARC HT III in December 2014. Mr. Kahane has served as chief executive officer and director of AR Capital Acquisition Corp. since August 1, 2014. Mr. Kahane served as a director of ARCP from February 2013 to June 2014. He also served as a director and executive officer of ARCP from December 2010 until March 2012. Mr. Kahane served as an executive officer of ARCT from its formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane has also served as a director of NYRT since its formation in October 2009 and was appointed as executive chairman in December 2014. Mr. Kahane also previously served as president and treasurer of NYRT from its formation in October 2009 until March 2012. Mr. Kahane served as a director of ARC HT from its formation in August 2010 until the completion of its merger with Ventas, Inc. in January 2015. Mr. Kahane previously served as an executive officer of ARC HT from its formation until March 2012. Mr. Kahane served as an executive officer of ARCT III from its formation in October 2010 until April 2012. Mr. Kahane has served as a director of ARC HT II since March 2013 and was appointed as executive chairman in December 2014. Mr. Kahane served as a director of PECO II from August 2013 until January 2015. Mr. Kahane also has been the interested director of

BDCA since its formation in May 2010 and BDCA II since April 2014. Until March 2012, Mr. Kahane was also chief operating officer of BDCA. Mr. Kahane served as a director of RCAP from February 2013 until December 2014, and served as chief executive officer of RCAP from February 2013 until September 2014. Mr. Kahane has served as a director of Cole Real Estate Income Strategy (Daily NAV), Inc. from February 2014 until December 2014, and served as a director of Cole Credit Property Trust, Inc. from May 2014 until February 2014. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co., or Morgan Stanley, specializing in real estate, including the lodging sector becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Mr. Schorsch while a trustee at American Financial Realty Trust, or AFRT, from April 2003 to August 2006, during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane served as a managing director of GF Capital Management & Advisors LLC, or GF Capital, a New York-based merchant banking firm, where he directed the firm’s real estate investments, from 2001 to 2003. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business.

Nicholas Radesca has served as chief financial officer and treasurer of our general partner since October 2013. Mr. Radesca has also served as the chief financial officer of ARC DNAV since January 2014, as chief financial officer of ARCT V since January 2014, as chief financial officer and treasurer of ARC RFT since January 2013, as chief financial officer and treasurer of BDCA since February 2013 and chief financial officer, treasurer and secretary of AR Capital Acquisition Corp since August 1, 2014. Mr. Radesca served as the chief financial officer of ARC RCA from May 2014 until December 2014, as the chief financial officer of ARC RCA II from its formation until December 2014, as the interim chief financial officer, treasurer and secretary of ARC HOST from May 2014 until December 2014. Prior to joining American Realty Capital in December 2012, Mr. Radesca was employed by Solar Capital Management, LLC, from March 2008 to May 2012, where he served as the chief financial officer and corporate secretary for Solar Capital Ltd. and its predecessor company, and Solar Senior Capital Ltd., both of which are publicly traded business development companies. From 2006 to February 2008, Mr. Radesca served as the chief accounting officer at iStar Financial Inc. (“iStar”), a publicly traded commercial REIT, where his responsibilities included overseeing accounting, tax and SEC reporting. Prior to iStar, Mr. Radesca served in various senior accounting and financial reporting roles at Fannie Mae, Del Monte Foods Company, Providian Financial Corporation and Bank of America. Mr. Radesca has more than 20 years of experience in financial reporting and accounting and is a licensed certified public accountant in New York and Virginia. Mr. Radesca holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the California State University, East Bay.

Peter M. Budko has served as executive vice president and secretary of our general partner since its formation in October 2013. He has also served as director and chairman of BDCA since December 2014, and as an executive officer of BDCA since May 2010. Mr. Budko has served as president of BDCA II since its formation in April 2014, its chief executive officer since November 2014, as director and chairman of the board of directors of BDCA II since December 2014 and was its chief operating officer from April 2014 until December 2014. Mr. Budko has also served as an executive officer of RFT and RFT’s advisor since their respective formations in November 2012, and as chief investment officer and a director of RCS Capital since February 2013. Mr. Budko has been a principal and a member of the investment committee of BDCA Venture Adviser, LLC, the adviser to BDCA Venture, Inc. (NASDAQ: BDCV), since July 2014. Mr. Budko was a founding partner of AR Capital, LLC and serves or has served in various executive capacities among other public, non-listed investment programs currently or formerly sponsored by AR Capital, LLC. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets from

1997 to 2006. As head of this group, Mr. Budko had responsibility for a diverse platform of structured financial and credit products, including commercial asset securitization; net lease credit financing and acquisitions; structured tax free asset exchange solutions and qualified intermediary services for real estate exchange investors. While at Wachovia, Mr. Budko acquired over $5 billion of assets. From 1987 to 1997, Mr. Budko worked in the Private Placement and Corporate Real Estate Finance Groups at NationsBank Capital Markets (predecessor to Bank of America Securities), becoming head of the Corporate Real Estate Finance group in 1990. Within the Private Placement group, Mr. Budko was responsible for the origination, structuring and placement of highly structured debt offerings by corporate issuers within NationsBank. Mr. Budko received a B.A. in Physics from the University of North Carolina.

Nicholas S. Schorsch has served as a director of our general partner since its formation in October 2013. Mr. Schorsch has also served as chairman of the board of directors of AR Capital Acquisition Corp. since August 2014. Mr. Schorsch served as chairman of the board of directors of ARCT V from its formation in January 2013 until February 2015 and served as chief executive officer of ARCT V from its formation until December 2014. Mr. Schorsch served as the chairman of ARC Global from its formation in July 2011 until February 2015 and served as its chief executive officer of ARC Global from its formation until October 2014. Mr. Schorsch served as chief executive officer of ARCP from its inception in December 2010 until October 2014 and served as the chairman of the Board of Directors of ARCP from its inception until December 2014. Mr. Schorsch served as executive chairman of the board of directors of RCS Capital from February 2013 until December 2014. Mr. Schorsch served as chairman of the board of directors of ARCT from August 2007 until January 2013, when ARCT closed its merger with Realty Income Corporation (NYSE: O); and as the chief executive officer of ARCT from its formation in August 2007 until March 2012. Mr. Schorsch served as chairman and chief executive officer of NYRT from its formation in October 2009 until December 2014. Mr. Schorsch served as the chairman and the chief executive officer of ARC RCA from its formation in July 2010 until December 2014. Mr. Schorsch served as the executive chairman of the board of ARC HT from March 2014 until January 2015 when HCT closed its merger with Ventas, Inc. (NYSE: VTR) and served as the chairman and the chief executive officer of ARC HT from its formation in August 2010 until March 2014. Mr. Schorsch served as chairman and the chief executive officer of BDCA from its formation in May 2010 until December 2014 and BDCA II from April 2014 until December 2014. Mr. Schorsch served as the chairman and chief executive officer of ARC DNAV from its formation in September 2010 until December 2014. Mr. Schorsch served as chairman and chief executive officer of ARCT III from its formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Schorsch also served as the chief executive officer and chairman of the board of directors of ARCT IV, beginning with its formation in February 2012 until the closing of the merger of ARCT IV with ARCP in January 2014. Mr. Schorsch served as the executive chairman of the board of directors of ARC HT II from March 2014 until December 2014 and previously served as chairman of the board of ARC HT II from its formation in October 2012 until March 2014. Mr. Schorsch served as the chairman of the board of directors of RFT from November 2012 until November 2014. Mr. Schorsch served as chief executive officer of the advisor to PECO II from July 2013 until December 2014. Mr. Schorsch served as the chairman of the board of directors of ARC HOST from its formation in July 2013 until December 2014. Mr. Schorsch has served as chief executive officer of the advisor to UDF V since September 2013. Mr. Schorsch served as chief executive officer of ARC NYCR from its formation in December 2013 until November 2014 and as chairman of the board of directors of ARC NYCR from its formation until December 2014. Mr. Schorsch served as chairman of Cole Credit Property Trust, Inc., Cole Credit Property Trust IV, Inc., Cole Credit Property Trust V, Inc., Cole Real Estate Income Strategy (Daily NAV), Inc., Cole Corporate Income Trust, Inc. and Cole Office & Industrial REIT (CCIT II), Inc. from the close of ARCP’s acquisition of Cole Real Estate Investments, Inc. in February 2014 until December 2014. From September 2006 to July 2007, Mr. Schorsch was chief executive officer of American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as president, chief executive officer and vice chairman of American Financial Realty Trust (“AFRT”) from its inception as a REIT in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the NYSE within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that were net leased to tenants in the financial services industry, such as banks and insurance companies. Through American Financial Resource Group (“AFRG”) and its successor corporation, AFRT, Mr. Schorsch executed in excess of

1,000 acquisitions, both in acquiring businesses and real estate property with transactional value of approximately $5.0 billion, while also operating offices in Europe that focused on sale and leaseback and other property transactions in Spain, France, Germany, Finland, Norway and the United Kingdom. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as chief executive officer and president of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as president of a non-ferrous metal product manufacturing business, Thermal Reduction Corporation. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. Mr. Schorsch attended Drexel University.

Organizational Diagram and Security Ownership of Beneficial Owners

The following chart shows the ownership structure of the various entities that are affiliated with us, our ARC sponsor, our general partner and its affiliates.

(1)	The investors in this offering will own common units in us.
(2)	Our ARC sponsor is controlled by Nicholas S. Schorsch and William M. Kahane.
(3)	Our properties are to be held in special purpose entities.
(4)	The organizational limited partner is 100% owned by our general partner.
(5)	Our dealer manager is owned by an entity which is under common control with our ARC sponsor.
(6)	Each subsidiary that acquires our properties will contract with the Manager to manage the properties.

Ownership of Our General Partner

Our general partner is a limited liability company that is wholly owned by our ARC sponsor. Our ARC sponsor has the right to appoint all of the members of our general partner’s board of directors. All decisions regarding the business of our general partner and our Partnership will be made by the board of directors of our general partner at meetings of the board of directors at which a quorum is present. The presence of a majority of the directors constitutes a quorum, and the vote of a majority of a quorum constitutes a decision by the board of directors.

Dealer Manager

Our dealer manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the Units offered pursuant to this prospectus. It also may sell a limited number of Units at the retail level. The compensation we will pay to our dealer manager in connection with this offering is described in the section of this prospectus captioned “Compensation.” See also “Plan of Distribution — Dealer Manager and Compensation We Will Pay for the Sale of Our Units.” Our dealer manager also serves as dealer manager for RFT, PECO II, ARC HOST, UDF V, ARC NYCR, ARC Global II, ARC HCT III, ARC RCA II, BDCA and BDCA II.

The current officers of our dealer manager are:

Name	Age	Position(s)
Edward M. Weil, Jr.	48	Chairman
William E. Dwyer III	57	Chief Executive Officer
Louisa Quarto	47	President
Michael Shuckerow	43	Chief Compliance Officer
Jennifer Round	38	Chief Operating Officer
Steve Rokoszewski	38	Executive Vice President

The backgrounds of Ms. Quarto, Ms. Round and Messrs. Weil, Dwyer, Shuckerow, and Rokoszewski are described below:

Edward M. Weil, Jr. has served as chairman of our dealer manager since September 2013 and was the interim chief executive officer of our dealer manager from May 2014 until September 2014 and the chief executive officer of our dealer manager from December 2010 until September 2013. Mr. Weil has served as president, treasurer, secretary and a director of RCS Capital since February 2013 and as chief executive officer since September 2014. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil served as an executive officer of NYRT, the NYRT property manager and the NYRT advisor since their formation in October 2009 until November 2014. He has served as the executive vice president and secretary of the PECO advisor since its formation in December 2009. Mr. Weil served as an executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively, until November 2014. Mr. Weil served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their formation in August 2010 until January 2015 when ARC HT closed its merger with Ventas, Inc. Mr. Weil has served as a director of ARCT III beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Weil served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010 until November 2014, and served as a director of ARC DNAV from September 2010 to August 2014. Mr. Weil served as a director of ARCP from March 2012 until June 2014. Mr. Weil also served as an executive officer of ARCP from its formation in December 2010 until February 2013. Mr. Weil was an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager from their formation in July 2011, July 2011 and January 2012, respectively, until October 2014 and served as a director of ARC Global from May 2012 to September 2014. Mr. Weil served as the president, chief operating officer, treasurer and secretary of ARCT IV, the ARCT IV advisor and the ARCT IV property manager from their formation in February 2012 until the close of ARCT IV’s merger with ARCP in January 2014. Mr. Weil served as a director of ARCT IV from January 2014 until the close of its merger with ARCP in January 2014. Mr. Weil served as the president, treasurer and secretary of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012 until November 2014, and served as their chief operating officer from October 2012 through March 2014. Mr. Weil served as the president, treasurer and secretary of RFT and the RFT advisor from November 2012 until January 2013. Mr. Weil has served as president, chief operating officer, treasurer and secretary of ARCT V, the ARCT V advisor and the ARCT V property manager since their formation in January 2013, and served as a director of ARCT V from January 2013 to September 2014. Mr. Weil has served as the executive vice president and secretary of the BDCA advisor since its formation in June 2010. Mr. Weil served as president, chief operating officer, treasurer and secretary of the PECO II advisor since July 2013 until October 2014. Mr. Weil served as a member of the board of directors of the ARC HOST sub-property manager from August 2013 to November 2014. Mr. Weil served as chief executive officer and president of the general partner of AERP since its formation in October 2013 until November 2014. Mr. Weil also served as treasurer and secretary of ARC NYCR, its advisor and property manager since April 2014 until November 2014 and previously served as chief operating officer of ARC NYCR, its advisor and property manager since their respective formations in December 2013. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC RCA II, and as president, chief operating officer, treasurer and secretary of the ARC RCA II advisor and property manager from their respective formations in April 2014 until October 2014. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC Global II, the ARC Global II advisor and the ARC Global II property manager from their respective formations in April 2014 to October 2014. Mr. Weil served as president, chief operating officer, treasurer and secretary of ARC HT III, the ARC HT III advisor and property manager from their respective formations in April 2014 until November 2014.

Mr. Weil was formerly the senior vice president of Sales and Leasing for American Financial Realty Trust, or AFRT, from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

William E. Dwyer III has served as the chief executive officer of our dealer manager since September 2014. Mr. Dwyer joined our dealer manager from LPL Financial, where he held various positions from September 1992 to March 2013, including serving as President — National Sales from September 2009 to March 2013, where he was responsible for setting strategic direction for the management, satisfaction, retention and recruitment of the firm’s independent advisors. In addition, Mr. Dwyer has been a member of the Financial Services Institute since October 2005, including serving as its Chairman from January 2008 to December 2009. Mr. Dwyer was a member of the Private Client Services Committee at the Securities Industry and Financial Markets Association, or SIFMA, from January 2008 to December 2010, including serving as its Co-Chairman from January 2009 to December 2010, as well as a member of the Board of Directors of SIFMA from January 2009 to December 2012. He holds a Bachelor of Arts and Sciences degree from Boston College and holds FINRA Series 3, 7 and 63 licenses.

Louisa Quarto has served as the President of Realty Capital Securities LLC, our dealer manager, since September 2009. Ms. Quarto served as Senior Vice President and Chief Compliance Officer for our dealer manager from May 2008 until February 2009, as Executive Managing Director from November 2008 through July 2009 and Co-President from July 2009 through August 2009. Ms. Quarto also has been Senior Vice President for American Realty Capital Advisors, LLC since April 2008. Ms. Quarto’s responsibilities for Realty Capital Securities include overseeing sales, national accounts, operations and compliance activities. From February 1996 through April 2008, Ms. Quarto was with W. P. Carey & Co. LLC and its broker-dealer subsidiary, Carey Financial LLC, beginning as an Associate Marketing Director in 1996, becoming Second Vice president in 1999, Vice President in 2000 and Senior Vice President in 2004. From July 2005 through April 2008 Ms. Quarto served as Executive Director and Chief Management Officer of Carey Financial where she managed relationships with the broker-dealers that were part of the CPA® REIT selling groups. Ms. Quarto earned a B.A. from Bucknell University and an M.B.A. in Finance and Marketing from The Stern School of Business at New York University. She holds FINRA Series 7, 63 and 24 licenses and is a member of the Investment Program Association’s, or IPA, Executive Committee, its Board of Trustees and serves as the IPA’s Treasurer and chair of its Finance Committee.

Michael Shuckerow has served as the chief compliance officer of our dealer manager since October 2014. In addition, he is currently a member of the Investment Adviser Association’s social media working group. Prior to joining our dealer manager, Mr. Shuckerow was Head of Distribution Compliance at Columbia Management from April 2008 until October 2014. From April 2005 until April 2008,

Mr. Shuckerow served as Chief Compliance Officer and Senior Vice President of a multi-national joint-venture of Citigroup and State Street Bank. From April 2000 until April 2005, Mr. Shuckerow served as Associate General Counsel at UBS, as well as Deputy Chief Administrative Officer of its investment consulting division. Mr. Shuckerow earned a J.D. from St. John’s University School of Law and a B.S. from Northeastern University. He is admitted to the bar in New York and Connecticut and holds FINRA Series and 24 licenses.

Jennifer Round has served as the chief operating officer of our dealer manager since December 2014. Prior to joining our dealer manager, Ms. Round was the Head of Sales Analytics and Strategy at New York Life MainStay Investments from August 2014 until December 2014, where she was responsible for sales reporting, analytics and business strategy, and served as the National Sales Desk Manager at New York Life MainStay Investments, where she oversaw an internal sales force, from July 2010 until August 2014. Ms. Round also previously served as the Vice President of Sales at Fidelity Investments from June 2008 until July 2010, where she led a team of internal sales consultants on providing advisors with charitable, wealth and tax planning solutions. She received her B.S. degree from the University of New Hampshire in 1998 and a Juris Doctorate degree from the New England School of Law in 2009. Ms. Round has her Series 7, 63 and 24 licenses.

Steve Rokoszewski joined the dealer manager in March 2009 as vice president, national sales desk manager, and is responsible for the hiring, training and the ongoing management of all the Realty Capital Securities internal wholesalers. In June 2010, Mr. Rokoszewski was promoted to senior vice president, and he was promoted to executive vice president in April 2012. Mr. Rokoszewski has over 12 years of experience in the financial services industry. Prior to joining Realty Capital Securities, he was Sales Desk Manager for KBS Capital Markets Group, or KBS, from November 2005 through February 2009. While at KBS, he participated in the development of a distribution company that raised over $1.2 billion in 2008. From March 2001 through October 2005, Mr. Rokoszewski served as AVP — Sales Desk Manager for MetLife Investors, where he led a team of 24 internal wholesalers who helped raise $1.1 billion in sales in 2004. From August 1998 through March 2001, Mr. Rokoszewski was a financial advisor at PaineWebber, Inc. He received a degree in International Relations from the University of Southern California and currently holds FINRA Series 7, 24 and 63 licenses.

Management of the Manager

The Manager was formed on December 14, 2013 by Aubrey K. McClendon who has been the chief executive officer of the Manager since its inception. The sole member of the Manager is American Energy Management Services, LLC, an Oklahoma limited liability company, that is indirectly owned by Mr. McClendon and his spouse. The Manager is our AECP sponsor, but it is not an affiliate of our general partner, nor is the Manager an affiliate of ARC or our ARC sponsor. Mr. McClendon formed the Manager to manage existing and future oil and natural gas assets as well as to provide, on a contractual basis, advisory services for the management, operation, development and administration of oil and natural gas assets, including those of the Partnership. These services include, but are not limited to:

•	identifying and evaluating oil and natural gas properties for acquisition, development, integration, sale or monetization;
•	conducting (or overseeing one of its affiliated companies or third-parties to conduct) drilling, completion, production, marketing and hedging operations as the operator of our oil and natural gas properties;
•	overseeing the drilling, completion, production, marketing and hedging operations of our oil and natural gas properties operated by other persons or entities;
•	identifying and evaluating financing alternatives for acquisitions of producing oil and natural gas properties; and
•	managing the financial, accounting and other back office support functions associated with the drilling, completion, production, marketing and hedging of our oil and natural gas properties.

Following the closing of this Offering, Mr. McClendon will be the exclusive manager of the Manager under its limited liability company agreement. On June 16, 2004 we entered into the Management Agreement with the Manager. Also, on the initial closing date AECP Holdings, an affiliate of the Manager, received incentive distribution rights.

The Manager has a large and growing staff of over 600 oil and gas professionals that has experience in the oil and natural gas industry. The Manager’s professional team has an average of 17 years of industry experience and includes individuals with expertise in engineering, drilling, operations, geoscience, land, finance, accounting, IT, marketing and administration. The table below summarizes the number of professional staff in each of these departments and the average years of industry experience.

Department	No. of Staff	Average Industry Experience (years)
Engineering and Operations	180	17
Geoscience	52	14
Land	82	13
Finance, Accounting and IT	165	15
Executive and Business Development	55	25

The following chart shows the ownership of the Manager:

Executive Management Team

Set forth below is a brief biography of the senior executive officers of the Manager. The Manager is an Oklahoma limited liability company that is managed exclusively by Aubrey K. McClendon.

Aubrey K. McClendon has served as chief executive officer of the Manager since its formation in December 2013. Mr. McClendon is a well-known entrepreneur and manager with over 30 years of experience in the oil and natural gas industry. Previously, he served as chairman and chief executive officer of Chesapeake Energy Corporation, or Chesapeake. By press release dated January 29, 2013, Chesapeake announced that Aubrey K. McClendon, its co-founder, chief executive officer and president, had agreed to retire from Chesapeake on the earlier of April 1, 2013, or when his successor was appointed. Mr. McClendon served as Chesapeake’s chief executive officer since its inception in 1989 and served as chairman of the board from its founding until 2012. Effective April 1, 2013, Mr. McClendon retired as an executive officer of, and is no longer affiliated with, Chesapeake. Under his leadership, Chesapeake grew from a $50,000 startup in 1989 to the nation’s largest gross producer of natural gas and a top 10 domestic producer of oil and natural gas liquids with an enterprise value of approximately $30 billion with approximately 10,000 employees at the time of his departure. In addition, during his tenure Chesapeake became the most active driller of new wells in the U.S. and once operated approximately 175 drilling rigs, the largest driller of horizontal shale wells, the second largest natural gas producer and the 11th largest natural gas liquids and oil producer in the United States and one of the largest U.S. leasehold and 3D seismic owners. During his leadership, Chesapeake discovered the Haynesville Shale, Utica Shale, Powder River Niobrara Shale, Tonkawa Sand and Mississippi Lime unconventional plays, and led the initial development of major domestic oil and natural gas plays in the Marcellus Shale in Pennsylvania and West Virginia, the Utica Shale in Ohio, the Haynesville Shale in Louisiana, the Fayetteville Shale in Arkansas, the Eagle Ford Shale in Texas, and the Barnett Shale in Texas. Also, through Chesapeake’s drilling programs, Mr. McClendon has personally participated in approximately 11% of all of the horizontal wells drilled in the United States over the past 20 years. From 1990 to 2012, key management team members of Chesapeake under Mr. McClendon participated in approximately 200 acquisitions by Chesapeake of acreage, producing oil and gas properties, minerals and companies in amounts greater than $10 million, with a combined value of approximately $28 billion. Mr. McClendon earned a Bachelor of Arts in History from Duke University in 1981.

Scott R. Mueller has served as chief financial officer of the Manager since its formation in December 2013. From October 2011 until he began working for the Manager, Mr. Mueller served as chief financial officer for Mr. McClendon’s private companies and family office. Prior to working for Mr. McClendon, Mr. Mueller was a partner at the private equity firm Hall Capital Partners from July 2009 until October 2011. He also served as the chief investment officer of OKC-based TLW Investments and TLW Trading in 2008 and 2009. From 1999 to 2008, Mr. Mueller worked for Goldman Sachs in New York and Dallas, where he rose to the level of vice president in the Private Wealth Management group. Mr. Mueller earned a Masters of Business Administration from the University of Texas in 1999 and earned a Bachelor of Arts in General Business Administration/Pre-Law from the Honors College at Michigan State University in 1992.

Ryan A. Turner has served as vice president-finance of the Manager since its formation in February 2014. Mr. Turner also serves as the CFO of the Managers affiliates, American Energy — Utica, LLC, American Energy — Woodford, LLC, and American Energy — NonOperated, LLC. Mr. Turner has worked in a variety of corporate finance and business development roles. Prior to joining the Manager, Mr. Turner served as Vice President-Finance & Strategy of Caelus Energy, LLC, a Dallas-based private equity sponsored international E&P company from June 2012 until September 2013. From July 2008 to May 2012, he worked at Dallas-based Kosmos Energy and served as vice president-strategy & business development. He began his career at Citigroup in the Energy group of the investment banking division from in New York and Houston.

Curt N. Launer has served as Senior Vice President — Capital Formation of the Manager since April 2014. Prior to joining the Manager, Mr. Launer served as a Managing Director and Equity Research Analyst of Deutsche Bank Securities, the investment banking division of Deutsche Bank, from May 2010 until April 2014. From October 2005 through May 2010, Mr. Launer served as a Managing Director of Sagent Advisors, an investment bank. Prior to October 2005, Mr. Launer served in various investment banking and accounting roles at Credit Suisse, Donaldson, Lufkin & Jenrette, LF Rothschild, Gruss Petroleum, Mobil Oil and Arthur Young & Company. Mr. Launer received a Bachelor of Science degree in business and accounting from State University of New York at Buffalo in 1977.

Management Agreement

Concurrently with the initial closing of the sale of Units pursuant to this offering, we entered into the Management Agreement with the Manager, under which we believe that we will benefit from the expertise of the management and technical personnel of the Manager in the oil and gas industry. In this regard, the Manager has a significant amount of information about domestic horizontal drilling in the United States available to it. As of April 3, 2015, for example, approximately 138 horizontal rigs were drilling within two miles of leaseholds held by the Manager’s affiliates, which was approximately 17% of the total 802 horizontal rigs that were drilling onshore in the United States at that time according to RigData’s weekly rig location database. Also, approximately 35 horizontal rigs were drilling on leaseholds held by the Manager’s affiliates, which was approximately 4% of the total horizontal rigs that were drilling onshore in the United States at that time. Additionally, affiliates of the Manager have approximately 36,000 reserve cases in their own databases, which include approximately 25,200 wells with geoscience, engineering, production and land title files. Finally, affiliates of the Manager have received approximately 4,350 well proposals since April 2, 2013.

Transfer Agent

Our transfer agent is owned by an entity which is under common control with our ARC sponsor. While our transfer agent will not process your subscription agreement or certain forms directly, our transfer agent will provide customer service to you. Additionally, our transfer agent will supervise third party vendors, including DST Systems, Inc., in its efforts to administer certain services. Our transfer agent, through its knowledge and understanding of the direct participation program industry which includes non-traded REITs, is particularly suited to provide us with transfer agency and registrar services. Our transfer agent will conduct transfer agency, registrar and supervisory services for us and other non-traded REITs and direct investment programs, including those sponsored by our ARC sponsor.

Remuneration of Officers and Directors

No officer or director of our general partner will receive any remuneration or other compensation from the Partnership. These persons will receive compensation solely from affiliated companies of our general partner.

Code of Business Conduct and Ethics

Because the Partnership does not employ any persons, our general partner has determined that the Partnership will rely on a Code of Business Conduct and Ethics adopted by our general partner that applies to the executive officers, employees and other persons performing services for our general partner generally. You may obtain a copy of this Code of Business Conduct and Ethics without charge by a request to our general partner at 405 Park Avenue, New York, New York 10022.

Transactions with Management and Affiliates

The Partnership’s policies and procedures for reviewing, approving or ratifying related party transactions with our general partner are set forth in the Partnership Agreement, and the material terms of those policies and procedures are discussed in greater detail in “Conflicts of Interest.” In this regard, our general partner considers related party transactions to be certain transactions between the Partnership and our general partner or its affiliates as identified in the Partnership Agreement. The Partnership Agreement provides that transactions between the Partnership and our general partner and its affiliates that are authorized by the Partnership Agreement, such as those set forth below, are deemed not to be breaches of the Partnership Agreement:

•	the requirement that property transactions between the Partnership and our general partner, if any, must be fair and reasonable;
•	the transfer of prospects and properties between affiliated limited partnerships;
•	the sale of all or substantially all of the Partnership’s assets;
•	the providing of services to the Partnership by our general partner and its affiliates at competitive rates;
•	loans from our general partner to the Partnership and no loans from the Partnership to our general partner or its affiliates;
•	farmouts to and from our general partner and the Partnership;
•	commitments of the Partnership’s future production;
•	the Partnership participating in other partnerships; and
•	roll-up limitations.

See “Conflicts of Interest” for a more complete discussion, as well as the compensation and reimbursement of expenses to be paid by the Partnership to our general partner and its affiliates as described in “Compensation.”

ARC entered into a services agreement with RCS Advisory Services, LLC, a subsidiary of RCAP Holdings, LLC. Pursuant to the services agreement, RCS Advisory Services, LLC will provide us and other programs sponsored directly or indirectly by our ARC sponsor with transaction management (including, without limitation, transaction management, due diligence, event coordination and marketing services) and other services that are beyond the scope of the Management Agreement. The services agreement is a related party transaction which was not negotiated at arms-length. The agreement provides for an initial ten year term, with automatic renewals for successive five-year periods, in each case, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the term. In addition, the agreement will terminate upon the earlier to occur of: (i) ARC’s delivery to RCS Advisory Services, LLC of a notice of non-compliance with its obligations under the agreement and the failure of the parties to resolve the matters referred to in the noncompliance notice; and (ii) the impact of a force majeure-related delay upon either party, if the force majeure results in performance being delayed by greater than 60 days.

The officers and board of directors of our general partner are responsible for applying the Partnership’s policies and procedures set forth in the Partnership Agreement with respect to transactions between the Partnership and our general partner and its affiliates, just as they are responsible for applying all of the other provisions of the Partnership Agreement.

Our general partner and its officers, directors and affiliates have in the past invested, and may in the future invest, in partnerships sponsored by ARC and our ARC sponsor. They may also subscribe for Units in this offering as described in “Plan of Distribution.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION,
RESULTS OF OPERATIONS, LIQUIDITY AND CAPITAL RESOURCES

The following discussion and analysis should be read in conjunction with the financial statements and related notes included as Exhibits F-1 through F-6 to this prospectus. The following information contains forward-looking statements, which are subject to risks and uncertainties. Should one or more of these risks or uncertainties materialize, actual results may differ materially from those expressed or implied by the forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors,” “Source of Funds and Estimated Use of Offering Proceeds,” “Proposed Activities,” “Competition, Markets and Regulation,” “Financial Information Concerning our General Partner and the Partnership” and “Index to Financial Statements.”

Overview

We are a Delaware limited partnership formed on October 30, 2013 as American Energy Capital Partners, L.P. and we changed our name to American Energy Capital Partners — Energy Recovery Program, LP on February 9, 2015. Our general partner was formed in Delaware on October 30, 2013 and is wholly owned by the ARC Sponsor. The ARC Sponsor is under common control with AR Capital, LLC. In connection with the formation of the Partnership, our general partner made an initial capital contribution in the amount of $20 for its general partner interest. On May 8, 2014, the SEC declared effective our initial prospectus filed under the Securities Act and we commenced our Offering, on a “reasonable best efforts” basis, of up to 100.0 million Common Units at a per unit price of up to $20.00. This offering is expected to end on May 8, 2016, or two years from the effectiveness of the Registration Statement. On June 16, 2014, we commenced business operations after raising $2.0 million of gross proceeds, the amount required for us to release equity proceeds from escrow, and began our business activities, which will include the acquisition and development of producing and non-producing oil and gas properties, including drilling activities.

We have no officers, directors or employees. Instead, our general partner manages our day-to-day affairs. All decisions regarding our management are made by the board of directors of our general partner and its officers. We entered into a Management Agreement with the Manager. Our general partner will have full authority to direct the activities of the Manager under the Management Agreement with the Manager. The Manager will provide us with management and operating services regarding substantially all aspects of operations. RCS serves as our dealer manager for the offering.

We were formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and gas properties located onshore in the United States. We will seek to acquire working interests, leasehold interests, royalty interests, overriding royalty interests, production payments and other interests in producing and non-producing oil and gas properties. As of December 31, 2014, we had not identified or acquired any oil and gas properties.

Since May 2014 there has been a rapid and severe decline in oil and natural gas prices. Oil prices have fallen from approximately $108 per barrel on June 1, 2014 to approximately $45 per barrel on March 18, 2015; during the same period, natural gas prices have fallen from almost $5 per mcf to under $3 per mcf.

The magnitude of these drops has likely set the stage for a later recovery as supply and demand fundamentals react to the severe price drops and markets are rebalanced.

Additionally, in response to these market changes:

•	oil and gas companies have significantly decreased their capital spending;
•	the number of rigs drilling for oil and gas in the U.S. has decreased;
•	oilfield service costs have decreased; and
•	some distressed oil and gas companies are actively seeking to sell their oil and gas wells.

The severe decline in oil and natural gas prices that occurred late in 2014, which has continued into early 2015, has increased the volatility and amplitude of the other risks facing us as described in this prospectus and may have an impact on our business and financial condition. If oil and natural gas prices remain low for an extended period of time, drilling projects may become uneconomic, which could affect future drilling plans and growth rates. Low commodity prices could impact our revenue, which we intend to partially mitigate with our hedging program. Continued low commodity prices make it more challenging to hedge production at higher price levels. Lower sustained commodity prices or additional commodity price declines may lead to additional property impairment in future periods, which could have a material adverse effect on our results of operations in the period taken.

Significant Accounting Estimates and Critical Accounting Policies

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Organizational Costs

Organizational costs may include accounting, legal and regulatory fees incurred related to our formation. Organizational costs are expensed as incurred.

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with our offering. Our offering costs (other than selling commissions and the dealer manager fee) may be paid by our general partner, its affiliates and the Manager on behalf of us. On May 8, 2014, the day we commenced our offering, accumulated offering costs were reclassified from deferred costs to Partners’ deficit. Offering costs may represent professional fees, fees paid to various regulatory agencies, and other costs incurred in connection with the registration and sale of our Units. We will reimburse our general partner and the Manager in a combined amount of up to 1.5% of the aggregate proceeds of the offering, payable two-thirds to our general partner and one third to the Manager. Neither our general partner nor the Manager will be entitled to reimbursement for offering and organization expenses to the extent such combined expenses exceed 1.5% of the aggregate offering proceeds. (See Note 6 of the financial statements for the year ended December 31, 2014 included as Exhibit F-12).

Net Loss Per Unit

Net loss per Unit is computed by dividing net loss applicable to Unit holders by the weighted average number of Units outstanding during the period. Net loss per Unit is only calculated for the period subsequent to the initial closing date as no Units were outstanding prior to June 16, 2014. Diluted net loss per Unit is the same as basic net loss per Unit as there were no potentially dilutive common or subordinated units outstanding as of December 31, 2014.

Taxes

We are a disregarded entity for tax purposes. We will generally pay no taxes but rather our activities will pass through to and be reflected on the tax returns of the partners.

We are subject to certain provisions of accounting standards related to uncertain tax positions. We have reviewed our pass-through status and determined no uncertain tax positions exist. There were no income taxes or penalty items for either period presented.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (“ASU 2014-09”)”, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. This ASU is effective for reporting periods beginning after December 15, 2016, and for interim and annual reporting periods thereafter. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. We are evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures.

In August 2014, FASB issued ASU No. 2014-15, “Presentation of Financial Statements — Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” which requires management to evaluate whether there is substantial doubt about the Partnership’s ability to continue as a going concern. This ASU is effective for the annual reporting period ending after December 15, 2016, and for interim and annual reporting periods thereafter. Early application is permitted. We are currently evaluating the adoption of this ASU and its impact on the consolidated financial statements.

Results of Operations

We were formed to enable investors to invest, indirectly through the Partnership, in oil and gas properties located onshore in the United States. Our primary objectives are:

•	to acquire producing and non-producing oil and gas properties with development potential and to enhance the value of our properties through drilling and other development activities;
•	to make distributions to the holders of our Units, although our partnership agreement does not require it. The General Partner intends to distribute on a monthly basis to the holders of Units cash equal to a non-compounded 6.0% annual rate, which begins to accrue on the initial closing date, or, if later, begins to accrue on the date of the applicable closing date on which we accepted the subscription proceeds from the holder of Units, on the $20.00 original purchase price per Common Unit, or a targeted annual rate of $1.20 per unit, which we refer to as the targeted distribution;
•	beginning five to seven years after the initial closing date, to engage in a liquidity transaction in which we will sell our properties and distribute the net sales proceeds to our partners or list our Common Units on a national securities exchange; and
•	to enable the holders of Units to invest in oil and gas properties in a tax efficient manner.

On June 16, 2014, we commenced business operations after raising $2.0 million of gross proceeds, the amount required for us to release equity proceeds from escrow. Because we have not acquired any assets, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of the our assets.

During the year ended December 31, 2014, we incurred total operating expenses of $703,328, primarily related to investment banking fees, directors and officers insurance expense, management fees and other professional expenses. During the period from October 30, 2013 (inception) through December 31, 2013, we incurred total operating expenses of $103,521, primarily related to organizational costs.

Liquidity and Capital Resources

Our general partner plans to satisfy our liquidity requirements from the following:

•	subscription proceeds of this offering;
•	cash flow from future operations; and
•	any borrowings.

If we require additional funds for cost overruns or additional development or remedial work after a well begins producing, then these funds may be provided by:

•	subscription proceeds, if available, which may result in us either acquiring fewer properties or drilling fewer wells, or both, or we may acquire a lesser ownership interest in one or more properties and wells;
•	borrowings which will not exceed at any given time prior to a listing of our Units an amount equal to 50% of our total capitalization as determined on an annual basis; or
•	retaining our revenues from operations or the proceeds from sales of our properties.

All borrowed amounts must be without recourse to you and the other investors. Also, we may enter into agreements and financial instruments relating to hedging up to 75% of our oil and natural gas production and pledging up to 100% of our assets and reserves in connection therewith. Our repayment of any borrowings would be from our production revenues or the sale of our properties and other assets and would reduce or delay our cash distributions to you and the other investors.

Distributions

Although our Partnership Agreement does not require that we make regular monthly or quarterly distributions, our general partner intends to distribute on a monthly basis to the holders of Units cash equal to a non-compounded 6.0% annual rate, which begins to accrue on the initial closing date, or, if later, begins to accrue on the date on which the subscription proceeds from the holders of Units, on the $20.00 original purchase price per Unit are accepted by us, or a targeted distribution at an annual rate of $1.20 per Unit. All or a portion of the distributions made to the holders of Units may be deemed a return or capital for U.S. Federal income tax.

There is no limitation on the amount of distributions that can be funded from offering proceeds or financing proceeds, except that we may not borrow funds for purposes of distributions if the amount of those distributions would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to those revenues. The determination of such revenues and costs shall be made in accordance with U.S. GAAP, consistently applied.

On September 19, 2014, our general partner approved and authorized the distribution rate equal to $1.20 per annum based on the price of our Units. This distribution rate corresponds to a 6.0% annualized rate based on the unit price of $20.00 to be calculated based on unitholders of record each day during the applicable period at a rate of $0.00328767123 per day. The distributions will be deemed to accrue with respect to each unit commencing on the applicable closing date on which we accepted subscription proceeds for the unit and the unit was issued. To date, all distributions have been paid solely from offering proceeds. Offering proceeds that are returned to investors as distributions to them will not be available for investments in oil and gas properties.

The below table shows the distributions paid on Units outstanding during the year ended December 31, 2014.

Date Paid	Period Covered	Total Distribution
October 1, 2014	June 16, 2014 – September 30, 2014	$42,933
November 1, 2014	October 1, 2014 – October 30, 2014	$20,021
December 1, 2014	November 1, 2014 – November 30, 2014	$23,724
Total		$86,678

The below table shows the distributions accrued during the year ended December 31, 2014 but paid during the first quarter of 2015.

Date Paid	Period Covered	Total Distribution
January 2, 2015	December 1, 2014 – December 31, 2014	$29,598
Total		$29,598

For the year ended December 31, 2014, the Partnership paid cash dividends of $86,678 and had a net loss of $703,328.

The Manager and the Management Agreement

We entered into the Management Agreement with the Manager to provide us with management and operating services regarding substantially all aspects of operations. All services provided by the Manager will be under and subject to the supervision of the General Partner. Under the Management Agreement, the Manager will provide management and other services to us, including the following:

•	identifying onshore producing and non-producing oil and gas properties that we may consider acquiring, and assisting us in evaluating, contracting for and acquiring these properties and managing the development of these properties;

•	investigating and evaluating financing alternatives for any property acquisition and the ownership, development and operations of assets, and any refinancing;
•	operating, or causing one of its affiliates to operate, on our behalf, any properties in which our interest in the property is sufficient to appoint the operator;
•	overseeing the operations on properties operated by persons other than the Manager, including recommending whether we should participate in the development of such properties by the operators of the properties;
•	arranging for the marketing, transportation, storage and sale of all natural gas, natural gas liquids and oil produced from properties and procuring all supplies, materials and equipment needed in order to perform lease operations;
•	taking any actions requested by us to prepare and arrange for all or any portion of our assets to be sold or otherwise disposed of or liquidated; and
•	establishing cash management and risk management, including hedging, programs for us, receiving the revenues from the sale of production from properties and paying operating expenses and approved capital expenses with respect to properties.

The Management Agreement provides that we, through the supervision of our general partner, will direct the services provided under the Management Agreement, and that the Manager will determine the means or method by which those directions are carried out. The Management Agreement further provides that the Manager will conduct the day-to-day operations of the business as provided in draft budgets that the Manager will prepare and we, through the supervision of our general partner, will have the right to approve and review on a quarterly basis. The Management Agreement also contains a list of activities in which the Manager will not engage without our and/or our general partner’s prior approval.

Commencing with a payment for the month of the initial closing, and for each month thereafter through the final termination date of the offering, we will pay the Manager a monthly management fee equal to an annual rate of 3.5% of the sum of: (i) the capital contributions made by the holders of Common Units to us from the initial closing through the last day of the preceding month; and (ii) our average outstanding indebtedness during the preceding month.

For each month beginning with the first month following the final termination date of the offering, we will pay a monthly management fee equal to an annual rate of 5.0%, which will be paid four-fifths to the Manager and one-fifth to our general partner, of the sum of: (i) the capital contributions made by the holders of Common Units to us; and (ii) the average outstanding indebtedness during the preceding month. The management fee includes the Manager’s general and administrative overhead expenses and the Manager will not receive a separate reimbursement of its general and administrative expenses from any source other than the monthly management fee. However, the Manager will receive reimbursement of its direct expenses paid to third-parties.

In conjunction with the acquisition cost of producing and non-producing oil and gas properties (excluding any properties we may elect to acquire from the Manager or an affiliate of the Manager), the Manager will be entitled to receive an acquisition fee equal to 2% of the contract price for each property acquired. The Manager will also be entitled to reimbursements of acquisition expenses for each property acquired, with the aggregate amount of the acquisition fee and reimbursement of acquisition expenses not to exceed 3% of the contract price for each property acquired.

When the Manager operates our properties pursuant to a model form operating agreement, it will receive reimbursement at actual cost for all direct expenses incurred by it on our behalf, including expenses to gather, transport, process, treat and market our oil and natural gas production; and well supervisory fees at competitive rates for maintaining and operating the wells during drilling and producing operations.

In conjunction with the disposition of our producing and non-producing oil and gas properties and in consideration for the services to be performed by the Manager and our general partner in connection with the disposition of our properties from time to time, the Manager and our general partner will receive reimbursement for their respective costs incurred in connection with such activities, plus a fee equal to 1.0% of the contract sales price of the properties (excluding any properties acquired from us by the General Partner, the Manager, or their respective affiliates), (including when paid any deferred payment or “earn out” amounts), which will be paid one-half (0.5%) to each of the Manager and our general partner. (See Note 6 of the financial statements for the year ended December 31, 2014 included as Exhibit F-12).

In conjunction with the financing of our producing and non-producing oil and gas properties and operations (other than the offering described in the Registration Statement) and in consideration for the services to be performed by our general partner and the Manager in connection therewith, our general partner and the Manager will receive a financing coordination fee equal to 0.75% of the principal amount of any financing (as we draw it down if it is not 100% funded in a single closing), which will be paid two-thirds (0.5%) to the Manager and one-third (0.25%) to our general partner. (See Note 7 of the financial statements for the year ended December 31, 2014 included as Exhibit F-12).

During the year ended December 31, 2014, $49,600 had been incurred by the Manager for monthly management fee services under the Management Agreement. During the period from October 30, 2013 (inception) through December 31, 2013, no fees were incurred by the Manager for services under the Management Agreement.

On February 17, 2015 Chesapeake Energy Corporation (“CHK”) filed suit in the District Court of Oklahoma County, Oklahoma against American Energy Partners, LP (“AELP”), and certain other affiliates of the Manager. CHK alleged that Aubrey K. McClendon misappropriated confidential information and trade secrets from CHK, which he subsequently used for the benefit of AELP and the named AELP affiliates. CHK’s claims against AELP and the AELP affiliates include violation of the Oklahoma Uniform Trade Secrets Act, aiding and abetting in Mr. McClendon’s breach of fiduciary duty and usurpation of corporate opportunities, and tortious interference with CHK’s prospective business relationships and CHK seeks an unspecified dollar amount of damages, punitive damages, and a permanent injunction from using CHK’s trade secret information and other relief. Mr. McClendon, AELP, the named AELP affiliates and The Energy and Minerals Group, a primary equity sponsor of AELP affiliates, immediately countered the CHK filing with separate statements asserting that CHK’s claims are baseless and without merit and that they intend to defend themselves vigorously against CHK’s lawsuit and the claims therein. There are no claims asserted against the Manager and we do not believe that this matter will have a material adverse effect on our operations, financial condition or prospects.

Cash Flows

Net cash used in operating activities for the year ended December 31, 2014 was $758,578. During the year ended December 31, 2014, cash inflows from operating activities included an increase in due to affiliate of $924,485 and management fee payable of $23,860. These cash inflows were offset by cash outflows that consisted of a net loss of $703,328 and an increase in accounts payable and accrued expenses of $72,738, prepaid expenses and other assets of $112,328 and deferred affiliated costs of $818,529.

Net cash provided by financing activities for the year ended December 31, 2014 was $3,192,264. The level of cash provided by or used in financing activities will mainly be driven by sales of our Units during the offering. Cash inflows for the year ended December 31, 2014 primarily included $5,534,173 from the issuance of Units, which was partially offset by the payment of $1,632,426 of offering costs.

Related Party Arrangements

Fees Paid in Connection with the Offering

Realty Capital Securities, LLC, an entity which is under common control with the ARC sponsor, is our dealer manager. Our dealer manager will receive fees and compensation in connection with the sale of the Units. Our dealer manager will receive a selling commission of up to 7.0% of the gross proceeds of the offering. In addition, it is expected that our dealer manager will receive up to 3.0% of the gross proceeds of the offering as a dealer manager fee.

During the year ended December 31, 2014, $306,764 of commissions and fees were incurred from our dealer manager. During the period from October 30, 2013 (inception) to December 31, 2013, no commissions and fees were incurred from the dealer manager.

Our general partner, its affiliates and the Manager receive compensation and reimbursement for services relating to the Offering, including transfer agency services provided by an affiliate of our dealer manager.

We are responsible for organizational and offering costs from the ongoing offering, excluding selling commissions and dealer manager fees, up to a maximum of 1.5% of gross proceeds received from our ongoing Offering of Units, measured at the end of the Offering. Organizational and offering costs in excess of the 1.5% cap as of the end of the Offering are the responsibility of our general partner and the Manager. Our general partner will be allocated two-thirds of this 1.5% reimbursement cap and the Manager will be allocated one-third of such reimbursement cap. As of December 31, 2014, organizational and offering costs exceeded 1.5% of gross proceeds received from the Offering by $2,870,873, due to the ongoing nature of the Offering and the fact that many expenses were paid before the Offering commenced.

During the year ended December 31, 2014, $1,168,399 of related party costs were incurred by us in connection with the Offering. As of December 31, 2014, we had amounts due to affiliates, comprised of $748,710 to affiliates of our general partner or the Manager for costs incurred by us. During the period from October 30, 2013 (inception) to December 31, 2013, $6,137 of related party costs were incurred by us and due to affiliates in connection with the Offering. As of December 31, 2013, we had a payable of $621,825 to our general partner for costs incurred on our behalf.

Fees paid in Connection with Operations of the Partnership

We will reimburse our general partner on a monthly basis for its allocable portion of administrative costs and third-party expenses it incurs or payments it makes on our behalf. Administrative costs include all customary and routine expenses incurred by our general partner for the conduct of our administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. Administrative costs do not include any organization and offering expenses incurred by our general partner and its affiliates. Administrative costs and other charges for goods and services must be fully supportable as to the necessity thereof and the reasonableness of the amount charged. During the year ended December 31, 2014 and for the period from October 30, 2013 (inception) through December 31, 2013, no administrative costs of our general partner were reimbursed in connection with our operations.

In conjunction with the disposition of our producing and non-producing oil and gas properties and in consideration for the services to be performed by our general partner in connection with the disposition of our properties from time to time, the our general partner will receive reimbursement for its costs incurred in connection with such activities, plus a fee equal to 0.5% of the contract sales price (excluding any properties acquired from the us by our general partner, the Manager, or their respective affiliates), (including when paid any deferred payment or “earn out” amounts), payable in cash concurrently with the Manager’s disposition fee for a total of 1.0%. (See Note 3 of the financial statements for the year ended December 31, 2014 included as Exhibit F-10). During the year ended December 31, 2014 and for the period from October 30, 2013 (inception) through December 31, 2013, no disposition fees were reimbursed to our general partner in connection with our operations.

In conjunction with the financing of our producing and non-producing oil and gas properties and operations (other than the offering described in this prospectus) and in consideration for the services to be performed by our general partner in connection therewith, our general partner will receive a financing coordination fee equal to 0.25% of the principal amount of any financing (as we draw it down if it is not 100% funded in a single closing), payable in cash concurrently with the Manager’s 0.5% financing coordination fee for a total of 0.75%. (See Note 3 of the financial statements for the year ended December 31, 2014 included as Exhibit F-10). During the year ended December 31, 2014 and for the period from October 30, 2013 (inception) through December 31, 2013, no financing fees were paid to our general partner in connection with the our operations.

During the year ended December 31, 2014, $105,956 of related party costs were incurred and payable by us in connection with our operations. Of this amount, $101,471 was incurred related to the strategic advisory services and investment banking services in connection with the advisory agreement with our dealer manager as defined below.

Advisory Fee

Effective November 12, 2014, we entered into an agreement with our dealer manager to provide strategic advisory services and investment banking services required in the ordinary course of our business, such as performing financial analysis, evaluating publicly traded comparable companies and assisting in developing a portfolio composition strategy, a capitalization structure to optimize future liquidity options and structuring operations. We have accrued and will amortize the cost of $920,000 associated with this agreement over the estimated life of the offering into “Other expense” on our consolidated statements of operations. During the year ended December 31, 2014, $101,471 was incurred for the above services. As of December 31, 2014, the $920,000 payable to our dealer manager is included in due to affiliates on our consolidated balance sheets.

Incentive Distribution Rights

On the initial closing date, we issued incentive distribution rights to our general partner and AECP Holdings. The incentive distribution rights were issued 50% to our general partner and 50% to AECP Holdings.

Upon a sale of all or substantially all of the our properties, the General Partner and AECP Holdings will each be entitled to receive a one-time incentive performance payment in cash equal to 12.5% each of the aggregate sale price of the properties net of expenses and of the payment of all debts and obligations, minus the excess, if any, of $20.00 per Unit (the original purchase price per Unit) of all outstanding Units, less the aggregate amounts previously distributed after the final termination date of the offering on the outstanding Units.

Upon a listing of the Units on a national securities exchange, our general partner and AECP Holdings will each be entitled to receive either newly issued common units or newly issued subordinated units. In either case, the amount received will be equal to 12.5% of the aggregate listing performance distribution amount for all units outstanding divided by the current market price. In addition, the incentive distribution rights held by our general partner and AECP Holdings will entitle them to receive increasing percentages of distributions made on the Units above the targeted minimum quarterly distributions, which will be determined and established upon a listing of the Units.

Off-Balance Sheet Arrangements

As of December 31, 2014, we had no off-balance sheet arrangements.

MARKET OVERVIEW

We are focused on helping our Unitholders take advantage of opportunistic producing and drilling property acquisitions in the current oil and gas market. We believe this opportunity is the result of recent improvements in hydraulic fracturing and horizontal drilling techniques. Although the acquisition of oil and gas properties is highly competitive, we believe the Manager’s experience and expertise will be of benefit to us. Our investment goals are as follows:

•	to acquire producing and non-producing oil and gas properties with development potential and to enhance the value of our properties through drilling and other development activities;
•	to make distributions to the holders of our Units, which we intend to be at a targeted non-compounded distribution rate of 6% per annum on the $20.00 original purchase price per Unit, or a targeted annual distribution rate of $1.20 per Unit, payable monthly;
•	beginning five to seven years after the initial closing date, to engage in a liquidity transaction in which we will sell our properties and distribute the net sales proceeds to our partners or list our common units on a national securities exchange; and
•	to enable our Unitholders to invest in oil and gas properties in a tax efficient manner.

Although we have not yet identified or selected any prospective properties and, accordingly, this is a “blind pool” offering, we anticipate that we will routinely use hydraulic fracturing techniques in drilling and completing most of the development wells we drill, depending primarily on the area where the wells are situated and the targeted geological formation, which we further anticipate may include tight oil or gas formations.

The Manager’s management team is led by seasoned professionals who have raised over $10 billion for the acquisition and development of oil and natural gas assets. Also, the Manager’s management team has previous experience in leading Chesapeake Energy Corporation, which was the most active driller in the U.S. at one time and was the U.S.’s largest gross producer of natural gas and a top 10 domestic producer of oil and natural gas liquids. The Manager’s chief executive officer has more than 30 years of oil and natural gas experience. We believe a number of factors differentiate us from other oil and gas programs, including our intent to reinvest in additional oil and gas properties during our term, conduct development activities on the properties we acquire, our lack of legacy issues, our opportunistic buy and sell strategy, our management team and the Manager’s management team.

Oil and Natural Gas Overview

The growth in U.S. oil and natural gas production related to the improved economics of shale extraction techniques has made the U.S. the #1 natural gas producer in the world. Projections are that the U.S. will be #1 in oil by 2020, surpassing Russia and Saudi Arabia. Based on information provided by the Energy information Administration (EIA), U.S. oil production is expected to rise to over 9 million barrels per day in 2015. In natural gas, U.S. production is forecast to rise to 25 trillion cubic feet by the end 2015.

U.S. Crude Oil Production, January 1955 to January 2015

Source: U.S. Energy Information Administration (EIA) estimates.

Also, the EIA projects that U.S. natural gas production will grow by an average of 1.6% per year from 2012 to 2040, which is more than double the annual growth rate in total U.S. natural gas consumption projected over that period. This projected growth is not only expected to permit U.S. natural gas production to satisfy U.S. demand but also permit the U.S. to become a net exporter of natural gas beginning in 2017.

U.S. Dry Natural Gas Production
(trillion cubic feet)

Source: EIA Annual Energy Outlook Market Trends

EIA AEO 2014 Forecast of U.S. Natural Gas Production,
2014 ~ 2040 (trillion cubic feet)

Source: EIA Annual Energy Outlook 2014

According to the EIA, U.S. natural gas consumption growth is expected to be driven by increased use by power plants, as well as industrial and transportation use. U.S. manufacturing output by natural gas-intensive industries is projected by the EIA to expand significantly through 2025 as the availability of abundant supplies of relatively low priced natural gas promotes renewed growth of U.S. manufacturing. Furthermore, when burned natural gas produces about 45% less carbon dioxide than coal, according to the EIA, which may contribute to increased demand for natural gas in the future. Additionally, U.S. exports of natural gas are expected to commence in late 2015, with EIA projections indicating more than 2 tcf will be exported annually by 2020. Notwithstanding, increased production of oil and gas, including enhanced technology such as hydraulic fracturing and horizontal drilling, may result in a downward trend for oil and gas prices, which could reduce our cash flow and the amount we can distribute to our investors or use to acquire additional properties.

Of the abundant energy sources, natural gas has 44% less CO2eq/kWh (equivalents per kilowatt hour) than oil and 53% less than coal.

CO2eq/kWh
1200
1000
800
600
400
200
0
173
469
840
1001
Renewables
Natural Gas
Oil
Coal

Note: Data is the 50th percentile for each technology from a meta study of more than 50 papers

Data source: IPCC Special Report on Renewable Energy Sources and Climate Change Mitigation

Historical U.S. Oil Production Growth

U.S. crude oil production, including lease condensate, increased during 2014 by 1.2 million barrels per day which is an approximately 16.2% growth. That was the largest volume increase since records have been kept and the highest growth rate since 1940. Crude oil production in the United States has increased in each of the previous six years. This growth was led by the Bakken Shale in North Dakota, now the second largest U.S. producing state with 1.3M barrels per day versus 200,000 in 2007. Primary increases in 2014 came from tight oil plays where hydraulic fracturing an horizontal drilling were used.

Source: EIA, Petroleum Supply Monthly

Source: EIA, Petroleum Supply Monthly

However, U.S. government data forecast smaller rises in monthly oil production in early 2015. Rigs drilling for new oil wells in the U.S. is down 40% since January 1, 2015.

Rigs vs. Production

20%
10%
0%
-10%
-20%
-30%
-0%
U.S. crude-oil production
Rigs drilling for new oil wells in the U.S.
Percentage change since Jan. 3, 2014
2014
'15

Source: EIA (production), Baker Hughes Inc. (rig count). Data through March 20, 2015

In addition, oil and natural gas prices are in a low point of the industry cycle.

Source: Bloomberg

Conventional vs. Unconventional Shale

We anticipate that we will drill wells in unconventional formations which are fine-grained, organic-rich, sedimentary rocks (usually shales and similar rocks) and are pervasive throughout a large area and are not significantly affected by pressure exerted by water in the ground. Although unconventional formations may be as porous as other sedimentary reservoir rocks, their extremely small pore sizes and lack of permeability make them relatively resistant to hydrocarbon flow. The lack of permeability means that the oil and gas typically remain in the source rock unless natural or artificial fractures occur.

Characteristics of Conventional Play:

•	Oil and gas trapped in Structural and stratigraphic traps
•	Often have fluid contacts (water/oil/gas)
•	Inventory of large undrilled structures limited
•	Often high variability in reservoir

Characteristics of unconventional Play:

•	Oil/gas generated, stored and trapped in the Shale
•	Generally subtle fluid contacts
•	Often consistent rock quality
•	Generally expansive productive fairways
•	High repeatability

Horizontal Drilling vs. Vertical Drilling

Depending primarily on the area where the wells are situated and the targeted geological formation, we may drill both vertical wells and horizontal wells. Horizontal drilling is a drilling process in which the well is turned horizontally at depth. It is normally used to extract energy from a source that itself runs horizontally, such as a layer of shale rock. Since the horizontal section of a well is at great depth, the well must include a vertical part as well. Generally speaking, drilling a horizontal well is a more complicated and expensive process than drilling a conventional vertical well. When drilling a horizontal well, the driller must first determine the depth of the energy-rich layer. This is done by drilling a conventional vertical well, and analyzing the rock fragments that appear at the surface from each depth. Once the depth of the shale is determined, the driller withdraws the drilling assembly, and then inserts a special bit assembly into the ground that allows the driller to keep track of its vertical and horizontal location. The driller calculates an appropriate spot above the shale in which the drill must start to turn horizontally. That spot is known as the “kickoff point.” From there, the drill bit is progressively angled so that it creates a borehole that curves horizontally. Horizontal drilling has been a common practice since the 1980s when improved equipment, motors, and other technology were developed, and in recent years, it has been shown in many cases to be more productive than vertical drilling in terms of reserves per well drilled. Accordingly, a corresponding increase in the use of horizontal drilling has occurred. However, the reserves found in horizontal wells, if any, may not be offset by the increased costs of drilling horizontal wells.

Greater length of Producing Formation Exposed to the
Wellbore in a Horizontal Well as compared to the Vertical Well

Horizontal Drilling vs. Conventional Drilling

As shown in the charts below, the benefits of the technological advancements of horizontal drilling and hydraulic fracturing include improved drilling outcomes and higher per well recoveries. Twenty-five years ago, more than 30% of the wells drilled onshore in the U.S. were uneconomic compared to an estimated 5% in 2014.

In terms of per well recoveries, twenty-five years ago, each productive well developed an average of approximately 100,000 barrels of oil equivalent in reserves. Today, each productive well is developing over 100,000 barrels of oil equivalent in reserves. Notwithstanding, oil and natural gas drilling operations are inherently speculative and subject to risk, including the risk that the Partnership may drill wells that are productive, but do not produce enough revenue to return the investment made, and from time to time dry holes.

Improved Drilling Outcomes

100
90
80
70
60
50
40
30
20
10
-
Wells Drilled (Thousands)
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
1980
1982
1984
1986
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008
2010
2012
2014
Total Uneconomic Wells
Productive Exploratory Wells
Productive Development Wells
% Uneconomic Wells

Source: U.S. Energy Information Administration and Baker Hughes. EIA information available through 2014 for drilling outcomes and 2013 for incremental reserves. Total wells drilled and estimates for drilling outcomes provided by Baker Hughes and historical partnership analysis, respectively, in 2011 and 2012. Incremental reserves for 2014 based on a five year average.

Incremental Reserves/Wells Drilled

Source: U.S. Energy Information Administration and Baker Hughes. EIA information available through 2014 for drilling outcomes and 2013 for incremental reserves. Total wells drilled and estimates for drilling outcomes provided by Baker Hughes and historical partnership analysis, respectively, in 2011 and 2012. Incremental reserves for 2014 based on five year average.

Market Trends

We believe horizontal drilling and hydraulic fracturing allow oil and gas investments in the on-shore U.S. market to generate more stable cash flow and in some cases capital appreciation at reduced risks when compared to earlier drilling approaches. Rather than drilling for oil or natural gas in an unproven area that has no concrete historic production records and has been unexplored as a site for potential oil and gas output, or “wildcat drilling,” we intend to focus on more certain developmental drilling where the existence of hydrocarbons is already known. The EIA has determined that the industry is drilling one-third to one-fourth as many uneconomic wells, or dry holes, as it did 25 years ago and each productive well is developing more reserves that it did 25 years ago, clearly benefiting from such new technologies. Notwithstanding our intended focus on properties with development drilling opportunities, the increased costs associated with the new technology for horizontal drilling and hydraulic fracking in shale formations creates a risk that the partnership may not receive a return of the amount of its investment in the particular well. We will focus on producing and non-producing oil and gas properties. We expect the non-producing properties will require additional drilling to generate cash flow and increase reserves. Also, we anticipate that the combination of proved developed producing (“PDP”) and proved-undeveloped drilling locations (“PUD”) will result in increased value over time as reserves rise. We believe this combination of activities will result in our drilling fewer uneconomic wells than the industry average. Notwithstanding, there is a risk that we will drill dry holes or wells that are productive, but do not produce enough revenue to return the investment made.

Since May 2014 there has been a rapid and severe decline in oil and natural gas prices. Oil prices have fallen from approximately $108 per barrel on June 1, 2014 to approximately $45 per barrel on March 18, 2015; during the same period, natural gas prices have fallen from almost $5 per mcf to under $3 per mcf.

The magnitude of these drops has likely set the stage for a later recovery, as supply and demand fundamentals react to the severe price drops and markets are rebalanced.

Additionally, in response to these market changes:

•	oil and gas companies have significantly decreased their capital spending;
•	the number of rigs drilling for oil and gas in the U.S. has decreased;
•	oilfield service costs have decreased; and
•	some distressed oil and gas companies are actively seeking to sell their oil and gas wells.

The severe decline in oil and natural gas prices that occurred late in 2014, which has continued into early 2015, has increased the volatility and amplitude of the other risks facing us as described in this prospectus and may have an impact on our business and financial conditional. If oil and natural gas prices remain low for an extended period of time, drilling projects may become uneconomic, which could affect future drilling plans and growth rates. Low commodity prices could impact our revenue, which we intend to partially mitigate with our hedging program. Continued low commodity prices make it more challenging to hedge production at higher price levels. Lower sustained commodity prices or additional commodity price declines may lead to additional property impairment in future periods, which could have a material adverse effect on our results of operations in the period taken.

PROPOSED ACTIVITIES

We are a Delaware limited partnership recently formed to acquire and develop producing and non-producing oil and gas properties located onshore in the United States. We will seek to acquire working interests, leasehold interests, royalty interests, overriding royalty interests, production payments and other interests in oil and gas properties. Notwithstanding, our general partner and its affiliates will not receive any royalty or overriding royalty interest on any of our wells. We have not identified any oil and gas properties we will acquire at this time.

Our general partner will rely on the substantial oil and gas experience and knowledge of the Manager in selecting prospects and properties for acquisition, development and operation as discussed in “— Well Operations,” below, and “Summary of the Management Agreement.”

Our Investment Objectives

We were formed to enable investors to invest in oil and gas properties located onshore in the United States. Our primary objectives are:

•	to acquire producing and non-producing oil and gas properties with development potential and to enhance the value of our properties through drilling and other development activities;
•	to make distributions to the holders of our Units, which we intend to be at a targeted non-compounded distribution rate of 6% per annum on the $20.00 original purchase price per Unit, or a targeted annual distribution rate of $1.20 per Unit, payable monthly. On September 19, 2014, we declared distributions payable to Unitholders of record each day during the applicable period at a rate equal to $0.00328767123 per day which is equal to a targeted annual rate of $1.20 per Unit. The distributions began to accrue with respect to each Unit commencing on the initial closing date or, if later, the date of the subsequent closing on which we accepted the Unitholder’s subscription, and will be payable by the 5th day following each month end to Unitholders of record at the close of business each day during the prior month. To date, all distributions have been paid solely from offering proceeds. Offering proceeds that are returned to investors as distributions to them will not be available for investments in oil and gas properties. We may reduce the amount of distributions paid or suspend distribution payments at any time;
•	beginning five to seven years after the initial closing date, to engage in a liquidity transaction in which we will sell our properties and distribute the net sales proceeds to our partners or list our common units on a national securities exchange; and
•	to enable our Unitholders to invest in oil and gas properties in a tax efficient manner.

This is a blind pool offering and the number of properties that may be obtained by the Partnership depends primarily on the value of the properties, the percentage of working interest (or royalties, etc.) acquired in the properties and the type and location of the properties acquired, which our general partner cannot predict. Based on the foregoing, however, our general partner can achieve the same diversification at the minimum net proceeds as it can with a much larger program (although the amount of the Partnership’s working interest (or royalties, etc.) in its properties will be much less).

We are the first oil and gas partnership formed by our general partner and its affiliates. There can be no assurances that we will be able to attain our investment objectives.

Description of the Properties We Plan to Purchase

General

We intend to target for acquisition and development producing and non-producing oil and gas properties that we expect will require additional drilling activities to develop their full potential. When we acquire a property, we will estimate the capital required to develop the property, and plan to reserve a portion of our capital contributions, or a portion of any borrowing capacity available to us, to fund all or a substantial portion of these estimated costs of development. Under the Partnership Agreement we may not exchange our Units for properties. During our first five to seven years of operations after the initial closing date we also plan to use a substantial portion of our available cash flows to develop our properties.

We do not intend to conduct a material amount of exploratory drilling on non-producing properties we acquire, nor acquire gathering systems, pipelines, treatment facilities, processing plants and other infrastructure, except in connection with the oil and gas properties we acquire.

The remainder of this section describes the parameters that our general partner will use in selecting the oil and gas properties we acquire. Unless otherwise indicated, our general partner may acquire oil and gas properties that do not meet all or some of parameters listed below.

Onshore Properties Located in the United States

Our Partnership Agreement provides that any properties we acquire will be located onshore in the United States. Ownership of oil and gas properties located offshore presents unique operational risks such as lengthy interruption of production from hurricanes and increased costs and risks associated with environmental compliance, which our general partner currently believes are not appropriate for a partnership that seeks to make cash distributions to its partners. Properties located outside the United States may present title and other ownership issues, and may have adverse tax consequences, that our general partner does not currently believe are appropriate for our Partnership. In addition, the risks associated with properties located outside the United States or offshore in the United States require additional insurance, which our general partner does not plan to acquire for us.

Oil and Gas Properties

Our general partner will target for our acquisition producing and non-producing properties that it believes are suitable for our ownership and development. These properties are expected to be in areas of known hydrocarbon production or identified hydrocarbon potential with reasonably predictable drilling and production results.

Our general partner will have considerable discretion in determining the parameters it will use to evaluate and acquire producing and non-producing properties which will require our general partner to determine the following parameters, among others:

•	The applicable discount rate to use in calculating present value of reserves. In determining the present value of our properties for use in preparing our financial statements, the SEC requires us to use a 10% discount rate. However, a 10% rate is not necessarily appropriate for evaluating a property for acquisition, and our general partner may decide to use a greater or lesser discount rate in making this calculation based on prevailing interest rates, the perceived risk associated with production of the reserves, perceptions of volatility of future prices, the discount rates our general partner determines are being used generally in the oil and gas business to acquire reserves and other factors.
•	The prices that are assumed to be received for future production. In order to calculate present value, our general partner will make assumptions regarding the prices at which we will sell production in the future. In preparing present value estimates of oil and gas reserves in our financial statements, we will be required to use the unweighted average of the prices on the first day of each of the 12 months prior to the date of determination, with appropriate adjustment for the location and quality of the reserves. Our general partner may use different assumptions, such as the prices quoted in the futures market, or the forward curve, or other prices.
•	The costs, including capital costs, required to develop and produce the reserves. Our general partner also will be required to estimate the production costs to be incurred in the future to produce the reserves, including the capital costs we will spend to drill wells and conduct additional development activities.
•	The future production rates. In order to calculate present value of reserves, the rate at which properties we propose to acquire will produce oil, gas and natural gas liquids must be estimated. These estimates will be made for us by reservoir engineers using methodology customary in the oil and gas industry. The reservoir engineers may be in-house engineers employed by the Manager or our general partner or independent third-party engineers selected by our general partner.

In this regard, the Manager may offer to sell oil and gas properties or other assets to us in which one or more affiliates of the Manager owns an interest or its affiliates may offer to acquire oil and gas properties or other assets from us that we have determined to sell. The Manager is under no fiduciary, contractual or other duty to require any of its affiliates to offer to buy or sell properties or other assets to us or from us at a fair or market price, although pursuant to the Management Agreement the Manager has agreed that (i) if we elect to acquire any properties from an affiliate of the Manager we will not be required to pay more than the lower of the cost to such affiliates of such property or fair market value, and (ii) if we elect to sell any Partnership property to an affiliate of the Manager, we must receive the higher of our cost of such property or fair market value and the other terms and conditions of the acquisition must be fair and reasonable to us. In addition, to the extent we and any affiliate of the Manager have joint ownership or operating interests in the same oil and gas property or prospect, we and such affiliate of the Manager may disagree about the value of those assets. Our general partner will be required to determine whether we should acquire or sell such properties or other assets. Because our general partner has no in-house technical resources with which to evaluate oil and gas properties and other assets, it may, but is not required to, retain on our behalf technical, legal, land, operational and other consultants to assist it in its determination of whether to acquire or sell properties or assets from or to any affiliate of the Manager. The Manager would be entitled to an acquisition fee or disposition fee from us in respect of any acquisitions or dispositions of properties from third parties, but not for any acquisitions of properties from, or dispositions of properties to, the Manager or an affiliate of the Manager. See “Compensation” and “Conflicts of Interest — Conflicts with the Manager.”

Drilling

We expect that the properties we acquire will require that we drill wells and conduct other activities to fully develop and realize the potential of the properties. When we acquire an oil and gas property, we will estimate the costs to drill any wells necessary to fully develop the property, and will reserve an amount of our capital contributions or allocate a portion of any available borrowings that our general partner determines is required to pay for drilling the wells. We also expect to use our available cash from operations, in excess of amounts necessary to pay the targeted distribution to our Unitholders, to drill wells on and otherwise develop our properties.

If we have the opportunity to participate in drilling wells or other well development activities, our general partner also may decide to cause us to sell or farmout the drilling or completion of a well or other well activity, such as a recompletion. Also, if a well is proposed to be drilled under an operating agreement for one of the properties we own, our general partner may cause us to “non-consent” the well under the applicable operating agreement. Non-consenting a well will generally cause us not to be obligated to pay the costs of the well, but we will not be entitled to any proceeds of production from the well until a penalty is paid to the parties that did pay the costs to drill and complete the well.

All of the prospects and properties that will be acquired by us will first be originated, or identified, by the Manager or other third-parties, and then evaluated by our general partner. Our general partner and its affiliates may not benefit by interpositioning themselves between us and the actual provider of operator and drilling contractor services.

Infrastructure

In connection with the acquisition and development of producing oil and gas properties, we may acquire interests in gathering systems, treatment facilities, processing plants, pipelines and other oil and gas infrastructure. Our ownership interest in the infrastructure will generally be similar to our working interest in the producing properties that we acquire. We will not purchase interests in oil and gas infrastructure that are not acquired in connection with and related to production from our producing oil and gas properties.

Title to Properties

Title to all leases acquired by us ultimately will be held in our name. To facilitate our acquisition of the leases, however, title to the leases may initially be held on our behalf in the name of our general partner, its affiliates, or any nominee designated by our general partner, which may include a third-party operator or the Manager or an affiliate of the Manager. Title to the leases covering our productive wells will be transferred to us and filed for record from time to time after the wells are drilled and completed.

Prior to completing an acquisition of an oil and gas property, we expect to perform title reviews on the most significant interests being acquired. The properties we acquire are likely to be subject to customary royalty and other interests, liens for current taxes and other burdens that we believe do not materially interfere with the use of or affect our carrying value of the properties.

Holders of our Units will be relying on our general partner to use its best judgment of our best interests to obtain appropriate title to properties. Our general partner will in turn be relying on the services to be performed by the Manager under the Management Agreement to perform due diligence, including title review, with respect to the properties to be acquired by us. It is not the practice in the natural gas and oil industry to warrant title or obtain title insurance on leases. Our general partner may also retain separate legal, land and other consultants to review title. Our general partner will take, and will cause the Manager to take, such steps as it deems appropriate to determine that title to a property is appropriate for acquisition by us. Our general partner may elect to waive apparent or possible defects in title, or may elect not to do a thorough review of title prior to an acquisition. Provisions in our Partnership Agreement will relieve our general partner and the Manager for liability for any decision made with respect to waiver of title defects, or mistakes made in review of title, so long as such mistakes were made in good faith.

Environmental Review

As with title, holders of our Units will be relying on our general partner to review environmental matters on properties we plan to acquire. Such review may include a Phase I environmental review of the properties conducted by third-party environmental consultants or other environmental review that our general partner deems appropriate under the circumstances. Our general partner may elect not to cause the Manager to conduct a full environmental review of all properties being acquired by us. Provisions in our Partnership Agreement will relieve our general partner for liability for any decision made with respect to environmental matters, or mistakes made in review of environmental matters, so long as such mistakes were made in good faith.

We embrace our role as a responsible citizen and have adopted operating principles to guide all of our activities. It is our obligation to protect the environment and promote safe and responsible extraction of oil and natural gas.

•	Business Philosophy. We are committed to protecting natural resources, caring for the environment, and complying with all applicable local, state, and federal laws and regulations in our daily operations.
•	Operational Excellence. We strive for excellence and are satisfied with nothing less. We move quickly to rectify any environmental problems associated with our operations and address any issue that might arise.
•	Commitment of Resources. We provide human, physical and financial resources to achieve environmental protection objectives. We expect employees, contractors, suppliers, and vendors to do the same to ensure safe and clean operations.
•	Continuous Improvement. We continue to evaluate evolving environmental protection measures to improve our operating practices and further reduce our environmental footprint using the latest technologies and operational procedures.
•	Support of Industry Regulation. We support evolving science-based regulation at the appropriate level of government that ensures natural gas and oil wells are drilled, completed and produced safely and responsibly.
•	Community Focus. We strive to be charitable, engaged and responsible members of, and partners in, the communities in which we work.”

Insurance

Our general partner will obtain and maintain insurance coverage in amounts and for purposes as required by law and that would be carried by a reasonable, prudent general contractor and operator in accordance with industry standards. Generally, our general partner expects to obtain public liability insurance with limits, including umbrella policy limits, of approximately $50,000,000. We will be included as an insured under these general, umbrella, and excess liability policies and will pay the premiums for each of the policies obtained on our behalf. In addition, pursuant to the Management Agreement, the Manager is required to obtain and maintain insurance, including well control, environmental, general liability and worker’s compensation insurance.

The annual insurance limits available to us could be substantially less if insurance claims are made by our general partner’s other affiliates. As of the date of this prospectus, however, no material insurance claims, lawsuits or regulatory fines or penalties regarding pollution of the environment or other matters involving us or our general partner have been incurred.

We will obtain or, pursuant to the Management Agreement, the Manager will obtain, blowout, pollution, public liability and workers’ compensation insurance coverage, but such insurance may not be sufficient to cover all liabilities to which we are subject. We intend to maintain such policies subject to our analysis of the cost of such insurance, compared with coverage, likelihood of casualty in light of our operations and other factors we deem relevant. We will endeavor to secure insurance which we believe is customary in the oil and gas industry for the types of risks to which we are subject. In addition, the Manager will maintain insurance coverage when it operates our properties and manages our business as described under “Summary of the Management Agreement.”

This insurance will have deductibles, which would first have to be paid by the Partnership, per occurrence for bodily injury and property damage, and other terms, including exclusions, that are standard for the oil and gas industry. On request our general partner will provide you or your representative a copy of the insurance policies. Our general partner will use its best efforts to acquire and maintain insurance coverage as discussed above, but it may be unsuccessful if the coverage becomes unavailable or too expensive.

We do not plan to acquire any insurance policies that are intended in effect to provide coverage for losses solely related to hydraulic fracturing operations. However, we believe our general liability and excess liability insurance policies will cover third-party claims related to hydraulic fracturing operations and associated legal expenses, in accordance with, and subject to, the terms of such policies.

We plan to re-evaluate the purchase of insurance, coverage limits and deductibles annually. Future insurance coverage for the oil and natural gas industry could increase in cost and may include higher deductibles or retentions. In addition, some forms of insurance may become unavailable in the future or unavailable on terms that are economically acceptable. No assurance can be given that we will be able to maintain insurance in the future at rates that we consider reasonable and we may elect to self-insure or maintain only catastrophic coverage for certain risks in the future.

Well Operations

Generally, the existing operating agreement will be used in instances where a property being acquired is already subject to an operating agreement, and in all other cases our general partner anticipates that a model form operating agreement issued by the American Association of Petroleum Landmen or other form of agreement which is customary and usual for the geographic area in which the property is located will be used. Under the applicable operating agreement for a property, the Manager or a third party operator will act as operator of the oil and natural gas wells and related gathering systems and production facilities in which we own an interest. As operator, the Manager or the third-party operator will design and manage the operations for production from and drilling and completion of our wells and manage the day to day operating and maintenance activities for our wells.

Under the applicable operating agreements, the Manager or a third-party operator will establish a joint account for each well in which we have an interest. We are required to pay our working interest share of amounts charged to the joint account. The joint account is charged with well supervisory fees and all direct expenses incurred in the operation of our wells and related gathering systems and production facilities as described in “Compensation.” Our general partner anticipates that the determination of which direct expenses can be charged to the joint account and the manner of charging direct expenses to the joint account for our wells generally will be done in accordance with the Council of Petroleum Accountants Societies, or COPAS, model form of accounting procedure.

Under the COPAS model form, direct expenses include the costs of third-party services performed on our properties and wells, as well as gathering and other equipment used on our properties. In addition, direct expenses include the allocable share of the cost of services performed on our properties and wells by employees of the Manager or a third-party operator. The allocation of the costs of the Manager or a third-party operator who perform services on our properties will be based on the applicable provisions of the relevant operating agreement.

Direct expenses charged to the joint account also include an amount determined by the Manager to be the fair rental value of facilities owned by the Manager and used in the operation of our properties.

Sale of Oil and Natural Gas Production

Under the Partnership Agreement, all benefits and liabilities from marketing and hedging arrangements or other relationships affecting the property of our general partner or its affiliates and us must be fairly and equitably apportioned according to the respective interests of each party in the property. Under the Management Agreement, the Manager will be responsible for gathering, transporting and marketing the oil and natural gas produced by our wells to interstate pipeline systems, local distribution companies, oil and gas marketers, industrial or other end-users, and/or companies generating electricity or other purchasers in the area. Our general partner expects that oil and natural gas produced from our wells will be primarily tied to the spot market price or sold pursuant to oil and natural gas contracts if the Manager or its affiliates have existing operations in the area and the contracts allow or require our oil and natural gas to be added to the contract.

All of the oil, natural gas and natural gas liquids purchase contracts will be between the purchaser and the Manager or our general partner or their respective affiliates. In this regard, the prices under most oil and natural gas sales contracts are negotiated on an annual basis and are index-based. As discussed in “— Hedging Activities,” below, however, we expect to use hedges to lock in a range of pricing for a significant portion of our production during the periods covered by the hedges to limit our exposure if oil and natural gas prices change. Under the Management Agreement, the Manager will receive the sales proceeds from the purchasers and then distribute the sales proceeds to us based on the volume of oil and natural gas produced and sold for our account. Until the sales proceeds are distributed to us, they will be subject to the claims of the Manager’s or its affiliates’ creditors. Also, the purchase agreements may be suspended for force majeure, which generally means an Act of God.

Hedging Activities

Prices for oil and natural gas have been volatile and uncertain for many years. To mitigate our exposure to decreases in prices, we plan to enter into financial hedges through contracts such as regulated NYMEX futures, options contracts and over-the-counter swap contracts with qualified counterparties. Under the Management Agreement, the Manager will assist us in implementing our hedging policy for our estimated future production. The percentages of oil and/or natural gas production that we elect to hedge under the hedging policy may change from time to time at the discretion of our general partner, but in no event will we hedge more than 75% of the projected amounts of oil and natural gas reasonably estimated to be produced from our wells. Also, we may pledge up to 100% of our assets and reserves in connection with our hedging activities. To assure that the financial instruments will be used solely for hedging price risks and not for speculative purposes, our general partner has established a hedging committee to oversee all of our hedging arrangements. Also, our general partner does not intend to cause us to contract for positions that we cannot offset with actual production. The percentages of natural gas and oil that are hedged through either financial hedges, physical hedges or not hedged at all will change from time to time in the discretion of our general partner and its affiliates.

Although entering into hedging arrangements may provide us some protection against changing prices, these activities also could reduce the potential benefits of price increases and we could incur liability on the financial hedges. For example, we would be exposed to the risk of a financial loss if any of the following occur:

•	our production is substantially less than expected;
•	the counterparties to the futures contracts fail to perform under the contracts, the risk of which is increased because of the current tight credit market in the United States; or
•	there is a sudden, unexpected event materially impacting oil and natural gas prices.

See “Risk Factors — Risks Related to Our Business — Our hedging transactions will expose us to counter-party credit risk” and “— Our hedging activities could result in financial losses or could reduce our net income, which may adversely affect our ability to pay cash distributions to holders of our Units.”

SUMMARY OF THE MANAGEMENT AGREEMENT

Concurrently with the initial closing of the sale of Units pursuant to this offering, we entered into the Management Agreement with the Manager, under which we believe that we will benefit from the expertise of the management and technical personnel of the Manager in the oil and gas industry.

Services

Pursuant to the Management Agreement, the Manager will provide us with management and operating services regarding all aspects of our operations, and provide us with administrative support services as necessary for the operation of our business. Management services to be provided by the Manager will include management of our business, general and administrative overhead services, assistance in protecting our title to oil and gas properties, management of our funds, tax and accounting services, information technology services, identification of potential property acquisitions, assistance regarding the acquisition and sale of our oil and gas properties, identification and evaluation of financing alternatives for us in connection with acquiring oil and gas properties, recommendations to us in respect of insurance coverage for our business and assets, supervision of contractors and operators on our properties and assistance in complying with obligations under our credit documents.

Operating services to be provided by the Manager will include management of lease operations, acquisition of permits, oversight of our operators’ technical, geological and petroleum engineering evaluations, marketing and transportation of hydrocarbons, oversight of our operators’ safety measures, oversight of necessary reports to regulatory authorities, and maintenance of data and reports from our lease operations.

The Manager’s business will be limited to serving as our manager pursuant to the Management Agreement and as a manager or in a similar capacity to other oil and gas partnerships or entities that may be formed in the future by or affiliated with ARC.

Actions that Require Our Prior Consent

The Management Agreement provides that, except with respect to the means or method by which the Manager performs the services, the provision of services under the agreement must at all times be subject to our direction. The Management Agreement provides that the Manager will not take certain actions without our prior consent. These actions include:

•	taking any actions that would materially alter or impair our title to any of our oil and gas properties;
•	selling any of our oil and gas properties or assets, other than worn out or obsolete equipment, and sales of our oil and natural gas production;
•	borrowing any funds on our behalf, other than trade accounts payable in the ordinary course of business;
•	filing, prosecuting, compromising or settling any pending, threatened or asserted claim or litigation with respect to us or our oil and gas properties except those in the ordinary course of business;
•	resigning as an operator of any of our oil and gas properties except as specifically allowed under the Management Agreement;
•	taking any action that would cause us not to be classified and treated as a partnership for federal income tax purposes;
•	amending or waiving any provision of our credit facilities or taking any actions that would result in our default under our credit facilities;
•	engaging in any material activity other than an activity provided for in the budget that was previously approved by us;
•	causing or obligating us to enter into any business combination transaction or asset acquisition;
•	causing us to adopt, revise or waive compliance with our approved hedging policies, or causing us to become obligated under any material hedges that are not in accordance with our approved hedging policies;

•	entering into any material commitment, contract or agreement on our behalf that would reasonably be expected to result in payments by us of more than the amount permitted under the Management Agreement;
•	causing us to enter into any contract or other arrangement with an affiliate of the Manager, other than the sale or transfer of customary drilling or production equipment maintained in its inventory at cost in the ordinary course of business and with a value of less than $1.0 million, except that the Manager may contract with its affiliate to provide services to us so long as no additional fees are required to be paid by us for such services and we may acquire properties from or sell properties to affiliates of the Manager as discussed in “— Investment Opportunities,” below;
•	causing us to amend, modify, waive or fail to enforce any of our material rights under any participation, joint venture, operating, area of mutual interest or other similar agreement;
•	causing us to take an action, or fail to act, that has the effect of causing us not to participate in activities or operations under an operating agreement in which the Manager has a working interest, unless the Manager also declines to participate in that activity or operation; or
•	taking on our behalf or causing us to take any action that is contrary to our reasonable instructions.

Management Standards

Pursuant to the Management Agreement, the Manager will act in accordance with the express provisions of the Management Agreement, and where the Management Agreement does not specifically establish a particular obligation or standard, as a reasonably prudent operator and in a manner consistent with generally accepted standards for oil and gas drilling and production businesses similar to our business having assets similar to our assets. The Manager will not owe us a fiduciary duty under the Management Agreement, applicable law or otherwise, except that pursuant to the Management Agreement it and any affiliate of the Manager which takes on any managerial duties to us under the Management Agreement will owe us a fiduciary responsibility for the safekeeping and care of all Partnership funds and assets whether or not in its possession or control and will apply such funds and assets for the exclusive benefit of the Partnership.

Records

The Management Agreement provides that the Manager will maintain complete books and records relating to its services under the agreement, and all accounting records will be maintained in accordance with GAAP. The Manager will deliver to us monthly financial and operating reports, quarterly cash flow forecasts and monthly management reports.

Well Operations

The Management Agreement provides that, in cases in which we may appoint the operator of our oil and gas properties, we will appoint the Manager to serve as the operator of such properties pursuant to the operating agreements currently in effect with respect to such acquired properties. If such properties are not then operated pursuant to an operating agreement, then we will enter into operating agreements with the Manager.

Financial Administration

Under the Management Agreement, before the beginning of each fiscal year, we will approve a budget proposed by the Manager detailing the development activities with respect to our acquired oil and gas properties, and we will approve any proposed revisions to the budget. In connection with any acquisition of oil and gas properties, we will adopt a supplement to the approved budget to address activities and expenses for such property for the remainder of the budget period. Additionally, the budget will be available on a quarterly basis for our review against the expenses incurred to date during the applicable budget year.

The Manager will implement a cash management system for our cash and cash equivalents and will invest any cash held on our behalf in various investments. Upon receipt of all revenues and joint interest billings for our account, the Manager will promptly credit or charge, as the case may be, us with our net revenue and joint interest billings with respect to our properties, on a property-by-property basis. If directed by us, the Manager will transfer to accounts maintained by us funds that we and the Manager reasonably determine are not necessary for the conduct of our business as contemplated by the then current budget. Pursuant to the Management Agreement, the Manager and any affiliate of the Manager which takes on any managerial duties to us under the Management Agreement will owe us a fiduciary responsibility for the safekeeping and care of all Partnership funds and assets whether or not in its possession or control and will apply such funds and assets for the exclusive benefit of the Partnership.

Fees

Pursuant to the Management Agreement, we will pay the Manager a monthly management fee which includes the Manager’s general and administrative overhead expenses and the Manager will not receive a separate reimbursement of its general and administrative expenses from any source other than the monthly management fee. However, the Manager will receive reimbursement of its direct expenses paid to third-parties, as described under “Compensation — Compensation Related to the Operation of the Partnership.” In addition, as discussed under “Compensation — Compensation Related to the Operation of the Partnership,” we will pay the Manager fees in connection with any acquisition, disposition and financing of our oil and gas properties. We will also reimburse our general partner and the Manager for offering and organizational expenses in an amount equal to up to 1.5% of the gross proceeds of the offering as discussed under “Capital Contributions and Distributions — Capital Contributions — Offering and Organization Costs.”

Investment Opportunities

The Manager will actively seek producing and non-producing oil and gas property acquisition opportunities on our behalf that it believes will fit within the acquisition parameters described under “Proposed Activities — Description of the Properties We Plan to Purchase.”

In addition, it is possible that we could elect at any time or from time to time to acquire oil and gas properties from the Manager or one or more affiliates of the Manager that the Manager or such affiliates elect to sell in the future, but as provided in the Management Agreement any such acquisition would be at the lesser of the Manager’s or such affiliate’s cost, as applicable, of the property or properties or fair market value. The Manager would not be entitled to an acquisition fee in respect of any such acquisition(s) of properties we make from the Manager or an affiliate of the Manager.

Termination

The Management Agreement is terminable by us if: (i) we dissolve and liquidate in connection with the sale of all or substantially all of our assets; (ii) during the bankruptcy of the Manager; (iii) at any time after a breach by the Manager of its obligations under the Management Agreement, which breach has had or is likely to have a material adverse effect on us and remains uncured 30 days after its receipt of notice of the breach; (iv) at any time within 15 business days following a determination by a court of competent jurisdiction that the Manager has defrauded us or stolen or misappropriated any of our assets or funds; (v) our general partner is removed by majority vote of the common units and our general partner did not vote in favor of or approve its removal; or (vi) at a special meeting of our Unitholders, the Unitholders approve termination of the Management Agreement by the affirmative vote of a majority of the outstanding Units. If we exercise our right to terminate the Management Agreement in accordance with clause (iv) above, then the incentive distribution rights held by AECP Holdings will be forfeited. In the event of a termination in accordance with clause (v) or (vi) above, we will be required to reimburse the Manager for any and all severance, termination or similar costs it may incur in connection with such termination.

The Management Agreement is terminable by the Manager if: (i) we become subject to bankruptcy proceedings; or (ii) we materially breach our obligations under the Management Agreement and do not cure the breach within 30 days of our receipt of notice of the breach.

We and the Manager will have the right to cure certain of the events that would otherwise cause termination. We and the Manager may also mutually agree to terminate the Management Agreement at any time.

Transition Services

Upon termination of the Management Agreement, the Manager has agreed to cooperate with us in the transition of its management services to a new manager appointed by us by turning over our books and records and other relevant information, if applicable, assigning to us all of its rights under subcontracts and other contractual arrangements entered into by the Manager in connection with the performance of its services on our behalf, and facilitating the transfer of well operations and the management of our assets to the new manager.

Indemnification

The Manager will be liable to us for losses incurred by us and our affiliates (other than our general partner) in connection with the Manager’s services under the Management Agreement in the same manner as we are required to indemnify the Manager as set forth in Section 7.8 of the Partnership Agreement. Please read “Summary of the Limited Partnership Agreement — Limitations on General Partner’s Liability as Fiduciary.”

COMPETITION, MARKETS AND REGULATION

Competition

The oil and natural gas industry is highly competitive. We will encounter strong competition from independent oil and gas companies, master limited partnerships and from major oil and gas companies in acquiring properties, contracting for drilling equipment and arranging for the services of trained personnel. Many of these competitors have financial and technical resources and staffs substantially larger than ours. As a result, our competitors may be able to pay more for desirable leases, or to evaluate, bid for and purchase a greater number of properties or prospects than our financial or other resources will permit.

Competition is strong for attractive oil and natural gas properties and there can be no assurances that we will be able to compete satisfactorily when attempting to make acquisitions. In general, sellers of producing properties are influenced primarily by the price offered for the property, although a seller also may be influenced by the financial ability of the purchaser to satisfy post-closing indemnifications, plugging and abandoning operations and similar factors.

We also may be affected by competition for drilling rigs, human resources and the availability of related oilfield services and equipment. In the past, the oil and natural gas industry has experienced shortages of drilling rigs, equipment, pipe and personnel, which have delayed development drilling and other exploitation activities and have caused significant price increases. We are unable to predict when, or if, such shortages may occur or how they would affect our development and exploitation program.

Seasonal Nature of Business

Seasonal weather conditions and lease stipulations can limit our drilling and producing activities and other operations in certain areas where we may acquire producing properties. In addition, it is possible that we will acquire oil and gas properties that are subject to flooding, drought or tornados. These seasonal anomalies can pose challenges for meeting our drilling objectives and increase competition for equipment, supplies and personnel during the drilling season, which could lead to shortages and increased costs or delay our operations. Generally demand for natural gas is higher in summer and winter months. In addition, certain natural gas users utilize natural gas storage facilities and purchase some of their anticipated winter natural gas requirements during off-peak months. This can also lessen seasonal demand fluctuations.

Environmental, Health and Safety Matters and Regulation

Our operations will be subject to stringent and complex federal, state and local laws and regulations that govern the protection of the environment as well as the discharge of materials into the environment. These laws and regulations may, among other things:

•	require the acquisition of various permits before drilling commences;
•	require the installation of pollution control equipment in connection with operations;
•	place restrictions or regulations upon the use or disposal of the material utilized in our operations;
•	restrict the types, quantities and concentrations of various substances that can be released into the environment or used in connection with drilling, production and transportation activities;
•	limit or prohibit drilling activities on lands lying within wilderness, wetlands and other protected areas;
•	require remedial measures to mitigate pollution from former and ongoing operations, and may also require site restoration, pit closure and plugging of abandoned wells; and
•	require the expenditure of significant amounts in connection with worker health and safety.

These laws, rules and regulations may also restrict the rate of oil and natural gas production below the rate that would otherwise be possible. The regulatory burden on the oil and natural gas industry increases the cost of doing business in the industry and consequently affects profitability. Additionally, Congress and federal, state and local agencies frequently revise environmental laws and regulations, and such changes could result in increased costs for environmental compliance, such as waste handling, permitting, or cleanup for the oil and natural gas industry and could have a significant impact on our operating costs. In general, the oil and natural gas industry has recently been the subject of increased legislation and regulatory attention with respect to environmental matters.

The following is a summary of some of the existing laws, rules and regulations to which our business operations are subject.

Solid and Hazardous Waste Handling

The federal Resource Conservation and Recovery Act, or RCRA, and comparable state statutes regulate the generation, transportation, treatment, storage, disposal and cleanup of hazardous solid waste. Although oil and natural gas waste generally is exempt from regulation as hazardous waste under RCRA, we expect to generate waste as a routine part of our operations that may be subject to RCRA. Although a substantial amount of the waste expected to be generated in our operations is regulated as non-hazardous solid waste rather than hazardous waste, there is no guarantee that the EPA or individual states will not adopt more stringent requirements for the handling of non-hazardous or exempt waste or categorize some non-hazardous or exempt waste as hazardous in the future. Any such change could result in substantial costs to manage and dispose of waste, which could have a material adverse effect on our results of operations and financial position.

CERCLA

CERCLA imposes joint and several liability for costs of investigation and remediation and for natural resource damages without regard to fault or legality of the original conduct, on certain classes of persons with respect to the release into the environment of substances designated under CERCLA as hazardous substances. These classes of persons, or so-called potentially responsible parties, or PRPs, include the current and past owners or operators of a site where the release occurred and anyone who disposed or arranged for the disposal of a hazardous substance found at the site. CERCLA also authorizes the EPA and, in some instances, third-parties to take actions in response to threats to public health or the environment and to seek to recover from the PRPs the costs of such action. Many states have adopted comparable or more stringent state statutes.

Although CERCLA generally exempts “petroleum” from the definition of hazardous substance, in the course of our expected operations, we will generate wastes that may fall within CERCLA’s definition of hazardous substance and may dispose of these wastes at disposal sites owned and operated by others. Comparable state statutes may not provide a comparable exemption for petroleum, and there is no guarantee that federal law will not adopt more stringent requirements with respect to the petroleum substances. We may also be the owner or operator of sites on which hazardous substances have been released. If contamination is discovered at a site on which we are or have been an owner or operator or to which we sent hazardous substances, we could be liable for the costs of investigation and remediation and natural resources damages. Further, we could be required to suspend or cease operations in contaminated areas.

We may acquire producing properties that have been used for oil and natural gas drilling, development and production for many years. Hazardous substances, wastes or hydrocarbons may have been released on or under the properties to be acquired by us, or on or under other locations, including offsite locations, where such substances have been taken for disposal. In addition, some of the properties we acquire may have been operated by third-parties or by previous owners or operators whose treatment and disposal of hazardous substances, wastes, or hydrocarbons were not under our control. These properties and the substances disposed or released on them may be subject to CERCLA, RCRA and analogous state laws. In the future, we could be required to remediate property, including groundwater, containing or impacted by previously disposed wastes (including wastes disposed or released by prior owners or operators, or property contamination, including groundwater contamination by prior owners or operators) or to perform remedial plugging operations to prevent future or mitigate existing contamination.

Clean Water Act

The Federal Water Pollution Control Act, also known as the Clean Water Act, and analogous state laws impose restrictions and strict controls with respect to the discharge of pollutants, including spills and leaks of produced water and other oil and natural gas wastes, into state waters and waters of the United States. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by the EPA or an analogous state agency. The Clean Water Act also prohibits the discharge of dredge and fill material in regulated waters, including wetlands, unless authorized by a permit issued by the U.S. Army Corps of Engineers. Federal and state regulatory agencies can impose administrative, civil and criminal penalties, as well as require remedial or mitigation measures, for non-compliance with discharge permits or other requirements of the Clean Water Act and analogous state laws and regulations. In the event of an unauthorized discharge of wastes, we may be liable for penalties and cleanup and response costs.

Safe Drinking Water Act and Hydraulic Fracturing

Most, if not all, of the properties we expect to acquire will require additional drilling operations to fully develop the reserves attributable to the properties. Hydraulic fracturing involves the injection of water, sand and chemicals under pressure into formations to fracture the surrounding rock and stimulate production. Hydraulic fracturing activities are typically regulated by state oil and gas commissions but not at the federal level, as the federal Safe Drinking Water Act expressly excludes regulation of these fracturing activities (except for fracturing activities involving the use of diesel).

Congress has repeatedly considered legislation to amend the federal Safe Drinking Water Act to remove the exemption for hydraulic fracturing operations and require reporting and disclosure of chemicals used by the oil and natural gas industry in the hydraulic fracturing process. Sponsors of these bills have asserted that chemicals used in the fracturing process could adversely affect drinking water supplies. A number of states, local and regional regulatory authorities have or are considering hydraulic fracturing regulation and other regulations imposing new or more stringent permitting, disclosure and well construction requirements on hydraulic fracturing operations.

Due to public concerns raised regarding potential impacts of hydraulic fracturing on groundwater quality, there have been recent developments at the federal, state, regional and local levels that could result in regulation of hydraulic fracturing becoming more stringent and costly. The EPA has commenced a study of the potential environmental impacts of hydraulic fracturing activities. The EPA released a progress report in December 2012, and a draft report of the results of the study is anticipated to be released this spring. In December 2011, the EPA also published an unrelated draft report concluding that hydraulic fracturing caused groundwater pollution in a natural gas field in Wyoming; but at this time it appears that EPA has handed this study off to the State of Wyoming. In addition, in May 2014, the EPA released an advance notice of proposed rulemaking under the Toxic Substances Control Act (TSCA) related to chemical used in the fracturing process. The notice suggests the EPA may consider a mechanism to require further disclosure or regulation of fracturing chemicals, either by regulation under TSCA or through a voluntary program.

If new laws or regulations imposing significant restrictions or conditions on hydraulic fracturing activities are adopted in areas where we acquire properties that require additional drilling, we could incur substantial compliance costs and such requirements could adversely delay or restrict our ability to conduct fracturing activities on our properties.

Oil Pollution Act

The primary federal law for oil spill liability is the Oil Pollution Act, or OPA, which amends and augments oil spill provisions of the Clean Water Act and imposes certain duties and liabilities on certain “responsible parties” related to the prevention of oil spills and damages resulting from such spills in or threatening United States waters or adjoining shorelines. A liable “responsible party” includes the owner or operator of a facility, vessel or pipeline that is a source of an oil discharge or that poses the substantial threat of discharge, or in the case of offshore facilities, the lessee or permittee of the area in which a discharging facility is located. OPA assigns joint and several liability, without regard to fault, to each liable party for oil removal costs and a variety of public and private damages. Although defenses exist to the liability imposed by OPA, they are limited. In the event of an oil discharge or substantial threat of discharge on properties we acquire, we may be liable for costs and damages.

Air Emissions

Our operations are subject to the federal CAA and analogous state laws and local ordinances governing the control of emissions from sources of air pollution. The CAA and analogous state laws require new and modified sources of air pollutants to obtain permits prior to commencing construction. Major sources of air pollutants are subject to more stringent, federally imposed requirements including additional permits. Federal and state laws designed to control hazardous (or toxic) air pollutants, might require installation of additional controls. Administrative enforcement actions for failure to comply strictly with air pollution regulations or permits are generally resolved by payment of monetary fines and correction of any identified deficiencies. Alternatively, regulatory agencies could bring lawsuits for civil penalties or seek injunctive relief, requiring us to forego construction, modification or operation of certain air emission sources.

In 2012, the EPA issued final rules that subject oil and natural gas production, processing, transmission and storage operations to regulation. On December 19, 2014, the EPA finalized updates and clarifications to these final rules. The EPA rules include standards for completions of hydraulically fractured natural gas wells. Prior to January 1, 2015, these standards required owners/operators to reduce VOC emissions from natural gas not sent to the gathering line during well completion either by flaring, using a completion combustion device, or by capturing the natural gas using “green completions” with a completion combustion device. The EPA updates to the rules identified two distinct stages of a well completion operation known as “flowback,” with specific requirements for handling gas and liquids during each stage, including clarifying when green completion equipment must be used. Beginning January 1, 2015, for wells in the second “separation flowback stage,” operators must capture the natural gas from these wells and make it available for use or sale, which can be done through the use of a separator, also known as green completion equipment. Wells not subject to the green completion requirements, such as exploratory wells, must flare the gas during separation. The standards are applicable to newly fractured wells and also existing wells that are refractured. Further, the final regulations also establish specific new requirements, effective in 2012, for emissions from compressors, controllers, dehydrators, storage tanks, natural gas processing plants and certain other equipment. The EPA received numerous requests for reconsideration of these rules, and court challenges to the rules were also filed. The December 2014 updates responded to some of the issues raised in those requests. Additionally, in April 2013, the EPA published a proposed amendment related to certain storage vessels. The EPA has stated that it is continuing to evaluate other issues raised in the requests, and therefore further updates, clarifications or revisions may be issued. These rules and any revised rules may require the installation of equipment to control emissions on producing properties we acquire.

National Environmental Policy Act

Oil and natural gas drilling and production activities on federal lands may be subject to the National Environmental Policy Act, or NEPA, which requires federal agencies, including the Department of Interior, to evaluate major agency actions having the potential to significantly impact the environment. In the course of such evaluations, an agency will prepare an environmental assessment that assesses the potential direct, indirect and cumulative impacts of a proposed project and, if necessary, will prepare a more detailed environmental impact statement that may be made available for public review and comment. All proposed drilling and development plans on federal lands require governmental permits that are subject to the requirements of NEPA. This process has the potential to delay or impose additional conditions upon the development of oil and natural gas projects.

Climate Change Legislation

More stringent laws and regulations relating to climate change and GHGs may be adopted in the future and could cause us to incur material expenses in complying with them. Both houses of Congress have actively considered legislation to reduce emissions of GHGs, but no legislation has passed. Some members of Congress have publicly indicated an intention to introduce legislation to curb the EPA’s regulatory authority over GHGs. In the absence of comprehensive federal legislation on GHG emission control, the EPA has adopted rules under the CAA to regulate GHGs as pollutants. The EPA has adopted the Prevention of Significant Deterioration and Title V Greenhouse Gas Tailoring Rule, which phases in permitting requirements for stationary sources of GHGs, beginning January 2, 2011. This rule “tailors” these permitting programs to apply to certain stationary sources of GHG emissions in a multi-step process, with the largest sources first subject to permitting. Depending on the regulatory reach of new CAA implementing regulations or new EPA and/or state, regional or local rules restricting the emission of GHGs, we could incur significant costs to control our GHG emissions and comply with regulatory requirements.

In addition, in October 2009, the EPA adopted a mandatory GHG emissions reporting program which imposes reporting and monitoring requirements on various industries and in November 2010, it expanded this GHG reporting rule to include onshore and offshore oil and natural gas production facilities and onshore oil and natural gas processing, transmission, storage and distribution facilities. Significant financial expenditures could be required to comply with the monitoring, recordkeeping and reporting requirements under the EPA’s GHG reporting program.

Because of the lack of any comprehensive legislative program addressing GHGs, there is a great deal of uncertainty as to how and when federal regulation of GHGs might take place. Moreover, the federal, regional, state and local regulatory initiatives also could adversely affect the marketability of the oil, natural gas and natural gas liquids we produce. The impact of such future programs cannot be predicted, but we do not expect our operations to be affected any differently than other similarly situated domestic competitors.

Endangered Species Act

The Endangered Species Act was established to protect endangered and threatened species. Pursuant to that act, if a species is listed as threatened or endangered, restrictions may be imposed on activities that would harm the species or that would adversely affect that species’ habitat. Similar protections are offered to migratory birds under the Migratory Bird Treaty Act. We may conduct operations on oil and natural gas leases that have species that are listed and species that could be listed as threatened or endangered under the act. The U.S. Fish and Wildlife Service designates the species’ protected habitat as part of the effort to protect the species. A protected habitat designation or the mere presence of threatened or endangered species could result in material restrictions to our use of the land and may materially delay or prohibit land access for oil and natural gas development. It also may adversely impact the value of the affected properties that we acquire. Moreover, as a result of a settlement approved by the U.S. District Court for the District of Columbia in September 2011, the U.S. Fish and Wildlife Service is required to make a determination on listing of more than 250 species as endangered or threatened under the ESA by no later than completion of the agency’s 2017 fiscal year. The designation of previously unprotected species as threatened or endangered in areas where we might conduct operations could result in limitations or prohibitions on our activities and could adversely impact the value of our leases.

OSHA and Other Laws and Regulation

We will be subject to the requirements of the federal Occupational Safety and Health Act, or OSHA, and comparable state statutes. These laws and the implementing regulations strictly govern the protection of the health and safety of employees. The OSHA hazard communication standard, the EPA community right-to-know regulations under the Title III of CERCLA and similar state statutes require that we organize and/or disclose information about hazardous materials used or produced in our operations.

Other Regulation of the Oil and Natural Gas Industry

The oil and natural gas industry is extensively regulated by numerous federal, state, local and tribal authorities. Rules and regulations affecting the oil and natural gas industry are under constant review for amendment or expansion, which could increase the regulatory burden and the potential for financial sanctions for noncompliance. Also, numerous departments and agencies, both federal and state, are authorized by statute to issue rules and regulations binding on the oil and natural gas industry and its individual members, some of which carry substantial penalties for failure to comply. Although the regulatory burden on the oil and natural gas industry increases our cost of doing business and, consequently, affects our profitability, these burdens generally do not affect us any differently or to any greater or lesser extent than they affect other companies in the industry with similar types, quantities and locations of production.

Drilling and Production

Statutes, rules and regulations affecting oil and natural gas drilling and production activities undergo constant review and often are amended, expanded and reinterpreted, making difficult the prediction of future costs or the impact of regulatory compliance attributable to new laws and statutes. The regulatory burden on the oil and natural gas industry increases the cost of doing business and, consequently, affects its profitability. Our drilling and production operations will be subject to various types of regulation at the federal, state and local levels. These types of regulation include requiring permits for the drilling of wells, drilling bonds and reports concerning operations. Most states and some counties and municipalities in which we operate also regulate one or more of the following:

•	the location of wells;
•	the method of drilling, completing and operating wells;
•	the surface use and restoration of properties upon which wells are drilled;
•	the plugging and abandoning of wells;
•	notice to surface owners and other third-parties; and
•	produced water and waste disposal.

State and federal regulations are generally intended to prevent waste of oil and natural gas, protect correlative rights to produce oil and natural gas between owners in a common reservoir or formation, control the amount of oil and natural gas produced by assigning allowable rates of production and control contamination of the environment. Pipelines and natural gas plants operated by other companies that provide midstream services to us are also subject to the jurisdiction of various federal, state and local authorities, which can affect our operations. State laws also regulate the size and shape of drilling and spacing units or proration units governing the pooling of oil and natural gas properties.

States generally impose a production, ad valorem or severance tax with respect to the production and sale of oil and natural gas within their respective jurisdictions. States do not generally regulate wellhead prices or engage in other, similar direct economic regulation, but there can be no assurance they will not do so in the future.

In addition, a number of states and some tribal nations have enacted surface damage statutes, or SDAs. These laws are designed to compensate for damage caused by oil and natural gas development operations. Most SDAs contain entry notification and negotiation requirements to facilitate contact between operators and surface owners/users. Most also contain bonding requirements and require specific payments to be made in connection with drilling and producing activities. Costs and delays associated with SDAs could impair operational effectiveness and increase development costs.

We will not control the availability of transportation and processing facilities that may be used in the marketing of our production. For example, we may have to shut-in a productive natural gas well because of a lack of available natural gas gathering or transportation facilities.

If we conduct operations on federal, state or Indian oil and natural gas leases, these operations must comply with numerous regulatory restrictions, including various non-discrimination statutes, royalty and related valuation requirements, and certain of these operations must be conducted pursuant to certain on-site security regulations and other appropriate permits issued by the Bureau of Land Management, Bureau of Ocean Energy Management, Bureau of Safety and Environmental Enforcement, Bureau of Indian Affairs, tribal or other appropriate federal, state and/or Indian tribal agencies.

The Mineral Leasing Act of 1920, or the Mineral Act, prohibits ownership of any direct or indirect interest in federal onshore oil and natural gas leases by a foreign citizen or a foreign entity except through equity ownership in a corporation formed under the laws of the United States or of any U.S. State or territory, and only if the laws, customs, or regulations of their country of origin or domicile do not deny similar or like privileges to citizens or entities of the United States. If these restrictions are violated, the oil and natural gas lease can be canceled in a proceeding instituted by the United States Attorney General. We qualify as an entity formed under the laws of the United States or of any U.S. State or territory. Although the regulations promulgated and administered by the Bureau of Land Management pursuant to the Mineral Act provide for agency designations of non-reciprocal countries, there are presently no such designations in effect. It is possible that our Unitholders may be citizens of foreign countries and do not own their Units in a U.S corporation or even if such interest is held through a U.S. corporation, their country of citizenship may be determined to be non-reciprocal countries under the Mineral Act. In such event, any federal onshore oil and natural gas leases held by us could be subject to cancellation based on such determination.

Federal Natural Gas Regulation

The availability, terms and cost of transportation significantly affect sales of natural gas. The interstate transportation and sale for resale of natural gas are subject to federal regulation, including regulation of the terms, conditions and rates for interstate transportation, storage and various other matters, primarily by the Federal Energy Regulatory Commission, or FERC. Federal and state regulations govern the price and terms for access to natural gas pipeline transportation. FERC’s regulations for interstate natural gas transmission in some circumstances may also affect the intrastate transportation of natural gas. FERC regulates the rates, terms and conditions applicable to the interstate transportation of natural gas by pipelines under the Natural Gas Act as well as under Section 311 of the Natural Gas Policy Act.

Since 1985, FERC has implemented regulations intended to increase competition within the natural gas industry by making natural gas transportation more accessible to natural gas buyers and sellers on an open-access, nondiscriminatory basis. FERC has announced several important transportation related policy statements and rule changes, including a statement of policy and final rule issued February 25, 2000, concerning alternatives to its traditional cost-of-service rate-making methodology to establish the rates interstate pipelines may charge for their services. The final rule revises FERC’s pricing policy and current regulatory framework to improve the efficiency of the market and further enhance competition in natural gas markets.

FERC has also issued several other generally pro-competitive policy statements and initiatives affecting rates and other aspects of pipeline transportation of natural gas. On May 31, 2005, FERC generally reaffirmed its policy of allowing interstate pipelines to selectively discount their rates in order to meet competition from other interstate pipelines. On June 15, 2006, FERC issued an order in which it declined to establish uniform standards for natural gas quality and interchangeability, opting instead for a pipeline-by-pipeline approach. On June 19, 2006, in order to facilitate development of new storage capacity, FERC established criteria to allow providers to charge market-based (i.e., negotiated) rates for storage services. On June 19, 2008, the FERC removed the rate ceiling on short-term releases by shippers of interstate pipeline transportation capacity.

Although natural gas prices are currently unregulated, Congress historically has been active in the area of natural gas regulation. We cannot predict whether new legislation to regulate natural gas might be proposed, what proposals, if any, might actually be enacted by Congress or the various state legislatures, and what effect, if any, the proposals might have on the operations of the properties we may acquire. Sales of condensate and natural gas liquids are not currently regulated and are made at market prices.

Other Regulation

In addition to the regulation of oil and natural gas pipeline transportation rates, the oil and natural gas industry generally is subject to compliance with various other federal, state and local regulations and laws. Some of those laws relate to occupational safety, resource conservation and equal employment opportunity. We do not believe that compliance with these laws will have a material adverse effect upon our proposed operations.

CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS

Capital Contributions

The net capital contributions of Unitholders per common unit received in this offering, as applicable, will be $18.00, consisting of the $20.00 purchase price per Unit less the $1.40 commission and the $0.60 dealer manager fee payable to our dealer manager and the participating broker-dealers selected by our dealer manager to participate in the offering of Units.

Our general partner and the Manager each paid $1,000,000 in cash for common units at a discounted price as described in “Plan of Distribution,” all of which was applied to meet the minimum required subscriptions of $2,000,000. Our general partner has also paid $20.00 for its general partner interest in the Partnership.

Our general partner intends that the capital contributions will be used as follows:

Distributions.  Our general partner plans to follow a policy of making distributions of $1.20 per Unit on an annualized basis to holders of Units on a monthly basis. On September 19, 2014, we declared distributions payable to Unitholders of record each day during the applicable period at a rate equal to $0.00328767123 per day which is equal to a non-compounded 6.0% annual rate on the $20.00 original purchase price per Unit, or the targeted annual rate of $1.20 per Unit. The distributions began to accrue with respect to each Unit commencing on the initial closing date or, if later, the date of the subsequent closing on which we accepted the Unitholder’s subscription and will be payable by the 5th day following each month end to Unitholders of record at the close of business each day during the prior month. To date, all distributions have been paid solely from offering proceeds. Offering proceeds that are returned to investors as distributions to them will not be available for investments in oil and gas properties. We may reduce the amount of distributions paid or suspend distribution payments at any time. All of the distributions you receive during our operations will be considered a return of capital until you receive 100% of your investment. This is because as proceeds are raised in the offering, it is not always possible immediately to invest them in oil and gas properties that generate our desired return on investment. There may be a delay between the raising of offering proceeds and the investment of those proceeds in oil and gas properties. Persons who acquire Units relatively early in this offering, as compared with later investors, may receive a greater return of offering proceeds as part of the earlier distributions. Although there is no limitation on the amount of distributions that can be funded from offering proceeds or financing proceeds, under the Partnership Agreement we may not borrow funds for purposes of distributions, if the amount of those distributions would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to those revenues. The determination of such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied.

Offering and Organization Costs.  The Partnership will reimburse our general partner and the Manager for certain expenses related to the organization of the Partnership and the offering of Units on an accountable basis. Commencing with the initial closing and with each subsequent closing, the Manager and our general partner will determine the total organization and offering costs (exclusive of the selling commissions and dealer manager fees we will pay to the dealer manager as described in “Plan of Distribution”) that they have incurred prior to each such closing that they have not been previously reimbursed by the Partnership. The Partnership will reimburse our general partner and the Manager in a combined amount of up to 1.5% of the aggregate proceeds of the offering, payable two-thirds to our general partner one-third to the Manager. Neither our general partner nor the Manager will be entitled to reimbursement for offering and organization expenses to the extent such combined expenses exceed 1.5% of the aggregate offering proceeds.

Because the offering and organizational expenses are based on the aggregate offering proceeds, the total amount of offering and organizational expenses cannot be determined until this offering is complete. In addition, although the exact amount of offering and organizational expenses to be paid to each of them in connection with this offering cannot be determined at this time, our general partner and the Manager may be reimbursed up to $30,000 for offering and organizational expenses if the minimum of 100,000 Units is sold in the offering, and the Manager and our general partner may be reimbursed up to approximately $33.8 million for offering and organizational expenses if the maximum of 100,000,000 common units is sold in the offering. The maximum reimbursements of offering and organization expenses (excluding sales commissions and dealer manager fees) that may be paid by us to our general partner and the Manager are set forth in the following table.

Maximum Reimbursements
for Offering and Organization Expenses
(Excluding Sales Commissions and Dealer Manager Fees)
Dollars in Thousands

	Minimum Offering	%	Maximum Offering	%
Gross Proceeds	$2,000	100.00	$2,000,000	100.00
Estimated reimbursement to general partner for fees and expenses related to organization and offering	$20	1.00	$22,500	1.00
Estimated reimbursement to Manager for fees and expenses related to organization and offering	$10	0.50	$11,250	0.50

Management fee and Manager Costs.  The Partnership will be required to pay certain fees to the Manager for the services the Manager will conduct for the Partnership under the Management Agreement, including fees related to:

•	the Manager’s role in identifying producing or non-producing oil and gas prospects or properties for acquisition by the Partnership;
•	the operation of the Partnership’s properties;
•	costs incurred in connection with the disposition by the Partnership of its producing and non-producing oil and gas properties; and
•	services performed in connection with the financing by the Partnership of its producing and non-producing oil and gas properties.

The Partnership will also pay a monthly management fee to our general partner and the Manager. Please read “Compensation” and “Summary of the Management Agreement.”

Oil and Gas Property Acquisition Costs.  Our general partner intends to use the capital contributions and Partnership borrowings to pay the purchase price of oil and gas properties and related costs and expenses, such as broker fees, and legal, land, environmental review and reserve engineering fees.

Drilling and Other Property Development Costs.  When the Partnership acquires a property, it will estimate the amount of costs to be incurred to conduct any additional development activities necessary to develop the property’s reserves. Our general partner will reserve an amount of capital contributions and any available borrowings to pay such development costs. Our general partner may also use Partnership revenues to pay such costs.

Distributions

Our general partner will determine the amount of cash available to be distributed on a monthly basis to the Unitholders, and available cash will be distributed 100% to the Unitholders. Available cash means cash on hand from the sale of oil and gas, net proceeds from sales of the properties or hedging activities, and, if our general partner so determines, in its sole and absolute discretion, our subscription proceeds and the proceeds of borrowings, less cash determined by our general partner, in its sole and absolute discretion, to be necessary or appropriate for our operating expenses, capital expenditures, debt service and reserves for future acquisitions and development and operating expenses. Notwithstanding the foregoing, in no event will funds be advanced or borrowed by us for distributions if the amount of the distributions would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to the revenues.

If we do not make a distribution during any period, no amounts will accrue and be payable in future periods. No assurances can be made that we will make the distribution, or as to the amount and timing of any distributions we may make.

All of the distributions made to holders of Units will be deemed a return of capital until the Unitholders have received 100% of their investment. See “Risk Factors — Risks Related to an Investment in the

Partnership — Our distributions to our Unitholders may not be sourced from our cash generated from operations but from offering proceeds or indebtedness, and this will decrease our distributions in the future.” In this regard, there is no limitation on the amount of distributions that can be funded from offering proceeds or financing proceeds except that funds will not be advanced or borrowed by us for the purpose of making distributions to you and the other Unitholders if the amount advanced or borrowed would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to the revenues. If a distribution is not being funded entirely from Partnership revenues, the Partnership will provide Iowa investors, as well as investors in Maryland, North Dakota, Ohio and Oklahoma, with a disclosure that provides the percentage and dollar amount that is being funded from Partnership revenues and the percentage and dollar amount that is being funded by offering proceeds or borrowings.

Although our Partnership Agreement does not require that we make regular monthly or quarterly distributions, our general partner intends to distribute on a monthly basis to the Unitholders cash equal to a non-compounded 6.0% annual rate on the $20.00 original purchase price per Unit, or a targeted annual rate of $1.20 per Unit, which we refer to as the targeted distribution. On September 19, 2014, we declared distributions payable to Unitholders of record each day during the applicable period at a rate equal to $0.00328767123 per day which is equal to the targeted annual rate of $1.20 per Unit. The distributions began to accrue with respect to each Unit commencing on the initial closing date or, if later, the date of the subsequent closing on which we accepted the Unitholder’s subscription and will be payable by the 5th day following each month end to Unitholders of record at the close of business each day during the prior month. To date, all distributions have been paid solely from offering proceeds. Offering proceeds that are returned to investors as distributions to them will not be available for investments in oil and gas properties. We may reduce the amount of distributions paid or suspend distribution payments at any time. Our general partner does not intend to cause us to distribute after the final termination date of this offering more than an amount per Unit equal to $20.00, which is the total capital contribution per Unit, prior to the first to occur of the sale of all or substantially all of our properties and the listing of our common units on a national securities exchange, which our general partner does not anticipate will occur until after at least five years of operations after the initial closing date. Instead, our general partner expects to use any excess cash available to us to pay costs to develop our oil and gas properties. Each distribution of available cash made by the Partnership pursuant to Section 6.1(i) of the Partnership Agreement for any month after the offering termination date will be allocated and paid pro rata to our Unitholders based on their respective percentage interests. In this regard, our general partner does not expect to pay monthly distributions to our Unitholders at a rate in excess of the target rate at any time prior to a liquidity event. If the Unitholders receive their $20 purchase price through distributions paid following the termination of the offering, then if the Partnership sells its properties the Unitholders will receive 75% of the sales price of the properties net of expenses and of the payment of all of the Partnership’s debts and obligations based on their respective Units and our general partner and AECP Holdings will receive 25% of the sales price of the properties net of expenses and of the payment of all of the Partnership’s debts and obligations based on their respective Units.

Sale of Properties or Listing of the Common Units

Beginning five to seven years after the initial closing date, we plan either to sell all or substantially all of our properties and distribute the proceeds of the sale, after payment of liabilities and expenses, to our Unitholders, our general partner and AECP Holdings or to list the common units for trading on a national securities exchange. An application to list our common units on a national securities exchange may be made by our general partner with the approval of the board of directors of our general partner and the approval of the Manager, but a vote of our Unitholders is not required. The sale of all or substantially all of our properties, however, requires the consent of both our general partner and the holders of a majority of our Units, voting together as a single class.

The decision by our general partner to sell our assets, and our ability to sell our assets, will depend on the following, among other factors, many of which will be beyond the control of our general partner:

•	the market for oil and gas properties;
•	the price of the oil, gas and other hydrocarbons which our properties produce;
•	general economic conditions; and

•	whether we have finished the planned development of the properties we acquire.

The decision by our general partner to apply to list the common units, and the ability of our general partner to list the common units, will depend upon a number of factors some of which will be beyond the control of our general partner, including,

•	the amount of assets, revenues and earnings that we have at the time of our listing;
•	the then existing market for oil and gas master limited partnerships; and
•	the listing standards of the various national securities exchanges, and whether we are able to meet those listing standards.

No assurances can be made that we will not be able to sell our assets or list the common units, nor can we provide any assurances as to the amounts we will be able to distribute if we sell assets or as to the price at which our common units will trade if we are able to list them.

Incentive Distributions

On the initial closing date, the Partnership issued incentive distribution rights to our general partner and AECP Holdings. The incentive distribution rights were issued 50% to our general partner and 50% to AECP Holdings.

Upon a sale of all or substantially all of the Partnership’s properties, our general partner and AECP Holdings will each be entitled to receive a one-time incentive performance payment in cash equal to 12.5% of the aggregate sale price of the Partnership’s properties net of expenses and of the payment of all of the Partnership’s debts and obligations, minus the excess, if any, of $20.00 per Unit (the original purchase price per Unit) less the amount previously distributed after the final termination date of this offering on the outstanding Units as described above. If the common units become publicly traded on a national securities exchange, each of our general partner and AECP Holdings will be entitled to receive from the Partnership an incentive distribution of common units, or, at the election of AECP Holdings, subordinated units, of the listed entity equal to the trading price of the common units on such national securities exchange minus the two bullet points listed above for all outstanding Units before giving effect to the incentive distributions.

If the common units become publicly traded on a national securities exchange, the Partnership expects to adopt a distribution policy that will require it to establish a minimum quarterly distribution and make quarterly distributions of available cash. In addition, if the common units become publicly traded on a national securities exchange, the incentive distribution rights held by each of our general partner and AECP Holdings will entitle them to receive increasing percentages of distributions made on the common units above the minimum quarterly distribution, which would be set in connection with the listing of our common units on a national securities exchange. These incentive distribution rights would be held 50% by our general partner and 50% by AECP Holdings, and entitle each of them to their portion of the increasing percentages set forth in the column labeled “Holders of IDRs” in the table below.

	Total Quarterly Distribution Target Amount	Marginal Interest in Distributions(1)
		Common Unitholders	General Partner	Holders of IDRs
Minimum Quarterly Distribution	Up to Minimum Quarterly Distribution	98.0%	2.0%	0.0%
First Target Distribution	Above Minimum Quarterly Distribution up to 115% of Minimum Quarterly Distribution	98.0%	2.0%	0.0%
Second Target Distribution	Above 115% of Minimum Quarterly Distribution up to 125% of Minimum Quarterly Distribution	85.0%	2.0%	13.0%
Third Target Distribution	Above 125% of Minimum Quarterly Distribution up to 150% of Minimum Quarterly Distribution	75.0%	2.0%	23.0%
Thereafter	Above 150% of Minimum Quarterly Distribution	50.0%	2.0%	48.0%

(1) Assumes no subordinated Units have been issued.

At all times, including at the time the cash incentive performance payment is paid to our general partner or the common units are listed on a national securities exchange, our general partner will be charged with its direct costs and administrative costs, if any, in proportion to its share of revenues.

COMMON UNIT REPURCHASE PROGRAM

Terms of our Common Unit Repurchase Program

Our common unit repurchase program, as described below, may provide eligible Unitholders with limited, interim liquidity prior to a liquidity event by enabling them to sell common units back to us, subject to restrictions and applicable law, if such repurchases do not impair our capital or operations as determined by our general partner. Except as set forth below, a Unitholder must have beneficially held the common units for at least one year prior to offering them for sale to us through our common unit repurchase program. Only those Unitholders who purchased their units from us or received their Units from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the common unit repurchase program. In other words, once our Units are transferred for value by a Unitholder, the transferee and all subsequent holders of the Units are not eligible to participate in the common unit repurchase program. We will repurchase common units on the last business day prior to the filing of each quarterly financial filing (and in all events on a date other than a distribution payment date).

Timing of repurchase

Pursuant to the terms of our common unit repurchase program, we intend to make repurchases, if requested, at least once quarterly. Each Unitholder whose repurchase request is granted will receive the repurchase amount within 30 days after the fiscal quarter in which we grant its repurchase request. Subject to the limitations described herein, we also will repurchase Units upon the request of the estate, heir or beneficiary, as applicable, of a deceased Unitholder. We will limit the number of units repurchased pursuant to our common unit repurchase program in any calendar year to 5% of the weighted average number of Units outstanding on December 31st of the previous calendar year. In addition, funds available for our common unit repurchase program are limited as described below and may not be sufficient to accommodate all requests. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Funding of repurchases

Funding for the common unit repurchase program will be derived from proceeds we maintain from the sale of Units, borrowings and other operation funds, if any, as our general partner, in its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the common unit repurchase program will be sufficient to accommodate all requests made each year. However, a Unitholder may withdraw its request at any time or ask that we honor the request when funds are available.

Upon the death or disability of a Unitholder, upon request, we will waive the one-year holding requirement. Units repurchased in connection with the death or disability of a Unitholder will be repurchased at a purchase price equal to $20.00 per unit. In addition, we may waive the holding period in the event of a Unitholder’s bankruptcy or other exigent circumstance in our general partner’s discretion.

Amendments

Our general partner may amend the terms of our common unit repurchase program without Unitholder approval. Our general partner may also amend, suspend or terminate the program upon thirty days’ notice or reject any request for repurchase if it determines that the funds allocated to the common unit repurchase program are needed for other purposes, such as the acquisition, maintenance or development of properties, or for use in making a declared distribution.

Procedure

Our sponsors, the Manager, our dealer manager, our general partner and their affiliates are prohibited from receiving a fee on any Unit repurchases, including selling commissions and dealer manager fees.

Our general partner reserves the right, in its sole discretion, at any time and from time to time, to:

•	waive the one year holding period requirement in the event of the death or disability of a Unitholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a Unitholder’s IRA;

•	reject any request for repurchase;
•	change the purchase price for repurchases; or
•	otherwise amend, suspend or terminate the terms of our common unit repurchase program.

If funds available for our common unit repurchase program are not sufficient to accommodate all requests, Units will be repurchased as follows: (i) first, pro rata as to repurchases upon the death of a Unitholder; (ii) next, pro rata as to repurchases to Unitholders who demonstrate, in the discretion of our general partner, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to Unitholders subject to a mandatory distribution requirement under such Unitholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.

In general, a Unitholder or his or her estate, heir or beneficiary may present to us fewer than all of the Units then-owned for repurchase, except that the minimum number of Units that must be presented for repurchase must be at least 25% of the holder’s Units. However, if the repurchase request is made within six months of the event giving rise to the special circumstances described in this sentence, where repurchase is being requested (i) on behalf of the estate, heirs or beneficiaries, as applicable, of a deceased Unitholder; (ii) by a Unitholder due to another involuntary exigent circumstance, such as bankruptcy; or (iii) by a Unitholder due to a mandatory distribution under such Unitholder’s IRA, a minimum of 10% of the Unitholder’s Units may be presented for repurchase; provided, however, that any future repurchase request by such Unitholder must present for repurchase at least 25% of such Unitholder’s remaining Units.

A Unitholder who wishes to have Units repurchased must mail or deliver to us a written request on a form provided by us and executed by the Unitholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have Units repurchased following the death of a Unitholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our general partner of the death of the Unitholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Units not repurchased may be passed to an estate, heir or beneficiary following the death of a Unitholder. If the Units are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require.

The common unit repurchase program will terminate immediately if and when our Units are listed on any national securities exchange. Any material modifications, suspension or termination of our common unit repurchase program by our general partner will be disclosed to Unitholders promptly in reports we file with the SEC, a press release and/or via our website.

Unitholders are not required to sell their Units to us. The common unit repurchase program is only intended to provide interim liquidity for Unitholders until a liquidity event occurs, such as the listing of the units on a national stock exchange or the sale of all or substantially all of our assets. We cannot guarantee that a liquidity event will occur.

Units we purchase under our common unit repurchase program will have the status of authorized but unissued Units. In this regard, Units we acquire through the common unit repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with exemptions from the registration provisions of these laws.

FIDUCIARY DUTY OF OUR GENERAL PARTNER

Our general partner is accountable to the Partnership and the Unitholders as a fiduciary. Fiduciary duties owed to Unitholders by our general partner are prescribed by law and our Partnership Agreement. The Delaware Revised Uniform Limited Partnership Act, or Delaware Act, provides that Delaware limited partnerships may, in their Partnership Agreements, modify, restrict or expand the fiduciary duties otherwise owed by a general partner to limited partners and the Partnership. However, except as set forth below, our Partnership Agreement does not provide for the modification or restriction of our general partner’s fiduciary duty to us. Under applicable state laws and our Partnership Agreement, our general partner has a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in our general partner’s control, and our general partner has agreed not to employ such funds or assets in any manner except in the exclusive benefit of the Partnership.

The following is a summary of the material restrictions of the fiduciary duties owed by our general partner to you and the other Unitholders:

State law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in a Partnership Agreement providing otherwise, would generally require a general partner to act for the Partnership in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a Partnership Agreement providing otherwise, would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction where a conflict of interest is present.
The Delaware Act generally provides that a limited partner may institute legal action on behalf of the Partnership to recover damages from a third party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners.
Partnership Agreement standards	Our Partnership Agreement generally does not limit our general partner’s fiduciary duties. The Partnership Agreement does, however, permit our general partner and its affiliates to:
• indemnified and held harmless as described under “Summary of the Limited Partnership Agreement — Indemnification”;
• devote only so much of its time as is necessary to manage our affairs;
• conduct business with the Partnership in its capacity other than as general partner in certain circumstances;

  •

pursue business opportunities that are consistent with the Partnership’s investment objectives for its own account, but only after our general partner has determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because such opportunity is not appropriate for the Partnership under the existing circumstances; and

• manage other entities at the same time as it manages us.

With respect to the determination of whether a business opportunity is appropriate for the Partnership under the circumstances, our general partner will consider, among other factors, whether or not the net cash flows and anticipated valuation associated with the properties will be sufficient to:
• meet the Partnership’s expected monthly distributions;
• cover the anticipated expenses associated with the Partnership’s properties; and

  •

provide the Partnership’s investors with a reasonable probability of an increase in the net asset value of the Partnership’s portfolio of properties beyond the Partnership’s cost basis in its properties.

If our general partner makes an election to have our common units listed on a national securities exchange, which is subject to the approval of the board of directors of our general partner and the approval of the Manager, the Partnership Agreement will be amended to limit our general partner’s fiduciary duties simultaneously with the listing of our common units, unless those limitations have been approved by the Unitholders previously.
Limitations on General Partner liability as fiduciary	Under the terms of the Partnership Agreement, our general partner and its affiliates have limited liability to the Partnership and to you and the other investors for any loss suffered by the Partnership or you and the other investors that arises out of any action or inaction on their part if:
• they determined in good faith that the course of conduct was in the best interest of the Partnership;
• they were acting on behalf of, or performing services for, the Partnership; and
• their course of conduct did not constitute negligence or misconduct.
In addition, the Partnership Agreement provides for indemnification of our general partner and its affiliates by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by them provided that they meet the standards set forth above. However, there is a more restrictive standard for indemnification for losses arising from or out of an alleged violation of federal or state securities laws. Also, to the extent that any indemnification provision in the Partnership Agreement purports to include indemnification for liabilities arising under the Act you should be aware that in the SEC’s opinion this indemnification provision would be contrary to public policy and therefore unenforceable.
Payments to our general partner or its affiliates arising from the indemnification provisions of the Partnership Agreement are recoverable only out of our tangible net assets, which include our revenues and any insurance proceeds from the types of insurance for which our general partner and its affiliates may be indemnified under the Partnership Agreement. Still, the use of our funds or assets to indemnify our general partner or its affiliates would reduce amounts available for our operations or for distributions to you and the other Unitholders.

We may not pay the cost of any portion of liability insurance that insures our general partner or an affiliate against any liability for which they cannot be indemnified. Also, our funds can be advanced to them for legal expenses and other costs incurred in any legal action for which indemnification is being sought only if we have adequate funds available and the following conditions in the Partnership Agreement are met:
• the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf;

  •

the legal action is initiated by a third party who is not an investor, or the legal action is initiated by an investor and a court of competent jurisdiction specifically approves the advancement; and

  •

our general partner or its affiliates undertake to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification,

Special provisions regarding affiliated transactions.	The Partnership Agreement allows us to enter into transactions with our general partner and its affiliates, subject to certain restrictions, including the acquisition of properties that our general partner may sell from an existing inventory, if any. Please read “Conflicts of Interest.”
The Partnership Agreement generally provides that affiliated transactions and resolutions of conflicts of interest that were not previously approved by a vote of holders of a majority of the Units must be:
• approved by the holders of a majority of the Units, voting as a single class;
• on terms no less favorable to us than those generally being provided to or available from unrelated third-parties; or

  •

“fair and reasonable” to us and the Unitholders, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

It will be presumed that, in making its decision, the board of directors of our general partner, which may include board members affected by the conflict of interest, acted in good faith and in any proceeding brought by or on behalf of any Unitholder or the Partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming this presumption. These standards reduce the obligations to which our general partner would otherwise be held.

In addition, our Partnership Agreement provides that if our common units are ever approved for listing on a national securities exchange, our general partner may form a committee (which we refer to as the conflicts committee) composed entirely of directors that meet the independence standards of the national securities exchange, and submit to the conflicts committee matters involving conflicts of interest. Any resolution of such conflicts of interest by the conflicts committee will be deemed to have been made in good faith and to have complied with all fiduciary duties of our general partner.

By purchasing our Units, each investor automatically agrees to be bound by the provisions in our Partnership Agreement, including the provisions discussed above. This is in accordance with the policy of the Delaware Act favoring the principle of freedom of contract and the enforceability of Partnership Agreements. Also, under the Delaware Act, the failure of a limited partner or assignee to sign a Partnership Agreement does not render the Partnership Agreement unenforceable against that person.

We have agreed to indemnify our general partner and its officers, directors, managers and certain other specified persons under certain circumstances. Please read “Summary of the Limited Partnership Agreement — Limitation on General Partner’s Liability as Fiduciary.”

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

This section is a discussion of the material U.S. federal tax consequences that may be relevant to prospective Unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Kunzman & Bollinger, Inc., counsel to us, insofar as it relates to matters of U.S. federal income tax law and legal conclusions with respect to those matters. This section is based on current provisions of the Code, existing and proposed Treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. This section does not address all U.S. federal income tax matters that affect us or the Unitholders. Furthermore, this section focuses on Unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, foreign persons, or other Unitholders subject to specialized tax treatment, such as tax-exempt institutions, IRAs, employee benefit plans, REITs or mutual funds. Accordingly, we urge each prospective Unitholder to consult, and depend on, his own tax advisor in analyzing the federal, state, local, and foreign tax consequences particular to him of the ownership or disposition of our Units.

No ruling has been or will be requested from the IRS regarding any matter that affects us or prospective Unitholders. Instead, we will rely on opinions and advice of Kunzman & Bollinger, Inc. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made in this discussion may not be sustained by a court if contested by the IRS. Any contest with the IRS may materially and adversely impact the value of our Units. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our Unitholders. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any such modifications may or may not be retroactively applied.

All statements regarding matters of law and legal conclusions set forth below, unless otherwise noted, are the opinion of Kunzman & Bollinger, Inc. and are based on the accuracy of the representations made by us. Statements of fact do not represent opinions of Kunzman & Bollinger, Inc.

Partnership Status

We have not made an election to be treated as a corporation or association under the so-called “check-the-box” regulations, under Treasury Regulation section 301.7701-1 et seq. Nonetheless, there a risk that we could be treated as a “publicly traded partnership” for U.S. federal income tax purposes resulting in our treatment as an association taxable as a corporation. A publicly traded partnership for U.S. federal income tax purposes is generally any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Our Units will not be traded on an established securities market, so the Partnership should not be treated as a publicly traded partnership as a result of being traded on an established security market.

Notwithstanding the foregoing, interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof if taking into account all of the facts and circumstances, the partners are readily able to buy, sell, or exchange their Partnership interests in a manner that is comparable, economically, to trading on an established securities market. For this purpose, Partnership interests will be treated as readily tradable on a secondary market or the substantial equivalent if: (1) interests in the Partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (2) any person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to interests in the Partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (3) the holder of an interest in the Partnership has a readily available, regular, and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell or exchange interests in the Partnership; or (4) prospective buyers and sellers otherwise have the opportunity to buy, sell or exchange interests in the Partnership in a time frame and with the regularity and continuity that is comparable to that described in (1) – (4).

The Treasury Regulations set forth certain transfers that will be disregarded in determining whether there is trading on a secondary market. Those transfers include transfers at death, transfers between family members, distributions from a qualified retirement plan and so-called block transfers as defined by the Treasury Regulations.

The Treasury Regulations also provide certain safe harbors that permit certain transfers (other than disregarded transfers) of Partnership interests without creating a deemed secondary market or the substantial equivalent thereof. For example, one safe harbor provides that interests in a partnership will not be considered tradable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year of the partnership, excluding certain disregarded transfers, does not exceed 2% of the total interest in the capital or profits of the partnership. Failure to satisfy a safe harbor provision under the regulations, however, will not necessarily cause a partnership to be treated as a publicly traded partnership if, taking into account all of the facts and circumstances, the partners are not readily able to buy, sell or exchange their interests in a manner that is comparable, economically, to trading on an established securities market.

It is unclear whether we will satisfy one or more of the secondary market safe harbors. However, we believe that no market will exist for Unitholders to readily buy, sell or exchange their Units in a manner that is comparable, economically, to trading on an established securities market, and we will not make a market for the Units.

If we were treated as a publicly traded partnership for U.S. federal income tax purposes, we would nonetheless not be taxable as a corporation if 90% or more of our gross income for each taxable year in which we were a publicly traded partnership consisted of “qualifying income.” For this purpose, qualifying income generally includes, among other things, income and gains derived from the drilling, development, mining, production or marketing of oil and natural gas, and the gain from the sale of assets to produce such income. We believe that, under current law, at least 90% of our gross income will constitute income derived from the drilling, development, production, and/or marketing of oil and gas.

If we were taxable as a corporation in any taxable year, as a result of being treated as a publicly traded partnership and a failure to meet the qualifying income exception described above, our items of income, gain, loss, and deduction would be reflected only on our tax return rather than being passed through to the Unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a Unitholder would be treated as taxable dividend income to the extent of our current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital to the extent of the Unitholder’s tax basis in his Units, and generally taxable capital gain to the extent of the excess over the Unitholder’s tax basis in his Units. Accordingly, taxation as a corporation would result in a material reduction in a Unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction in the value of the Units.

No ruling has been or will be sought from the IRS, and the IRS has made no determination as to our status as a partnership for U.S. federal income tax purposes. Instead, we will rely on the opinion of Kunzman & Bollinger, Inc. Kunzman & Bollinger, Inc. is of the opinion, based upon the Code, Treasury regulations, published revenue rulings, court decisions, and certain representations we have provided, that we will be classified as a partnership for U.S. federal income tax purposes.

The remainder of this section is based on the position that we will be classified as a partnership for U.S. federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income

Subject to the discussion below under “— Entity-Level Collections,” we will not pay any federal income tax. Instead, each Unitholder will be required to report on his income tax return his share of our income, gains, losses, and deductions without regard to whether corresponding cash distributions are received by him. Consequently, we may allocate income to a Unitholder even if he has not received a cash distribution. Each Unitholder will be required to include in income his share of our income, gain, loss, and deduction for our taxable year or years ending with or within his taxable year. Our taxable year ends on December 31.

Treatment of Distributions

Distributions made by us to a Unitholder generally will not be taxable to him for U.S. federal income tax purposes to the extent of his tax basis in his Units immediately before the distribution. Cash distributions made by us to a Unitholder in an amount in excess of his tax basis in his Units generally will be considered to be gain from the sale or exchange of those Units, taxable in accordance with the rules described under “— Disposition of Units” below. To the extent that cash distributions made by us cause a Unitholder’s “at risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read “— Limitations on Deductibility of Tax Losses,” below.

Any reduction in a Unitholder’s share of our nonrecourse liabilities will be treated as a distribution of cash to that Unitholder. A decrease in a Unitholder’s percentage interest in us because of our issuance of additional Units will decrease his share of our nonrecourse liabilities and thus will result in a corresponding deemed distribution of cash, which may constitute a non-pro rata distribution. Notwithstanding the discussion in the previous paragraph, an actual or deemed non-pro rata distribution of money or property may result in ordinary income or loss to a Unitholder, regardless of his tax basis in his Units, if the distribution reduces the Unitholder’s share of our “unrealized receivables,” including recapture of intangible drilling costs, depletion and depreciation recapture, and/or substantially appreciated “inventory items,” both as defined in Section 751 of the Code, and collectively, “Section 751 Assets.” To that extent, he will be treated as having received his proportionate share of the Section 751 Assets and having exchanged those assets with us in return for the non-pro rata portion of the actual items distributed to him. This latter deemed exchange will generally result in the Unitholder’s realization of ordinary income or loss. That income or loss will equal the difference between (1) the non-pro rata portion of that distribution over (2) the Unitholder’s tax basis for the share of Section 751 Assets deemed relinquished in the exchange.

Basis of Units

A Unitholder’s tax basis for his Units generally will be equal to the amount he paid for the Units, increased by his share of our income (including tax-exempt income) and by any increases in his share of our nonrecourse liabilities, and decreased, but not below zero, by distributions to him from us, by his share of our losses, by depletion deductions taken by him to the extent such deductions do not exceed his proportionate share of the tax basis of the underlying producing properties, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized.

Limitations on Deductibility of Tax Losses

The deduction by a Unitholder of his share of our taxable losses will be limited to his tax basis in his Units and, in the case of an individual Unitholder, an estate, a trust or a corporate Unitholder, if more than 50% of the value of its stock is owned directly or indirectly by or for five or fewer individuals or certain tax-exempt organizations, to the amount for which the Unitholder is considered to be “at risk” with respect to our activities, if that amount is less than his tax basis. A Unitholder must recapture losses deducted in previous years to the extent that distributions cause his at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a Unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction in a later year to the extent that the Unitholder’s tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon the taxable disposition of a Unit, any gain recognized by a Unitholder can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. Any excess loss above that gain previously suspended by the at risk or basis limitations is no longer utilizable.

In general, a Unitholder will be at risk to the extent of his tax basis in his Units, excluding any portion of that tax basis attributable to his share of our liabilities, reduced by any amount of money he borrows to acquire or hold his Units, if the lender of those borrowed funds owns an interest in us, is related to the Unitholder or can look only to the Units for repayment. A Unitholder’s at risk amount will increase or decrease as the tax basis of the Unitholder’s Units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our liabilities.

The at risk limitation applies on an activity-by-activity basis, and in the case of oil and natural gas properties, each property is treated as a separate activity. Thus, a taxpayer’s interest in each oil or gas property is generally required to be treated separately so that a loss from any one property would be limited to the at risk amount for that property and not the at risk amount for all the taxpayer’s oil and natural gas properties. It is uncertain how this rule is implemented in the case of multiple natural gas and oil properties owned by a single entity treated as a partnership for U.S. federal income tax purposes. However, for taxable years ending on or before the date on which further guidance is published, the IRS will permit aggregation of oil or gas properties we own in computing a Unitholder’s at risk limitation with respect to us. If a Unitholder must compute his at risk amount separately with respect to each oil or gas property we own, he may not be allowed to utilize his share of losses or deductions attributable to a particular property even though he has a positive at risk amount with respect to his Units as a whole.

In addition to the tax basis and at risk limitations discussed above, the passive activity loss rules, which apply to individuals, estates, trusts, personal service corporations and closely held C corporations, limit the ability of these types of taxpayers to deduct losses generated from passive activities. Under the passive activity loss rules, losses from passive activities can only be deducted against income from the passive activity that generated the loss and from other passive activities. Passive activity losses generally cannot be used to offset income from wages or salaries (or other sources of so-called “active” income) or against income from interest, dividends or royalties not derived in the ordinary course of business or against the gain from the sale of property producing such income (so-called “portfolio income”). If a taxpayer has a loss from a passive activity for a given tax year that cannot be used because of the forgoing limitation, the loss will be suspended and may be carried forward by the taxpayer and used to offset future income from passive activities. If a taxpayer has a suspended loss from a passive activity when it disposes of its interest in the activity to an unrelated party, the taxpayer is allowed to deduct the suspended loss against its non-passive income provided that the interest is disposed of in its entirety to an unrelated party in a taxable transaction.

The term “passive activity” encompasses all activities involving a trade or business with respect to which the individual taxpayer does not “materially participate.” This material participation standard is applied individually on an investor-by-investor basis. Thus, in the case of an investment in us, the material participation test will be applied at the Unitholder level to determine whether each Unitholder materially participates in the Partnership’s activities.

Under our Partnership Agreement, limited partners will not materially participate in the Partnership. Thus, if you are subject to the passive activity rules as described above and you invest in us as a limited partner, your investment in us will be subject to the passive activity limitations on losses.

Limitation on Interest Deductions

The deductibility of a noncorporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense means interest on indebtedness properly allocable to property held for investment. Property held for investment includes, among other things, property that produces passive income, such as royalties. Based on our anticipated investments, a portion of any interest expense incurred by or allocable to a noncorporate Unitholder may be subject to the investment interest limitations.

Entity-Level Collections

If we are required or elect under applicable law to pay any federal, state or local income tax on behalf of any Unitholder or any former Unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the Unitholder on whose behalf the payment was made. Payments by us as described above could give rise to an overpayment of tax on behalf of a Unitholder in which event the Unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Taxable Income, Gain, Loss and Deduction

Each Unitholder’s share of our taxable income, gains, losses, and deductions is determined under the Partnership Agreement. In the event we issue additional Units or engage in certain other transactions in the future, certain items of our income, gain, loss, and deduction will be allocated among Unitholders under

Section 704(c) of the Code, using the remedial method, to account for the difference between the tax basis and fair market value of our assets at such time(s). Allocations to a Unitholder of items of our income, gain, loss, or deduction generally will be given effect for U.S. federal income tax purposes if the allocations have substantial economic effect or are determined to be in accordance with the Unitholders’ interests in the Partnership (taking into account all facts and circumstances).

Although allocations in the Partnership Agreement may not satisfy the substantial economic effect requirements, Kunzman & Bollinger, Inc. is of the opinion that allocations under our Partnership Agreement will be given effect for U.S. federal income tax purposes in determining a Unitholder’s share of an item of income, gain, loss, or deduction. There can be no assurance that the IRS will not challenge the allocations in the Partnership Agreement on this or any other basis and attempt to reallocate such items (and the tax obligations associated with such items) among the Unitholders in some other manner. If the IRS were to successfully assert that any item of income, gain, loss or deduction should be allocated in a manner other than as set forth in the Partnership Agreement, the Unitholders could owe additional tax, interest and penalties for the tax year(s) such reallocations are made.

Tax Rates

Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 39.6% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than 12 months) of individuals is 20%. These rates are subject to change by new legislation at any time.

A 3.8% Medicare tax is imposed on net investment income earned by certain individuals, estates and trusts. For these purposes, net investment income generally will include a limited partner’s allocable share of our income and any gain realized by a limited partner from a sale of common units. In the case of an individual, the tax will be imposed on the lesser of (1) the limited partner’s net investment income or (2) the amount by which the limited partner’s modified adjusted gross income exceeds $250,000 (if the limited partner is married and filing jointly or a surviving spouse), $125,000 (if the limited partner is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (1) undistributed net investment income, or (2) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Alternative Minimum Tax

Each Unitholder will be subject to the alternative minimum tax, or AMT, to the extent that his “tentative minimum tax” exceeds his regular income tax liability. For an individual Unitholder, the AMT rate is 26% or 28%, depending on the amount of the Unitholder’s alternative minimum taxable income that is above an exemption amount. Alternative minimum taxable income is a Unitholder’s taxable income increased by certain tax preference items and increased or decreased by certain tax adjustments. The computation of a Unitholder’s AMT will depend on the Unitholder’s income, gains, deductions, losses, adjustments and tax preference items from sources other than the Partnership and the interaction of these items with the Unitholder’s share of our income, gains, deductions, losses, adjustments and tax preference items. Each Unitholder is urged to consult his own tax advisor with regard to the impact of the AMT with respect to an investment in the Partnership.

Section 754 Election

We are permitted to make an election under Section 754 of the Code (and in certain circumstances may be required) to adjust a Unitholder’s tax base in our assets in connection with certain distributions or transfer of Units. At this time, we do not plan to make an election under Code Section 754 of the Code.

Tax Treatment of Operations

Accounting Method and Taxable Year

We will use the year ending December 31 as our taxable year and the accrual method of accounting for U.S. federal income tax purposes. Each Unitholder will be required to include in his taxable income his share of our taxable income, gain, loss, and deduction for our taxable year ending within or with his taxable year. In addition, a Unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his Units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss, and deduction in income for his taxable year, with the result that he will be required to include in his taxable income for his taxable year his share of more than twelve months of our income, gain, loss, and deduction.

Depletion Deductions

Subject to the limitations on deductibility of taxable losses discussed above, Unitholders will be entitled to deductions for the greater of either cost depletion or (if otherwise allowable) percentage depletion with respect to our oil and natural gas properties.

Percentage depletion is generally available with respect to Unitholders who qualify under the independent producer exemption contained in Section 613A(c) of the Code. For this purpose, an independent producer is a person not directly or indirectly involved in the retail sale of oil, natural gas, or derivative products or the operation of a major refinery. Percentage depletion is calculated as an amount generally equal to 15% (and, in the case of marginal production, potentially a higher percentage) of the Unitholder’s gross income from the depletable property for the taxable year. The percentage depletion deduction with respect to any property generally is limited to 100% of the taxable income of the Unitholder from the property for each taxable year, computed without the depletion allowance and without the deduction under Code Section 199. A Unitholder that qualifies as an independent producer may deduct percentage depletion only to the extent the Unitholder’s average daily production of domestic crude oil, or the natural gas equivalent, does not exceed 1,000 barrels. This depletable amount may be allocated between natural gas and oil production, with 6,000 cubic feet of domestic natural gas production regarded as equivalent to one barrel of crude oil. The 1,000-barrel limitation must be allocated among the independent producer and controlled or related persons and family members in proportion to the respective production by such persons during the period in question.

In addition to the foregoing limitations, the percentage depletion deduction otherwise available is limited to 65% of a Unitholder’s total taxable income from all sources for the year, computed without the depletion allowance, any deduction allowable under Code Section 199, net operating loss carrybacks, or capital loss carrybacks. Any percentage depletion deduction disallowed because of the 65% limitation may be deducted in the following taxable year if the percentage depletion deduction for such year plus the deduction carryover does not exceed 65% of the Unitholder’s total taxable income for that year. The carryover period resulting from the 65% net income limitation is indefinite.

Unitholders that do not qualify under the independent producer exemption are generally restricted to depletion deductions based on cost depletion. Cost depletion deductions are calculated by (1) dividing the Unitholder’s share of the tax basis in the underlying mineral property by the number of mineral units (barrels of oil and thousand cubic feet, or Mcf, of natural gas) remaining as of the beginning of the taxable year and (2) multiplying the result by the number of mineral units sold within the taxable year. The total amount of deductions based on cost depletion cannot exceed the Unitholder’s share of the total tax basis in the applicable property.

All or a portion of any gain recognized by Unitholder as a result of either the disposition by us of some or all of our oil and natural gas interests or the disposition by the Unitholder of some or all of his Units may be taxed as ordinary income to the extent of recapture of depletion and certain other deductions, except for percentage depletion deductions in excess of the tax basis of the property. The amount of the recapture is generally limited to the amount of gain recognized on the disposition.

Under the Code, depletion deductions must be computed separately by each Unitholder and not by us. We encourage each prospective Unitholder to consult his tax advisor to determine whether percentage depletion would be available to him.

Deductions for Intangible Drilling and Development Costs

We will elect to currently deduct intangible drilling and development costs, or IDCs, associated with wells located in the United States. IDCs generally include our expenses for wages, fuel, repairs, hauling, supplies, and other items that are incidental to, and necessary for, the drilling and preparation of wells for the production of oil or natural gas.

Although we will elect to currently deduct IDCs, each Unitholder will have the option of either currently deducting IDCs or capitalizing all or part of his share of our IDCs and amortizing them on a straight-line basis over a 60-month period, beginning with the taxable month in which the expenditure is made or incurred. If a Unitholder makes the election to amortize the IDCs over a 60-month period, no IDC preference amount will result for AMT purposes.

Integrated oil companies must capitalize 30% of all their IDCs and amortize these IDCs over 60 months beginning in the month in which those costs are paid or incurred. If the taxpayer ceases to be an integrated oil company, it must continue to amortize those costs as long as it continues to own the property to which the IDCs relate. An “integrated oil company” is a taxpayer that has economic interests in crude oil deposits and also carries on substantial retailing or refining operations. An oil or gas producer is deemed to be a substantial retailer or refiner if it is subject to the rules disqualifying retailers and refiners from taking percentage depletion. In order to qualify as an “independent producer” that is not subject to these IDC deduction limits, a Unitholder, either directly or indirectly through certain related parties, may not be involved in the refining of more than 75,000 barrels of oil (or the equivalent amount of natural gas) on average for any day during the taxable year or in the retail marketing of oil and natural gas products exceeding $5 million per year in the aggregate.

IDCs previously deducted that are allocable to property (held directly or through ownership of an interest in a partnership) and that would have been included in the tax basis of the property had the IDC deduction not been taken are recaptured to the extent of any gain realized upon the disposition of the property or upon the disposition by a Unitholder of Units. Recapture is generally determined at the Unitholder level. See “— Disposition of Units — Recognition of Taxable Gain or Loss.”

Lease Acquisition Costs

The cost of acquiring oil and natural gas leaseholds or similar property interests is a capital expenditure that must be recovered through depletion deductions if the lease is productive. If a lease is proved worthless and abandoned, the cost of acquisition less any depletion claimed may be deducted as an ordinary loss in the year the lease becomes worthless. Please read “— Depletion Deductions,” above.

Geophysical Costs

Geophysical costs incurred in connection with the drilling and development of oil and gas properties in the United States are deducted ratably over a 24-month period. This 24-month period is extended to 7 years in the case of major integrated oil companies.

Operating and Administrative Costs

Amounts paid for operating a producing well are deductible as ordinary business expenses, as are administrative costs to the extent they constitute ordinary and necessary business expenses that are reasonable in amount.

Tax Basis, Depreciation and Amortization

The tax basis of our equipment, such as casing, tubing, tanks, pumping units and other similar property, will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. To the extent allowable, we may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets are placed in service. Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Code.

If we dispose of depreciable property by sale, foreclosure, or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a Unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his Units. Please read “— Disposition of Units — Recognition of Taxable Gain or Loss.”

Disposition of Units

Recognition of Taxable Gain or Loss

Gain or loss will be recognized on a sale of Units equal to the difference between the Unitholder’s amount realized and the Unitholder’s tax basis for the Units sold. A Unitholder’s amount realized will equal the sum of the cash and/or the fair market value of other property he receives plus his share of our nonrecourse liabilities. Because the amount realized includes a Unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of Units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from us in excess of cumulative net taxable income for a Unit that decreased a Unitholder’s tax basis in that Unit will, in effect, become taxable income if the Unit is sold at a price greater than the Unitholder’s tax basis in that Unit, even if the price received is less than his original cost.

Except as noted below, gain or loss recognized by a Unitholder, other than a “dealer” in Units, on the sale or exchange of a Unit will generally be taxable as capital gain or loss, and if the Unit was held by a noncorporate Unitholder for more than one year, generally will be subject to tax at a rate of 20%. A portion of this gain or loss, which may be substantial, however, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to “unrealized receivables” or “inventory items” that we own. The term “unrealized receivables” includes potential recapture items, including depreciation, depletion, and IDC recapture. Ordinary income attributable to unrealized receivables and inventory items may exceed net taxable gain realized on the sale of a Unit and may be recognized even if there is a net taxable loss realized on the sale of a Unit. Thus, a Unitholder may recognize both ordinary income and a capital loss upon a sale of Units. Net capital loss may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may be used to offset only capital gains in the case of corporations.

Tax Allocations Between Transferors and Transferees

In general, each item of our income, gain, loss and deductions, for U.S. federal income tax purposes, must be determined on an annual basis. In the event that a Unitholder transfers his Units during the year, allocations of income, gain, loss or deduction with respect to such Units must be allocated between the transferor and transferee in accordance with a method permissible under section 706 of the Code and the Treasury Regulation thereunder.

A Unitholder who disposes of Units at any time will be allocated items of our income, gain, loss, and deductions regardless of whether the Partnership has made a distribution during the year.

Notification Requirements

A Unitholder who sells any of his Units, other than through a broker, generally is required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). Failure to notify us of a transfer of Units may lead to the imposition of substantial penalties under the Code.

Constructive Termination

We will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. A constructive termination results in the closing of our taxable year for all Unitholders. The closing of our taxable year as a result of this rule may result in more than 12 months of our taxable income or loss being includable in the taxable income of Unitholders for the year of termination. A constructive termination occurring on a date other than December 31 will result in our filing two U.S. federal income tax returns (and Unitholders’ receiving two Schedule K-1s) for one fiscal year, and the cost of the preparation of these returns will be borne by all Unitholders. We would also be required to make certain new tax elections after a termination, and a termination could result in a deferral of our deductions for depreciation.

Tax-Exempt Organizations and Other Investors

Ownership of Units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations, and other foreign persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them.

Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts, or IRAs, and other retirement plans, are subject to federal income tax on unrelated business taxable income. All or substantially all of our income allocated to a Unitholder that is a tax-exempt organization likely will be unrelated business taxable income and will be taxable to them.

Non-resident aliens and foreign corporations, trusts, or estates that own Units will be considered to be engaged in business in the United States because of the ownership of Units. As a consequence they will be required to file U.S. federal income tax returns to report their share of our income, gain, loss, or deduction and pay federal income tax at regular rates on their share of our net income or gain. Under applicable tax rules, we will be required to withhold tax on income allocable to such persons. In addition, because a foreign corporation that owns Units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of much of our income and gain, as adjusted for changes in the foreign corporation’s “U.S. net equity,” that is effectively connected with the conduct of a U.S. trade or business.

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each Unitholder, by March 15 of each year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss, and deductions for our preceding taxable year. In preparing this information, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each Unitholder’s share of income, gain, loss, and deductions. A Unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a Unitholder to substantial penalties under the Code.

We cannot assure you that all of the positions we take on our federal income tax information returns will yield a result that conforms to the requirements of the Code, Treasury regulations or administrative interpretations of the IRS. Neither we nor Kunzman & Bollinger, Inc. can assure prospective Unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any such challenge by the IRS could negatively affect the value of the Units.

The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each Unitholder to adjust a prior year’s tax liability and possibly may result in an audit of his own return. Any audit of a Unitholder’s return could result in adjustments related to our returns and adjustments not related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of Partnership items of income, gain, loss, and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. The Partnership Agreement appoints our general partner as our Tax Matters Partner.

Accuracy-Related Penalties

An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return: (1) for which there is, or was, “substantial authority,” or (2) as to which there is a reasonable basis and the relevant facts of that position are disclosed on the return.

If any item of income, gain, loss, or deduction included in the distributive share of Unitholders could result in that kind of an “understatement” of income for which no “substantial authority” exists, we would be required to disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for Unitholders to make adequate disclosure on their returns to avoid liability for this penalty. More stringent rules would apply to an understatement of tax resulting from ownership of Units if we were classified as a “tax shelter.”

A substantial valuation misstatement exists if (1) the value of any property, or the tax basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or tax basis; (2) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Code Section 482 is 200% or more (or 50% or less) of the amount determined under Section 482 to be the correct amount of such price; or (3) the net Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer’s gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for a corporation other than an S Corporation or a personal holding company). The penalty is increased to 40% in the event of a gross valuation misstatement.

Reportable Transactions

If we were to engage in a “reportable transaction,” we (and possibly Unitholders) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of $2 million in a single taxable year or $4 million in any combination of taxable years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and a Unitholder’s tax return) is audited by the IRS. Please read “— Information Returns and Audit Procedures” above.

Moreover, if we were to participate in a listed transaction or a reportable transaction (other than a listed transaction) with a significant purpose to avoid or evade tax, Unitholders could be subject to the following provisions and/or limitations: accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “— Accuracy-Related Penalties,” for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and in the case of a listed transaction, an extended statute of limitations.

Severance and Ad Valorem (Real Estate) Taxes

We will incur various ad valorem or severance taxes or fees imposed by state or local taxing authorities on our oil and natural gas wells and/or oil and natural gas production from the wells. These taxes would reduce the amount of our cash available for distribution to you and the other investors. For example, in February 2012, Pennsylvania enacted a new impact fee generally ranging from a minimum of $38,000 to a maximum of up to $70,000 per vertical well drilled in Pennsylvania to the Marcellus Shale geological formation, which is payable over a 10-year period and will be adjusted for the price of natural gas and inflation in the future. Other fees or taxes on natural gas and oil production or wells may be enacted or increased in the future in Pennsylvania and other states where we may own wells.

Social Security Benefits

A limited partner’s share of income or loss from us is excluded from the definition of “net earnings from self-employment.” No increased benefits under the Social Security Act will be earned by limited partners and if any limited partners are currently receiving Social Security benefits, their shares of our taxable income will not be taken into account in determining any reduction in benefits because of “excess earnings.”

State, Local and Other Tax Considerations

In addition to federal income taxes, Unitholders may be subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance, or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which the Unitholders are resident. Although an analysis of the various taxes is not presented here, each prospective Unitholder should consider their potential impact on his investment in us. Unitholders may not be required to file a return and pay taxes in some states because your income from that state falls below the filing and payment requirement. Unitholders will be required, however, to file state income tax returns and to pay state income taxes in many of the states in which we may do business or own property and may be subject to penalties for failure to comply with those requirements. Some of the states may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a Unitholder who is not a resident of the state. Withholding, the amount of which may be greater or less than a particular Unitholder’s income tax liability to the state, generally does not relieve a nonresident Unitholder from the obligation to file an income tax return. Amounts withheld may be treated as if distributed to Unitholders for purposes of determining the amounts distributed by us. Please read “— Tax Consequences of Unit Ownership — Entity-Level Collections.”

It is the responsibility of each Unitholder to investigate the legal and tax consequences, under the laws of pertinent states and localities, of his investment in us. Kunzman & Bollinger, Inc. has not rendered an opinion on the state, local, or foreign tax consequences of an investment in us. We strongly recommend that each prospective Unitholder consult, and depend on, his own tax counsel or other advisor with regard to those matters. It is the responsibility of each Unitholder to file all tax returns that may be required of him.

Future Legislative Changes

The Obama administration’s budget proposals for fiscal year 2014 contain numerous proposed tax changes, and from time to time legislation has been introduced that would enact many of these proposed changes. The proposed budget and legislation would repeal many tax incentives and deductions that are currently used by U.S. oil and gas companies. Among others, the provisions include: elimination of the ability to fully deduct intangible drilling costs in the year incurred; repeal of the passive loss exception for working interests; repeal of the percentage depletion deduction for oil and gas properties; and an increase in the amortization period for geological and geophysical costs of independent producers.

The passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could increase the amount of our taxable income allocable to you. We are unable to predict whether any of these changes, or other proposals, will ultimately be enacted. Any modifications to the federal income tax laws or interpretations thereof may or may not be applied retroactively. Any such changes could negatively impact the value of an investment in our Units.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of certain additional considerations associated with an investment in the Units by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Code Section 403(a) or (b), an individual retirement account or annuity described in Code Sections 408 or 408A, an Archer MSA described in Code Section 220(d), a health savings account described in Code Section 223(d), or a Coverdell education savings account described in Code Section 530, which are referred to in this section as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Plan or IRA investor. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

In considering an investment in the Units, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA. While each of the ERISA and Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation. This discussion should not be considered legal advice and prospective investors are required to consult their own legal advisors on these matters.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing the Plan or IRA;
•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;
•	whether the investment will result in UBTI to the Plan or IRA (see the section entitled “Material Federal Income Tax Consequences — Tax-Exempt Organizations and Other Investors” in this prospectus);
•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;
•	the need to value the assets of the Plan or IRA annually or more frequently;
•	whether the investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, if applicable; and
•	the assets of an employee benefit plan subject to ERISA must generally be held in trust.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase Units should consider the limited liquidity of an investment in the Units as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the Units are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this could require that a distribution of the Units be made in kind to such participant or beneficiary or that a rollover of such Units be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of Units in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the Units are received at the then current fair market value of the Units, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of Units. Please see the section entitled “Risk Factors — Federal Income Tax Risks to Unitholders.” The fair market value of any such distribution-in-kind can be only an estimated value per Unit because no public market for our Units exists or is likely to develop. See “— Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a Unitholder because estimates do not necessarily indicate the price at which our Units could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of Units, to liquidate a portion of the in-kind Units distributed in order to satisfy the withholding obligations, although there might be no market for the Units. There also may be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our Units are listed on a national securities exchange, it is not expected that a public market for the Units will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our Units, we intend to provide reports of our quarterly and annual determinations of the current estimated Units value, prepared by a third party valuation expert, to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Notwithstanding the foregoing, from the commencement of this offering until 18 months have passed without a sale in this offering of our common units, we expect to use the gross offering price of a common unit in this offering as the per common unit estimated value. Also, there can be no assurance with respect to any estimate of value that we prepare, that:

•	the estimated value per Unit would actually be realized by our Unitholders on liquidation, because these estimates do not necessarily indicate the price at which Units can be sold;
•	our Unitholders would be able to realize estimated net asset values if they were to attempt to sell their Units, because no public market for our Units exists or is likely to develop; or
•	that the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan has duties and obligations under ERISA. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Code. ERISA also requires generally that the assets of Plans subject to ERISA be held in trust.

If our properties and other assets were deemed to be assets of a Plan or IRA for purposes of ERISA and/or Code Section 4975, referred to herein as “plan assets,” our general partner be deemed a fiduciary of any Plans or IRAs investing as Unitholders. If this were to occur, certain contemplated transactions between us and our general partner could be deemed to be “prohibited transactions.”

Plan Assets — Definition

Section 3(42) of ERISA defines “plan assets” in accordance with Department of Labor regulations, referred to in this discussion as the Plan Asset Regulation, as modified or deemed to be modified by the express provisions included in the PPA. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment generally will be deemed to be assets of the Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC; or
•	in an entity in which equity participation by “benefit plan investors” is not “significant.”

Plan Assets — Publicly Offered Securities Exception

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met.

Although our Units are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our Units are subject to certain transfer restrictions under the Partnership Agreement. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily affect a determination that the securities are “freely transferable.” The minimum investment in our Units is less than $10,000. Thus, the restrictions imposed on our Units under the Partnership Agreement should not prevent the Units from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Not Significant Investment Exception

If we are deemed not to qualify for the “publicly offered securities” exception, the Plan Asset Regulation also provides an exception with respect to equity participation in an entity by benefit plan investors is not “significant.” In this regard, the Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is defined to mean an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Code Section 4975 applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. If we determine that we fail to meet the “publicly offered securities” exception, as a result of the transfer restrictions on the Units under the Partnership Agreement or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of the Units held by benefit plan investors to an aggregate value of less than 25% of the total outstanding units (excluding Units purchased by our general partner) and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

If our underlying assets were treated by the Department of Labor as “plan assets,” our general partner would be treated as a fiduciary with respect to each Plan or IRA Unitholder, and an investment in our Units might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our general partner of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by a Plan or IRA in our Units might be deemed to result in an impermissible commingling of “plan assets” with other property.

If our general partner or affiliates were treated as fiduciaries with respect to Plan or IRA Unitholders, the prohibited transaction restrictions of ERISA and/or the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our general partner or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA Unitholders with the opportunity to sell their Units to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving “plan assets” with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, “plan assets.” The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and certain other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under current Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our Units, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold “plan assets,” our general partner could be characterized as a fiduciary with respect to our assets, and would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold “plan assets,” if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, potentially resulting in a prohibited transaction merely upon investment by the Plan or IRA in our Units.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in non-exempt prohibited transactions. Fiduciaries of a Plan that allow a non-exempt prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a non-exempt prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the non-exempt prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost.

SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT

The following is a summary of our Partnership Agreement, a copy of which is attached as Exhibit A. While we believe this summary is materially complete, you should carefully read Exhibit A for all of the information regarding the Partnership that may be important to you. The Partnership Agreement attached as Exhibit A, not this summary, will govern your legal rights and obligations as a Unitholder.

Organization and Duration

The Partnership was organized on October 30, 2013 and will have a perpetual existence.

Purpose

Our purpose under our Partnership Agreement is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided, that our general partner must not cause us to engage, directly or indirectly, in any business activity that our general partner determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. In addition, our Partnership Agreement provides that our general partner will not have the authority to cause us to acquire any oil and gas properties located outside the United States or offshore, without the approval of a Unit majority.

Our general partner is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Power of Attorney

Each limited partner and each person who acquires a Unit from a Unitholder, by accepting the Unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our Partnership Agreement.

Cash Distributions

Our Partnership Agreement requires our general partner to review our accounts not less often than monthly to determine whether cash distributions are appropriate and the amount to be distributed, if any. Any cash distributions from us to our general partner will be made only in conjunction with distributions to you and our other Unitholders and only out of funds properly allocated to our general partner’s account. In this regard, our general partner intends to distribute on a monthly basis to the Unitholders cash equal to a non-compounded 6.0% annual rate, which begins to accrue on the initial closing date or, if later, the date of the subsequent closing on which we accepted the Unitholder’s subscription, on the $20.00 original purchase price per Unit, or a targeted annual rate of $1.20 per Unit, which we refer to as the targeted distribution. Each distribution of available cash made by the Partnership pursuant to Section 6.1(i) of the Partnership Agreement for any month after the offering termination date will be allocated and paid pro rata to our Unitholders based on their respective percentage interests. In this regard, our general partner does not expect to pay monthly distributions to our Unitholders at a rate in excess of the target rate at any time prior to a liquidity event. If the Unitholders receive their $20 purchase price through distributions paid following the termination of the offering, then if the Partnership sells its properties the Unitholders will receive 75% of the sales price of the properties net of expenses and of the payment of all of the Partnership’s debts and obligations based on their respective Units and our general partner and AECP Holdings will receive 25% of the sales price of the properties net of expenses and of the payment of all of the Partnership’s debts and obligations based on their respective Units. Alternatively, if the common units become listed for trading on a national securities exchange, our general partner and AECP Holdings will have the right to receive at their election either (i) common units or subordinated units (which distributions on subordinated units will be subordinated to distributions on common units and the subordinated units will be convertible into common units under specified circumstances) equal to 12.5% each of the outstanding units and (ii) the right to participate in cash distributions in excess of specific distribution targets on the common units distributions. See “Capital Contributions and Distributions.”

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “— Limited Liability of Holders of Common Units.” Our general partner, after its initial capital contribution, is not required to make any additional capital contributions except as described below under “— Liability of Our General Partner.”

Return of Subscription Proceeds if Funds Are Not Invested in Twelve Months

Although our general partner anticipates that we will spend all of our subscription proceeds soon after they are received, we will have 12 months in which to use or commit our subscription proceeds to acquiring properties or conducting drilling activities. If within the 12-month period we have not used, or committed for use, all of our subscription proceeds, however, then our general partner will distribute the remaining subscription proceeds, except necessary operating capital, to you and the other Unitholders, without interest, in accordance with your respective subscription amounts as a return of capital, and our sponsor will reimburse you and the other Unitholders for management fees and the selling and offering expenses allocable to the return of capital.

Voting Rights

The following is a summary of the voting rights of the holders of Units. The term “Unit majority” means that an action requires the affirmative vote of the holders of a majority of the outstanding Units, voting as a single class.

Issuance of additional Units	No approval right prior to the end of the offering period, provided that the Partnership may issue no more than 100,000,000 common units. In order to issue any common units after the final termination date or in excess of 100,000,000 common units, an amendment to our Partnership Agreement is required, which must be approved by a Unit majority.
Amendment of the Partnership Agreement	Certain amendments of the Partnership Agreement may be made by our general partner without the approval of the Unitholders. Other amendments of the Partnership Agreement generally require the approval of the holders of at least a Unit majority, and may require the approval of any other class of limited partner interest adversely affected thereby. In addition, certain amendments to the Partnership Agreement require the unanimous vote of the holders of the outstanding Units. Please read “— Amendment of the Partnership Agreement,” below.
Merger of our Partnership or the sale of all or substantially all of our assets	Unit majority. Please read “— Merger, Consolidation, Conversion, Sale or Other Disposition of Assets,” below.
Dissolution of our Partnership	Unit majority. Please read “— Dissolution” below.
Continuation of our business upon dissolution	Unit majority. Please read “— Dissolution,” below.
Withdrawal of our general partner	Our general partner may withdraw in certain circumstances. Unless our general partner has transferred its general partner interest as described under “— Transfer of General Partner Interest,” below, our general partner may not withdraw without the vote of a Unit majority, and may only do so if it has met certain prerequisites to withdrawal. Please read “— Withdrawal or Removal of our General Partner,” below.
Removal of our general partner	Unit majority. Please read “— Withdrawal or Removal of our General Partner,” below.

Transfer of the general partner interest	Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our Unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a Unit majority, excluding Units held by our general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party. See “— Transfer of General Partner Interest,” below.
Transfer of incentive distribution rights	Our general partner has agreed not to transfer the incentive distribution rights for three years following the end of the offering period except with the consent of a Unit majority.
Transfer of ownership interests in our general partner	Our general partner has agreed that it will not permit a change of control of our general partner to occur without the approval of a Unit majority, excluding Units held by our general partner and its affiliates. Please read “— Transfer of Ownership Interests in our General Partner,” below.
Cancellation of any contract with our general partner	A Unit majority may cancel any contract for services with our general partner or its affiliates without penalty on 60 days’ notice.

Limited Liability of Holders of Common Units

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he otherwise acts in conformity with the provisions of the Partnership Agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

•	to approve some amendments to the Partnership Agreement; or
•	to take other action under the Partnership Agreement;

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their Partnership interests and liabilities for which the recourse of creditors is limited to specific property of the Partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited may be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act must be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the Partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the Partnership Agreement.

We may form subsidiaries to conduct business in states other than Delaware. Maintenance of our limited liability as an owner of our subsidiaries may require compliance with legal requirements in the jurisdictions in which the subsidiaries conduct business, including qualifying our subsidiaries to do business there.

Limitations on the liability of limited partners for the obligations of a limited partner have not been clearly established in many jurisdictions. If, by virtue of our ownership interest in our subsidiaries or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to approve some amendments to the Partnership Agreement, or to take other action under the Partnership Agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Liability of Our General Partner

Under the Delaware Act, the liability of a general partner of a limited partnership, such as our general partner, is generally unlimited.

Limitations on General Partner Liability as Fiduciary

Under the terms of the Partnership Agreement, our general partner and its affiliates have limited their liability to the Partnership and to you and the other Unitholders for any loss suffered by us or you and our other Unitholders which arises out of any action or inaction on their part if:

•	they determined in good faith that the course of conduct was in the best interest of the Partnership;
•	they were acting on behalf of, or performing services for, the Partnership; and
•	their course of conduct did not constitute negligence or misconduct.

In addition, the Partnership Agreement provides for indemnification of our general partner and its affiliates by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by them in connection with the Partnership provided that they meet the standards set forth above. However, there is a more restrictive standard for indemnification for losses arising from or out of an alleged violation of federal or state securities laws. Also, to the extent that any indemnification provision in the Partnership Agreement purports to include indemnification for liabilities arising under the Securities Act of 1933, as amended, you should be aware that in the SEC’s opinion this indemnification provision would be contrary to public policy and therefore unenforceable.

Payments to our general partner or its affiliates arising from the indemnification or agreement to hold harmless provisions of the Partnership Agreement are recoverable only out of the Partnership’s tangible net assets, which include its revenues and any insurance proceeds from the types of insurance for which our general partner and their affiliates may be indemnified under the Partnership Agreement. Still, the use of Partnership funds or assets to indemnify our general partner or an affiliate would reduce amounts available for Partnership operations or for distribution to you and the other Unitholders.

The Partnership may not pay the cost of the portion of any insurance that insures our general partner or an affiliate against any liability for which they cannot be indemnified. However, the Partnership’s funds can be advanced to them for legal expenses and other costs incurred in any legal action for which indemnification is being sought if the Partnership has adequate funds available and the following conditions in the Partnership Agreement are met:

(i)	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership;
(ii)	the legal action is initiated by a third party who is not an investor, or the legal action is initiated by an investor and a court of competent jurisdiction specifically approves the advancement; and
(iii)	our general partner or its affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The effect of the foregoing provisions and the business judgment rule may be to limit your recourse against our general partner.

Issuance of Additional Securities

The only interests the Partnership may issue are our general partner interest, up to 100,000,000 common units and the incentive distribution rights (which may include newly issued common units or subordinated Units). The Partnership may not issue additional Partnership interests following the final termination date without an amendment to the Partnership Agreement.

Amendment of the Partnership Agreement

General

A Unitholder majority may, without the necessity for concurrence by the sponsor, vote to amend the Partnership Agreement. Our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the Unitholders. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of Units required to approve the amendment or call a meeting of the Unitholders to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a Unit majority.

Prohibited Amendments

No amendment may be made that would:

•	enlarge the obligations of any Unitholder or our general partner without its consent;
•	enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld at its option; or
•	affect the classification of the Partnership’s income and loss for federal income tax purposes without the unanimous approval of all Unitholders.

No Unitholder Approval

Our general partner may generally make amendments to our Partnership Agreement without the approval of any Unitholder or assignee to reflect:

•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;
•	the admission, withdrawal or removal of partners in accordance with our Partnership Agreement;
•	the substitution of substituted Unitholders at least once each calendar quarter in accordance with our Partnership Agreement;
•	a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor our wholly-owned operating subsidiary will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;
•	a change in our fiscal year or taxable year and related changes;
•	an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA;
•	prior to the listing of our common units for trading on a national securities exchange, an amendment that is necessary for the Partnership Agreement to comply with the guidelines of the North American Securities Administrators Association;
•	any amendment expressly permitted in our Partnership Agreement to be made by our general partner acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our Partnership Agreement;
•	any amendment that our general partner determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our Partnership Agreement;
•	conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or
•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our general partner may make amendments to our Partnership Agreement without the approval of any Unitholder if our general partner determines that those amendments:

•	do not adversely affect the limited partners in any material respect;
•	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;
•	are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;
•	are necessary or appropriate for any action taken by our general partner relating to splits or combinations of Units under the provisions of our Partnership Agreement; or
•	are required to effect the intent expressed in this prospectus or the intent of the provisions of our Partnership Agreement or are otherwise contemplated by our Partnership Agreement.

Opinion of Counsel and Unitholder Approval

Our general partner will not be required to obtain an opinion of counsel that an amendment proposed by our general partner will not result in a loss of limited liability to the limited partners or result in our being treated as an entity for federal income tax purposes in connection with any of the amendments listed above. No other amendments to our Partnership Agreement will become effective without the approval of holders of at least 90% of the outstanding Units voting as a single class unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

Any amendment that reduces the voting percentage required to take any action is required to be approved by the affirmative vote of Unitholders whose aggregate outstanding Units constitute not less than the voting requirement sought to be reduced.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

A merger, consolidation or conversion of us requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners.

In addition, the Partnership Agreement generally prohibits our general partner without the prior approval of the holders of a Unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval.

If the conditions specified in the Partnership Agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and the governing instruments of the new entity provide the limited partners and our general partner with the same rights and obligations as contained in the Partnership Agreement. The common Unitholders are not entitled to dissenters’ rights of appraisal under the Partnership Agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Dissolution

We will continue as a limited partnership until terminated under our Partnership Agreement. We will dissolve upon:

•	a vote of the holders of Unit majority to dissolve;
•	the election of our general partner to dissolve us, if approved by the holders of Unit majority;
•	there being no holders of common units, unless we are continued without dissolution in accordance with applicable Delaware law;
•	the entry of a decree of judicial dissolution of our Partnership; or
•	the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our Partnership Agreement or withdrawal or removal following approval and admission of a successor.

Upon a dissolution under the last clause above, the holders of a Unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our Partnership Agreement by appointing as a successor general partner an entity approved by the holders of Units representing a Unit majority, subject to our receipt of an opinion of counsel to the effect that:

•	the action would not result in the loss of limited liability of any limited partner; and
•	neither our Partnership, nor our wholly-owned operating subsidiary would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner, take such actions that are necessary or appropriate to liquidate our assets and apply the proceeds of the liquidation to discharge our liabilities and then distribute the excess cash, if any, to our partners in accordance with, and to the extent of, their positive capital account balances. The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind (as discussed in “— In-Kind Distributions,” below) if it determines that a sale would be impractical or would cause undue loss to our partners.

In-Kind Distributions

Our general partner shall not be obligated to offer in-kind property distributions to the Unitholders, but may do so, in its discretion. Any in-kind property distributions to the Unitholders shall be made to a liquidating trust or similar entity for the benefit of the Unitholders, unless at the time of the distribution:

•	our general partner offers the individual Unitholders the election of receiving in-kind property distributions and the Unitholders accept the offer after being advised of the risks associated with direct ownership; or
•	there are alternative arrangements in place which assure the Unitholders that they will not, at any time, be responsible for the operation or disposition of Partnership properties.

If our general partner has not received a Unitholder’s consent within 30 days after our general partner mailed the request for consent, then it shall be presumed that the Unitholder has refused to give his consent.

Withdrawal or Removal of our General Partner

Our general partner will be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events, each an Event of Withdrawal:

•	our general partner voluntarily withdraws from the Partnership as provided in Section 11.1(ii)(i) of the Partnership Agreement;
•	our general partner transfers all of its rights as general partner pursuant to Section 4.6 of the Partnership Agreement;
•	our general partner makes a general assignment for the benefit of creditors; files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against our general partner in a proceeding; or seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of our general partner or of all or any substantial part of its properties;
•	a final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against our general partner; or
•	if our general partner is a corporation, a certificate of dissolution or its equivalent is filed for our general partner, or 90 days expire after the date of notice to our general partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; if our general partner is a partnership or a limited liability company, the dissolution and commencement of winding up of our general partner; in the event our general partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; if our general partner is a natural person, his death or adjudication of incompetency; and otherwise, in the event of the termination of our general partner.

If a certain Event of Withdrawal occurs, the Partnership Agreement may require the withdrawing general partner to give notice to the Unitholders within 30 days after such occurrence. Only the Events of Withdrawal described in Section 11.1 of the Partnership Agreement will result in the withdrawal of our general partner from the Partnership.

Withdrawal of our general partner from the Partnership upon the occurrence of an Event of Withdrawal will not constitute a breach of the Partnership Agreement under the following circumstances:

•	our general partner voluntarily withdraws by giving at least 120 days’ advance notice of its intention to withdraw to the Unitholders; provided, that prior to the effective date of such withdrawal, the Partnership has completed its primary drilling or acquisition activities, the withdrawal is approved by the holders of a Unit majority (excluding Units owned by our general partner and its Affiliates) and our general partner delivers to the Partnership an opinion of counsel that its withdrawal (following the selection of the successor general partner) would not result in the loss of the limited liability of any Unitholder or any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed); or
•	at any time that our general partner ceases to be our general partner pursuant to Section 11.1(i)(b) of the Partnership Agreement.

Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a Unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a Unit majority agree in writing to continue our business and to appoint a successor general partner. Please read “— Dissolution,” above.

Our general partner may be removed as general partner of the Partnership upon a vote of the holders of a Unit majority (excluding Units owned by our general partner and its affiliates). Upon the removal of our general partner, the departing general partner and the successor general partner will mutually select an independent expert to value the departing general partner’s general partner interest and its general partner interest (or equivalent interest), if any, in the other Group Members and all of its incentive distribution rights, or collectively, the Combined Interest. The successor general partner will have an option to purchase at least 20% of the Combined Interest for the value determined by an independent expert.

Transfer of General Partner Interest

Except for a transfer by our general partner of all, but not less than all, of its general partner interest to:

•	an affiliate of our general partner (other than an individual); or
•	another entity as part of the merger or consolidation of our general partner with or into another entity or the transfer by our general partner of all or substantially all of its assets to another entity, our general partner may not transfer its general partner interest in the Partnership without the consent of a Unit majority. As a condition of this transfer, the transferee must assume, among other things, the rights and duties of our general partner, agree to be bound by the provisions of our Partnership Agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

Our general partner and its affiliates may at any time, transfer common units to one or more persons, without Unitholder approval.

Transfer of Ownership Interests in our General Partner

Our general partner has agreed not to undergo a change of control. A change of control is generally defined as any person or group of persons, other than “qualifying owners,” acquiring beneficial ownership of 50% or more of the outstanding membership interests in our general partner. A qualifying owner is generally defined as the current beneficial owners of our general partner and any conservator, guardian or similar person of such existing beneficial owner, and any trust, foundation or similar organization the beneficiaries of which include the existing beneficial owner. See the Partnership Agreement for the full definitions of “change of control” and “qualifying owner.”

Meetings; Voting

Except as described below regarding a person or group owning 10% or more, on an aggregate basis, of all of the Units then outstanding, record holders of Units on the record date will be entitled to notice of, and to vote at, meetings of our Unitholders and to act upon matters for which approvals may be solicited.

Our general partner does not anticipate that any meeting of Unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the Unitholders may be taken either at a meeting of the Unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of Units necessary to authorize or take that action at a meeting. Meetings of the Unitholders may be called by our general partner or by Unitholders owning at least 10% of the outstanding Units of any class. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding Units of the class or classes for which a meeting has been called represented in person or by proxy will constitute a quorum unless any action by the Unitholders requires approval by holders of a greater percentage of the Units, in which case the quorum will be the greater percentage. Unitholders shall call a special meeting by delivering to our general partner one or more requests in writing stating that the signing Unitholders wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 15 days after receipt of such a call from Unitholders or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, our general partner shall send a notice of the meeting in the

United States mail to the Unitholders either directly or indirectly through the Transfer Agent. A meeting shall be held at a reasonable time and place determined by our general partner on a date not less than 30 days nor more than 60 days after the mailing of notice of the meeting; provided, that the date for such meeting may be extended for a period of up to 60 days if, in the opinion of our general partner, such additional time is necessary to permit preparation of proxy or information statements or other documents required to be delivered in connection with such meeting by the Commission or other regulatory authorities.

Each record holder of a Unit has one vote per Unit. Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of Units under our Partnership Agreement will be delivered to the record holder by us or by the transfer agent.

Status as a Partner

Upon our general partner’s acceptance of a transfer of Units in accordance with our Partnership Agreement, each transferee of Units will be admitted as a limited partner with respect to the Units transferred when the transfer and admission is reflected in our books and records. Except as described under “— Limited Liability,” above, the Units will be fully paid, and Unitholders will not be required to make additional contributions.

The Unitholders will be admitted to the Partnership as follows:

•	not later than 15 days after the release from the escrow account of Unitholders’ subscription proceeds to the Partnership; or
•	if a Unitholder’s subscription proceeds are received by the Partnership after the close of the escrow account, then not later than the last day of the calendar month in which his Subscription Agreement was accepted by our general partner.

Non-Citizen Assignees; Redemption

If we are or become subject to federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any partner, we may redeem the Units held by the partner at their current market price as determined by our general partner. In order to avoid any cancellation or forfeiture, our general partner may require each partner to furnish information about his nationality, citizenship or related status. If a partner fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our general partner determines after receipt of the information that the partner is not an eligible citizen, the partner may be treated as a non-citizen assignee. A non-citizen assignee, is entitled to an interest equivalent to that of a partner for the right to share in allocations and distributions from us, including liquidating distributions. A non-citizen assignee does not have the right to direct the voting of his Units and may not receive distributions in-kind upon our liquidation.

Indemnification

We will indemnify the following persons under our Partnership Agreement:

•	our general partner;
•	any former general partner; and
•	any director, officer, member, partner, fiduciary or trustee of any of the foregoing entities.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may not pay the cost of the portion of any insurance that insures our general partner and its affiliates against any liability for which they cannot be indemnified by us.

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

We will furnish or make available to record holders of Units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter. See “Reports to Investors” for a more detailed discussion of the reports we will furnish to our Unitholders.

Right to Inspect Our Books and Records

Our Partnership Agreement provides that a partner can, for a purpose reasonably related to his interest as a partner, upon reasonable written demand stating the purpose of such demand and at his own expense, have furnished to him:

•	a current list of the name and last known address of each partner;
•	information regarding the status of the business and financial condition of the Partnership, including all relevant financial and engineering reports;
•	copies of our Partnership Agreement, our certificate of limited partnership and related amendments; and
•	all books and records and any other information regarding our affairs as is just and reasonable.

Notwithstanding the foregoing, our general partner may keep logs, well reports and other drilling data confidential for a reasonable period of time. Our general partner also may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or that we are required by law or by agreements with third-parties to keep confidential.

REPORTS TO INVESTORS

Under the Partnership Agreement you and certain state securities commissions will be provided the reports and information set forth below, which the Partnership will pay as a direct cost:

•	Beginning with the calendar year in which the initial closing date occurs, you will be provided an annual report within 120 days after the close of the calendar year, and beginning with the calendar year following the investment of substantially all of the Partnership’s subscriptions, a report within 75 days after the end of the first six months of its calendar year, containing at least the following information.
•	Audited financial statements of the Partnership prepared on an accrual basis in accordance with generally accepted accounting principles with a reconciliation for information furnished for income tax purposes. Independent certified public accountants will audit the financial statements to be included in the annual report, but semiannual reports will not be audited.
•	A summary of the total fees and compensation paid by the Partnership to our general partner and its affiliates. In this regard, the independent certified public accountant will provide written attestation annually, which will be included in the annual report, that the method used to allocate administrative costs was consistent with the method described in “Compensation” and that the total amount of administrative costs allocated did not materially exceed the amounts described in “Compensation.” If our general partner subsequently decides to allocate expenses in a manner different from that described in “Compensation,” then the change must be reported to you and the other investors with an explanation of the reason for the change and the basis used for determining the reasonableness of the new allocation method.
•	A description of each prospect owned by the Partnership, including the cost, location, number of acres, and the interest.
•	A list of the wells drilled or abandoned by the Partnership indicating:
•	whether each of the wells has or has not been completed;
•	a statement of the cost of each well completed or abandoned; and
•	a description of all farmouts, farmins, and joint ventures.
•	A schedule reflecting:
•	the total Partnership costs;
•	the costs paid by our general partner and the costs paid by the investors;
•	the total Partnership revenues; and
•	the revenues received or credited to our general partner and the revenues received or credited to you and the other investors.
•	On request, our general partner will provide you the information specified by Form 10-Q (if that report is required to be filed with the SEC) within 45 days after the close of each quarterly fiscal period. Also, this information is available at the SEC’s website www.sec.gov.
•	By March 15 of each year, you will receive the information that is required for you to file your federal and state income tax returns.
•	Beginning with the calendar year succeeding the calendar year in which the initial closing date occurs, and every year thereafter, you will receive a computation of the Partnership’s total oil and natural gas proved reserves and its dollar value. The reserve computations will be based on engineering reports prepared by a qualified independent expert selected by our general partner.

TRANSFERABILITY OF INTERESTS

Lack of Liquidity in Investment in Units

The Units will not be listed for trading or quotation on any securities exchange or other market, and you will likely have difficulty selling your Units. The Units are an illiquid investment, and purchasers must be able to hold their Units indefinitely. Please read “Risk Factors — The Units are not liquid and your ability to resell your Units will be limited by the absence of a public trading market and substantial transfer restrictions.”

Conditions to Becoming a Substitute Partner

An assignee of a Unit will not be entitled to any of the rights granted to a partner under the Partnership Agreement, other than the right to receive all or part of the share of the profits, losses, income, gain, credits and cash distributions or returns of capital to which his assignor would otherwise be entitled, unless the assignee becomes a substituted partner. In general, an assignee of a Unit will become a substitute partner upon acquisition of a Unit.

A substitute partner is entitled to all of the rights of full ownership of the assigned Units, including the right to vote.

Listing of Common Units on a National Securities Exchange

The common units have not been approved for quotation or trading on a national securities exchange. Subject to the approval of the board of directors of our general partner and the approval of the Manager, our Partnership Agreement gives our general partner the right to cause the common units to be listed on a national securities exchange if our general partner determines that the Partnership and the common units meet the listing requirements of a national securities exchange. No assurances can be made that the common units will be listed on a national securities exchange, and even if listed an active market for the common units may not develop.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 100,000,000 common units to the public through our dealer manager, a registered broker-dealer which is under common control with our general partner, at a price of up to $20.00 per common unit, which includes the maximum allowed to be charged for commission and fees. Subject to certain discounts as described below, you must initially purchase at least 250 common units ($5,000).

The common units are being offered on a “reasonable best efforts” basis, which means generally that our dealer manager will be required to use only its reasonable best efforts to sell the common units and it has no firm commitment or obligation to purchase any of the common units. Our dealer manager will enter into soliciting dealer agreements with certain other broker-dealers which are members of FINRA to authorize them to sell our common units, which we refer to as participating broker-dealers.

The offering of our common units will terminate on or before May 8, 2016, which is the two-year anniversary of the effectiveness of our initial prospectus. If we have not sold all the common units by such date, we may continue our offering for up to an additional three months, but not beyond August 8, 2016, in order to achieve the maximum offering of 100,000,000 common units. If we decide to continue our offering beyond May 8, 2016, we will provide that information in a prospectus supplement.

This offering must be registered in every state in which we offer or sell common units. Generally, these registrations are for a period of one year. Thus, we may have to stop selling common units in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

To help assure an orderly market for the common units, the dealer manager may use such methods as it deems appropriate to allocate common units among participating dealers using any other methods as may be approved by our general partner.

Dealer Manager and Compensation We Will Pay for the Sale of Our Units

Our dealer manager was organized in August 2007 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by ARC, our ARC sponsor, their affiliates and predecessors and other issuers. For additional information about our dealer manager, including information relating to our dealer manager’s affiliation with us, please refer to the section of this prospectus captioned “Management —  Organizational Diagram and Security Ownership of Beneficial Owners.”

Our general partner has arbitrarily determined the initial selling price of the common units, and the price bears no relationship to our book or asset values, or to any other established criteria for valuing our common units. Because the initial offering price is not based on any independent valuation, the offering price is not indicative of the proceeds that you would receive on our liquidation.

We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Units.

Except as provided below and otherwise described in this section, our dealer manager will receive selling commissions of 7.0% of the gross proceeds from this offering. Our dealer manager also receives a dealer manager fee in the amount of 3.0% of the gross proceeds from this offering as compensation for acting as the dealer manager. Our dealer manager anticipates that, of its 3.0% fee, a maximum of 1.5% of the gross proceeds from common units sold in this offering may be reallowed to participating broker-dealers for non-accountable marketing support. However, based on its past experience, our dealer manager does not expect to reallow more than 1.0% of the gross proceeds for such support. Our dealer manager will reallow all selling commissions to participating broker-dealers. Alternatively, a participating broker-dealer may elect to receive a fee equal to 7.5% of proceeds from the sale of Units by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10.0% of gross proceeds of this offering. If the selected broker-dealer receives a 7.5% sales commission, then the dealer manager will receive a 2.5% dealer manager fee. The total amount of all items of compensation from any source, payable to our dealer manager or the soliciting dealers will not exceed an amount that equals 10.0% of the gross proceeds of our offering in accordance with FINRA Rule 2310(b)(4)(B)(ii), which we refer to as FINRA’s 10% cap. See “Compensation.”

In addition, we will pay our general partner, its affiliates and the Manager 1.5% of the aggregate gross offering proceeds we raise from the sale of common units to pay our cumulative legal, accounting, printing and other organization and offering expenses that are not deemed by FINRA to be underwriting compensation (which other expenses may include reimbursement of the bona fide due diligence expenses of the dealer manager and participating broker dealers, as described below) and only to the extent they have paid or reimbursed themselves for those expenses. Our general partner, its affiliates and the Manager will be responsible for the cumulative expenses of our organization and this offering (which may include reimbursement of the bona fide due diligence expenses of the dealer manager and participating broker-dealers, as described below) that are not deemed by FINRA to be underwriting compensation to the extent that they exceed the amount remaining from the 1.5% organization and offering expense reimbursement described above without recourse against or reimbursement by us. However, see “Compensation” for a discussion of the management fee for the period between the initial closing date and the final termination date of this offering that will be paid by us to the Manager in an amount equal to the difference between 15% of the gross offering proceeds and the amount of organization and offering expenses, including the dealer manager fee and sales commissions. In addition, no sales to discretionary accounts will be made without the specific written approval of the investor.

We will reimburse the dealer manager and any participating broker-dealers for reasonable bona fide due diligence expenses incurred by them which are supported by a detailed itemized invoice. These due diligence reimbursements are not considered a part of the 10% underwriting compensation under FINRA Rule 2310(b)(4)(B)(vii) so long as they are included in a detailed and itemized invoice, although they are considered an organization and offering expense and under FINRA Rules total organization and offering expenses cannot exceed 15% of the offering proceeds.

Our dealer manager does not intend to be a market maker and will not execute trades for selling Unitholders. Set forth below is a table indicating the estimated dealer manager compensation and expenses that will be paid in connection with the offering.

	Per Common Unit	Total Maximum
Offering(1):
Price to public	$20.00	$2,000,000,000
Selling commissions	1.40	140,000,000
Dealer manager fees	0.60	60,000,000
Proceeds to us	$18.00	$1,800,000,000

(1)	The Unit price will be $20.00, which includes the maximum amount allowed to be charged for commissions and fees, subject to certain discounts as described in this prospectus. In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 100,000,000 common units at a purchase price of $20.00 per common unit.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates or a bottle of wine. In no event will such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering and will be paid from the dealer manager fee or reduce the dealer manager fee if paid directly by us or our general partner.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

No selling commissions will be paid in connection with the sale of common units to investors whose contracts for investment advisory and related brokerage services with their broker-dealer include a fixed or “wrap” fee feature, but dealer manager fees will be paid. If the investor has either engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department, or collectively, an RIA sale, then the investor may agree with his participating broker-dealer to reduce the amount of selling commissions payable with respect to the common units he purchases down to zero. If no other broker-dealer is involved in connection with an RIA sale, then our dealer manager will act as the broker-dealer of record and execute the sale presented to us by the RIA. Our dealer manager may be paid the dealer manager fees associated with the sale. However, the net proceeds to us will not be affected by reducing the commissions payable in connection with this type of transaction. Any reduction in the amount of the selling commissions for these sales will be credited to the investor in the form of additional common units. Fractional common units will be issued.

Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department engaged by a potential investor as an inducement for the investment advisor or bank trust department to favorably advise an investment in our common units. However, nothing will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the common units as discussed above.

To the extent necessary to comply with FINRA rules, we will provide, on an annual basis:

•	a per common unit estimated value;
•	the method by which we developed the value; and
•	the date of the data we used to estimate the value.

FINRA rules currently do not provide guidance on the methodology that an issuer must use to determine its per common unit estimated value.

In no event will the amount we pay to FINRA members exceed FINRA’s 10% cap on underwriting compensation. All amounts deemed to be “underwriting compensation” by FINRA will be subject to FINRA’s 10% cap. In connection with the minimum offering and to ensure that the aggregate underwriting compensation paid in connection with this offering does not exceed FINRA’s 10% cap, our dealer manager will advance all the fixed expenses, including, but not limited to, wholesaling salaries, salaries of dual employees allocated to wholesaling activities, and other fixed expenses (including, but not limited to wholesaling expense reimbursements and the dealer manager’s legal costs associated with filing the offering with FINRA), that are required to be included within FINRA’s 10% cap.

Also, our dealer manager will repay to us any excess amounts received over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.

Compensation to all participating broker-dealers must be a cash commission based solely on the amount of initial subscriptions. Compensation of an indeterminate nature to broker-dealers for sales of common units, or for services of any kind rendered in connection with or related to the distribution of common units, including, but not necessarily limited to, a percentage of a management fee, a profit sharing arrangement, an overriding royalty interest, a net profit interest, a percentage of revenues, a reversionary interest, working interest or other similar incentive items is prohibited.

Units Purchased by Affiliates and Participating Broker-Dealers

Our general partner and its executive officers and directors, as well as officers and employees of our dealer manager and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and “Friends,” may purchase common units offered in this offering at a discount. The purchase price for such common units will be $18.00 per common unit, reflecting that no selling commissions or dealer manager fees will be paid in connection with those sales. In this regard, on the initial closing date, our general partner and the Manager will each purchase not less than $1,000,000 in Units at the discounted price of $18.00 per Unit. All Units purchased by our general partner, the Manager, and their respective affiliates and “Friends” will be applied to satisfying the minimum required subscription proceeds of $2,000,000. “Friends” means those individuals who have prior business and/or personal relationships with the executive officers or directors of our general partner, the dealer manager, the Manager or their respective affiliates, including, without limitation, any service provider. The net offering proceeds we receive will not be affected by such sales of common units at a discount. Our general partner and its executive officers and directors and its other affiliates and the Manager will be expected to hold their common units purchased for investment and not with a view towards resale. In addition, common units purchased by our general partner or its affiliates will not be entitled to vote on any matter presented to the Unitholders for a vote relating to the removal of our general partner or any transaction between us and our general partner, or any of its respective affiliates. Any reduction in the selling commissions and dealer manager fees for these sales will be credited to the purchaser in the form of additional common units. Fractional common units will be issued.

Purchases by participating broker-dealers, including their registered representatives and their immediate family members as described above, will be less the selling commission, but the 3% dealer manager fee will be paid on these sales. Any reduction in the selling commissions for these sales will be credited to the participating broker dealers, their registered representatives, and/or their immediate family members in the form of additional common units. Fractional common units will be issued.

Volume Discounts

We will offer a reduced common unit purchase price to “single purchasers” on orders of more than $500,000 and selling commissions paid to our dealer manager and participating broker-dealers will be reduced by the amount of the common unit purchase price discount.

The per common unit purchase price will apply to the specific range of each common unit purchased in the total volume ranges set forth in the table below. The reduced purchase price will not affect the amount we receive for investment.

	Purchase Price Per Common Unit in Volume Discount Range	Selling Commission Per Common Unit in Volume Discount Range
For a “Single Purchaser”
$1,000 – $500,000	$20.00	$1.40
$500,001 – $1,000,000	$19.80	$1.20
$1,000,001 – $4,999,999	$19.10	$0.50
$5,000,000+	$19.10	$0.50
	(subject to reduction as described below)	(subject to reduction as described below)

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional common units. Fractional common units will be issued.

As an example, a single purchaser would receive 50,252.53 Units rather than 50,000 Units for an investment of $1,000,000 and the selling commission would be $65,303.04. The discount would be calculated as follows: the purchaser would acquire 25,000 Units at a cost of $20.00 per Unit and 25,252.53 Units at a cost of $19.80 per Unit and would pay commissions of $1.40 per Unit for the 25,000 Units and $1.20 per Unit for the 25,252.53 Units. The dealer manager fee of $.60 per Unit would still be payable out of the purchase price per Unit. In no event will the proceeds to us be less than $18.00 per Unit. For purchases of $5,000,000 or more, in our sole discretion, selling commissions may be reduced from $0.50 per common unit or less and the dealer manager fee may be reduced from 3% of the purchase price, but in no event will the proceeds to us be less than $18.00 per common unit. In the event of a sale of $5,000,000 or more with reduced selling commissions or dealer manager fees, we will supplement this prospectus to include: (a) the aggregate amount of the sale; (b) the price per common unit paid by the purchaser; and (c) a statement that other investors wishing to purchase at least the amount described in clause (a) will pay no more per common unit than the purchaser described in clause (b).

Orders may be combined for the purpose of determining the total commissions payable with respect to orders made by a “single purchaser,” so long as all the combined purchases are made through the same participating broker-dealer. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used in this offering, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring common units as joint purchasers;
•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;
•	all funds and foundations maintained by a given corporation, partnership or other entity;
•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity exercises discretionary authority with respect to an investment in our Units; and
•	any person or entity, or persons or entities, acquiring Units that are clients of and are advised by a single investment adviser registered under the Investment Advisers Act of 1940.

In the event a single purchaser described in the five categories above wishes to have its orders combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, within 90 days of its initial purchase of common units, orders additional common units. In this event, the commission payable with respect to the subsequent purchase of common units will equal the commission per common unit which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Purchases subsequent to this 90 day period will not qualify to be combined for a volume discount as described herein.

Notwithstanding the above, our dealer manager may, at its sole discretion, enter into an agreement with a participating broker-dealer, whereby the participating broker-dealer may aggregate subscriptions for one or more subscribers as part of a combined order for the purpose of offering investors reduced aggregate selling commissions and marketing fees to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from such participating broker-dealer. Additionally, our dealer manager may, at its sole discretion, aggregate subscriptions from one or more subscribers as part of a combined order for the purpose of offering investors reduced aggregate selling commissions and marketing fees to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from our dealer manager. Any reduction in selling commissions and marketing fees would be prorated among the separate subscribers.

Unless investors indicate that orders are to be combined and provide all other requested information, we will not be held responsible for failing to combine orders.

Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if the investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common units to be credited to you as a result of the combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common units to be credited as a result of the combined purchases will be credited to the last component purchase unless we are otherwise directed in writing at the time of the submission. However, the additional common units to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis and the amounts of the investment of each entity not required to pay federal income tax on their combined purchases.

California residents should be aware that volume discounts will not be available in connection with the sale of common units to California residents to the extent the discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the common units to different purchasers of the same offering;
•	all purchasers of the common units must be informed of the availability of quantity discounts;
•	the same volume discounts must be allowed to all purchasers of common units which are part of the offering;
•	the minimum amount of common units as to which volume discounts are allowed cannot be less than $10,000;
•	the variance in the price of the common units must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and
•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of common units purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of common units purchased.

Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Exhibit B-1. Alternatively, unless you are an investor in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon or Tennessee, you may complete and sign the multi-offering subscription agreement in the form attached hereto as Exhibit B-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s). You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.

By executing the subscription agreement, you will attest, among other things, that you:

•	have received the final prospectus and any supplements thereto;
•	accept the terms of the Partnership Agreement;
•	meet the minimum income and net worth requirements described in this prospectus;
•	are purchasing the common units for your own account;
•	acknowledge that there is no public market for our common units; and
•	are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our common units.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the participating broker-dealers will promptly submit a subscriber’s subscription agreement and check on the business day following receipt of the subscriber’s subscription agreement and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

A sale of the common units may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act and any supplements thereto. Within 30 days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction for any fees, within ten business days after rejecting it.

Investments by IRAs and Certain Qualified Plans

We will appoint one or more IRA custodians for investors in our common units who desire to establish an IRA, simplified employee pension, or SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will provide the name(s) of such IRA custodian(s) in a prospectus supplement. Our general partner may determine to pay the fees related to the establishment of investor accounts with such IRA custodian(s), and it also may pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, we expect the IRA custodian(s) to provide this service to our Unitholders with annual maintenance fees charged at a discounted rate. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.

Minimum Offering

On June 16, 2014 our general partner and the Manager each paid $1,000,000 in cash to purchase Units at a discounted price which ensured that we received the minimum required subscription proceeds of $2,000,000 and our escrow account was terminated. Any interest which accrued on funds in the escrow account was allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that the amounts were on deposit and paid to subscribers on the termination of the escrow period, subject to withholding for taxes pursuant to applicable Treasury Regulations. We bore all expenses of the escrow.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described in this prospectus may purchase common units. See “Suitability Standards” for the suitability standards. Investors who want to purchase common units should proceed as follows:

•	Read the entire final prospectus and the current supplement(s), if any, accompanying the final prospectus.
•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, attached hereto as Exhibit B-1. Alternatively, unless you are an investor in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon or Tennessee, you may wish to complete the execution copy of the multi-offering subscription agreement, attached hereto as Exhibit B-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, however, that you have received the relevant prospectus(es) and meet the requisite criteria and suitability standards for any such other product(s).
•	If you live in Pennsylvania or Arizona, you should deliver a check to our dealer manager, or its designated agent, for the full purchase price of the common units being subscribed for, payable to “UMB Bank, Escrow Agent for American Energy Capital Partners, LP” along with your completed subscription agreement. If you live in any state other than Pennsylvania or Arizona, you should deliver a check to our dealer manager, or its designated agent, for the full purchase price of the common units being subscribed for, payable to “American Energy Capital Partners — Energy Recovery Program, LP” along with your completed subscription agreement. The name of the participating broker-dealer must appear on the subscription agreement. Certain participating broker-dealers who have “net capital” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the participating broker-dealer. In such case, the participating broker-dealer will issue a check payable to us for the purchase price of your subscription.
•	By executing the subscription agreement and paying the full purchase price for the common units subscribed for, each investor attests that he or she meets the minimum income and net worth standards as stated in “Suitability Standards” and accepts the terms of our Partnership Agreement.

A sale of the Units may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within 30 days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction for any fees, within ten business days after rejecting it.

An approved trustee must process through and forward us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation or, upon rejection, refund check to the trustee. If you want to purchase common units through an individual retirement account, Keogh plan or 401(k) plan, we intend to appoint one or more IRA custodians for such purpose, who we expect will provide this service to our Unitholders with annual maintenance fees charged at a discounted rate.

You have the option of placing a transfer on death, or TOD, designation on your common units purchased in this offering. A TOD designation transfers the ownership of the common units to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the common units. This option, however, is not available to residents of Louisiana, Puerto Rico or Texas. If you would like to place a TOD designation on your common units, you must check the TOD box on the subscription agreement and you must complete and return the TOD form included as Exhibit C to this prospectus in order to effect the designation.

You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of direction in the form attached as Exhibit E to this prospectus. The letter of direction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as business management and advisory fees payable to your registered investment advisor on a periodic basis. The letter of direction will be irrevocable and we will continue to pay business management and advisor fees payable from your account until such time as you provide us with a notice of revocation in the form of Exhibit F to this prospectus of your election to terminate deductions from your account for the purposes of such business management and advisor fees.

SALES MATERIAL

In addition to this prospectus, we may use sales material in connection with the offering of the common units. In some jurisdictions, sales material may not be available. This material will include information relating to this offering, our general partner, the Manager and their respective affiliates, and may include brochures, articles, presentations for group meetings and publications about the oil and gas industry and oil and gas drilling partnerships. All advertisements of, and oral or written invitations to seminars or other group meetings at which common units are to be described, offered or sold will clearly indicate that:

•	the purpose of the meeting is to offer the common units for sale;
•	the minimum purchase price of the common units;
•	the suitability standards to be employed; and
•	the name of the person selling the common units.

The use of any sales materials is conditioned upon filing with, and if required, clearance by the appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of such materials has passed on the merits of the offering or the adequacy or accuracy of such materials. The offering of the common units, however, is made only by means of this prospectus and all sales material used must either be preceded by or accompanied with this prospectus. Although the information contained in the sales material does not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus by reference or as forming the basis of this offering of the common units.

LEGAL OPINIONS

Kunzman & Bollinger, Inc. has opined on the validity of the issuance of the Units and has provided us with an opinion on certain tax matters set forth under “Material Federal Income Tax Consequences.”

EXPERTS

The financial statements of American Energy Capital Partners — Energy Recovery Program, LP as of and for the year ended December 31, 2014 and the financial statements of American Energy Capital Partners GP, LLC as of and for the year ended December 31, 2014 and as of December 31, 2013 and for the period from October 30, 2013 (inception) to December 31, 2013, included in this prospectus and elsewhere in the Registration Statement have been so included in reliance upon the reports of Hein & Associates LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of American Energy Capital Partners — Energy Recovery Program, LP, formerly American Energy Capital Partners, LP, as of December 31, 2013 and for the period from October 30, 2013

(inception) to December 31, 2013 included in this prospectus and elsewhere in the Registration Statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

CHANGE IN AUDITORS

On January 22, 2015, Grant Thornton, resigned as the Partnership’s independent registered public accounting firm. Grant Thornton’s resignation was accepted by the Partnership’s board of directors. Grant Thornton’s audit report on the Partnership’s consolidated financial statements for the period from October 30, 2013 to December 31, 2013 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Since the Partnership’s establishment in October 2013 and through the end of the fiscal year ended December 31, 2014 and the subsequent interim period from January 1, 2015 through January 22, 2015, (i) there were no disagreements between the Partnership and Grant Thornton on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in its report on the Partnership’s consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Partnership has provided Grant Thornton with a copy of the foregoing statements and has requested and received from Grant Thornton a letter addressed to the Securities and Exchange Commission stating that Grant Thornton agrees with the above statements.

On February 5, 2015, the Partnership engaged Hein & Associates LLP (“Hein”) as its new independent registered public accounting firm for the fiscal year ended December 31, 2014.

Since the Partnership’s establishment in October 2013 and through the end of the fiscal year ended December 31, 2014 and the subsequent interim period from January 1, 2015 through February 5, 2015, neither the Partnership nor anyone acting on behalf of the Partnership, consulted Hein regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership’s financial statements, and neither a written report nor oral advice was provided to the Partnership that Hein concluded was an important factor considered by the Partnership in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

On March 31, 2015, our general partner engaged Hein to audit its consolidated balance sheets as of December 31, 2014 and 2013 and the related statements of operations, partners’ equity and cash flows for the year ended December 31, 2014 and for the period from October 30, 2013 (inception) through December 31, 2013.

ADDITIONAL INFORMATION

A Registration Statement on Form S-1 under the Securities Act of 1933, as amended, has been filed with the SEC, Washington, D.C., with respect to the Units. This prospectus, which forms a part of the Registration Statement, contains information concerning the Partnership and includes a copy of the Partnership Agreement, but it does not contain all the information set forth in the registration statement and its exhibits. The information omitted may be examined at the public reference room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 (1-800-SEC-3030), without charge, and copies may be obtained from that office on payment of the fee prescribed by the rules and regulations of the SEC. Additionally, it can be viewed via the website of the SEC at http://www.sec.gov. The Partnership will file periodic reports with the SEC, copies of which will be available on our website at http://www.ARCapitalenergy.com. The information on our website does not constitute a part of this prospectus.

LITIGATION

We are not subject to any material pending legal proceedings. The following information is provided, however, since our name and our general partner’s name include “American Energy” and Mr. McClendon is the Chief Executive Officer of the Manager, which raises a possibility that we and our general partner could be named as additional defendants in the litigation described below.

On August 29, 2013, American Energy Partners, LP, an Oklahoma limited partnership, or American Energy Partners, filed an action for declaratory relief against American Energy Corporation, an Ohio corporation, or Century Mine, in the United States District Court for the Western District of Oklahoma, or Oklahoma District Court, seeking a declaratory judgment that American Energy Partners’ use of the trade name “American Energy Partners” does not constitute statutory or common law unfair competition, a violation of Ohio’s Deceptive Trade Practices Act or statutory or common law trade mark infringement under Ohio law. On August 30, 2013, Century Mine filed an action in the United States District Court for the Southern District of Ohio (Eastern Division), or the Ohio District Court, against American Energy Partners and Aubrey McClendon. Century Mine amended its complaint on October 16, 2013 adding American Energy — Utica, LLC, an Oklahoma limited liability company, or AEU, and together with American Energy Partners and Mr. McClendon, the Defendants, as a defendant. In its complaint, Century Mine alleges violations by Defendants of the Ohio Deceptive Trade Practices Act, common law unfair competition, and common law trademark and trade name infringement. Century Mine’s complaint seeks permanent injunctive relief against the Defendants and their affiliates enjoining them from using “American Energy.” Both American Energy Partners and AEU are affiliates of Mr. McClendon. Although American Energy Partners’ action for declaratory judgment was recently dismissed, Century Mine’s complaint and the Defendants’ motion to dismiss same or, alternatively, to transfer to the Oklahoma District Court, are currently pending before the Ohio District Court. Defendants believe that Century Mine’s claims are without merit and intend to vigorously defend against them.

On February 17, 2015 Chesapeake Energy Corporation (“CHK”) filed suit in the District Court of Oklahoma County, Oklahoma against American Energy Partners, LP (“AELP”), and certain other affiliates of the Manager. CHK alleged that Mr. McClendon misappropriated confidential information and trade secrets from CHK, which he subsequently used for the benefit of AELP and the named AELP affiliates. CHK’s claims against AELP and the AELP affiliates include violations of the Oklahoma Uniform Trade Secrets Act, aiding and abetting in Mr. McClendon’s breach of fiduciary duty and usurpation of corporate opportunities, and tortious interference with CHK’s prospective business relationships and CHK seeks an unspecified dollar amount of damages, punitive damages, and a permanent injunction from using CHK’s trade secret information and other relief. Mr. McClendon, AELP, the named AELP affiliates and The Energy and Minerals Group, a primary equity sponsor of AELP affiliates, immediately countered the CHK filing with separate statements asserting that CHK’s claims are baseless and without merit and that they intend to defend themselves vigorously against CHK’s lawsuit and the claims therein. On April 14, 2015 American Energy — Utica (“AEU”) and the Energy & Minerals Group announced that Chesapeake had dismissed AEU and John Doe Defendants 1-20 from the lawsuit filed by Chesapeake. Further, in connection with the formal investigation of Chesapeake commenced in 2012 by the U.S. Department of Justice into potential antitrust violations relating to the acquisition by Chesapeake of certain oil and gas leases, Mr. McClendon is also being investigated. There are no claims asserted against the Manager and we do not believe that this matter will have a material adverse effect on our operations, financial condition or prospects.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Exhibit D to this prospectus. This notice describes our current privacy policy and practices. Should you decide to establish or continue a Unitholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual, quarterly and other reports, proxy statements, distribution notices and other information, or documents, electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless otherwise provided in this prospectus or you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time on request. Such request will not constitute revocation of your consent to receive required documents electronically.

GLOSSARY

Capital Expenditures or Tangible Costs.  Those costs associated with property acquisition and drilling and completing natural gas and oil wells which are generally accepted as capital expenditures under the Code. This includes all of the following:

(i)	costs of equipment, parts and items of hardware used in drilling and completing a well;
(ii)	the costs (other than Intangible Drilling Costs and Lease acquisition costs) to re-enter and deepen an existing well, complete the well to deeper reservoirs, or plug and abandon the well if it is nonproductive from the targeted deeper reservoirs; and
(iii)	those items necessary to deliver acceptable natural gas and oil production to purchasers to the extent installed downstream from the wellhead of any well and which are required to be capitalized under the Code and its regulations.

Completion.  Installation of permanent equipment for production of oil or gas, or, in the case of a dry well, reporting to the appropriate authority that the well has been abandoned.

Developed oil and gas reserves.  Reserves of any category that can be expected to be recovered:

•	through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared with the cost of a new well, and
•	through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Development well.  A well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

Dry hole or well.  A development or extension well that proves to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

Exploratory well.  Means a well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known prospect.

Field.  An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Landowner’s Royalty Interest.  Means an interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operating, or maintenance, reserved by a landowner upon the creation of an oil and gas lease.

Leases.  Means full or partial interests in natural gas and oil leases, oil and natural gas mineral rights, fee rights, licenses, concessions, or other rights under which the holder is entitled to explore for and produce oil and/or natural gas, and includes any contractual rights to acquire any such interest.

Natural gas liquids.  The hydrocarbon liquids contained within natural gas.

Non-Capital Expenditures or Intangible Drilling Costs.  Means those expenditures associated with property acquisition and the drilling and completion of natural gas and oil wells that under present law are generally accepted as fully deductible currently for federal income tax purposes. This includes:

(i)	all expenditures made for any well before production in commercial quantities for wages, fuel,

repairs, hauling, supplies and other costs and expenses incident to and necessary for drilling the well and preparing the well for production of natural gas or oil, that are currently deductible pursuant to Section 263(c) of the Code and Treasury Reg. Section 1.612-4, and are generally termed “intangible drilling and development costs.”

Oil.  Crude oil and condensate.

Overriding Royalty Interest.  Means an interest in the natural gas and oil produced under a lease, or the proceeds from the sale thereof, carved out of the Working Interest, to be received free and clear of all costs of development, operation, or maintenance.

Production costs.  Costs incurred to operate and maintain wells and related equipment and facilities, including depreciation and applicable operating costs of support equipment and facilities and other costs of operating and maintaining those wells and related equipment and facilities. They become part of the cost of oil and gas produced. Examples of production costs (sometimes called lifting costs) are:

•	costs of labor to operate the wells and related equipment and facilities;
•	repairs and maintenance;
•	materials, supplies, and fuel consumed and supplies utilized in operating the wells and related equipment and facilities;
•	property taxes and insurance applicable to proved properties and wells and related equipment and facilities; and
•	severance taxes.

Productive well.  A development or extension well that is not a dry well.

Proved reserves.  Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward from known reservoirs, and under existing economic conditions, operating methods and government regulations prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

Reserves.  Estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

Standardized measure.  Standardized measure is the present value of estimated future net revenues to be generated from the production of proved reserves, determined in accordance with the rules and regulations of the SEC, without giving effect to non-property related expenses such as certain general and administrative expenses, debt service and future federal income tax expenses or to depreciation, depletion and amortization and discounted using an annual discount rate of 10%. Our standardized measure includes future obligations under the Texas gross margin tax, but it does not include future federal income tax expenses because we are a Partnership and are not subject to federal income taxes.

Undeveloped acreage.  Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of natural gas and oil regardless of whether such acreage contains proved reserves.

Undeveloped oil and gas reserves.  Reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

Working interest.  The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and which is subject to some portion of the cost of development, operation, or maintenance of the property.

FINANCIAL INFORMATION CONCERNING
OUR GENERAL PARTNER AND THE PARTNERSHIP

Financial information concerning our general partner and the Partnership is reflected in the following audited financial statements.

The securities offered by this prospectus are not securities of, nor are you acquiring an interest in our general partner, its affiliates, or any other entity other than the Partnership.

INDEX TO FINANCIAL STATEMENTS

AMERICAN ENERGY CAPITAL PARTNERS — ENERGY RECOVERY PROGRAM, LP formerly AMERICAN ENERGY CAPITAL PARTNERS, LP FINANCIAL STATEMENTS
Reports of Independent Registered Public Accounting Firms	F-2
Consolidated Balance Sheets as of December 31, 2014 and 2013	F-4
Consolidated Statements of Operations for Year Ended December 31, 2014 and the period from October 30, 2013 (inception) to December 31, 2013	F-5
Consolidated Statements of Partners’ Equity (Deficit) for Year Ended December 31, 2014 and for the period from October 30, 2013 (inception) to December 31, 2013	F-6
Consolidated Statement of Cash Flows for Year Ended December 31, 2014 and for the period from October 30, 2013 (inception) to December 31, 2013	F-7
Notes to Consolidated Financial Statements	F-8
AMERICAN ENERGY CAPITAL PARTNERS GP, LLC FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-15
Consolidated Balance Sheets as of December 31, 2014 and 2013	F-16
Consolidated Statements of Operations for Year Ended December 31, 2014 and for the period from October 30, 2013 (inception) to December 31, 2013	F-17
Consolidated Statements of Members’ Equity for Year Ended December 31, 2014 and for the period from October 30, 2013 (inception) to December 31, 2013	F-18
Consolidated Statements of Cash Flows for Year Ended December 31, 2014 and for the period from October 30, 2013 (inception) to December 31, 2013	F-19
Notes to Consolidated Financial Statements	F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
American Energy Capital Partners GP, LLC

We have audited the accompanying consolidated balance sheet of American Energy Capital Partners — Energy Recovery Program, LP and subsidiary (collectively, the “Partnership”) as of December 31, 2014, and the related statements of operations, partners’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2014 consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Energy Capital Partners - Energy Recovery Program, LP and subsidiary as of December 31, 2014, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles

/s/HEIN & ASSOCIATES LLP

Dallas, Texas
March 20, 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
American Energy Capital Partners GP, LLC

We have audited the accompanying consolidated balance sheet of American Energy Capital Partners, LP (a Delaware limited partnership) and subsidiary (the “Partnership”) as of December 31, 2013, and the related consolidated statements of operations, partners’ equity (deficit), and cash flows for the period from October 30, 2013 (inception) to December 31, 2013. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Energy Capital Partners, LP and subsidiary as of December 31, 2013, and the results of their operations and their cash flows for the period from October 30, 2013 (inception) to December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/GRANT THORNTON LLP

Oklahoma City, Oklahoma
March 12, 2014

AMERICAN ENERGY CAPITAL PARTNERS — ENERGY RECOVERY PROGRAM, LP

CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash	$2,643,155	$209,469
Prepaid expenses and other assets	112,328	—
Deferred affiliated costs	818,529	—
Deferred offering costs	—	561,952
Total current assets	$3,574,012	$771,421
LIABILITIES AND PARTNERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$393,476	$252,117
Due to affiliate	1,673,195	621,825
Distributions payable	29,598	—
Management fee payable	23,860	—
Total current liabilities	2,120,129	873,942
Commitments and contingencies (Note 5)
General Partner Interest	(103,501)	—
Limited Partners, 290,414 and 0 Common Units issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	1,557,384	—
Accumulated deficit	—	(102,521)
Partners' equity (deficit)	1,453,883	(102,521)
Total liabilities and partners' equity (deficit)	$3,574,012	$771,421

The accompanying notes are an integral part of these statements

AMERICAN ENERGY CAPITAL PARTNERS — ENERGY RECOVERY PROGRAM, LP

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2014	Period from October 30, 2013 (Inception) to December 31, 2013
Income	$—	$—
Expenses
Organizational costs	—	103,465
Insurance expense	302,167	—
Professional fees	198,769	—
Advisory fee	101,471
Management fee expense	49,600	—
Interest expense	3,297	—
Bank fees	184	56
Other expenses	47,840	—
Total expenses	703,328	103,521
Net loss	(703,328)	(103,521)
Less: General partner interest in net loss	—	(103,521)
Limited partners' interest in net loss	$(703,328)	$—
Net loss per common unit (basic and diluted)*	$(3.99)	$—
Weighted average Common Units outstanding (basic and diluted)	176,385	—

*	Net loss per Common Unit is only calculated for the period subsequent to the initial closing date as no Common Units were outstanding prior to June 16, 2014.

The accompanying notes are an integral part of these statements

AMERICAN ENERGY CAPITAL PARTNERS — ENERGY RECOVERY PROGRAM, LP

CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY (DEFICIT)

	General Partner	Limited Partner
	Amount	Number of Common Units	Amount	Accumulated Deficit	Total
October 30, 2013 (Inception)	$—	—	$—	$—	$—
Investment from parent	—	—		1,000	1,000
Net loss	—			(103,521)	(103,521)
December 31, 2013	—	—	—	(102,521)	(102,521)
Reclassification of accumulated deficit	(103,501)	—	980	102,521	—
Redemptions – Organizational Limited Partner	—	—	(980)	—	(980)
Issuance of Common Units	—	290,414	5,534,173	—	5,534,173
Offering costs	—	—	(3,157,185)	—	(3,157,185)
Net loss	—	—	(703,328)	—	(703,328)
Distributions	—	—	(116,276)	—	(116,276)
December 31, 2014	$(103,501)	290,414	$1,557,384	$—	$1,453,883

The accompanying notes are an integral part of these statements

AMERICAN ENERGY CAPITAL PARTNERS — ENERGY RECOVERY PROGRAM, LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2014	Period from October 30, 2013 (Inception) to December 31, 2013
Cash flows from operating activities:
Net loss	$(703,328)	$(103,521)
Change in assets and liabilities:
Prepaid expenses and other assets	(112,328)	—
Deferred affiliated costs	(818,529)
Accounts payable and accrued expenses	(72,738)	252,117
Due to affiliate	924,485
Management fee payable	23,860	—
Net cash provided by (used in) operating activities	(758,578)	148,596
Cash flows from financing activities:
Proceeds from issuance of common units	5,534,173	1,000
Payment of equity offering costs	(1,632,426)	(561,952)
Repayment to affiliates	(621,825)	—
Distributions paid	(86,678)	—
Redemptions – Organizational limited partner	(980)	—
Advances from affiliate	—	621,825
Net cash provided by financing activities	3,192,264	60,873
Net change in cash	2,433,686	209,469
Cash and cash equivalents, beginning of period	209,469	—
Cash and cash equivalents, end of period	$2,643,155	$209,469
Supplemental disclosures of cash flow information:
Interest Paid	$3,314	$—
Supplemental disclosures on non-cash financing activities:
Reclassification of deferred offering costs to additional paid-in capital	$1,034,795	$—
Distributions payable	$29,598	$—

The accompanying notes are an integral part of these statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 1 — Organization and Business Operations

American Energy Capital Partners — Energy Recovery Program, LP (formerly, American Energy Capital Partners, LP) and its consolidated subsidiary, AECP Operating Company, LLC (together, the “Partnership”), were both formed in Delaware on October 30, 2013. The general partner is American Energy Capital Partners GP, LLC (the “General Partner”), which was formed in Delaware on October 30, 2013 and is wholly owned by AR Capital Energy Holdings, LLC (the “ARC Sponsor”). The ARC Sponsor is under common control with AR Capital, LLC. In connection with the formation of the Partnership, the General Partner made an initial capital contribution in the amount of $20 for its general partner interest.

On May 8, 2014, the U.S. Securities and Exchange Commission (the “SEC”) declared effective the Partnership's registration statement on Form S-1 (File No. 333-192852) (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”) and the Partnership commenced its initial public offering (the “Offering”), on a `reasonable best efforts’ basis, of up to 100.0 million Common Units representing limited partnership interests (“Common Units”) at a per unit price of up to $20.00. The Offering is expected to end on May 8, 2016, or two years from the effectiveness of the Registration Statement (the “final termination date”). On June 16, 2014, the Partnership commenced business operations after raising $2.0 million of gross proceeds (the “initial closing”), the amount required for the Partnership to release equity proceeds from escrow, and began the Partnership's business activities, including the acquisition and development of producing and non-producing oil and gas properties, including drilling activities.

The Partnership has no officers, directors or employees. Instead, the General Partner manages the day-to-day affairs of the Partnership. All decisions regarding the management of the Partnership are made by the board of directors of the General Partner and its officers. The Partnership entered into a management services agreement (the “Management Agreement”) with AECP Management, LLC (the “Manager” or the “AECP Sponsor”). The General Partner will have full authority to direct the activities of the Manager under the Management Agreement. The Manager will provide the Partnership with management and operating services regarding substantially all aspects of operations. Realty Capital Securities, LLC (the “Dealer Manager”) serves as the dealer manager of the Offering.

The Partnership was formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and gas properties located onshore in the United States. The Partnership will seek to acquire working interests, leasehold interests, royalty interests, overriding royalty interests, production payments and other interests in producing and non-producing oil and gas properties. As of December 31, 2014, the Partnership had not identified any oil and gas properties. As we have not yet acquired oil and gas properties, our principal source of cash is the proceeds from our Offering, which we rely on to finance operations, distributions and capital investments.

Note 2 — Summary of Significant Accounting Policies

Basis of Accounting and Presentation

The accompanying consolidated financial statements of the Partnership included herein were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Cash

Cash includes cash in bank accounts. The Partnership deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company up to an insurance limit.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 2 — Summary of Significant Accounting Policies  – (continued)

Fair Value of Financial Instruments

The Partnership's financial instruments, such as cash, prepaid expenses and payables are reflected in the balance sheet at carrying value, which approximates fair value due to their short-term nature.

Organizational Costs

Organizational costs may include accounting, legal and regulatory fees incurred related to the formation of the Partnership. Organizational costs are expensed as incurred.

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with the Partnership’s Offering. Offering costs (other than selling commissions and the dealer manager fee) of the Partnership may be paid by the General Partner, its affiliates and the Manager on behalf of the Partnership. On May 8, 2014, the day the Partnership commenced its Offering, accumulated offering costs were reclassified from deferred costs to Partners' deficit. Offering costs may represent professional fees, fees paid to various regulatory agencies, and other costs incurred in connection with the registration and sale of the Partnership's Common Units. The Partnership will reimburse the General Partner and the Manager in a combined amount of up to 1.5% of the aggregate proceeds of the Offering, payable two-thirds to the General Partner and one-third to the Manager. Neither the General Partner nor the Manager will be entitled to reimbursement for offering and organization expenses to the extent such combined expenses exceed 1.5% of the aggregate offering proceeds. (See Note 6 — Related Party Transactions and Arrangements)

Net Loss Per Common Unit

Net loss per Common Unit is computed by dividing net loss applicable to Common Unit holders by the weighted average number of Common Units outstanding during the period. Net loss per Common Unit is only calculated for the period subsequent to the initial closing date as no Common Units were outstanding prior to June 16, 2014. Diluted net loss per Common Unit is the same as basic net loss per limited partner unit as there were no potentially dilutive common or subordinated units outstanding as of December 31, 2014.

Taxes

The Partnership is a disregarded entity for tax purposes. The Partnership will generally pay no taxes but rather the activities of the Partnership will pass through to and be reflected on the tax returns of the partners.

The Partnership is subject to certain provisions of accounting standards related to uncertain tax positions. The Partnership has reviewed its pass-through status and determined no uncertain tax positions exist. There were no income taxes or penalty items for either period presented.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (“ASU 2014-09”)”, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. This ASU is effective for reporting periods beginning after December 15, 2016, and for interim and annual reporting periods thereafter. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Partnership is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures.

In August 2014, FASB issued ASU No. 2014-15, “Presentation of Financial Statements — Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern,” which requires management to evaluate whether there is substantial doubt about the Partnership's ability to continue as a going concern. This ASU is effective for the annual reporting period ending after

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 2 — Summary of Significant Accounting Policies  – (continued)

December 15, 2016, and for interim and annual reporting periods thereafter. Early application is permitted. The Partnership is currently evaluating the adoption of this ASU and its impact on the consolidated financial statements.

Note 3 — Manager and the Management Agreement

The Partnership entered into the Management Agreement with the Manager to provide the Partnership with management and operating services regarding substantially all aspects of operations. All services provided by the Manager will be under and subject to the supervision of the General Partner.

Under the Management Agreement, the Manager will provide management and other services to the Partnership, including the following:

•	identifying onshore producing and non-producing oil and gas properties that the Partnership may consider acquiring, and assisting the Partnership in evaluating, contracting for and acquiring these properties and managing the development of these properties;
•	investigating and evaluating financing alternatives for any property acquisition and the ownership, development and operations of assets, and any refinancing;
•	operating, or causing one of its affiliates to operate, on the Partnership’s behalf, any properties in which the Partnership’s interest in the property is sufficient to appoint the operator;
•	overseeing the operations on properties operated by persons other than the Manager, including recommending whether the Partnership should participate in the development of such properties by the operators of the properties;
•	arranging for the marketing, transportation, storage and sale of all natural gas, natural gas liquids and oil produced from properties and procuring all supplies, materials and equipment needed in order to perform lease operations;
•	taking any actions requested by the Partnership to prepare and arrange for all or any portion of the Partnership’s assets to be sold or otherwise disposed of or liquidated; and
•	establishing cash management and risk management, including hedging, programs for the Partnership, receiving the revenues from the sale of production from properties and paying operating expenses and approved capital expenses with respect to properties.

The Management Agreement provides that the Partnership, through the supervision of the General Partner, will direct the services provided under the Management Agreement, and that the Manager will determine the means or method by which those directions are carried out. The Management Agreement further provides that the Manager will conduct the day-to-day operations of the business as provided in draft budgets that the Manager will prepare and the Partnership, through the supervision of the General Partner, will have the right to approve and review on a quarterly basis. The Management Agreement also contains a list of activities in which the Manager will not engage without prior approval of the Partnership and/or the General Partner.

Commencing with a payment for the month of the initial closing, and for each month thereafter through the final termination date of the Offering, the Partnership will pay the Manager a monthly management fee equal to an annual rate of 3.5% of the sum of: (i) the capital contributions made by the holders of Common Units to the Partnership from the initial closing through the final termination date; and (ii) the average outstanding indebtedness of the Partnership during the preceding month.

For each month beginning with the first month following the final termination date of the Offering, the Partnership will pay a monthly management fee equal to an annual rate of 5.0%, which will be paid four-fifths

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 3 — Manager and the Management Agreement  – (continued)

to the Manager and one-fifth to the General Partner, of the sum of: (i) the capital contributions made by the holders of Common Units to the Partnership; and (ii) the average outstanding indebtedness during the preceding month.

The management fee includes the Manager’s general and administrative overhead expenses and the Manager will not receive a separate reimbursement of its general and administrative expenses from any source other than the monthly management fee. However, the Manager will receive reimbursement of its direct expenses paid to third-parties.

In conjunction with the acquisition cost of producing and non-producing oil and gas properties (excluding any properties the Partnership may elect to acquire from the Manager or an affiliate of the Manager), the Manager will be entitled to receive an acquisition fee equal to 2% of the contract price for each property acquired. The Manager will also be entitled to reimbursements of acquisition expenses for each property acquired, with the aggregate amount of the acquisition fee and reimbursement of acquisition expenses not to exceed 3% of the contract price for each property acquired.

When the Manager operates the Partnership’s properties pursuant to a model form operating agreement, it will receive reimbursement at actual cost for all direct expenses incurred by it on behalf of the Partnership, including expenses to gather, transport, process, treat and market the Partnership’s oil and natural gas production; and well supervisory fees at competitive rates for maintaining and operating the wells during drilling and producing operations.

In conjunction with the disposition by the Partnership of its producing and non-producing oil and gas properties and in consideration for the services to be performed by the Manager and the General Partner in connection with the disposition of Partnership properties from time to time, the Manager and the General Partner will receive reimbursement for their respective costs incurred in connection with such activities, plus a fee equal to 1.0% of the contract sales price of the properties (excluding any properties acquired from the Partnership by the General Partner, the Manager, or their respective affiliates), (including when paid any deferred payment or “earn out” amounts), which will be paid one-half (0.5%) to each of the Manager and the General Partner. (See Note 6 — Related Party Transactions and Arrangements).

In conjunction with the financing by the Partnership of its producing and non-producing oil and gas properties and operations (other than the Offering described in the Registration Statement, but including the Partnership’s initial revolving credit facility) and in consideration for the services to be performed by the General Partner and the Manager in connection therewith, the General Partner and the Manager will receive a financing coordination fee equal to 0.75% of the principal amount of any financing (as the Partnership draws it down if it is not 100% funded in a single closing), which will be paid two-thirds (0.5%) to the Manager and one-third (0.25%) to the General Partner. (See Note 6 — Related Party Transactions and Arrangements).

During the year ended December 31, 2014, $49,600 had been incurred by the Manager for monthly management fee services under the Management Agreement. During the period from October 30, 2013 (inception) through December 31, 2013, no fees were incurred by the Manager for services under the Management Agreement.

Note 4 — Common Units

As of December 31, 2014, the Partnership had 290,414 Common Units outstanding.

On September 19, 2014, the General Partner approved and authorized the distribution rate equal to $1.20 per annum based on the price of the Partnership's Common Units. This distribution rate corresponds to a 6.0% annualized rate based on the unit price of $20.00 to be calculated based on unitholders of record each day during the applicable period at a rate of $0.00328767123 per day. The distributions will be deemed to accrue with respect to each unit commencing on the applicable closing date on which such unit was issued.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 4 — Common Units  – (continued)

The below table shows the distributions paid on shares outstanding during the year ended December 31, 2014.

Date Paid	Period Covered	Total Distribution
October 1, 2014	June 16, 2014 – September 30, 2014	$42,933
November 1, 2014	October 1, 2014 – October 30, 2014	20,021
December 1, 2014	November 1, 2014 – November 30, 2014	23,724
Total		$86,678

For the year ended December 31, 2014, the Partnership paid cash dividends of $86,678 and had a net loss of $703,328. As of December 31, 2014, the Partnership had a distribution payable of $29,598 for dividends accrued in the month of December 2014.

Note 5 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Partnership may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Partnership.

Note 6 — Related Party Transactions and Arrangements

Fees Paid in Connection with the Offering

Realty Capital Securities, LLC, an entity which is under common control with the ARC sponsor, is the Dealer Manager. The Dealer Manager will receive fees and compensation in connection with the sale of the Common Units. The Dealer Manager will receive a selling commission of up to 7.0% of the gross proceeds of the Offering. In addition, the Dealer Manager will receive up to 3.0% of the gross proceeds of the Offering as a dealer manager fee. During the year ended December 31, 2014, $306,764 of commissions and fees were incurred from the Dealer Manager. During the period from October 30, 2013 (inception) to December 31, 2013, no commissions and fees were incurred from the Dealer Manager.

The General Partner, its affiliates and the Manager receive compensation and reimbursement for services relating to the Offering, including transfer agency services provided by an affiliate of the Dealer Manager.

The Partnership is responsible for organizational and offering costs from the ongoing Offering, excluding selling commissions and dealer manager fees, up to a maximum of 1.5% of gross proceeds received from its ongoing Offering of Common Units, measured at the end of the Offering. Organizational and offering costs in excess of the 1.5% cap as of the end of the Offering are the responsibility of the General Partner and the Manager. The General Partner will be allocated two-thirds of this 1.5% reimbursement cap and the Manager will be allocated one-third of such reimbursement cap. As of December 31, 2014, organizational and offering costs exceeded 1.5% of gross proceeds received from the Offering by $2,870,873, due to the ongoing nature of the Offering and the fact that many expenses were paid before the Offering commenced.

During the year ended December 31, 2014, $1,168,399 of related party costs were incurred by the Partnership in connection with the Offering. As of December 31, 2014, the Partnership had amounts due to affiliate, comprised of $748,710 to affiliates of the General Partner or the Manager for costs incurred by the Partnership. During the period from October 30, 2013 (inception) to December 31, 2013, $6,137 of related party costs were incurred by the Partnership and due to affiliates in connection with the Offering. As of December 31, 2013, the Partnership had a payable of $621,825 to the General Partner for costs incurred by the Partnership.

Fees paid in Connection with Operations of the Partnership

The Partnership will reimburse the General Partner on a monthly basis for its allocable portion of administrative costs and third-party expenses it incurs or payments it makes on behalf of the Partnership. Administrative costs include all customary and routine expenses incurred by the General Partner for the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 6 — Related Party Transactions and Arrangements  – (continued)

conduct of Partnership administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. Administrative costs do not include any organization and offering expenses incurred by the General Partner and its affiliates. Administrative costs and other charges for goods and services must be fully supportable as to the necessity thereof and the reasonableness of the amount charged. During the year ended December 31, 2014 and for the period from October 30, 2013 (inception) to December 31, 2013, no administrative costs of the General Partner were reimbursed in connection with the operations of the Partnership.

In conjunction with the disposition by the Partnership of its producing and non-producing oil and gas properties and in consideration for the services to be performed by the General Partner in connection with the disposition of Partnership properties from time to time, the General Partner will receive reimbursement of its respective costs incurred in connection with such activities, plus a fee equal to 0.5% of the contract sales price (excluding any properties acquired from the Partnership by the General Partner, the Manager, or their respective affiliates), (including when paid any deferred payment or “earn out” amounts), payable in cash concurrently with the Manager's 0.5% disposition fee for a total of 1.0%. (See Note 3 — Manager and the Management Agreement). During the year ended December 31, 2014 and for the period from October 30, 2013 (inception) to December 31, 2013, no disposition fees were reimbursed to the General Partner in connection with the operations of the Partnership.

In conjunction with the financing by the Partnership of its producing and non-producing oil and gas properties and operations (other than the Offering described in the prospectus, but including the Partnership’s initial revolving credit facility) and in consideration for the services to be performed by the General Partner in connection therewith, the General Partner will receive a financing coordination fee equal to 0.25% of the principal amount of any financing (as the Partnership draws it down if it is not 100% funded in a single closing), payable in cash concurrently with the Manager's 0.5% financing coordination fee for a total of 0.75%. (See Note 3 — Manager and the Management Agreement). During the year ended December 31, 2014 and for the period from October 30, 2013 (inception) to December 31, 2013, no financing fees were paid to the General Partner in connection with the operations of the Partnership.

During the year ended December 31, 2014, $105,956 of related party costs were incurred and payable by the Partnership in connection with the Partnership's operations. Of this amount, $101,471 was incurred related to the strategic advisory services and investment banking services in connection with the advisory agreement with our Dealer Manager as defined below.

Advisory Fee

Effective November 12, 2014, the Partnership entered into an agreement with the Dealer Manager to provide strategic advisory services and investment banking services required in the ordinary course of the Partnership's business, such as performing financial analysis, evaluating publicly traded comparable companies and assisting in developing a portfolio composition strategy, a capitalization structure to optimize future liquidity options and structuring operations. The Partnership has accrued and amortizes the cost of $920,000 associated with this agreement over the estimated life of the Offering into “Other expense” on our consolidated statements of operations. During the year ended December 31, 2014, $101,471 was incurred for the above services. As of December 31, 2014, the $920,000 payable to the Dealer Manager is included in due to affiliates on our consolidated balance sheets.

Incentive Distribution Rights

On the initial closing date, the Partnership issued incentive distribution rights to the General Partner and AECP Holdings, LLC (“Holdings”), an affiliate of the Manager. The incentive distribution rights were issued 50% to the General Partner and 50% to Holdings.

Upon a sale of all or substantially all of the Partnership's properties, the General Partner and Holdings will each be entitled to receive a one-time incentive performance payment in cash equal to 12.5% of the aggregate sale price of the Partnership's properties net of expenses and of the payment of all Partnership debts

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014

Note 6 — Related Party Transactions and Arrangements  – (continued)

and obligations, minus the excess, if any, of $20.00 per Common Unit (the original purchase price per Common Unit) of all outstanding Common Units, less the aggregate amounts previously distributed after the final termination date of the Offering on the outstanding Common Units.

Upon a listing of the Common Units on a national securities exchange, the General Partner and Holdings will each be entitled to receive either newly issued Common Units or newly issued subordinated units. In either case, the amount received will be equal to 12.5% of the aggregate listing performance distribution amount for all units outstanding divided by the current market price. In addition, the incentive distribution rights held by the General Partner and Holdings will entitle them to receive increasing percentages of distributions made on the Common Units above the targeted minimum quarterly distributions, which will be determined and established upon a listing of the Common Units.

The Manager will also be entitled to other fees per the Management Agreement. See Note 3 — Manager and the Management Agreement.

Note 7 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Annual Report on Form 10-K, and determined that there have not been any events that have occurred that would require adjustments to disclosures in the consolidated financial statements except for the following transactions:

Distributions Paid

On January 2, 2015, the Partnership paid a cash distribution of $29,598 to holders of Common Units for the month of December 2014.

Sale of Common Units

As of February 28, 2015, the Partnership had 339,386 Common Units outstanding and has raised total gross proceeds of $6,502,173. Subsequent to December 31, 2014, the Partnership issued 48,972 Common Units for total gross proceeds of $968,000 based on a per unit value of up to $20.00.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
American Energy Capital Partners GP, LLC

We have audited the accompanying consolidated balance sheets of American Energy Capital Partners GP, LLC and subsidiaries (collectively, the “Company”) as of December 31, 2014 and 2013, and the related statements of operations, partners’ equity, and cash flows for the year ended December 31, 2014 and for the period from October 30, 2013 (inception) through December 31, 2013. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Energy Capital Partners GP, LLC and subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the year ended December 31, 2014 and for the period from October 30, 2013 (inception) through December 31, 2013 in conformity with U.S. generally accepted accounting principles

/s/ HEIN & ASSOCIATES LLP
Dallas, Texas
April 28, 2015

American Energy Capital Partners GP, LLC
Consolidated Balance Sheets

	December 31, 2014	December 31, 2013
Assets
Cash	$2,751,295	$223,939
Equity investment in affiliate	1,528,050	1,516,200
Deferred affiliated costs	818,529	—
Deferred offering costs	—	561,952
Prepaid expenses and other assets	112,328	—
Dividend receivable	8,026	8,026
Total Assets	$5,218,228	$2,310,117
Liabilities and Members’ Equity
Due to affiliate	$1,691,449	$—
Accounts payable and accrued expenses	393,476	271,517
Distributions payable	23,936	—
Management fee payable	23,860	—
Total Liabilities	2,132,721	271,517
Commitments and contingencies (Note 3, 5 and 7)
Members' equity	1,753,269	2,038,600
Non-controlling interest	1,332,238	—
Total liabilities and members’ equity	$5,218,228	$2,310,117

See accompanying Notes to the Consolidated Financial Statements

American Energy Capital Partners GP, LLC
Consolidated Statements of Operations

	For the year ended December 31, 2014	For the Period from October 30, 2013 (Inception) to December 31, 2013
Income
Dividend income	$94,500	$9,321
Total income	94,500	9,321
Expenses
Insurance expense	302,167	—
Professional fees	198,769	—
Advisory fee	101,471	—
Management fee expense	49,600	—
Organizational costs	12,115	122,865
Interest expense	3,297	—
Bank fees	184	56
Other expense	66,093	—
Total expenses	733,696	122,921
Loss before other income	(639,196)	(113,600)
Other Income
Change in fair value of equity investment in affiliate	11,850	1,200
Net loss	(627,346)	(112,400)
Net loss attributable to non-controlling interest	(568,782)	—
Net loss attributable to members' equity	$(58,564)	$(112,400)

See accompanying Notes to the Consolidated Financial Statements

American Energy Capital Partners GP, LLC
Consolidated Statements of Members’ Equity

	Members Equity	Non-Controlling Interest	Total
October 30, 2013 (Inception)	$—	$—	$—
Contributions from affiliate	2,151,000	—	2,151,000
Net loss	(112,400)	—	(112,400)
December 31, 2013	2,038,600	—	2,038,600
Contributions from affiliate	1,000,000	—	1,000,000
Redemption – funds to affiliate	(621,825)	—	(621,825)
Redemption – Organizational Limited Partner	(980)	—	(980)
Issuance of subsidiary shares to non-controlling interests	—	4,534,173	4,534,173
Offering costs	(603,962)	(2,553,224)	(3,157,186)
Net loss	(58,564)	(568,782)	(627,346)
Distributions	—	(79,929)	(79,929)
December 31, 2014	$1,753,269	$1,332,238	$3,085,507

See accompanying Notes to the Consolidated Financial Statements

American Energy Capital Partners GP, LLC
Consolidated Statements of Cash Flows

	For the year ended December 31, 2014	For the Period from October 30, 2013 (Inception) to December 31, 2013
Cash flows from operating activities:
Net loss	$(627,346)	$(112,400)
Change in fair value of equity investment in affiliate	(11,850)	(1,200)
Increase (decrease) resulting from changes in:
Dividend receivable	—	(8,026)
Deferred affiliated costs	(818,529)	—
Prepaid expenses and other assets	(112,328)	—
Due to affiliate	942,739	—
Management fee payable	23,860	—
Accounts payable and accrued expenses	(92,138)	271,517
Net cash provided by operating activities	(695,592)	149,891
Cash flows from financing activities:
Issuance of subsidiary shares	4,534,173	—
Contributions from affiliate	1,000,000	636,000
Redemption – funds to affiliate	(621,825)	—
Redemption – Organizational Limited Partner	(980)	—
Distributions paid	(55,993)	—
Payment of equity offering costs	(1,632,427)	(561,952)
Net cash provided by financing activities	3,222,948	74,048
Net increase in cash	2,527,356	223,939
Cash and cash equivalents, beginning of period	223,939	—
Cash and cash equivalents, end of period	$2,751,295	$223,939
Supplemental disclosure of cash flow information:
Interest paid	$3,314	$—
Supplemental disclosure of non-cash financing activities:
Contribution of equity investment from affiliate	$—	$1,515,000
Reclassification of deferred offering costs to additional paid-in capital	$1,034,795	$—
Distributions payable	$23,936	$—

See accompanying Notes to the Consolidated Financial Statements

American Energy Capital Partners GP, LLC
Notes to the Consolidated Financial Statements
As of December 31, 2014

1. Organization and Proposed Business Operations

American Energy Capital Partners GP, LLC (the “General Partner”) is a Delaware limited liability company (“LLC”) formed on October 30, 2013 and is 100% owned by AR Capital Energy Holdings, LLC (the “ARC Sponsor”). The ARC Sponsor is under common control with AR Capital, LLC. The General Partner was capitalized with 150,000 shares of common stock (“DNAV Shares”) of American Realty Capital Daily Net Asset Value Trust, Inc. (“DNAV”) on November 26, 2013, with $635,000 of cash on November 27, 2013 and $1,000,000 of cash on June 12, 2014. On June 16, 2014, the General Partner contributed $1,000,000 to the Limited Partner for approximately 55,556 Common Units. On June 17, 2014, the General Partner had redemptions of $621,821 which were returned back to its affiliate. The General Partner will be managed by its officers, with certain actions overseen by its directors.

The General Partner serves as the general partner of American Energy Capital Partners — Energy Recovery Program, LP (the “Limited Partner”), which was formed on October 30, 2013 as American Energy Capital Partners, LP. On May 8, 2014, the U.S. Securities and Exchange Commission (the “SEC”) declared effective the Limited Partner's registration statement on Form S-1 (File No. 333-192852) (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”) and the Limited Partner commenced its initial public offering (the “Offering”), on a “reasonable best efforts” basis, of up to 100.0 million Common Units representing limited partnership interests (“Common Units”) at a per unit price of up to $20.00. The Offering is expected to end on May 8, 2016, or two years from the effectiveness of the Registration Statement (the “final termination date”). On June 16, 2014, the Limited Partner commenced business operations after raising $2.0 million of gross proceeds (the “initial closing”), the amount required for the Limited Partner to release equity proceeds from escrow, and began the Limited Partner's business activities.

The Limited Partner has no officers, directors or employees. Instead, the General Partner will manage its day-to-day affairs. All decisions regarding the management of Limited Partner will be made by the board of directors of the General Partner and its officers. Additionally, the Limited Partner and AECP Operating Company, LLC, a wholly owned subsidiary of the Limited Partner, entered into a management services agreement (“Management Agreement”) with AECP Management, LLC (the “Manager”) on June 16, 2014. The Manager will provide the Limited Partner with management and operating services regarding substantially all aspects of operations. All services provided by the Manager will be under and subject to the supervision of the General Partner.

The Limited Partner was formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and gas properties located onshore in the United States. The Limited Partner will seek to acquire working interests, leasehold interests, royalty interests, overriding royalty interests, production payments and other interests in producing and non-producing oil and gas properties. As of December 31, 2014, the Limited Partner had not identified any oil and gas properties.

As an LLC, the General Partner’s liability regarding the liabilities assumed by the business is limited to the General Partner’s invested capital.

2. Summary of Significant Accounting Policies

Basis of Accounting and Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The consolidated financial statements of the General Partner include the accounts of the Limited Partner. Interests in the Limited Partner Common Units not owned by the General Partner are reflected as non-controlling interests. All significant intercompany balances and transactions have been eliminated in consolidation.

American Energy Capital Partners GP, LLC
Notes to the Consolidated Financial Statements
As of December 31, 2014

2. Summary of Significant Accounting Policies – (continued)

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ materially from those estimates.

Cash

Cash includes cash in bank accounts. The General Partner deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company up to an insurance limit.

Organizational Costs

Organizational costs may include accounting, legal and regulatory fees incurred related to the formation of the General Partner. Organizational costs are expensed as incurred.

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with the Limited Partner’s Offering. Offering costs (other than selling commissions and the dealer manager fee) of the Limited Partner may be paid by the General Partner, its affiliates and the Manager on behalf of Limited Partner. On May 8, 2014, the day that the Limited Partner commenced its Offering, accumulated offering costs were reclassified from deferred costs to Partners' deficit. Offering costs may represent professional fees, fees paid to various regulatory agencies, and other costs incurred in connection with the registration and sale of Limited Partner Common Units. The Limited Partner will reimburse the General Partner and the Manager in a combined amount of up to 1.5% of the gross proceeds of the Offering, payable two-thirds to the General Partner and one-third to the Manager. Neither the General Partner nor the Manager will be entitled to reimbursement for offering and organization expenses to the extent such combined expenses exceed 1.5% of the gross proceeds of the Offering. See Note 5 — Related Party Transactions and Arrangements.

Fair Value of Securities

The General Partner is required to disclose the fair value of financial instruments for which it is practicable to estimate. The fair value of short-term financial instruments such as cash, prepaid expenses and payables approximate their carrying value on the accompanying consolidated balance sheets due to their short-term nature. The DNAV Shares received to capitalize the General Partner are carried at fair value. See Note 6 — Fair Value Measurements.

Fair Value Option

The guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 825, Financial Instruments, provides a fair value option election that allows entities to make an irrevocable election of fair value as the initial and subsequent measurement attribute for certain eligible financial assets and liabilities. Unrealized gains and losses on items for which the fair value option has been elected are reported in other income on the Consolidated Statements of Operations. The decision to elect the fair value option is determined on an instrument by instrument basis and must be applied to an entire instrument and is irrevocable once elected. The General Partner has elected the fair value option for the DNAV Shares.

Taxes

The General Partner is a single member limited liability company and will be treated as a disregarded entity for tax purposes. The General Partner will pay no taxes but rather the activities of the General Partner will pass through to and be reflected on the tax return of the ARC Sponsor.

American Energy Capital Partners GP, LLC
Notes to the Consolidated Financial Statements
As of December 31, 2014

2. Summary of Significant Accounting Policies – (continued)

The General Partner is subject to certain provisions of accounting standards related to uncertain tax positions. The General Partner reviewed its pass through status and determined no uncertain tax positions exist. There were no taxes, interest or penalties during any period presented.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (“ASU 2014-09”)”, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. This ASU is effective for reporting periods beginning after December 15, 2016, and for interim and annual reporting periods thereafter. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The General Partner is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures.

In August 2014, FASB issued ASU No. 2014-15, “Presentation of Financial Statements — Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern,” which requires management to evaluate whether there is substantial doubt about the Limited Partner's ability to continue as a going concern. This ASU is effective for the annual reporting period ending after December 15, 2016, and for interim and annual reporting periods thereafter. Early application is permitted. The General Partner is currently evaluating the adoption of this ASU and its impact on the consolidated financial statements.

3. Manager and the Management Agreement

The Limited Partner entered into the Management Agreement with the Manager to provide the Limited Partner with management and operating services regarding substantially all aspects of operations. All services provided by the Manager will be under and subject to the supervision of the General Partner.

The Management Agreement provides that the Limited Partner, through the supervision of the General Partner, will direct the services provided under the Management Agreement, and that the Manager will determine the means or method by which those directions are carried out. The Management Agreement further provides that the Manager will conduct the day-to-day operations of the business as provided in draft budgets that the Manager will prepare and the Limited Partner, through the supervision of the General Partner, will have the right to approve and review on a quarterly basis. The Management Agreement also contains a list of activities in which the Manager will not engage without prior approval of the Limited Partner and/or the General Partner.

Commencing with a payment for the month of the initial closing, and for each month thereafter through the final termination date of the Offering, the Limited Partner will pay the Manager a monthly management fee equal to an annual rate of 3.5% of the sum of: (i) the capital contributions made by the holders of Common Units to the Limited Partner from the initial closing through the last day of the preceding month; and (ii) the average outstanding indebtedness of the Limited Partner during the preceding month.

For each month beginning with the first month following the final termination date of the Offering, the Limited Partner will pay a monthly management fee equal to an annual rate of 5.0%, which will be paid four-fifths to the Manager and one-fifth to the General Partner, of the sum of: (i) the capital contributions made by the holders of Common Units to the Limited Partner from the initial closing through the final termination date; and (ii) the average outstanding indebtedness during the preceding month.

During the year ended December 31, 2014, $49,600 had been incurred by the Manager for monthly management fee services under the Management Agreement. During the period from October 30, 2013

American Energy Capital Partners GP, LLC
Notes to the Consolidated Financial Statements
As of December 31, 2014

3. Manager and the Management Agreement – (continued)

(inception) through December 31, 2013, no fees were incurred by the Manager for services under the Management Agreement. The management fee payable as of December 31, 2014 and 2013 was $23,860 and $0, respectively.

4. Common Units

As of December 31, 2014, the Limited Partner had 290,414 Common Units outstanding. Of this, the General Partner owned approximately 55,556 Common Units in the Limited Partner.

On September 19, 2014, the General Partner approved and authorized the distribution rate equal to $1.20 per annum based on the price of the Limited Partner's Common Units. This distribution rate corresponds to a 6.0% annualized rate based on the unit price of $20.00 to be calculated based on unitholders of record each day during the applicable period at a rate of $0.00328767123 per day. The distributions will be deemed to accrue with respect to each unit commencing on the applicable closing date on which such unit was issued.

The below table shows the distributions paid on Common Units outstanding during the year ended December 31, 2014.

Date Paid	Period Covered	Total Distribution
October 1, 2014	June 16, 2014—September 30, 2014	$42,933
November 1, 2014	October 1, 2014—October 30, 2014	20,021
December 1, 2014	November 1, 2014—November 30, 2014	23,724
		$86,678

For the year ended December 31, 2014, the Limited Partner paid cash dividends of $86,678 and had a net loss of $703,328. Of the $86,678 of cash distributions paid, the Limited Partner paid cash dividends to the General Partner in the amount of $30,684 which was eliminated in consolidation. As of December 31, 2014, the Limited Partner had a distribution payable of $29,598 for dividends accrued in the month of December 2014. This amount includes a distribution payable of $5,662 to the General Partner which was eliminated in consolidation.

5. Related Party Transactions and Arrangements

Fees paid in Connection with the Offering of the Limited Partner

Realty Capital Securities, LLC, an entity under common control with the General Partner, is the dealer manager of the Offering (the “Dealer Manager”). The Dealer Manager receives fees and compensation in connection with the sale of the Limited Partner’s Common Units. The Dealer Manager will receive a selling commission of up to 7.0% of the gross proceeds of the Offering. In addition, it is expected that the Dealer Manager will receive up to 3.0% of the gross proceeds of the Offering as a dealer manager fee. During the year ended December 31, 2014, $306,764 of commissions and fees were incurred from the Dealer Manager. During the period from October 30, 2013 (inception) to December 31, 2013, no commissions and fees were incurred from the Dealer Manager.

The Limited Partner is responsible for organizational and offering costs from the ongoing Offering, excluding commissions and dealer manager fees, up to a maximum of 1.5% of gross proceeds of the Offering, measured at the end of the Offering. Organizational and offering costs in excess of the 1.5% cap as of the end of the Offering are the responsibility of the General Partner and the Manager to the extent the respective parties incur such costs. As of December 31, 2014, organizational and offering costs exceeded 1.5% of gross proceeds received from the Offering by $2,870,873 with the remainder subject to possible reimbursement pending the final termination date of the Offering.

American Energy Capital Partners GP, LLC
Notes to the Consolidated Financial Statements
As of December 31, 2014

5. Related Party Transactions and Arrangements – (continued)

The General Partner, its affiliates and entities under common ownership with the General Partner receive compensation and reimbursement for services relating to the Offering, including transfer agency services provided by an affiliate of the Dealer Manager.

During the year ended December 31, 2014, $1,168,399 of related party costs were incurred by the Limited Partner in connection with the Offering. As of December 31, 2014, the General Partner’s consolidated balance sheets had amounts due to affiliate, which included $748,710 to affiliates of the General Partner or the Manager for costs incurred by the Limited Partner. During the period from October 30, 2013 (inception) to December 31, 2013, $6,137 of related party costs were incurred by the Limited Partner and due to affiliates in connection with the Offering. As of December 31, 2013, the Limited Partner had a payable of $621,825 to the General Partner for costs incurred by the Limited Partner which was eliminated in consolidation.

Fees paid or received in Connection with Operations of the Limited Partner

The General Partner will be reimbursed by the Limited Partner on a monthly basis for its allocable portion of administrative costs and third-party expenses incurred or payments made on behalf of the Limited Partner. Administrative costs include all customary and routine expenses incurred by the General Partner for the conduct of the Limited Partner’s administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. Administrative costs do not include any organization and offering expenses incurred by the General Partner and its affiliates. Administrative costs and other charges for goods and services must be fully supportable as to the necessity thereof and the reasonableness of the amount charged. During the year ended December 31, 2014 and for the period from October 30, 2013 (inception) to December 31, 2013, no administrative costs were reimbursed to the General Partner or received by the General Partner in connection with the operations of the Limited Partner.

In conjunction with the disposition of the Limited Partner’s producing and non-producing oil and gas properties and in consideration for the services to be performed by the General Partner in connection with the disposition of the Limited Partner properties from time to time, the General Partner will receive reimbursement of its respective costs incurred in connection with such activities, plus a fee equal to 0.5% of the contract sales price (including when paid any deferred payment or “earn out” amounts). During the year ended December 31, 2014 and for the period from October 30, 2013 (inception) to December 31, 2013, no disposition fees were reimbursed to the General Partner or received by the General Partner in connection with the operations of the Limited Partner.

In conjunction with the financing by the Limited Partner’s producing and non-producing oil and gas properties and operations (including the Limited Partner’s initial revolving credit facility) and in consideration for the services to be performed by the General Partner in connection therewith, the General Partner will receive a financing coordination fee equal to 0.25% of the principal amount of any financing (as the Limited Partner draws it down if it is not 100% funded in a single closing). During the year ended December 31, 2014 and for the period from October 30, 2013 (inception) to December 31, 2013, no financing fees were received by the General Partner in connection with the operations of the Limited Partner.

Effective November 12, 2014, the Limited Partner entered into an agreement with the Dealer Manager to provide strategic advisory services and investment banking services required in the ordinary course of the Limited Partner's business, such as performing financial analysis, evaluating publicly traded comparable companies and assisting in developing a portfolio composition strategy, a capitalization structure to optimize future liquidity options and structuring operations. The Limited Partner has accrued and amortizes the cost of $920,000 associated with this agreement over the estimated life of the Offering into “Other expense.”

During the year ended December 31, 2014, $124,210 of related party costs was incurred by the General Partner and Limited Partner in connection with the Limited Partner's operations. Of this amount, $101,471 was incurred related to the strategic advisory services and investment banking services in connection with the advisory agreement with the Dealer Manager. As of December 31, 2014, the General Partner’s consolidated

American Energy Capital Partners GP, LLC
Notes to the Consolidated Financial Statements
As of December 31, 2014

5. Related Party Transactions and Arrangements – (continued)

balance sheets had amounts due to affiliate, which include $942,739 to affiliates of the General Partner for costs incurred in connection with the operations of the Limited Partner.

Incentive Distribution Rights

On the initial closing date, the Limited Partner issued incentive distribution rights to the General Partner and AECP Holdings, LLC (“Holdings”), an affiliate of the Manager. The incentive distribution rights were issued 50% to the General Partner and 50% to Holdings.

Upon a sale of all or substantially all of the Limited Partner’s properties, the General Partner and Holdings will each be entitled to receive a one-time incentive performance payment in cash equal to 12.5% of the aggregate sale price of the Limited Partner's properties net of expenses and of the payment of all the Limited Partner debts and obligations, minus the excess, if any, of $20.00 per Common Unit (the original purchase price per Common Unit) of all outstanding Common Units, less the aggregate amounts previously distributed after the final termination date of the Offering on the outstanding Common Units.

Upon a listing of the Common Units on a national securities exchange, the General Partner and Holdings will each be entitled to receive either newly issued Common Units or newly issued subordinated units. In either case, the amount received will be equal to 12.5% of the aggregate listing performance distribution amount for all units outstanding divided by the current market price. In addition, the incentive distribution rights held by the General Partner and Holdings will entitle them to receive increasing percentages of distributions made on the Common Units above the targeted minimum quarterly distributions, which will be determined and established upon a listing of the Common Units.

6. Fair Value Measurements

The General Partner discloses information about assets and liabilities carried at fair value using a hierarchical disclosure framework based upon the quality of inputs used to measure fair value.

Valuation techniques are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the General Partner’s market assumptions. These two types of inputs create the following fair value hierarchy:

•	Level 1: Quoted prices in active markets for identical instruments that the reporting entity has the ability to access at the measurement date.
•	Level 2: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model derived valuations whose inputs are observable or whose significant value drivers are observable.
•	Level 3: Instruments whose significant value drivers are unobservable.

The determination of where an asset or liability falls in the above hierarchy requires significant judgment and factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

As of December 31, 2014 and 2013, the General Partner owned 150,000 DNAV Shares. DNAV is a Maryland corporation that commenced its initial public offering on August 15, 2011 and has elected to be qualified as a real estate investment trust for U.S. federal income tax purposes for the taxable years ending December 31, 2014 and 2013. DNAV was formed to primarily acquire freestanding, single-tenant bank branches, convenience stores, and office, industrial and retail properties net leased to investment grade and other creditworthy tenants.

American Energy Capital Partners GP, LLC
Notes to the Consolidated Financial Statements
As of December 31, 2014

6. Fair Value Measurements – (continued)

For the year ended December 31, 2014, the General Partner recorded $94,500 of distributions from its investment in DNAV Shares, of which $8,026 remained payable as of December 31, 2014. For the period October 30, 2013 (inception) to December 31, 2013, the General Partner recorded $9,321 of distributions from its investment in DNAV Shares, of which $8,026 remained payable as of December 31, 2013.

DNAV performs a valuation analysis of its owned properties on a quarterly basis and establishes a daily net asset value (“NAV”) per share. The per share purchase price for the DNAV’s common stock is based on DNAV’s daily NAV per share. Additionally, DNAV provides limited liquidity to holders of its common stock at a redemption price per share equal to the NAV per share as of that date. Therefore, the General Partner believes that the NAV per share of DNAV is the best estimate of fair value for the DNAV Shares.

As of December 31, 2014, the General Partner valued the DNAV Shares at $10.187 per share. This value is based on the NAV per share of DNAV as of December 31, 2014. As of December 31, 2013, the General Partner valued the DNAV Shares at $10.108 per share. This value is based on the NAV per share of DNAV as of December 31, 2013. As of December 31, 2014 and 2013, the DNAV Shares were classified as a Level 2 fair value measurement.

7. Commitment and Contingencies

In the ordinary course of business, the General Partner may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the General Partner.

8. Subsequent Events

The General Partner has evaluated subsequent events through the date of this report and has determined there have not been any events that have occurred that would require adjustments to the disclosures in the consolidated financial statements except for the following transactions:

Distributions Paid

On January 2, 2015, the Limited Partner paid a cash distribution of $29,598 to holders of Common Units for the month of December 2014. On February 2, 2015, the Limited Partner paid a cash distribution of $31,331 to holders of Common Units for the month of January 2015. On March 2, 2015, the Limited Partner paid a cash distribution of $31,139 to holders of Common Units for the month of February 2015. On April 1, 2015, the Limited Partner paid $42,436 to holders of Common Units for the month of March 2015.

Sale of Common Units

As of April 10, 2015, the Limited Partner had 435,584 Common Units outstanding and has raised total gross proceeds of $8,404,001. Subsequent to December 31, 2014, the Limited Partner issued 145,170 Common Units for total gross proceeds of $2,869,828 based on a per unit value of up to $20.00.

[******]

APPENDIX A

PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning programs sponsored directly or indirectly by the parent of our sponsor. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of the parent of our sponsor and its affiliates. The parent of our sponsor’s prior public programs described in the following tables have investment objectives similar to ours. The parent of our sponsor considers programs that aim to preserve and protect investors' capital, provide stable cash distributions and generate capital appreciation to have investment objectives similar to those of our company, although we make investments primarily in commercial real estate debt rather than in commercial real estate properties. For additional information see the section entitled “Prior Performance Summary.”

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY THE PARENT OF OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN REALTY FINANCE TRUST, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I provides a summary of the experience of the parent of our sponsor and its affiliates in raising and investing funds for ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination of its offering, ARCT IV from its inception on February 14, 2012 to December 31, 2013, its last year before termination of its offering, PECO from its inception on October 13, 2009 to December 31, 2014, ARC HT from its inception on August 23, 2010 to December 31, 2013, its last year before termination of its offering, ARCT V from its inception on January 22, 2013 to December 31, 2014, NYRT from its inception on October 6, 2009 to December 31, 2013, its last year before termination of its offering, ARC RCA from its inception on July 29, 2010 to December 31, 2014, ARC Global from its inception on July 13, 2011 to December 31, 2014 and ARC HT II from its inception on October 15, 2012 to December 31, 2014. Information includes the dollar amount offered and raised, the length of the offering and the number of months to invest 90% of the amount available for investment.

(dollars in thousands)	ARCT III(1)	ARCT IV(2)	PECO	ARC HT(3)	ARCT V(4)	NYRT(5)		ARC RCA		ARC Global	ARC HT II
Dollar amount offered in primary offering	$1,500,000	$1,500,000	$1,500,000	$1,500,000	$1,700,000	$1,500,000		$1,500,000		$1,500,000	$1,700,000
Dollar amount raised(7)	1,750,291	1,753,560	1,806,955	1,791,198	1,557,640	1,697,677	(6)	938,673		1,765,296	2,078,623
Length of offerings (in months)	18	10	43	27	7	40		43		27	21
Months to invest 90% of amount available for investment (from beginning of the offering)	18	14	46	32	12	40		N/A	(8)	29	22

(1)	ARCT III completed its offering in September 2012.
(2)	ARCT IV completed its offering in April 2013.
(3)	ARC HT completed its offering in April 2013.
(4)	ARCT V completed its offering in October 2013.
(5)	NYRT completed its offering in December 2013.
(6)	Excludes gross proceeds of $17.0 million received in a private placement during the year ended December 31, 2010.
(7)	Includes share proceeds received through distribution reinvestment plans and shares reallocated from distribution reinvestment plans to the primary offerings.
(8)	As of December 31, 2014, this offering is still in the investment period and has not invested 90% of the amount offered.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III summarizes the operating results of ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination of its offering, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination of its offering, ARCT IV from its inception on February 14, 2012 to December 31, 2013, its last year before termination of its offering, PECO for the last five years ended December 31, 2014, ARC HT from its inception on August 23, 2010 to Nine Months Ended September 30, 2014, the last period filed with the SEC before termination of its offering, ARCT V from its inception on January 22, 2013 to December 31, 2013, NYRT from its inception on October 6, 2009 to December 31, 2013, ARC RCA from its inception on July 29, 2010 to December 31, 2014, ARC Global from its inception on July 13, 2011 to December 31, 2014 and ARC HT II from its inception on October 15, 2012 to December 31, 2014.

	ARCT(2)					ARCT III(3)			ARCT IV(4)
(dollars in thousands, except per share data)	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Period From August 17, 2007 (Date of Inception) to December 31, 2007	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From October 15, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2013	Period From February 14, 2012 (Date of Inception) to December 31, 2012
Summary Operating Results
Gross revenues	$129,120	$44,773	$14,964	$5,546	$—	$49,971	$795	$—	$89,382	$414
Operating expenses	$113,981	$36,919	$9,473	$3,441	$1	$75,580	$2,884	$—	$139,559	$2,970
Operating income (loss)	$15,139	$7,854	$5,491	$2,106	$(1)	$(25,609)	$(2,089)	$—	$(50,177)	$(2,556)
Interest expense	$(37,373)	$(18,109)	$(10,352)	$(4,774)	$—	$(7,500)	$(36)	$—	$(21,505)	$—
Net income (loss)-GAAP basis	$(23,955)	$(9,652)	$(4,315)	$(4,283)	$(1)	$(32,151)	$(2,124)	$—	$(71,659)	$(2,537)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$49,525	$9,864	$(2,526)	$4,013	$(200)	$5,542	$(1,177)	$—	$19,314	$(2,170)
Net cash flows provided by (used in) investing activities	$(1,203,365)	$(555,136)	$(173,786)	$(97,456)	$—	$(1,499,605)	$(72,453)	$—	$(2,156,838)	$(76,916)
Net cash flows provided by (used in) financing activities	$1,155,184	$572,247	$180,435	$94,330	$—	$1,632,005	$89,813	$—	$2,024,247	$214,788
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$86,597	$20,729	$3,176	$445	$—	$55,611	$565	$—	$90,520	$802
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$51.07	$34.32	$21.96	$37.97	$—	$31.77	$5.50	$—	$51.62	$3.14
From operations	$26.38	$16.33	$—	$25.26	$—	$3.17	$—	$—	$11.01	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$—	$—	$—	$—	$2.86	$—	$—	$—
From offering proceeds	$1.65	$2.56	$13.06	$—	$—	$13.30	$—	$—	$28.82	$1.76
From offering proceeds / distribution reinvestment plan	$23.04	$15.43	$8.90	$12.71	$—	$15.30	$2.64	$—	$11.79	$1.38
Summary Balance Sheet
Total assets (before depreciation)	$2,232,151	$946,831	$350,569	$167,999	$938	$1,741,260	$90,496	$402	$2,274,944	$217,048
Total assets (after depreciation)	$2,130,575	$914,054	$339,277	$164,942	$938	$1,709,383	$89,997	$402	$2,218,446	$216,743
Total liabilities	$730,371	$411,390	$228,721	$163,183	$739	$252,386	$6,541	$202	$809,400	$2,733
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	PECO					ARC HT
(dollars in thousands, except per share data)	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Nine Months Ended September 30, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From August 23, 2010 (Date of Inception) to December 31, 2010
Summary Operating Results
Gross revenues	$188,215	$73,165	$17,550	$3,529	$98	$194,367	$125,353	$35,738	$3,314	$—
Operating expenses	$191,256	$75,184	$18,804	$5,234	$808	$292,692	$132,340	$37,209	$6,242	$1
Operating income (loss)	$(3,041)	$(2,019)	$(1,254)	$(1,705)	$(710)	$(98,325)	$(6,987)	$(1,471)	$(2,928)	$(1)
Interest expense	$(20,360)	$(10,511)	$(3,020)	$(811)	$(38)	$(20,593)	$(15,843)	$(9,184)	$(1,191)	$—
Net income (loss)-GAAP basis	$(22,635)	$(12,350)	$(4,273)	$(2,516)	$(747)	$(117,932)	$(22,172)	$(10,637)	$(4,117)	$(1)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$75,671	$18,540	$4,033	$593	$201	$53,150	$53,011	$7,793	$(2,161)	$(1)
Net cash flows provided by (used in) investing activities	$(715,772)	$(776,219)	$(198,478)	$(56,149)	$(21,249)	$(514,563)	$(942,718)	$(452,546)	$(53,348)	$—
Net cash flows provided by (used in) financing activities	$195,500	$1,210,275	$195,130	$61,818	$21,555	$391,418	$979,285	$453,584	$60,547	$1
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$119,562	$38,007	$3,673	$873	$—	$89,120	$95,839	$14,474	$675	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$66.69	$54.12	$56.43	$58.07	$—	$49.75	$53.50	$29.48	$91.49	$—
From operations	$42.21	$26.40	$56.43	$39.44	$—	$29.67	$25.11	$15.87	$—	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$—	$18.62	$—	$7.66	$—	$0.24	$—	$—
From offering proceeds	$—	$1.08	$—	$—	$—	$—	$—	$—	$50.96	$—
From offering proceeds / distribution reinvestment plan	$24.48	$26.64	$—	$—	$—	$12.42	$28.39	$13.37	$40.53	$—
Summary Balance Sheet
Total assets (before depreciation)	$2,277,734	$1,767,110	$337,167	$87,463	$22,831	$2,329,616	$1,821,923	$711,930	$173,923	$844
Total assets (after depreciation)	$2,150,769	$1,721,527	$325,410	$85,192	$22,713	$2,148,337	$1,734,573	$690,668	$172,315	$844
Total liabilities	$742,629	$251,995	$173,139	$58,007	$21,556	$1,026,496	$298,829	$243,381	$118,490	$645
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	ARCT V	NYRT					ARC Retail
(dollars in thousands, except per share data)	Period From January 22, 2013 (Date of Inception) to December 31, 2013	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Period From October 6, 2009 (Date of Inception) to December 31, 2009	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From July 29, 2010 (Date of Inception) to December 31, 2010
Summary Operating Results
Gross revenues	$24,289	$55,887	$15,422	$7,535	$2,377	$—	$28,109	$7,161	$1,266	$—	$—
Operating expenses	$47,105	$67,266	$16,787	$6,888	$3,179	$1	$36,887	$8,974	$2,635	$313	$—
Operating income (loss)	$(22,816)	$(11,379)	$(1,365)	$647	$(802)	$(1)	$(8,778)	$(1,813)	$(1,369)	$(313)	$—
Interest expense	$(485)	$(10,673)	$(4,994)	$(3,910)	$(1,070)	$—	$(3,907)	$(2,761)	$(833)	$—	$—
Net income (loss)-GAAP basis	$(20,797)	$(19,311)	$(6,372)	$(3,265)	$(1,871)	$(1)	$(12,632)	$(4,704)	$(2,202)	$(313)	$—
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$(13,617)	$9,428	$3,030	$263	$(1,234)	$(1)	$4,509	$(786)	$187	$(260)	$—
Net cash flows provided by (used in) investing activities	$(1,225,532)	$(1,309,508)	$(145,753)	$(25,736)	$(30,729)	$—	$(586,368)	$(12,740)	$(12,902)	$—	$—
Net cash flows provided by (used in) financing activities	$1,340,325	$1,528,103	$137,855	$35,346	$32,312	$1	$739,527	$26,543	$12,993	$259	$1
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$35,277	$36,642	$6,703	$970 (5)	$— (5)	$—	$27,032	$1,738	$140	$—	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$22.65	$21.58	$38.28	$22.27	$—	$—	$28.80	$24.37	$17.63	$—	$—
From operations	$—	$5.55	$17.30	$6.04	$—	$—	$3.33	$—	$15.24	$—	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$6.34	$6.61	$—	$—	$—	$—	$—	$—	$—
From offering proceeds	$9.53	$4.93	$—	$—	$—	$—	$9.68	$15.07	$—	$—	$—
From offering proceeds / distribution reinvestment plan	$13.12	$11.10	$14.64	$9.62	$—	$—	$15.79	$9.30	$2.39	$—	$—
Summary Balance Sheet
Total assets (before depreciation)	$1,362,322	$2,089,488	$380,113	$141,139	$70,948	$954	$954,925	$126,039	$56,867	$36	$1,156
Total assets (after depreciation)	$1,347,375	$2,048,305	$367,850	$136,964	$69,906	$954	$935,810	$119,942	$55,724	$36	$1,156
Total liabilities	$35,561	$599,046	$225,419	$85,773	$45,781	$755	$152,710	$73,061	$57,046	$3,755	$956
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	ARC Global				ARC HT II
(dollars in thousands, except per share data)	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Period From July 13, 2011 (Date of Inception) to December 31, 2011	Year Ended December 31, 2014	Year Ended December 31, 2013	Period From October 15, 2012 (Date of Inception) to December 31, 2012
Summary Operating Results
Gross revenues	$93,383	$3,951	$30	$—	$58,439	$1,817	$—
Operating expenses	$135,512	$10,007	$433	$16	$92,770	$1,953	$15
Operating income (loss)	$(42,129)	$(6,056)	$(403)	$(16)	$(34,331)	$(136)	$(15)
Interest expense	$(14,852)	$(969)	$(10)	$—	$(3,559)	$—	$—
Net income (loss)-GAAP basis	$(53,594)	$(6,989)	$(413)	$(16)	$(37,678)	$(221)	$(15)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$(9,693)	$(3,647)	$(418)	$—	$(4,406)	$(764)	$—
Net cash flows provided by (used in) investing activities	$(1,517,175)	$(111,500)	$(1,357)	$—	$(1,531,415)	$(46,484)	$—
Net cash flows provided by (used in) financing activities	$1,582,907	$124,209	$2,027	$—	$1,606,605	$159,078	$3
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$80,313	$3,082	$1	$—	$76,744	$2,650	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$45.50	$19.99	$0.45	$—	$36.92	$14.19	$—
From operations	$0.04	$—	$—	$—	$—	$—	$—
From sales of properties	$—	$—	$—	$—	$—	$—	$—
From financings	$—	$—	$—	$—	$—	$—	$—
From offering proceeds	$20.03	$11.43	$0.45	$—	$16.92	$6.99	$—
From offering proceeds / distribution reinvestment plan	$25.43	$8.56	$—	$—	$20.00	$7.20	$—
Summary Balance Sheet
Total assets (before depreciation)	$2,471,365	$217,234	$2,963	$559	$1,888,657	$161,300	$810
Total assets (after depreciation)	$2,428,797	$214,927	$2,933	$559	$1,857,710	$160,206	$810
Total liabilities	$1,012,128	$92,207	$3,729	$375	$125,533	$2,057	$625
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A

N/A — not applicable.

(1)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans.
(2)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011. In March 2012, ARCT became a self-administered REIT and listed its common stock on The NASDAQ Global Select Market. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT's shares was suspended at market close on that date.
(3)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP.
(4)	ARCT IV completed its offering in October 2013. The data above includes uses of offering proceeds through December 31, 2013. On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP.
(5)	Excludes distributions related to private placement programs.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Table IV sets forth summary information on the results of programs sponsored directly or indirectly by the parent of our sponsor that have closed in the most recent five years and that have similar or identical investment objectives to us. For purposes of Table IV and the related narrative information, we consider a program to be closed at the earlier of the time when affiliates of the parent of our sponsor are no longer serving as the advisor, the program lists its shares of common stock for trading on a national exchange, sells all or substantially all of its assets or merges with a third party and is not the surviving entity in that merger.

Program name	ARCT(1)		ARCT III(2)		ARCT IV(3)		ARC HT(4)		NYRT(5)
Date of program closing	3/1/2012		2/26/2013		1/3/2014		4/7/2014		4/15/2014
Duration of program (months)	50		23		19		38		44
Dollar amount raised	$1,695,813		$1,750,291		$1,753,560		$1,791,198		$1,697,677	(6)
Annualized Return on Investment	8.7	%(7)	22.0	%(8)	17.4	%(8)	6.0	%(8)	5.4	%(7)
Median Annual Leverage	31.9%		15.0%		0.0%		15.8%		28.2%
Aggregate compensation paid or reimbursed to the sponsor or its affiliates	$184,213		$190,897		$193,486		$190,285		$161,696

(1)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011 and excludes proceeds received through private placements. On March 1, 2012, ARCT became a self-administered REIT and listed its common stock on the NASDAQ Global Select Market. ARCT's closing price per share on March 1, 2012 was $10.49. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation. Pursuant to the terms of the merger agreement, each share of ARCT common stock was converted into (i) $0.35 in cash, (ii) 0.2874 of a share of common stock of Realty Income Corporation and (iii) cash payable in lieu of any fractional shares of common stock of Realty Income Corporation. This liquidity event resulted in proceeds to ARCT stockholders of $2.2 billion
(2)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012. On February 26, 2013, ARCT III merged with and into a subsidiary of ARCP. Pursuant to the terms of the merger agreement, each share of ARCT III's common stock was converted into the right to receive (i) 0.95 of a share of common stock of ARCP or (ii) $12.00 in cash. This liquidity event resulted in proceeds to ARCT III stockholders of $2.4 billion.
(3)	On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP. Pursuant to the terms of the merger agreement, each share of ARCT IV's common stock was converted into the right to receive: (i) $9.00 in cash; (ii) 0.5190 of a share of common stock of ARCP's common stock; and (iii) 0.5937 of a share of ARCP's 6.70% Series F Cumulative Redeemable Preferred Stock. This liquidity event resulted in proceeds to ARCT IV stockholders of $2.1 billion.
(4)	ARC HT completed its offering in April 2013 and listed its common stock on the NASDAQ Global Select Market on April 7, 2014. The data above includes uses of offering proceeds through December 31, 2013. On January 16, 2015, ARC HT merged with and into a subsidiary of Ventas, Inc. Pursuant to the terms of the merger agreement, each share of ARC HT’s common stock was converted into the right to receive (i) 0.1688 of a share of common stock of Ventas, Inc. or (ii) $11.33 in cash. This liquidity event resulted in proceeds to ARC HT stockholders of $2.0 billion.
(5)	NYRT completed its offering in December 2013 and listed its common stock on the New York Stock Exchange on April 15, 2014. The data above includes uses of offering proceeds through December 31, 2013.
(6)	Excludes gross proceeds of $17.0 million received in a private placement during the year ended December 31, 2010.

(7)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the months of the offering divided by twelve. The aggregate amount distributed to investors includes distributions paid during the offering plus the shares outstanding multiplied by the volume weighted daily average price for the 30 day measurement period as defined in the incentive listing fee agreement.
(8)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the months of the offering divided by twelve. The aggregate amount distributed to investors includes distributions paid during the offering and the shares outstanding at the time of the sale multiplied by the price paid per share.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V summarizes the sales or disposals of properties by ARCT III, ARCT IV, PECO, ARC HT, ARCT V, NYRT, ARC DNAV, ARC Global, ARC RCA, ARC HT II, PECO II, HOST, ARC NYCR, ARC HT III, ARC Global II and ARC RCA II for the last three years ended December 31, 2014.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
Property (dollars in thousands)	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program(1)	Adjustments resulting from application of GAAP(2)	Total(3)	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs(4)	Total	Excess (deficiency) of Property Operating Cash Receipts Over Cash Expenditures(5)
ARCT III(6) — None
ARCT IV(7) — None
PECO:	March 2014	November 2014	$7,429	$—	$—	$—	$7,429	$—	$7,524	$7,524	$332
ARC HT(8) — None
ARCT V — None
NYRT — None
ARC DNAV — None
ARC Global — None
ARC RCA:	September 2013	April 2014	$543	$—	$—	$—	$543	$—	$10	$10	$—
ARC HT II — None
PECO II — None
ARC NYCR — None
ARC HT III — None
ARC Global II — None
ARC RCA II — None

(1)	No purchase money mortgages were taken back by program.
(2)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(3)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(4)	Amounts shown do not include a pro rata share of the offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of property.
(5)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.
(6)	On February 26, 2013, ARCT III merged with and into a subsidiary of ARCP and all of ARCT III's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT III stockholders of $2.4 billion.
(7)	On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP and all of ARCT IV's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT IV stockholders of $2.1 billion.
(8)	On January 16, 2015, ARC HT merged with and into a subsidiary of Ventas, Inc. This liquidity event resulted in proceeds to ARC HT stockholders of $2.0 billion.

Exhibit A to Prospectus

Second Amended and Restated
Agreement of Limited Partnership

American Energy Capital Partners — Energy Recovery Program, LP

April 29, 2015

Exhibit A-1

Exhibit A-2

Exhibit A-3

Form of Second Amended and Restated
Agreement of Limited Partnership
of
American Energy Capital Partners — Energy Recovery Program, LP

This Second Amended and Restated Agreement of Limited Partnership of American Energy Capital Partners — Energy Recovery Program, LP formerly known as American Energy Capital Partners, LP, dated as of April 29, 2015, is entered into by and between American Energy Capital Partners GP LLC, a Delaware limited liability company, as the General Partner, together with any other Persons who currently are or who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Administrative Costs” means all customary and routine expenses incurred by the General Partner for the conduct of Partnership administration, including legal, finance, accounting, secretarial travel, office rent, telephone, data processing and other items of a similar nature, but excluding Organization and Offering Expenses incurred by the General Partner and its Affiliates on behalf of the Partnership. No Administrative Costs charged shall be duplicated under any other category of expense or cost and no portion of the salaries, benefits, compensation or remuneration of controlling persons of the General Partner shall be reimbursed by the Partnership as Administrative Costs. Controlling persons include directors, executive officers and those holding a 5% or more equity interest in the General Partner or a person having power to direct or cause the direction of the General Partner, whether through the ownership of voting securities, by contract, or otherwise.

“Administrator” means, with respect to any state, the official or agency administering the securities laws of such state.

“Affiliate” means, with respect to any specified Person, (a) any person directly or indirectly owning, controlling, or holding with power to vote 10 percent or more of the outstanding voting securities of such specified person; (b) any person 10 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person; (c) any person directly or indirectly controlling, controlled by, or under common control with such specified person; (d) any officer, director, trustee or partner of such specified person, and (e) if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Second Amended and Restated Agreement of Limited Partnership of American Energy Capital Partners — Energy Recovery Program, LP, as it may be amended, supplemented or restated from time to time.

“Assessments” means additional amounts of capital which may be mandatorily required of or paid voluntarily by a Unitholder beyond his subscription commitment.

“Assets” means all of the assets of the Partnership Group, including, without limitation, (a) the Leases; (b) the Wells; (c) the Reserves properly allocable to the Leases and Wells; (d) all royalty interests, overriding royalty interests, production payments, net profits interests and other interests in oil and gas properties; (e) all tangible personal property, equipment, machinery, inventory, supplies, spare parts, fixtures and improvements that are a part of any Lease or Well or are owned by or in the possession of the Owner; and (f) all files, records and business data that relate to any Lease or Well or any business of the Operating Subsidiary.

“Assignee” means any Person who is transferred a Partnership Interest pursuant to the terms of this Agreement.

Exhibit A-4

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Available Cash” means the Available Cash of the Partnership and its Subsidiaries determined on a consolidated basis as of the end of each Calendar Month prior to the dissolution of the Partnership and its Subsidiaries, consisting of the cash on hand as of the end of such Month (representing the proceeds from the sale of crude oil, natural gas and other hydrocarbons from the properties of the Partnership and its Subsidiaries, net proceeds from sales of the properties of the Partnership and its Subsidiaries, net proceeds from the hedging activities of the Partnership and its subsidiaries, other receipts from the operations of the Partnership and its Subsidiaries and, if the General Partner so determines, in its sole and absolute discretion, Capital Contributions of the Partners and the proceeds of borrowings by the Partnership or its Subsidiaries), less cash determined by the General Partner, in its sole and absolute discretion, to be necessary or appropriate for operating expenses, capital expenditures, debt service and other contractual obligations of the Partnership and its Subsidiaries, and reserves for future capital (including future acquisitions and development operations) and operating requirements of the Partnership and its Subsidiaries that the General Partner determines to be necessary or appropriate. Available Cash for each Month will be determined by the General Partner following the end of each Month after the Initial Closing Date and continuing until the first to occur of the Listing Date (at which time the Partnership may implement a quarterly distribution policy) and the dissolution of the Partnership and its Subsidiaries. Notwithstanding the foregoing, in no event shall funds be advanced or borrowed by the Partnership for distributions to the General Partner and the Unitholders if the amount of the distributions would exceed the Partnership’s accrued and received revenues for the previous four quarters, less paid and accrued Operating Costs with respect to the revenues. The determination of revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied.

“Bankruptcy” means, with respect to any Person, the occurrence of any of the following events, conditions or circumstances: (i) such Person shall file a voluntary petition in bankruptcy or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer or consent seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the United States Bankruptcy Reform Act of 1978 (the “Bankruptcy Code”) or any present or future applicable federal or state statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or shall seek or consent to, or acquiesce in, the appointment of any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its properties (the term “acquiesce,” as used in this definition, includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree within 20 days, after entry of such order, judgment or decree); (ii) an involuntary case or other proceeding shall be commenced against such Person seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief with respect to such Person or its debts under the Bankruptcy Code or any present or future applicable federal or state statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 90 consecutive days, (iii) a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against such Person seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code, or any other present or future applicable federal or state statute or law relating to bankruptcy, insolvency, reorganization or other relief for debtors, and such Person shall acquiesce in the entry of such order, judgment or decree or such order, judgment or decree shall remain unvacated and unstayed for an aggregate of 90 days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of such Person or of all or any substantial part of its property shall be appointed without the consent or acquiescence of such Person and such appointment shall remain unvacated and unstayed for an aggregate of 90 days (whether or not consecutive); (iv) such Person shall admit in writing its inability to pay its debts as they mature or shall generally not be paying its debts as they

Exhibit A-5

become due; or (v) such Person shall make a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board of Directors” or “Board” means, with respect to the General Partner, the following, as applicable: (i) if the General Partner is a member managed limited liability company, the board of directors or similar governing body of the managing member of the General Partner; (ii) if the General Partner is a limited liability company (other than a member managed limited liability company) or a corporation, the board of directors or similar governing body of the General Partner; or (iii) if the General partner is a limited partnership, the board of directors or similar governing body of the general partner of the General Partner.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Capital Account” has the meaning assigned to such term in Exhibit B.

“Capital Contribution” means any cash, cash equivalents or the net Agreed Value (as defined in Exhibit B) of Contributed Property (as defined in Exhibit B) that a Partner contributes to the Partnership or that is contributed or deemed contributed to the Partnership on behalf of a Partner.

“Capital Expenditures” means those costs associated with property acquisition and the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Internal Revenue Code.

“Carried Interest” means an equity interest in a Program issued to a person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the Participants.

“Certificate” means (a) a certificate (i) substantially in the form of Exhibit A to this Agreement issued by the Partnership evidencing ownership of Common Units, or (ii) in such other form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more Units or (b) a certificate, in such form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of Incentive Distribution Rights and Subordinated Units.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.3, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Change of Control” means the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the outstanding membership interests of the General Partner; provided, however, that the Persons who, from time to time, own equity interests in the Qualifying Owners will not be deemed Beneficial Owners of the membership interests of the General Partner by reason of the ownership of such equity interests and provided further that if an entity ceases to be a Beneficial Owner it shall not be deemed to be a Change of Control if the Beneficial Owners of such entity continue to be the Beneficial Owners of the membership interests in the General Partner previously owned by such entity.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Interest” has the meaning assigned to such term in Section 11.3(i).

“Commission” means the United States Securities and Exchange Commission.

Exhibit A-6

“Common Unit” means a Limited Partner Interest representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights and obligations specified with respect to Common Units in this Agreement. The term “Common Unit” does not include a Subordinated Unit prior to the conversion of such Subordinated Unit into a Common Unit pursuant to the terms hereof.

“Conflicts Committee” means a committee of the Board of Directors of the General Partner to be formed after the Listing Date composed entirely of two or more directors, each of whom (a) is not a security holder, officer or employee of the General Partner, (b) is not an officer, director or employee of any Affiliate of the General Partner (c) is not a holder of any ownership interest in the Partnership Group other than Units and (d) is determined by the Board of Directors to be independent under the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Units are listed or admitted to trading (or if no such National Securities Exchange, the New York Stock Exchange).

“Contract Sales Price” means the total consideration received, including any “carried interest” consideration or deferred or “earn-out” payments when received, by any Group Member for the sale or other disposition of any Assets (other than sales of oil, gas and other hydrocarbons produced from the Assets in the ordinary course of business). With respect to any sale or disposition of Assets that consists, in whole or in part, of the receipt by the Partnership or the Operating Subsidiary of non-cash consideration, such non-cash consideration shall be determined to have the fair market value mutually agreed by the General Partner and the Manager.

“Cost” when used with respect to property, means (a) the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses; (b) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property; (c) a pro rata portion of seller's actual necessary and reasonable expenses for seismic and geophysical services; and (d) rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil and gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (d) hereof shall have been incurred not more than 36 months prior to the purchase by the program; provided that such period may be extended, at the discretion of the Administrator, upon proper justification. When used with respect to services, “cost” means the reasonable, necessary and actual expenses incurred by the seller on behalf of the program in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, “cost” means the price paid by the seller in an arm's-length transaction.

“Current Market Price” of any class of Limited Partner Interests means (a) prior to the Listing Date, the fair value of any Unit as determined by the General Partner or (b) after the Listing Date, with respect to Common Units, on or after 20 Trading Days (as hereinafter defined) following the Listing Date, the average of the daily Closing Prices (as hereinafter defined) per Common Unit for the 20 consecutive Trading Days immediately prior to such date of determination. As used in this definition of Current Market Price, “Closing Price” for any day means the last sale price on such day, regular way, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which Units are listed or admitted to trading or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and ask prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as

Exhibit A-7

determined by the General Partner and “Trading Day” means a day on which the principal National Securities Exchange on which such Units are listed or admitted for trading is open for the transaction of business.

“Dealer Manager” means Realty Capital Securities, LLC, a broker-dealer that is an affiliate of the General Partner, or any other affiliated or unaffiliated broker dealer who enters into a Dealer Manager Agreement with the Partnership and offers and sells Units.

“Dealer Manager Agreement” means the agreement with Realty Capital Securities, LLC, filed as an Exhibit to the Registration Statement, and any similar agreement with a broker dealer to offer and sell Units.

“Dealer Manager Fees” means the fees payable to the Dealer Manager pursuant to the Dealer Manager Agreement.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or Section 11.2.

“Depository” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Derivative Partnership Interests” means any options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative securities relating to, convertible into or exchangeable for Partnership Interests.

“Developed Reserves” means reserves of any category that can be expected to be recovered through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well.

“Development Well” means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

“Direct Costs” means all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the General Partner or its Affiliates. Direct Costs shall not include any cost otherwise classified as Organization and Offering Expenses, Administrative Costs, Operating Costs or property costs. Direct Costs may include the cost of services provided by the General Partner or its Affiliates if such services are provided pursuant to written contracts and in compliance with Section 7.11(iv).

“Distribution Date” has the meaning provided in Section 6.1.

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner the General Partner determines does not or would not subject such Group Member to a significant risk of cancellation or forfeiture under any federal, state or local law or regulation, including any governmental permit, endorsement or other authorization, of any of its properties or any interest therein.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(i).

“Exploratory Well” means a well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known prospect.

“Farmout” means an agreement whereby the owner of the leasehold or working interest agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

Exhibit A-8

“General Partner” means American Energy Capital Partners GP, LLC or “AECP GP, LLC,” a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as a general partner of the Partnership, in its capacity as a general partner of the Partnership (except as the context otherwise requires).

“General Partner Interest” means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interests held by it), and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

“GP Disposition Fee” has the meaning assigned to such term in Section 7.2(ii).

“Gross Proceeds” means the aggregate sales price of all Common Units issued by the Partnership to purchasers of such Units in the offering of such Units, without deduction for the Dealer Manager Fee, Selling Commissions (as defined in the Management Agreement), volume discounts, any marketing expense and due diligence expense reimbursement or Organization and Offering Expenses.

“Group” means two or more Persons that, with or through any of its Affiliates or Associates, have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Partnership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.

“Group Member” means a member of the Partnership Group.

“Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

“Hedge Contract” means any exchange, swap, forward, cap, floor, collar, option or other similar agreement or arrangement entered into for the purpose of reducing the exposure of a Group Member to fluctuations in interest rates, the price of hydrocarbons, basis differentials or currency exchange rates in their operations or financing activities and not for speculative purposes.

“Holdings” means AECP Holdings, LLC, an Oklahoma limited liability company, in its capacity as holder of Incentive Distribution Rights.

“Horizon” means a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

“Incentive Distribution Rights” means non-voting Limited Partner Interests issued to the General Partner and Holdings in connection with the execution of this Agreement, which Limited Partnership Interest will confer upon the holder thereof only the rights and obligations specifically provided for in this Agreement with respect to Incentive Distribution Rights.

“Incentive Performance Distribution” has the meaning assigned to such term in Section 6.4.

“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a member, manager, managing member, partner, director, officer, fiduciary or trustee of any Group Member, the General Partner or any Departing General Partner or any Affiliate of any Group Member, the General Partner or any Departing General Partner, (e) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as a manager, officer, director, member, partner, fiduciary or trustee of another Person; provided that a Person shall

Exhibit A-9

not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (f) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement.

“Independent Expert” means a person with no material relationship to the General Partner who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the General Partner.

“Initial Closing Date” means the date, which shall not be after the Offering Termination Date, after the minimum amount of subscription proceeds required by Section 5.5(ii) has been received when subscription proceeds are first withdrawn by the Partnership from the escrow account and deposited into a Partnership account.

“Interim Closing Date” means each of those date(s) after the Initial Closing Date, but before the Offering Termination Date, that the General Partner, in its sole discretion, accepts additional subscriptions to purchase Units, and issues Units to the persons who have executed Subscription Agreements in consideration for payment to the Partnership of the subscription price for such Units. Each Interim Closing Date shall be as of the last day of a Month.

“IRS Notice” has the meaning assigned to such term in Section 5.9.

“Landowner’s Royalty Interest” means an interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas lease.

“Leases” means the oil, gas and mineral leases and operating rights owned by any Group Member.

“Limited Partner” means, unless the context otherwise requires, the Organizational Limited Partner prior to its withdrawal from the Partnership, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement, and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership; provided, however, that when the term “Limited Partner” is used herein in the context of any vote or other approval, including Articles XIII and XIV, such term shall not, solely for such purpose, include any holder of an Incentive Distribution Right (solely with respect to its Incentive Distribution Rights and not with respect to any other Limited Partner Interest held by such Person) except as may otherwise be required by law.

“Limited Partner Interest” means the equity ownership interest of a Limited Partner or Assignee in the Partnership which may be evidenced by Common Units, Subordinated Units, Incentive Distribution Rights or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement; provided, however, that when the term “Limited Partner Interest” is used herein in the context of any vote or other approval, including Article XIII and Article XIV, such term shall not, solely for such purpose, include any Incentive Distribution Right except as may otherwise be required by applicable law.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

“Liquidity Event” has the meaning assigned to such term in Section 6.4.

Exhibit A-10

“Liquidity Event Performance Distribution Amount” means, as of the date of determination, with respect to a Unit, an amount equal to the product of (a) 12.5% multiplied by (b) the excess, if any, of the Liquidity Event Sale Price over the Unrecovered Purchase Price Amount.

“Liquidity Event Sale Price” means the price paid to the Partnership in the Liquidity Event, net of expenses and net of the payment of all Partnership debts and obligations, and such other factors, if any, as the General Partner determines in good faith to be appropriate.

“Listing” means the listing of the Common Units for trading on a National Securities Exchange.

“Listing Date” means the date, if any, that the Common Units are first approved for listing on a National Securities Exchange and the Common Units commence trading regular way on such National Securities Exchange.

“Listing Performance Distribution Amount” means, as of the date of determination, with respect to a Common Unit, the excess, if any, of the Current Market Price of a Common Unit over the Unrecovered Purchase Price Amount of such Common Unit.

“Loan(s)” means any indebtedness or obligation in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit, volumetric production payments, or similar instruments, including secured loans and mezzanine loans.

“Management Agreement” means the Management Services Agreement dated June 16, 2014, by and among the Partnership, the Manager and the Operating Subsidiary, as such agreement may be amended from time to time.

“Manager” means AECP Management, LLC, an Oklahoma limited liability company, in its capacity as the Manager under the Management Agreement.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“Month” means any calendar month.

“NASAA Guidelines” means the guidelines for the Registration of Oil and Gas Programs adopted by the North American Securities Administrators Association, Inc. on September 22, 1976, as amended on October 12, 1977; October 31, 1979; April 23, 1983; July 1, 1984; September 3, 1987; September 14, 1989; October 24, 1991; and May 7, 2007, and as may be further amended, supplemented or restated from time to time or any successor to such guidelines.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act, and any successor to such statute, or the Nasdaq Global Market, Nasdaq Global Select Market, or any successor thereto.

“Non-Capital Expenditures” or “Intangible Drilling Costs” means those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes.

“Non-citizen Assignee” means a Person whom the General Partner has determined does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the substituted Limited Partner pursuant to Section 4.9.

“Offering Termination Date” means a date after the minimum amount of subscription proceeds has been received on which the General Partner determines, in its sole discretion, that the Partnership’s subscription period is closed and the acceptance of subscriptions ceases, which may be any date up to and including May 8, 2016 unless this offering is extended by the General Partner until no later than August 8, 2016 pursuant to a supplement to the Prospectus. Notwithstanding the preceding sentence, the Offering Termination Date may not extend beyond the time that subscriptions for the maximum number of Interests set forth in Section 5.5(i) have been received and accepted by the General Partner.

“Operating Costs” means expenditures made and costs incurred in producing and marketing oil or natural gas or natural gas liquids from completed wells, including, in addition to labor, fuel, repairs, hauling,

Exhibit A-11

materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

“Operating Subsidiary” means AECP Operating Company, LLC, a Delaware limited liability company of which the Partnership is the sole member, and any successors thereto.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner or to such other Person selecting such counsel or obtaining such opinion.

“Organization and Offering Expenses” means all costs of organizing and selling the offering, including but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and their experts, expenses of qualification of the sale of the securities under Federal and State law, including taxes and fees, accountants' and attorneys' fees and other front-end fees.

“Organizational Limited Partner” means American Energy Capital Limited Partner, LLC, a Delaware limited liability company, in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

“Outstanding” means, with respect to Units, all Units that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that after the Listing Date if at any time any Person or Group (other than the General Partner and its Affiliates or the Manager and its Affiliates) beneficially owns 20% or more of the Outstanding Partnership Interests of any class, all Partnership Interests of such class owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement (such Partnership Interests shall not, however, be treated as a separate class of Partnership Interests for purposes of this Agreement or the Delaware Act); provided, further, that the foregoing limitation shall not apply to (i) any Person or Group who acquired 20% or more of the Outstanding Partnership Interests of such class directly from the General Partner or its Affiliates (other than the Partnership), (ii) any Person or Group who acquired 20% or more of the Outstanding Partnership Interests of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that, upon or prior to such acquisition, the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, (iii) any Person or Group who acquired 20% or more of any Partnership Interests issued by the Partnership with the prior approval of the Board of Directors or (iv) any Person or Group who prior to the Listing Date acquired beneficial ownership of Partnership Units constituting 20% or more of the Outstanding Partnership Interests as of the Listing Date.

“Overriding Royalty Interest” means an interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.

“Participant” means the General Partner to the extent it purchases Units and the Limited Partners.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means American Energy Capital Partners — Energy Recovery Program, LP, a Delaware limited partnership.

“Partnership Group” means the Partnership and its Subsidiaries treated as a single consolidated entity.

“Partnership Interest” means any equity interest, including any class or series of equity interest, in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

“Partnership Register” means a register maintained on behalf of the Partnership by the General Partner, or, if the General Partner so determines, by the Transfer Agent as part of the Transfer Agent’s books and

Exhibit A-12

transfer records, with respect to each class of Partnership Interests in which all Record Holders and transfers of such class of Partnership Interests are registered or otherwise recorded.

“Percentage Interest” means, as of any date of determination as to any Unitholder with respect to Units of any class, the quotient of the number of Units of such class held by such Unitholder divided by the total number of Outstanding Units of such class. The Percentage Interest with respect to Incentive Distribution Rights shall at all times be zero.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other legal entity.

“Plan of Conversion” is defined in Section 14.1.

“Production Purchase or Income Program” means any program whose investment objective is to directly acquire, hold, operate and/or dispose of producing oil and gas properties. Such a program may acquire any type of ownership interest in a producing property, including but not limited to, working interests, royalties, or production payments. A program which spends at least 90% of capital contributions and funds borrowed (excluding offering and organizational expenses) in the above described activities is presumed to be a production purchase or income program.

“Program” means one or more limited or general partnerships or other investment vehicles formed, or to be formed, for the primary purpose of exploring for oil, gas and other hydrocarbon substances or investing in or holding any property interests which permit the exploration for or production of hydrocarbons or the receipt of such production or the proceeds thereof (a prospectus may offer a series of programs with individual programs being formed in sequence).

“Pro Rata” means (a) when used with respect to Units, apportioned equally among all designated Units in accordance with their relative Percentage Interests, (b) when used with respect to Partners and Assignees or Record Holders, apportioned among all Partners and Assignees or Record Holders in accordance with their relative Percentage Interests, and (c) when used with respect to holders of Incentive Distribution Rights, apportioned equally among all holders of Incentive Distribution Rights in accordance with the relative number or percentage of Incentive Distribution Rights held by each such holder.

“Property Acquisition” means any acquisition or proposed acquisition of producing or non-producing oil and gas properties (generally consisting of Leases and Wells) where such properties are located onshore in the United States.

“Prospect” means an area covering lands which are believed by the General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more Horizons. The area, which may be different for different Horizons, shall be designated by the General Partner in writing prior to the conduct of Partnership operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A “Prospect” with respect to a particular Horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a Horizon containing Proved Reserves.

“Prospectus” means the prospectus and any supplement filed as part of the Registration Statement.

“Proved Reserves” means those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible, from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations, prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i)	The area of the reservoir considered as proved includes:

Exhibit A-13

(a)	the area identified by drilling and limited by fluid contacts, if any; and
(b)	adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.
(ii)	In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.
(iii)	Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.
(iv)	Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:
(a)	successful testing by a pilot project, in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and
(b)	the project has been approved for development by all necessary parties and entities, including governmental entities.
(v)	Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

“Proved Undeveloped Reserves” means reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion, provided that:

(i)	Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.
(ii)	Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.
(iii)	Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

“Qualifying Owners” means the beneficial owners of the General Partner on the date of this Agreement and the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of such a beneficial owner and a partnership, limited liability company, corporation, trust, private foundation or custodianship, the beneficiaries of which include the current beneficial owners of the General Partner, his or her spouse (or ex-spouse) or his or her lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the estate of a deceased beneficiary.

“Quarter” means, unless the context requires otherwise, a calendar quarter of the Partnership ending March 31, June 30, September 30 and December 31, or with respect to the first calendar quarter that includes the Initial Closing Date, the portion of such calendar quarter from and after such Initial Closing Date.

“Record Date” means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any

Exhibit A-14

meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of the Record Holders entitled to receive any report or distribution.

“Record Holder” means (a) with respect to the Units of any class, the Person in whose name a Unit of such class is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or (b) with respect to other Partnership Interests of any class, the Person(s) in whose name(s) any such other Partnership Interest of such class is registered on the books that the General Partner has caused to be kept as of the opening of business on a particular Business Day.

“Recovered Amount” means, as of the date of determination, with respect to each Unit, the aggregate amount of all distributions after the Offering Termination Date received by the applicable Unitholder and, if such Unit has been transferred since its original issuance, each of the predecessor owners in respect of such Unit, pursuant to Section 6.2(ii) (or treated as made thereunder pursuant to Section 12.4(iii)).

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.10.

“Registration Statement” means the Registration Statement on Form S-1 (SEC Registration No. 333-192852) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Units.

“Reserves” means estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

“Roll-Up” means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the program and the issuance of securities of a roll-up entity. Such term does not include:

(i)	a transaction involving securities of the program that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or
(ii)	a transaction involving the conversion to corporate, trust or association form of only the program if, as a consequence of the transaction, there will be no significant adverse change in any of the following:
(a)	voting rights;
(b)	the term of existence of the program;
(c)	sponsor compensation; or
(d)	the program's investment objectives.

“Roll-Up Entity” means a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“Special Approval” means, after the Listing Date, approval by a majority of the members of the Conflicts Committee acting in good faith (as such term is used in Section 7.10(ii)).

“Sponsor” means any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. “Sponsor” includes the managing and controlling general partner(s) and any other person who

Exhibit A-15

actually controls or selects the person who controls 25% or more of the exploratory, developmental or producing activities of the program, or any segment thereof, even if that person has not entered into a contract at the time of formation of the program. “Sponsor” does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units. Whenever the context of this Agreement so requires, the term “Sponsor” shall be deemed to include its affiliates.

“Subordinated Unit” means a Limited Partner Interest having the rights and obligations specified with respect to Subordinated Units in this Agreement, including Exhibit C, and as may be determined by the General Partner from time to time. The term “Subordinated Unit” does not include a Common Unit. A Subordinated Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs.

“Subscription Agreement” means the agreement pursuant to which a prospective Limited Partner subscribes to purchase Units, including all riders and exhibits thereto, a form of which is filed as an Exhibit to the Prospectus.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(ii).

“Target Annual Distribution” means for each Outstanding Unit, an amount equal to the Targeted Rate multiplied by $20, which is equal to an annual distribution rate of $1.20 per Unit.

“Targeted Rate” means a non-compounded rate of 6.0% per annum which begins to accrue on the Initial Closing Date or, if later, the date on which a Unitholder’s subscription funds are received by the Partnership.

“Transfer” has the meaning assigned to such term in Section 4.4(i).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the General Partner to act as registrar and transfer agent for the Units; provided, that unless a transfer agent is appointed by the General Partner, the General Partner shall act in such capacity with respect to Incentive Distribution Rights.

“Unit” means (a) prior to the Listing, a Common Unit, and (b) after the Listing, a Common Unit or Subordinated Unit, if any.

“Unit Majority” means, with respect to any class of Units, at least a majority of the Outstanding Units of such class voting as a class.

“Unitholders” means the holders of Units.

“Unitholders List” has the meaning assigned to such term in Section 10.1(ii).

“Unrecovered Purchase Price Amount” means, as of the date of determination, with respect to each Outstanding Unit, an amount equal to the excess, if any, of $20.00 over the Recovered Amount, or, if there is no such excess as of the date of such determination, the Unrecovered Purchase Price Amount shall be equal to zero (0).

Exhibit A-16

“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

“Wells” means all oil, gas and other hydrocarbon wells now owned or hereafter participated in or acquired by any Group Member.

“Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(ii).

“Working Interest” means an interest in an oil and gas leasehold which is subject to some portion of the costs of development, operation, or maintenance.

Section 1.2 Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. The General Partner has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. To the fullest extent permitted by applicable law, any construction or interpretation of this Agreement by the General Partner and any action taken pursuant thereto and any determination made by the General Partner shall, in each case, be conclusive and binding on all Record Holders, each other Person or Group who acquires an interest in a Partnership Interest and all other Persons for all purposes.

ARTICLE II.
ORGANIZATION

Section 2.1 Formation.

The General Partner and the Organizational Limited Partner previously formed the Partnership on October 30, 2014 as a limited partnership pursuant to the provisions of the Delaware Act. The First Amended and Restated Agreement of Limited Partnership of American Energy Capital Partners — Energy Recovery Program, LP, formerly known as American Energy Capital Partners, LP, is hereby amended and restated in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.

Section 2.2 Name.

The name of the Partnership shall be “American Energy Capital Partners — Energy Recovery Program, LP.” Subject to applicable law, the Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Unitholders of such change in the next regular communication to the Unitholders.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Services Company. The principal office of the Partnership shall be located at 405 Park Avenue, New York, New York 10022, or such other place as the General Partner may from time to time designate by notice to the Unitholders. The Partnership may maintain offices at such other place or places

Exhibit A-17

within or outside the State of Delaware as the General Partner shall determine necessary or appropriate. The address of the General Partner shall be 405 Park Avenue, New York, New York 10022, or such other place as the General Partner may from time to time designate by notice to the Unitholders.

Section 2.4 Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member (other than the General Partner and its Affiliates); provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly, in any business activity that the General Partner determines would cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Section 2.5 Powers.

The Partnership shall be empowered to do any and all acts and things necessary or appropriate for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6 Power of Attorney.

(i) Each Unitholder hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(a) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, Article X, Article XI or Article XII; and (E) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Partnership pursuant to Article XIV; and

(b) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Unitholders or of the Unitholders of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(i)(b) only after the necessary vote, consent or approval of the Unitholders or of the Unitholders of such class or series, as applicable.

Exhibit A-18

Nothing contained in this Section 2.6(i) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(ii) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Unitholder and the transfer of all or any portion of such Unitholder’s Partnership Interest and shall extend to such Unitholder’s heirs, successors, assigns and personal representatives. Each such Unitholder hereby agrees to be bound by any representation made by the General Partner or the Liquidator pursuant to such power of attorney; and each such Unitholder, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator under such power of attorney. Each Unitholder shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation and other instruments as the General Partner or the Liquidator may request in order to effectuate this Agreement and the purposes of the Partnership.

Section 2.7 Term.

The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XIII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

Section 2.8 Title to Partnership Assets.

Title to Partnership Assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership Assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership, the General Partner, one or more of the General Partner’s Affiliates or one or more of the General Partner’s nominees, which may include the third-party operator or the Manager or an Affiliate of the Manager, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership Assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held (a) by the General Partner or such Affiliate or nominee temporarily to facilitate the acquisition of properties and solely for the use and benefit of the Partnership in accordance with the provisions of this Agreement or (b) on a permanent basis by a special nominee entity organized by the General Partner for the sole purpose of holding of record title for oil and gas properties if such nominee engages in no other business and incurs no other liabilities and the Partnership has received either a ruling from the Internal Revenue Service or an opinion of qualified tax counsel to the effect that such arrangement does not change the ownership status of the Partnership for federal income tax purposes; provided, however, that the General Partner shall use reasonable efforts to cause record title to such Assets (other than those Assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such Assets in a manner satisfactory to the General Partner. All Partnership Assets shall be recorded as the property of the Partnership in the Partnership’s books and records, irrespective of the name in which record title to such Partnership Assets is held.

Exhibit A-19

ARTICLE III.
RIGHTS OF UNITHOLDERS

Section 3.1 Limitation of Liability of Limited Partners.

None of the Limited Partners shall have any liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 3.2 Management of Business.

No Unitholder, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. No action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

Section 3.3 Outside Activities of the Unitholders.

Subject to the provisions of Section 7.6, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Unitholders, any Unitholder shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Unitholder.

Section 3.4 Rights of Unitholders.

(i) In addition to other rights provided by this Agreement, and except as limited by Section 3.4(ii), each Unitholder shall have the right, for a purpose reasonably related to such Unitholder’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand, and at such Unitholder’s own expense:

(a) to obtain from the General Partner either (A) after the Listing Date, the Partnership’s most recent filings with the Commission on Form 10-K and any subsequent filings on Form 10-Q and Form 8-K or (B) if the Partnership is not subject to the reporting requirements of the Securities Exchange Act, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (provided that the foregoing materials shall be deemed to be available to a Unitholder in satisfaction of the requirements of this Section 3.4(i)(a) if posted on or accessible through the Partnership’s or the Commission’s website);

(b) to obtain true and full information regarding the status of the business and financial condition of the Partnership, including all relevant financial and engineering reports;

(c) to obtain a copy of the Unitholders List printed in alphabetical order, on white paper, and in a readily readable type size (which shall be no smaller than 10-point type) within 10 days of such demand or to obtain access to such Unitholders List at the Partnership’s office, provided that the purposes for which a Unitholder may request a copy of the Unitholders List include, without limitation, matters relating to Unitholder’s voting rights under this Agreement and the exercise of the Unitholder’s rights under the federal proxy laws and if the General Partner neglects or refuses to exhibit, produce, or mail a copy of the Unitholder List as requested, the General Partner shall be liable to any Unitholder requesting the list for the costs, including attorneys fees, incurred by that Unitholder for compelling the production of the Unitholders List, and for actual damages suffered by any Unitholder by reason of the refusal or neglect. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the Unitholders List is to secure the list of Unitholders or other information for the purpose of selling the list or information or copies of the list, or of using the same for a commercial purpose other than in the interest of the applicant as a Unitholder relative to the affairs of the Partnership. The General

Exhibit A-20

Partner will require the Unitholder requesting the Unitholders List to represent in writing that the list was not requested for a commercial purpose unrelated to the Unitholder’s interest in the Partnership. The remedies provided under this subsection to Unitholders requesting copies of the Unitholder List are in addition to, and shall not in any way limit, other remedies available to Unitholders under federal law or the laws of any state;

(d) to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto;

(e) to obtain true and full information regarding the amount of cash and a description and statement of the net Agreed Value (as defined in Exhibit B) of any Capital Contribution by each other Partner, whether each other Partner has agreed to contribute in the future, and the date on which each other Partner became a Partner; and

(f) to obtain access to all books and records of the Partnership upon reasonable notice and at a reasonable time, along with the right to inspect and copy such records.

(ii) To the fullest extent permitted by applicable law, the rights to information granted the Unitholders pursuant to Section 3.4(i) replace in their entirety any rights to information provided for in Section 17-305(a) of the Delaware Act and each of the Partners and each other Person or Group who acquires an interest in the Partnership hereby agrees to the fullest extent permitted by applicable law that they do not have any rights as Partners or interest holders to receive any information either pursuant to Section 17-305(a) of the Delaware Act or otherwise except for the information identified in Section 3.4(i).

(iii) The General Partner may keep confidential from the Unitholders, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

(iv) Notwithstanding any other provision of this Agreement or Section 17-305 of the Delaware Act, each of the Record Holders, each other Person or Group who acquires any interest in a Partnership Interest and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Partnership or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Partnership or any Indemnitee relating to the affairs of the Partnership except pursuant to the applicable rules of discovery relating to litigation commenced by such Person or Group.

Section 3.5 Insurance.

The General Partner shall purchase and maintain insurance as the General Partner shall determine necessary to protect the Partnership against potential liabilities, including public liability insurance with limits, including umbrella policy limits, of at least $50 million.

Exhibit A-21

ARTICLE IV.
CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS;
REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1 Certificates.

Record Holders of Partnership Interests shall be recorded in the Partnership Register and ownership of such interests shall be evidenced by a physical certificate or book entry notation in the Partnership Register. Upon the Partnership’s issuance of Units to any Person, the Partnership shall issue, upon the request of such Person, one or more Certificates in the name of such Person evidencing the number of such Units being so issued. In addition, (a) upon the General Partner’s request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its General Partner Interest and (b) upon the request of any Person owning Incentive Distribution Rights, the Partnership shall issue to such Person one or more certificates evidencing such Incentive Distribution Rights. Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, President or any Executive Vice President, Senior Vice President or Vice President and the Secretary or any Assistant Secretary of the General Partner. No Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Units in global form, the Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Units have been duly registered in accordance with the directions of the Partnership. With respect to any Partnership Interests that are represented by physical certificates (including Unit Certificates), the General Partner may determine that such Partnership Interests will no longer be represented by physical certificates and may, upon written notice to the holders of such Partnership Interests and subject to applicable law, take whatever actions it deems necessary or appropriate to cause such Partnership Interests to be registered in book entry or global form and may cause such physical certificates to be cancelled or deemed cancelled.

Section 4.2 Mutilated, Destroyed, Lost or Stolen Certificates.

(i) If any mutilated Certificate is surrendered to the Transfer Agent (for Units) or the General Partner (for Incentive Distribution Rights), the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent (for Units) or the General Partner (for Incentive Distribution Rights) shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of securities as the Certificate so surrendered.

(ii) The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent (for Units) shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(a) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(b) requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c) if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(d) satisfies any other reasonable requirements imposed by the General Partner.

If a Unitholder fails to notify the General Partner within a reasonable period of time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Common Units represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Unitholder shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

Exhibit A-22

(iii) As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3 Record Holders.

The names and addresses of Record Holders of Partnership Interests as they appear in the Partnership Register shall be the official list of Record Holders of the Partnership Interests for all purposes. The Partnership and the General Partner shall be entitled to recognize any Record Holder as a Partner with respect to its Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or following the Listing Date, any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Partnership Interests.

Section 4.4 Transfer Generally.

The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Interest to another Person or by which a holder of Incentive Distribution Rights assigns its Incentive Distribution Rights to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise; or (ii) by which the holder of a Limited Partner Interest (other than an Incentive Distribution Right) assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(i) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void, and the Partnership shall have no obligation to effect any such transfer or purported transfer.

(ii) Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of the General Partner or any Unitholder of any or all of the shares of stock, membership interests, partnership interests or other ownership interests in the General Partner or such Unitholder, and the term “transfer” shall not include any such disposition.

(iii) The General Partner may create a Common Unit repurchase plan at any time during the term of the Partnership under which the Partnership may voluntarily repurchase Common Units presented to it by Unitholders pursuant to terms and conditions determined by the General Partner in its discretion, provided that any repurchase does not impair the operations of the Partnership and no more than 5% of the outstanding Common Units may be repurchased by the Partnership in any calendar year.

Section 4.5 Registration and Transfer of Limited Partner Interests.

(i) The General Partner shall keep, or cause to be kept on behalf of the Partnership, the Partnership Register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(ii), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Units and transfers of such Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interest evidenced by a Certificate, and subject to the provisions of Section 4.5(ii), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Units, the Transfer

Exhibit A-23

Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

(ii) Upon the receipt of proper transfer instructions from the Record Holder of uncertificated Partnership Interests, such transfer shall be recorded in the Partnership Register.

(iii) Except as otherwise provided in Section 4.9, the General Partner shall not recognize any transfer of Limited Partner Interest until the Certificates evidencing such Limited Partner Interest are surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interest evidenced by a Certificate, and subject to the provisions of this Section 4.5(iii), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Certificates evidencing Limited Partner Interests for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interest as was evidenced by the Certificate so surrendered. Upon the proper surrender of a Certificate, such transfer shall be recorded in the Partnership Register.

(iv) Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.4, (iv) Section 4.8, (v) any contractual provisions binding on any Unitholder and (vi) provisions of applicable law including the Securities Act, Limited Partner Interests (other than Incentive Distribution Rights) shall be freely transferable.

Section 4.6 Transfer of the General Partner’s General Partner Interest; Transfer of Ownership of the General Partner.

(i) Subject to Section 4.6(ii) below, and except in compliance with Article XI, the General Partner shall not transfer all or any part of its General Partner Interest to a Person unless such transfer (i) has been approved by the prior written consent or vote of the holders of a majority of the Outstanding Common Units voting as a single class (excluding Units owned by the General Partner and its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into such other Person or the sale or other transfer by the General Partner of all or substantially all of its assets to such other Person.

(ii) Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement and (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed). In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as the General Partner immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

(iii) The General Partner shall not permit a General Partner Change of Control to occur unless prior to such General Partner Change of Control the General Partner receives the approval by consent or vote of the holders of a majority of the Outstanding Common Units voting as a single class (excluding Units owned by the General Partner and its Affiliates).

Section 4.7 Transfer of Incentive Distribution Rights.

A holder of Incentive Distribution Rights may transfer any or all of the Incentive Distribution Rights held by such holder without any consent of the Unitholders to: (a) an Affiliate of such holder; or (b) another Person

Exhibit A-24

(other than an individual); in connection with/; (i) the merger or consolidation of such holder of Incentive Distribution Rights with or into such other Person; (ii) the transfer by such holder of all or substantially all of its assets to such other Person; or (iii) the sale of all the ownership interests in such holder. Any other transfer of Incentive Distribution Rights prior to the third anniversary of the Offering Termination Date shall require the prior consent or vote of the holders of a majority of the Outstanding Common Units voting as a single class (excluding Units owned by the proposed transferee and its Affiliates). From and after such third anniversary of the Offering Termination Date, a holder of Incentive Distribution Rights may transfer any or all of the Incentive Distribution Rights held by such owner without consent or vote of the holders of Units. No transfer of Incentive Distribution Rights to another Person shall be permitted unless the transferee agrees to be bound by the provisions of this Agreement.

Section 4.8 Restrictions on Transfers.

(i) Notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interest shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed). The Partnership may issue stop transfer instructions to any Transfer Agent in order to implement any restriction on transfer contemplated by this Agreement.

(ii) The General Partner may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary to (i) avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes or (ii) preserve the uniformity of any class of the Units. The General Partner may impose such restrictions by amending this Agreement; provided, however, that, after the Listing Date, any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interest is then listed or admitted to trading must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

(iii) After the Listing Date, nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.

(iv) Prior to the Listing Date, each certificate evidencing Common Units shall bear a conspicuous legend in substantially the following form:

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF AMERICAN ENERGY CAPITAL PARTNERS — ENERGY RECOVERY PROGRAM, LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF AMERICAN ENERGY CAPITAL PARTNERS — ENERGY RECOVERY PROGRAM, LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE AMERICAN ENERGY CAPITAL PARTNERS — ENERGY RECOVERY PROGRAM, LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). AECP GP LLC, THE GENERAL PARTNER OF AMERICAN ENERGY CAPITAL PARTNERS — ENERGY RECOVERY PROGRAM, LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF AMERICAN ENERGY CAPITAL PARTNERS — ENERGY RECOVERY PROGRAM, LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES.

Exhibit A-25

AFTER THE DATE THE UNITS EVIDENCED BY THIS CERTIFICATE ARE LISTED ON A NATIONAL SECURITIES EXCHANGE, THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

Section 4.9 Citizenship Certificates; Non-citizen Assignees.

(i) If any Group Member is or becomes subject to any federal, state or local law or regulation that the General Partner determines would create a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Unitholder, the General Partner may request any Unitholder to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Unitholder is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Unitholder fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Unitholder is not an Eligible Citizen, the Limited Partner Interests owned by such Unitholder shall be subject to redemption in accordance with the provisions of Section 4.10. In addition, the General Partner may require that the status of any such Unitholder be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Unitholder in respect of the Non-citizen Assignee’s Limited Partner Interests and shall have all voting and consent rights attributable to the Non-citizen Assignee’s Limited Partner Interests.

(ii) The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter being voted on.

(iii) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of any distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

(iv) At any time after a Non-Citizen Assignee can and does certify that he has become an Eligible Citizen, such Non-citizen Assignee may, upon application to the General Partner, request that with respect to any Limited Partner Interest of such Non-citizen Assignee not redeemed pursuant to Section 4.10, such Non-citizen Assignee be admitted as a Limited Partner, and upon approval of the General Partner, such Non-citizen Assignee shall be admitted as a Limited Partner, and shall no longer constitute a Non-citizen Assignee and the General Partner shall cease to be deemed to be the Limited Partner, in respect of the Non-citizen Assignee’s Limited Partner Interest.

Section 4.10 Redemption of Partnership Interests of Non-citizen Assignees.

(i) If at any time a Unitholder fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.9(i), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Unitholder is not an Eligible Citizen, the Partnership may, unless the Unitholder establishes to the satisfaction of the General Partner that such Unitholder is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem such Unitholder’s Limited Partner Interest as follows:

(a) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Unitholder, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have

Exhibit A-26

been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests and that on and after the date fixed for redemption no further allocations or distributions to which the Unitholder would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(b) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests and shall be based on and supported by an appraisal of properties prepared by an independent petroleum consultant within 120 days of the commencement date of any such redemption. The redemption price shall be paid in cash.

(c) Upon surrender by or on behalf of the Unitholder, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Unitholder or his duly authorized representative shall be entitled to receive the payment therefor and the redemption will be considered effective after such payment has been paid.

(d) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

(ii) The provisions of this Section 4.10 shall also be applicable to Limited Partner Interests held by a Limited Partner as nominee of a Person determined to be other than an Eligible Citizen.

(iii) Nothing in this Section 4.10 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

Exhibit A-27

ARTICLE V.
CAPITAL CONTRIBUTIONS AND
ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1 Organizational Contributions.

In connection with the formation of the Partnership under the Delaware Act, the General Partner made an initial Capital Contribution to the Partnership in the amount of $20.00, for a 2% General Partner Interest in the Partnership and has been admitted as the General Partner of the Partnership, and the Organizational Limited Partner made an initial Capital Contribution to the Partnership in the amount of $980.00 for a 98% Limited Partner Interest in the Partnership and was admitted as a Limited Partner of the Partnership. As of the Initial Closing Date, the interest of the Organizational Limited Partner was redeemed and the initial Capital Contribution of the Organizational Limited Partner was refunded. Ninety-nine percent of any interest or other profit that may have resulted from the investment or other use of such initial Capital Contributions was allocated and distributed to the Organizational Limited Partner, and the balance thereof was allocated and distributed to the General Partner.

Section 5.2 Offering of Units.

(i) The Partnership is authorized to admit to the Partnership on the Initial Closing Date, on each Interim Closing Date, and the Offering Termination Date, additional Unitholders whose Subscription Agreements for Units are accepted by the General Partner if, after the admission of the additional Unitholders, the total number of Units of any class sold does not exceed the maximum number of Units of each class set forth in Section 5.5(i).

(ii) No action or consent by the Unitholders shall be required for the admission of additional Unitholders pursuant to this Section 5.2.

(iii) All subscribers’ funds shall be held in an interest bearing account or accounts by an independent escrow agent and shall not be released to the Partnership until the receipt and acceptance of the minimum amount of subscription proceeds set forth in Section 5.5(ii). Thereafter, subscriptions may be paid directly to a Partnership account.

Section 5.3 Subscriptions by Participants.

The subscription price of a Common Unit shall be $20.00 per Unit. The aggregate subscription price shall be designated on each prospective Unitholder’s Subscription Agreement and payable as set forth in Section 5.7(ii). The minimum subscription per prospective Unitholder shall be for a minimum of $5,000. Subscriptions for fractional Units shall not be accepted.

Section 5.4 Effect of Subscription.

(i) Execution of a Subscription Agreement shall serve as an agreement by the prospective Unitholder to be bound by each and every term of this Agreement, if such Subscription Agreement is accepted by the General Partner.

(ii) In addition to the General Partner’s required Capital Contributions under Section 5.7(i), the General Partner may subscribe for Units, which amount of Units shall be applied towards the minimum number of Units required to be sold under Section 5.5(ii), and to the extent of such additional subscriptions, the General Partner shall be deemed to be a Limited Partner in the Partnership for all purposes under this Agreement.

Section 5.5 Maximum and Minimum Number of Units.

(i) The maximum number of Units may not exceed 100,000,000 Common Units which is a maximum of $2,000,000,000 of cash subscription proceeds if all Units are subscribed for and issued.

(ii) The minimum number of Units that may be issued in the Initial Closing shall be 100,000 Units, but in any event not less than the number of Units that provides the Partnership with cash subscription proceeds of $2,000,000.

(iii) If subscriptions for the minimum number of Units have not been received and accepted by May 8, 2015, which is one year from the effective date of the Prospectus, then all monies deposited by subscribers

Exhibit A-28

shall be promptly returned to them. Such subscribers shall receive any interest earned on their subscription proceeds from the date the monies were deposited in escrow through the date of refund, without deduction for any fees. Notwithstanding the foregoing, on the Initial Closing Date the General Partner and the Manager shall each pay not less than $1,000,000 in cash to the Partnership to purchase Units at a discounted purchase price to reflect that no selling commissions or dealer manager fees are being paid with respect to such Units, all of which shall be applied towards the minimum subscription proceeds stipulated in (ii) Section 5.5(ii).

(iv) The Partnership may withdraw subscription proceeds from escrow and begin its activities, in the General Partner’s sole discretion, upon receipt and acceptance of the minimum subscription proceeds stipulated in Section 5.5(ii).

(v) Compensation to the Dealer Manager and all participating broker-dealers must be a cash commission based solely on the amount of initial subscriptions. All items of compensation to underwriters or dealers, including, but not limited to, selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the Partnership, directly or indirectly, shall be taken into consideration in computing the amount of allowable selling commission and no indeterminate compensation shall be paid.

Section 5.6 Acceptance of Subscriptions.

(i) Acceptance of subscriptions is discretionary with the General Partner. The General Partner may reject any subscription for any reason it determines in its sole discretion to be appropriate.

(ii) Subscriptions shall be accepted or rejected by the General Partner within 30 days after their receipt by the General Partner; provided, that prior to the Initial Closing Date, the acceptance of subscriptions by the General Partner shall be subject to the requirements of Section 5.5(iii). If a subscription is rejected, then all of the subscriber’s funds shall be returned to the subscriber promptly, without interest, unless the subscriber’s funds are being returned because subscriptions for the minimum number of Units have not been received by the time specified in Section 5.5(ii) (in which case any interest earned on the subscription funds while held in the escrow account will be paid to the subscriber as provided in Section 5.7(ii)), and without deduction for any fees.

(iii) The Unitholders shall be admitted to the Partnership as follows:

(a) once subscriptions for the minimum number of Units have been received and accepted by the General Partner, the General Partner shall set the Initial Closing Date, which shall be no later than 15 days after the release of the minimum required subscription proceeds from the escrow account; or

(b) if a prospective Unitholder’s subscription proceeds are received by the Partnership after the Initial Closing Date, the General Partner shall set an Interim Closing Date not later than the last day of the calendar Month in which the General Partner accepted the prospective Unitholder’s Subscription Agreement.

Section 5.7 Capital Contributions of the General Partner; Payment of Subscriptions.

(i) The General Partner shall not be required to make any additional Capital Contributions to the Partnership, except as set forth in Section 5.5(iii).

(ii) A prospective Unitholder shall pay the subscription amount designated on his Subscription Agreement entirely in cash at the time of subscribing. A prospective Unitholder shall receive interest on the amount he pays from the time his subscription proceeds are deposited in the escrow account until his subscription proceeds are paid to the Partnership. All interest distributions shall be in the ratio that the number of Units acquired by each Unitholder multiplied by the number of days the Unitholder’s subscription proceeds were held in the escrow account bears to the sum of that calculation for all Unitholders whose subscription proceeds were paid to the General Partner at the same time.

Exhibit A-29

Section 5.8 Incentive Distribution Rights.

On the Initial Closing Date, for services rendered or to be rendered to or for the benefit of the Partnership, the General Partner and Holdings will each be issued 50% of the Incentive Distribution Rights. The termination of the Management Agreement shall not forfeit, cancel or otherwise affect the Incentive Distribution Rights issued to either Holdings or the General Partner, except that in the event the Management Agreement is terminated by AECP Operating Company, LLC, a wholly-owned subsidiary of the Partnership, by its delivery of a termination notice to the Manager within 15 business days following (A) the determination by a court that the Manager has defrauded the Partnership or AECP Operating Company, LLC or stolen or misappropriated any of the assets or funds of AECP Operating Company, LLC and (B) such circumstances have not been cured or remedied (which may include a cash payment) by the Manager within 30 days following such judicial determination (pursuant to Section 10.2(b)(iv) of the Management Agreement), Holdings shall forfeit all Limited Partner Interests, Incentive Distribution Rights and Incentive Performance Distributions it holds as of the date of such termination of the Management Agreement.

At all times, including at the time the Incentive Distribution Payment is paid to the General Partner or the Common Units are listed on a national securities exchange, the General Partner shall be charged with its percentage of the Partnership’s Direct Costs and Administrative Costs in proportion to its share of revenues.

Section 5.9 Profits Interests.

The Incentive Distribution Rights are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43, and the Partnership, the General Partner, and Holdings shall file all federal income tax returns consistent with such characterization. By executing this Agreement, each Partner authorizes and directs the Partnership to elect to have the “safe harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “IRS Notice”), including any similar safe harbor in any finalized revenue procedure, revenue ruling or United States Treasury Regulation, apply to any Incentive Distribution Right or other interests issued by the Partnership for services rendered to or on behalf of the Partnership. For purposes of making such safe harbor election, the Partner designated as the “tax matters partner” pursuant to this Agreement is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Partnership and, accordingly, execution of such safe harbor election by the “tax matters member” constitutes execution of a “safe harbor election” in accordance with the IRS Notice or any similar provision of any final pronouncement. The Partnership and each Partner hereby agree to comply with all requirements of any such safe harbor, including any requirement that a Partner prepare and file all federal income tax returns reporting the income tax effects of each interest issued by the Partnership in connection with services in a manner consistent with the requirements of the IRS Notice or other final pronouncement.

Section 5.10 Interest and Withdrawal.

Subject to Section 5.6(ii) and Section 5.7(ii), no interest shall be paid by the Partnership on Capital Contributions. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Act.

Section 5.11 Partnership Funds.

(i) The General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and Assets of the Partnership, whether or not in the General Partner’s possession or control.

(ii) The General Partner shall not employ, or permit any Person to employ, the Partnership’s funds or Assets in any manner except for the exclusive benefit of the Partnership and shall prohibit the commingling of any funds of the Partnership with funds of any other Person; provided, however, that the General Partner may

Exhibit A-30

establish a fiduciary account pursuant to which subtrust accounts are maintained for the benefit of other Group Members if the Partnership’s funds are protected from the claims of the other Group Members and their creditors.

(iii) Advance payments to the General Partner, the Manager or their respective Affiliates are prohibited, except where necessary to secure tax benefits of prepaid drilling costs. These payments, if any, shall not include nonrefundable payments for completion costs prior to the time that a decision is made that the well or wells warrant a completion attempt.

(iv) The Partnership’s funds may not be invested in the securities of another Person except in the following instances:

(a) investments in working interests, undivided lease interests, royalty interests, production payments, mineral interests or other interests in oil and gas properties made in the ordinary course of the Partnership's business;

(b) temporary investments made in compliance with Section 5.11(v);

(c) multi-tier arrangements meeting the requirements of Section 5.11(vii);

(d) investments involving less than 5% of the Partnership’s capital which are a necessary and incidental part of a transaction for a Property Acquisition; and

(e) investments in entities established solely to limit the Partnership's liabilities associated with the ownership or operation of property or equipment, provided, in such instances duplicative fees and expenses shall be prohibited.

(v) Until proceeds from the offering of Units are invested in the Partnership's operations, such proceeds may be temporarily invested in income producing short-term, highly liquid investments, where there is appropriate safety of principal, including, but not limited to, U.S. Treasury Bills. Any such income shall be allocated pro rata to the Partners providing such Capital Contributions.

(vi) Any proceeds of the offering of Units of the Partnership not used, or committed for use, as evidenced by a written agreement, in the Partnership's operations within one year of the Offering Termination Date, except for necessary operating capital, must be distributed pro rata to the Unitholders as a return of capital, and the General Partner shall reimburse the Unitholders for selling, management fees and offering expenses allocable to the return of capital.

(vii) Participation in Other Partnerships.  If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), then the terms of any of these arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Agreement, including the following:

(i) there shall be no duplication or increase in Organization and Offering Costs, the General Partner’s compensation, Partnership expenses or other fees and costs;

(ii) there shall be no substantive alteration in the fiduciary and contractual relationship between the General Partner and the Unitholders; and

(iii) there shall be no diminishment in the voting rights of the Unitholders.

Section 5.12 Fully Paid and Non-Assessable Nature of Limited Partner Interests.

All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware Act.

Section 5.13 Organization and Offering Expenses.

At or promptly after (in any event not later than two (2) Business Days after) the Initial Closing Date, each Interim Closing Date and the Offering Termination Date, the Partnership will reimburse the General Partner in cash any Organization and Offering Expenses actually incurred and paid by the General Partner, up to an amount equal to the product of (a) 1.00% times (b) the aggregate Gross Proceeds on the Initial Closing

Exhibit A-31

Date or such Interim Closing Date or the Offering Termination Date, as applicable. Each payment to the General Partner pursuant to this Section 5.13 shall be made concurrently with the corresponding payment to the Manager pursuant to Section 5.2 of the Management Agreement in respect of the Initial Closing Date, each Interim Closing Date or the Offering Termination Date, as the case may be.

Notwithstanding the foregoing, the Partnership shall not reimburse the General Partner, the Manager, or their Affiliates for any Organization and Offering Expenses that would exceed, in the aggregate, an amount equal to 1.5% of the Gross Proceeds on the Offering Termination Date. Additionally, total reimbursements of Organization and Offering Expenses to the General Partner and the Manager under this Agreement and the Management Agreement, respectively, plus the aggregate amount of the monthly management fee paid to the Manager prior to the Offering Termination Date pursuant to Section 5.1 of the Management Agreement, which fee is calculated based on both offering proceeds raised and the Partnership’s average outstanding indebtedness, shall not exceed 15% of the Gross Proceeds received by the Partnership.

ARTICLE VI.
DISTRIBUTIONS; ALLOCATIONS AND CAPITAL ACCOUNTS

Section 6.1 Distributions; Distributions to Record Holders.

(i) Within 35 days following the end of each Month commencing with the fourth whole Month after the Initial Closing Date, the General Partner shall determine the amount of Available Cash, if any, for such Month, in accordance with U.S. GAAP and taking into account the Partnership’s current and anticipated future operating and capital needs. Commencing with the fourth whole Month after the Initial Closing Date and continuing each Month thereafter until the first to occur of the Listing, the date of the sale of all or substantially all of the Assets of the Partnership Group (the “Liquidity Event”) and the commencement of the Partnership’s liquidation, the General Partner shall determine, in its sole and absolute discretion, whether to distribute Available Cash, if any, in respect of such Month, to the Partners in accordance with Section 6.2. If the General Partner determines that Available Cash should be distributed for such Month, such distribution shall occur within 45 days following the end of the Month in respect of which such determination of Available Cash is made by the General Partner (the date such distribution is made is referred to as the “Distribution Date”).

(ii) Notwithstanding Section 6.1(i), in the event of (i) the Listing, distributions shall be made in accordance with Exhibit C as provided in Section 6.4(i)(b), (ii) the Liquidity Event, distributions to the Unitholders shall be subject to distributions to the holders of the Incentive Distribution Rights as provided in Section 6.4(i)(a), and (iii) the dissolution and liquidation of the Partnership, all receipts received during or after the Month in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(iii) The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

(iv) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date established by the General Partner for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 6.2 Distributions of Available Cash.

(i) Each distribution of Available Cash made by the Partnership pursuant to Section 6.1(i) for any Month until the Offering Termination Date shall be allocated and paid Pro Rata to the Record Holders of Units based upon their respective Percentage Interests (as of the Record Date established for such distribution).

(ii) Each distribution of Available Cash made by the Partnership pursuant to Section 6.1(i) for any Month after the Offering Termination Date and prior to the first to occur of the Liquidity Event and the Listing Date, shall be allocated and paid Pro Rata to the Record Holders of Units based upon their respective Percentage Interests (as of the Record Date established for such distribution). In this regard, the General Partner does not

Exhibit A-32

expect to pay monthly distributions to the Unitholders at a rate in excess of the Target Rate at any time prior to a Liquidity Event or the Listing Date.

(iii) After the Liquidity Event, the Liquidity Event Sale Price less the Liquidity Event Distribution Amount shall be distributed Pro Rata to the Record Holders of Units based on their respective Percentage Interests (as of the Record Date established for such distribution) and the Liquidity Event Distribution Amount shall be distributed Pro Rata to the holders of the Incentive Distribution Rights as provided in Section 6.4(i)(a).

(iv) Upon the Listing each holder of Incentive Distribution Rights shall be entitled to receive either newly issued Common Units or newly issued Subordinated Units of the Partnership as provided in Section 6.4(i)(b). After the Listing Date, distributions of Available Cash shall be allocated and paid to the Partners as set forth in Exhibit C and Exhibit C shall supersede Section 6.1, Section 6.2(i) and Section 6.2(ii).

(v) Cash distributions from the Partnership to the General Partner in respect of Partnership Interests shall only be made in conjunction with distributions to the Unitholders and out of funds properly allocated to the General Partner’s account.

Section 6.3 Restrictions on Distributions.

All distributions required to be made under this Agreement shall be made subject to Sections 17-607 and 17-804 of the Delaware Act and other applicable law, notwithstanding any other provision of this Agreement.

Section 6.4 Incentive Performance Distributions.

(i) Upon the earlier to occur of (a) the Liquidity Event and (b) the Listing Date, each holder of Incentive Distribution Rights shall be entitled to a distribution (each, an “Incentive Performance Distribution”) as follows:

(a) with respect to the Liquidity Event, an amount equal to the Liquidity Event Performance Distribution Amount, payable in cash concurrently with the distribution to Record Holders of Units of any portion of the Liquidity Event Sale Price; or

(b) with respect to the Listing, (x) at the option of such holder of Incentive Distribution Rights exercised by delivery to the General Partner of a notice in writing delivered prior to the distribution pursuant to this Section 6.4(i)(b), the right to receive either (A) newly issued Common Units or (B) newly issued Subordinated Units of the Partnership that, with respect to the right to participate in distributions, are subordinated to distributions on the Common Units, as set forth in Exhibit C hereto, and when issued, are convertible into Common Units on a one-for-one basis as set forth in Exhibit C (subject to appropriate adjustments in the event of any split, combination, recapitalization or other similar event involving the Common Units), which Subordinated Units shall have such rights and obligations determined by the General Partner at the time of the Listing), in either case, in an amount equal to the quotient of (1) the product of 12.5% times the aggregate Listing Performance Distribution Amounts for all Units Outstanding; divided by (2) the Current Market Price; and (y) the right to participate in distributions of Available Cash in excess of the First Distribution Threshold, as set forth in Exhibit C.

Section 6.5 Capital Accounts.

Capital Accounts shall be maintained and all items of income, gain, deduction, loss or credit shall be allocated among the Partners as provided in Exhibit B.

ARTICLE VII.
MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1 Management.

(i) On the Initial Closing Date, the Partnership and the Operating Subsidiary entered into the Management Agreement with the Manager. The General Partner shall conduct, direct and manage all activities of the Partnership, including making all decisions for the Partnership that are required to be made, under the Management Agreement. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no

Exhibit A-33

Unitholder shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.4, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(a) cause the Partnership to enter into and perform its obligations pursuant to the Management Agreement with the Manager, including causing the Partnership to approve or reject any acquisitions, operations or other activities or transactions recommended by the Manager as contemplated by the Management Agreement, supervising the activities of the Manager under the Management Agreement, and to otherwise cause the Partnership to enforce its rights under the Management Agreement;

(b) cause the Partnership to enter into the Dealer Manager Agreement with the Dealer Manager and to perform the Partnership’s obligations thereunder;

(c) cause the Partnership and the Operating Subsidiary to acquire interests in oil and gas properties, including Property Acquisitions identified by the Manager pursuant to the Management Agreement;

(d) cause the Partnership to enter into Hedge Contracts, subject to the provisions of the hedging policy as adopted from time to time by the General Partner’s Board of Directors on behalf of the Partnership;

(e) on behalf of the Partnership Group, the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;

(f) on behalf of the Partnership Group, the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or Assets of the Partnership;

(g) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the Assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (g) being subject, however, to any prior approval that may be required by Section 7.4 and subject to Article XIV;

(h) the use of the Assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.7(i), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

(i) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular Assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(j) the distribution of Partnership cash;

(k) the selection and dismissal of employees and officers and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(l) the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

(m) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited

Exhibit A-34

liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

(n) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(o) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(p) if the General Partner determines with the consent of the Board and the Manager that the Units may be eligible for listing on a National Securities Exchange, and that such listing would be in the best interests of other holders of Units, the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

(q) the purchase, sale or other acquisition of Units or Incentive Distribution Rights;

(r) the undertaking of any action in connection with the Partnership’s participation in any Group Member; and

(s) subject to Section 7.11(iv), the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.

(ii) Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in the Units of any class or Incentive Distribution Rights hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Management Agreement, the Dealer Manager Agreement and the Group Member Agreement of each other Group Member, and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in the Units or Incentive Distribution Rights; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership, the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

(iii) Prior to the Listing date, all actual and necessary expenses incurred by the Partnership, including, without limitation, costs, fees and expenses payable pursuant to the Management Agreement, the Dealer Manager Agreement, or any participating broker-dealer agreement, may be paid out of Capital Contributions, borrowed funds and revenues of the Partnership, except that funds will not be advanced or borrowed by the Partnership for the purpose of making distributions to the Unitholders if the amount advanced or borrowed would exceed the Partnership’s accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to the revenues. To the extent practicable, Direct Costs shall be billed directly to and paid by the Partnership.

(iv) Prior to the Listing date, the General Partner shall cancel any contract for services between the Partnership and the General Partner or any Affiliates of the General Partner without penalty upon 60 days’ advance notice after such request for cancellation has received the vote of the holders of a Unit Majority.

Section 7.2 Certain Fees Paid to the General Partner.

Exhibit A-35

(i) Commencing with the first Month after the Offering Termination Date, the Partnership shall pay to the General Partner a management fee in an amount equal to the product of (a) 0.083333% multiplied by (b) the sum of (i) the Gross Proceeds determined as of the last day of the preceding Month and the average outstanding indebtedness of the Partnership (determined on a consolidated basis) during the preceding Calendar Month, payable in cash concurrently with payment to the Manager of the Monthly Management Fee (as defined in the Management Agreement) pursuant to Section 5.1 of the Management Agreement.

(ii) In connection with the sale or other disposition by the Partnership Group of all or any portion of the Assets (other than the sale or other disposition in the ordinary course of business of oil, gas or other hydrocarbons produced from the Assets and the sale or other disposition of Assets to the General Partner, the Manager, and their respective Affiliates) (each such payment made to the General Partner in accordance with this sentence, the “GP Disposition Fee”), the Partnership will pay to the General Partner a disposition fee in an amount equal 0.5% of the Contract Sales Price of such Asset(s), payable in cash concurrently with payment by the Operating Subsidiary to the Manager of the Disposition Fee (as defined in the Management Agreement) pursuant to Section 5.4 of the Management Agreement. In addition to the payment of the GP Disposition Fee pursuant to this Section 7.2(ii), the Partnership Group shall pay directly or reimburse the General Partner for all expenses incurred in connection with the any sale or other disposition of any Asset(s).

(iii) In connection with the financing by the Partnership Group of any Property Acquisition or Asset, the assumption by any Group Member of any Loan(s) with respect to any Property Acquisition or Asset or refinancing by any Group Member of any Loan, the Partnership will pay to the General Partner a fee in an amount equal to 0.25% of the principal amount of any financing incurred (including the Partnership’s initial revolving credit facility) or refinanced by such Group Member or outstanding under any such Loan, payable in cash concurrently with payment by such Group Member to the Manager of the Financing Fee (as defined in the Management Agreement) pursuant to Section 5.5 of the Management Agreement in respect of such financing transaction.

Section 7.3 Certificate of Limited Partnership.

The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(i), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

Section 7.4 Restrictions on the General Partner’s Authority.

(i) Except as provided in Article XII and Article XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation, other combination or sale of ownership interests of the Partnership’s Subsidiaries) without the approval of the holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to (i) sell, exchange or otherwise dispose of less than all or substantially all of the Assets in furtherance of the purposes and business described in Section 2.4, (ii) sell, or enter into contracts to sell, production from the Assets or (iii) mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the Assets of the Partnership Group and shall not apply to any forced sale of any or all of the Assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of the holders of a Unit Majority, the General Partner shall not, on behalf

Exhibit A-36

of the Partnership, except as permitted under Section 4.6, Section 11.1 and Section 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

(ii) The General Partner will not cause the Partnership to acquire an interest in an oil and gas property located offshore or located outside of the United States without the approval of the holders of a Unit Majority.

(iii) Prior to the Listing Date, the General Partner will not take any action with respect to the Assets of the Partnership which the General Partner has determined will not primarily benefit the Partnership, including the utilization of Partnership funds as compensating balances for its own benefit and the commitment of future production.

(iv) Prior to the Listing date, the General Partner and any Affiliate of the General Partner may not:

(a) profit by drilling in contravention of its fiduciary obligations to the Unitholders, as provided in Section 5.11 or under any applicable law;

(b) receive any consideration for operator services provided to the Partnership, which is not anticipated by the General Partner, in excess of the competitive rate or duplicative of any other consideration or reimbursements received under this Agreement, nor benefit by interpositioning itself between the Partnership and the actual provider of the operator services; or

(c) benefit by interpositioning itself between the Partnership and the actual provider of drilling contractor services.

(v) Prior to the Listing date, the General Partner and its Affiliates may not accept any rebates or give-ups or participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement.

(vi) Prior to the Listing of the Partnership’s common equity, the Partnership will not exceed a 50% leverage ratio as determined on an annual basis and the Partnership shall not acquire any property in exchange for Units.

(vii) The General Partner may not cause the Units to be listed on a National Securities Exchange without the approval of the Board and the Manager.

(viii) Prior to the Listing Date, the General Partner will not, and shall cause its Affiliates not to, sell, transfer or convey any property to the Partnership, directly or indirectly, unless such sale, transfer or conveyance of property is fair and reasonable to the Unitholders and the following conditions are met:

(a) The Prospectus shall have disclosed the possibility that the General Partner, the Manager or their respective Affiliates may sell, transfer or convey property to the Partnership and whether or not the property may be sold from an existing inventory. In addition, the Partnership shall not pay an acquisition fee to the Manager in respect of any Property or Prospect acquired by the Partnership from the Manager or any of its Affiliates.

(b) The property (including any property acquired by the Partnership from the Manager or any of its Affiliates) is sold, transferred or conveyed to the Partnership at cost, unless the seller or transferor has cause to believe that cost is materially more than the fair market value of such property, in which case such sale should be made for a price not in excess of its fair market value; provided however, that if the sale, transfer or conveyance is from an affiliated Program that has held the property for more than two years and in which the General Partner or any of its Affiliates holds interests substantially similar to, or less than, its interest in the Partnership, the sale, transfer or conveyance may be made at fair market value.

(c) If the General Partner, the Manager or any of their respective Affiliates sells, transfers or conveys any oil, gas or other mineral interests or property to the Partnership, it must, at the same time, sell to the Partnership an equal proportionate interest in all its other property in the same Prospect.

(d) During a period of five years from the date of formation of the Partnership, if the General Partner or any of its Affiliates proposes to acquire an interest from an unaffiliated person in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been

Exhibit A-37

terminated without compensation within one year preceding such proposed acquisition, and (x) none of the General Partner or its Affiliates owns property in the Prospect separately from the Partnership, then none of the General Partner or its Affiliates shall be permitted to purchase an interest in the Prospect; and (y) if the General Partner or its Affiliates currently own a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the General Partner or its Affiliates, as applicable, in the same proportion as is the other property in the Prospect; provided, however, if cash or financing is not available to the Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then none of the General Partner or its Affiliates shall be permitted to purchase any additional interest in the Prospect. The Manager and its Affiliates shall not be subject to this Section 7.4(viii)(d).

(e) A sale, transfer or conveyance of less than all of the ownership of the General Partner, the Manager or their respective Affiliates in any lease interest or property is prohibited unless the interest retained by the General Partner, the Manager or their respective Affiliates is a proportionate Working Interest, the respective obligations of the General Partner, the Manager or their respective Affiliates and the Partnership are substantially the same after the sale of the interest by the General Partner, the Manager or their respective Affiliates and its interest in revenues does not exceed the amount proportionate to its retained working interest. The General Partner, the Manager or their respective Affiliates may not retain any overrides or other burdens on the interest conveyed to the Partnership.

(f) If the Partnership acquires property pursuant to a Farmout or joint venture from an affiliated Program, the aggregate compensation of the General Partner or its Affiliates, as applicable, associated with the property and any direct and indirect ownership interest in the property may not exceed the lower of the compensation and ownership interest the General Partner or its Affiliates, as applicable, could receive if the property were separately owned or retained by the Partnership or the affiliated Program.

(g) If the area constituting a Prospect is subsequently enlarged to encompass any area wherein the General Partner, the Manager or an Affiliate of the General Partner or the Manager or an owns a separate property interest, such separate property interest or a portion thereof shall be sold, or conveyed to the Partnership in accordance with this Section 7.4 if the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves which are attributable to such separate property interest and the activities of the Manager or an Affiliate of the Manager, as applicable, were not material in so establishing the existence of such Proved Undeveloped Reserves.

(h) The General Partner shall not enter into a Farmout to avoid its paying its share of costs, if any, related to drilling a well on an undeveloped Lease. The Partnership shall not Farmout an undeveloped Lease or well activity to the General Partner, the Manager or their respective Affiliates except as set forth below. Notwithstanding, this restriction shall not apply to Farmouts between the Partnership and another Program managed by the General Partner or its Affiliates, either separately or jointly, provided that the respective obligations and revenue sharing of all parties to the transactions are substantially the same and the compensation arrangement or any other interest or right of the General Partner or its Affiliates is the same, or, if different, the aggregate compensation of the General Partner and its Affiliates is reduced to reflect the lower compensation agreement.

The Partnership may Farmout an undeveloped Lease or Well activity only if the General Partner, exercising the standard of a prudent operator, determines that:

1. the Partnership lacks the funds to complete the oil and gas operations on the Lease or Well and cannot obtain suitable financing;

2. drilling on the Lease or the intended Well activity would concentrate excessive funds in one location, creating undue risks to the Partnership;

3. the Leases or Well activity have been downgraded by events occurring after assignment to the Partnership so that development of the Leases or Well activity would not be desirable; or

4. the best interests of the Partnership would be served.

Exhibit A-38

If the Partnership Farmouts a Lease or Well activity, the General Partner must retain on behalf of the Partnership the economic interests and concessions as a reasonably prudent oil and gas operator would or could retain under the circumstances prevailing at the time, consistent with industry practices.

If the Partnership sells any of its Asset(s) to the Manager or an Affiliate of the Manager (other than a Farmout to the Manager or an Affiliate of the Manager which shall be subject to this Section 7.4(viii) (h)), then the General Partner exercising the standard of a prudent operator must determine that:

(i) the sales price received by the Partnership from the Manager or such Affiliate, as the case may be, shall not be less than the higher of (A) the costs incurred by the Partnership for such Asset(s) and (B) the fair market value of such Asset(s) as determined by the Partnership; and

(ii) the other terms and conditions of such sale must be fair and reasonable to the Partnership.

The conditions set forth in Section 7.4(viii) (c), (d), (e) and (g) above, shall not apply to another Program in which the interest of the General Partner or its Affiliates, as applicable, is substantially similar to or less than its interest in the Partnership.

(i) The General Partner and its Affiliates shall not retain any Overriding Royalty Interest on the Leases, Prospects and other properties acquired by the Partnership.

(ix) Prior to the Listing Date, the General Partner will not, and shall cause its Affiliates not to, purchase or acquire any property from the Partnership, directly or indirectly, unless such purchase or acquisition of property is fair and reasonable to the Unitholders and the following conditions are met:

(a) A sale, transfer or conveyance, including a Farmout, of any producing or non-producing property from the Partnership to the General Partner or its Affiliates, other than an Affiliated Program, must be made at the higher of cost or fair market value.

(b) A sale, transfer or conveyance of a producing property from the Partnership to the General Partner or its Affiliates, other than an Affiliated Program in which the interest of the General Partner or its Affiliates, is substantially similar to or less than its interest in the Partnership, shall not be permitted except in connection with the liquidation of the Partnership and then only at fair market value. Any acquisition by the Manager or an affiliate of the Manager of any producing oil or natural gas property from the Partnership must be at fair market value supported by an appraisal of an Independent Expert selected by the General Partner. Any such appraisal of the property must be maintained in the Partnership’s records for at least six years.

(c) Except in connection with Farmouts or joint ventures made in compliance with Section 7.4(viii)(f), a transfer of a non-producing property from the Partnership to an Affiliated drilling Program must be made at fair market value if the property has been held for more than two years. Otherwise, if the General Partner deems it to be in the best interest of the Partnership, the transfer may be made at cost.

(d) A transfer of any type of property from the Partnership to an affiliated Production Purchase or Income Program must be made at no more than fair market value if the property has been held for more than six months or there have been significant expenditures made in connection with the property. Otherwise, if the General Partner deems it to be in the best interest of the Partnership, the transfer may be made at cost as adjusted for intervening operations.

However, these prohibitions shall not apply to joint ventures or Farmouts among Affiliated Programs, provided that:

(i) the respective obligations and revenue sharing of all parties to the transaction are substantially the same; and

(ii) the compensation arrangement or any other interest or right of either the General Partner or any of its Affiliates is the same in each Affiliated Program or if different, the aggregate compensation of the General Partner or the Affiliate is reduced to reflect the lower compensation arrangement.

Exhibit A-39

(x) For purposes of Section 7.4(viii) and Section 7.4(ix), a determination of fair market value must be supported by an appraisal from an Independent Expert. Such opinion and any associated supporting information must be maintained in the Partnership's records for at least six years.

(xi) Notwithstanding anything to the contrary, any restrictions on the General Partner’s authority under Section 7.4(iii), Section 7.4(iv), Section 7.4(v), Section 7.4(viii), and Section 7.4(ix) shall terminate and cease to be of any force or effect after the Listing Date.

(xii) All benefits from marketing arrangements or other relationships affecting the property of the General Partner or its Affiliates, including its Affiliated Programs and the Partnership, shall be fairly and equitably apportioned according to the respective interests of each in the property.

(xiii) Any agreement or arrangement which binds the Partnership must be disclosed in the Prospectus.

Section 7.5 Reimbursement of the General Partner.

(i) Except as provided in Section 5.13, Section 7.2, Section 7.5(ii) and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

(ii) The General Partner shall be reimbursed on a Monthly basis for all of the allocable portion of Administrative Costs or Direct Costs it incurs or payments it makes on behalf of the Partnership Group. The General Partner shall determine the expenses that are allocable to the Partnership Group. All reimbursements under this Section 7.5(ii) shall be supportable as to the necessity thereof and the reasonableness of the amount charged and supported by appropriate invoices or other documentation. Reimbursements pursuant to this Section 7.5 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.8. The General Partner may be reimbursed for administrative costs, provided such costs are reasonably allocated to the Partnership Group on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. No portion of the salaries, benefits, compensation or remuneration of controlling persons shall be reimbursed as administrative costs. Controlling persons include directors, executive officers and those holding 5% or more equity interest in the General Partner or a person having power to direct or cause the direction of the General Partner, whether through the ownership of voting securities, by contract, or otherwise.

A description of the method to be used for allocating costs shall be clearly described in the prospectus and such allocations must be audited annually by the General Partner’s independent certified public accountants. The Partnership Agreement shall require the independent certified public accountants to provide written attestation annually, to be included as part of the Partnership's annual report, that the method used to make allocations was consistent with the method described in the prospectus and that the total amount of costs allocated did not materially exceed the amounts incurred by the General Partner. If the General Partner subsequently decides to allocate expenses in a manner different from that described in the prospectus, such change must be reported to the participants together with an explanation of why such change was made and the basis used for determining the reasonableness of the new allocation method.

Section 7.6 Outside Activities.

(i) After the Initial Closing Date, the General Partner, for so long as it is the General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a Limited Partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member. Notwithstanding the foregoing, the General Partner is only required to devote as much of its time to the Partnership as is necessary to manage the affairs of the Partnership and the General Partner may manage multiple partnerships simultaneously.

Exhibit A-40

(ii) Each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by law to any Group Member or any Partner or Assignee. None of any Group Member, any Unitholder or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, or the partnership relationship established hereby in any business ventures of any Indemnitee.

(iii) Notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any fiduciary duty or any other obligation of any type whatsoever of any Indemnitee for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the Indemnitees shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Partnership. Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Indemnitee (including the General Partner). An Indemnitee (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership, shall have the right to pursue such potential transaction, agreement, arrangement or other matter only if it first has determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances, and such Indemnitee (including the General Partner) shall not be liable to the Partnership, any Unitholder or any other Person for breach of any fiduciary or other duty by reason of the fact that such Indemnitee (including the General Partner) pursues or acquires such opportunity for itself, or directs such opportunity to another Person.

(iv) The General Partner and each of its Affiliates may acquire Units or Incentive Distribution Rights in addition to those acquired on the Initial Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units or Incentive Distribution Rights acquired by them. The term “Affiliates” when used in this Section 7.6(iv) with respect to the General Partner shall not include any Group Member.

(v) The Partners (and the General Partner on behalf of the Partnership) hereby:

(a) agree that (A) the terms of this Section 7.6, to the extent that they modify or limit a duty, if any, that a Partner (other than the General Partner) may have to the Partnership or another Partner, are reasonable in form, scope and content; and (B) the terms of this section shall control to the fullest extent possible if it is in conflict with a duty, if any, that a Partner (other than the General Partner) may have to the Partnership or another Partner, under the Delaware Act or any other applicable law, rule or regulation; and

(b) waive a duty, if any, that a Partner may have to the Partnership or another Partner, under the Delaware Act or any other applicable law, rule or regulation to the extent necessary to give effect to the terms of this section;

it being expressly acknowledged and affirmed by the Partners (and the General Partner on behalf of the Partnership) that the execution and delivery of this Agreement by the Partners are of material benefit to the Partnership and the Partners and that the Partners would not be willing to execute and deliver this Agreement without the benefit of this section.

Section 7.7 Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.

(i) The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than its

Exhibit A-41

interest costs nor greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans for the same purpose made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by the General Partner. Neither the General Partner nor any Affiliate shall receive points or other financing charges or fees, regardless of amount, although the borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) actually incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.7(i) and Section 7.7(ii), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.

(ii) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner. No Group Member (including the Partnership) may lend funds to the General Partner or any of its Affiliates (other than another Group Member) or to the Manager or any of its Affiliates.

(iii) No borrowing by any Group Member (including the Partnership) or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty, expressed or implied, of the General Partner or its Affiliates to the Partnership or the Unitholders by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the General Partner or its Affiliates (including in their capacities as Unitholders) to exceed the amount that would have been distributed to the General Partner of such Affiliate without such borrowing, provided that in no event shall funds be advanced or borrowed by the Partnership for distributions to the General Partner and the Unitholders if the amount of the distributions would exceed the Partnership’s accrued and received revenues for the previous four quarters, less paid and accrued Operating Costs with respect to the revenues. The determination of revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied.

Section 7.8 Indemnification.

(i) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless (i) unless the General Partner has made a good faith determination that the course of conduct which caused such liability was in the best interests of the Partnership and such Indemnitee was acting on behalf of or performing services for the Partnership and did not act in bad faith or engage in fraud, negligence, misconduct or, in the case of a criminal matter, did not act with knowledge that the Indemnitee’s conduct was unlawful; or (ii) with respect to liabilities arising from or out of an alleged violation of federal or state securities laws, unless (1) there has been a successful adjudication on the merits of each count; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (3) a court of competent jurisdiction approves a settlement of the claims against such Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court has been advised of the position of the Commission and the position of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification of violations of securities laws; provided, further, no indemnification pursuant to this Section 7.8 shall be available to the General Partner or its Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Dealer Manager Agreement or Management Agreement (other than obligations incurred by the General Partner on behalf of the Partnership). Any indemnification pursuant to this Section 7.8 shall be made only out of the tangible net assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(ii) To the fullest extent permitted by law and subject to the Partnership having sufficient funds available, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to

Exhibit A-42

Section 7.8(i) in defending any claim, demand, action, suit or proceeding relating to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, from time to time, may be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified; provided, that (i) such legal action is initiated by a third party who is not a Unitholder or, if such legal action is initiated by a Unitholder, a court of competent jurisdiction shall have approved such advancement and (ii) upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount together with the applicable legal rate of interest thereon if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.8.

(iii) The indemnification provided by this Section 7.8 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Dealer Manager Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(iv) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine and which is customary in the oil and gas industry, against any liability that may be asserted against, or expense that may be incurred by, the General Partner, its Affiliates and such Persons in connection with the Partnership’s activities or the General Partner’s, its Affiliates’ or such Persons’ activities on behalf of the Partnership; provided, that the Partnership shall not incur the cost of that portion of any insurance which insures the General Partner, its Affiliates or such Persons for any liability as to which the Partnership would not have the power to indemnify the General Partner, its Affiliates or such Persons against such liability under the provisions of this Agreement.

(v) For purposes of this Section 7.8, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.8(i); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(vi) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(vii) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.8 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(viii) The provisions of this Section 7.8 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(ix) No amendment, modification or repeal of this Section 7.8 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 Liability of Indemnitees.

(i) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Unitholders or any other Persons who have acquired interests in the Units or Incentive Distribution Rights, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee if:

Exhibit A-43

(a) the Indemnitee determined in good faith that the course of conduct was in the best interest of the Partnership;

(b) the Indemnitee was acting on behalf of, or performing services for, the Partnership; and

(c) the Indemnitee did not act in bad faith or engage in fraud, negligence, misconduct or, in the case of a criminal matter, did not act with knowledge that the Indemnitee’s conduct was criminal.

(ii) Subject to its obligations and duties as General Partner set forth in Section 7.1(i), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents.

(iii) After the Listing Date, to the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

(iv) Any amendment, modification or repeal of this Section 7.9 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.9 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.10 Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(i) Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates or an Indemnitee, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action by the General Partner or its Affiliates or an Indemnitee in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval (after the Listing Date), (ii) approved by the holders of a Unit Majority (excluding Units owned by the General Partner and its Affiliates), (iii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties; (iv) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership); or (v) expressly authorized under the provisions of this Agreement. After the Listing Date, the General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval. If, either before or after the Listing Date, the General Partner’s Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii), (iv) or (v) above, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith, and in any proceeding brought by any Unitholder or by or on behalf of such Unitholder or any other Unitholder or the Partnership challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. In addition, after the Listing Date, if Special Approval is sought, then it shall be presumed that, in making its decision, the Conflicts Committee acted in good faith, and if the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies any of the standards set forth in clauses (iii), (iv) or (v) above or that a director satisfies the eligibility requirements to be a member of the Conflicts Committee, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith. After the Listing Date, in any proceeding brought by any Unitholder or by or on behalf of such Unitholder or any other Unitholder or the Partnership challenging any action by the Conflicts Committee with respect to any matter referred to the Conflicts Committee for Special Approval by the General Partner, any determination by the Board of Directors that the resolution or course of action taken with respect to a conflict of interest satisfies any of the standards set forth in clauses (iii) or (iv) above or any determination by the Board of Directors that a director satisfies the eligibility requirements to be a member of

Exhibit A-44

the Conflicts Committee, the Person bringing or prosecuting such proceeding shall have the burden of overcoming the presumption that the Conflicts Committee or the Board of Directors, as applicable, acted in good faith. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners and shall not constitute a breach of this Agreement.

(ii) Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the General Partner, or such Affiliates causing it to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different duties (including fiduciary duty) or standards imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby, subject to the Delaware Act and any other applicable law, rule or regulation and the implied covenant of good faith and fair dealing imposed under Delaware law. In order for a determination or other action to be in “good faith” for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must believe that the determination or other action is in the best interests of the Partnership.

(iii) Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so: (i) are entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to the Partnership, any Unitholder; and (ii) shall not be required to act in good faith or pursuant to any other duty or standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, subject to the implied covenant of good faith and fair dealing imposed under Delaware law. By way of illustration and not of limitation, whenever the phrase, “at the option of the General Partner,” or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever the General Partner votes or transfers its Partnership Interests, or refrains from voting or transferring its Partnership Interests, it shall be acting in its individual capacity.

(iv) The General Partner’s organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its member(s), if the General Partner is a limited liability company, stockholder(s), if the General Partner is a corporation, or the member(s) or stockholder(s) of the General Partner’s general partner, if the General Partner is a partnership.

(v) Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any Asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates or any Indemnitee, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates or any Indemnitee to enter into such contracts shall be at its option.

(vi) The Indemnitees (other than the General Partner) shall not have any duties or liabilities, including fiduciary duties, to the Partnership or any Unitholder and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the Indemnitees (other than the General Partner) otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the Indemnitees (other than the General Partner).

(vii) The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.10.

Exhibit A-45

Section 7.11 Other Matters Concerning the General Partner.

(i) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(ii) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel or fairness opinion of an investment banker) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion. Without limiting the forgoing, if the General Partner receives a fairness opinion from an investment banker regarding the fairness, from a financial point of view, of a transaction or the consideration paid or payable in a transaction, including a purchase or sale of property or in connection with Listing, and the General Partner relies on such opinion in taking or omitting to take an action, such action shall be conclusively presumed to have been taken or not taken in good faith.

(iii) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

(iv) The General Partner and any Affiliate shall not render to the Partnership any oil field, equipage, or other services nor sell or lease to the Partnership any equipment or related supplies unless:

(a) the Person is engaged, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering the services or selling or leasing the equipment and supplies to a substantial extent to other persons in the natural gas and oil industry in addition to any Programs in which the General Partner or an Affiliate has an interest; and

(b) the compensation, price, or rental therefor is competitive with the compensation, price, or rental of other persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Partnership.

If the Person is not engaged in such a business, then the compensation, price or rental shall be the Cost of the services, equipment or supplies to the Person or the competitive rate which could be obtained in the area, whichever is less. Documentation demonstrating compliance with this Section 7.11(iv) with respect to any subcontractor services provided by the General Partner or its Affiliates shall be maintained for the life of the Partnership.

(v) Any services for which the General Partner or an Affiliate is to receive compensation, other than those described in this Agreement or the Prospectus, shall be set forth in a written contract which precisely describes the services to be rendered and all compensation to be paid. These contracts shall be cancelable without penalty on 60 days’ prior written notice by Unitholders whose Units equal a majority of the total Outstanding Units.

(vi) With respect to Units owned by the General Partner or its Affiliates, the General Partner and its Affiliates may not vote or consent on any transaction between the Partnership and the General Partner or its Affiliates.

Section 7.12 Purchase or Sale of Units; Incentive Distribution Rights.

The General Partner may cause the Partnership to purchase or otherwise acquire Units and Incentive Distribution Rights. Such Units and Incentive Distribution Rights shall be held by the Partnership as treasury securities unless they are expressly cancelled by action of an appropriate officer of the General Partner. As long as Units and Incentive Distribution Rights are held by any Group Member, such Partnership Interests shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Units or Incentive Distribution Rights for its own account, subject to the provisions of Articles IV and X.

Exhibit A-46

Section 7.13 Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all Assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Unitholder hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII.
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1 Records and Accounting.

The General Partner shall keep or cause to be kept by the Manager under the Management Agreement at the principal office of the Partnership or Manager appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Unitholders any information required to be provided pursuant to Section 3.4(i). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders of Units, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP. Upon the dissolution of the Partnership, the General Partner shall maintain and preserve all books and records with respect to the Partnership’s business for 4 years; provided, that logs, well reports and other drilling data may be kept confidential for a reasonable period of time. In addition, the General Partner shall maintain and preserve during the term of the Partnership and for six years thereafter all accounts, books and other relevant documents which include a record that each Unitholder meets the suitability standards established in connection with an investment in the Partnership, and any appraisal of the fair market value of the Partnership’s Assets, along with associated supporting information.

Section 8.2 Fiscal Year.

The fiscal year of the Partnership shall be a fiscal year ending December 31.

Section 8.3 Reports.

(i) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each calendar year prior to the Listing, the General Partner shall use its reasonable commercial efforts to cause to be mailed or otherwise made available, by any reasonable means (including posting on or accessible through the Partnership’s website and by filing with the Commission) to each Record Holder of a Unit, as of a date selected by the General Partner, a report containing unaudited consolidated financial statements of the Partnership Group and such other information as may be required by applicable law, regulation or rule of the Commission or any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

Exhibit A-47

(ii) As soon as practicable, but in no event later than (i) 120 days after the close of each calendar year of the Partnership and (ii) commencing with the year following the investment of substantially all of the Partnership’s subscriptions, within 75 days after the end of the first six months of the Partnership’s calendar year, the General Partner shall cause to be mailed or otherwise transmitted to each Record Holder of a Unit, as of a date selected by the General Partner, a report containing the following information:

(a) Consolidated financial statements of the Partnership Group for such period, including a balance sheet and statements of operations, partners' equity and cash flows prepared in accordance with U.S. GAAP and accompanied by a report of an independent certified public accountant stating that its audit was made in accordance with generally accepted auditing standards and that in its opinion such financial statements present fairly the financial position, results of operations, partners' equity and cash flows in accordance with U.S. GAAP, except that semiannual reports need not be audited.

(b) A summary itemization, by type or classifications of the total fees and compensation, including any administrative cost reimbursements and operating fees, paid by the Partnership Group, or indirectly on behalf of the Partnership Group, to the General Partner and its Affiliates together with a written attestation that the method used to make allocations was consistent with the method described in the Prospectus and that the total amount of costs allocated did not materially exceed the amounts incurred by the General Partner or if the method used to make allocations has changed, a statement of such change and an explanation of why such change was made and the basis used for determining the reasonableness of the new allocation method. If compensation is paid on a subordinated interest, a reconciliation of all such payments to the conditions precedent and limitations thereto will be included.

(c) A description of each oil and gas property in which the Partnership Group owns an interest, including the cost, location, number of acres under lease and the interest owned therein by the Partnership, except succeeding reports need contain only material changes, if any, regarding such property.

(d) A list of the wells drilled or abandoned by the Partnership Group during the period of the applicable report (indicating whether each of such wells has or has not been completed), and a statement of the cost of each well completed or abandoned. Justification shall be included for wells abandoned after production has commenced.

(e) A description of all Farmouts, farmins and joint ventures, made during the period of the applicable report, including the General Partner's rationale for the arrangement and a description of the material terms.

(f) If applicable, (1) a schedule reflecting the total costs of the Partnership Group during the period covered by the applicable report, and where applicable, the costs pertaining to each oil and gas prospect, the costs paid by the General Partner and the costs paid by the other Partners, (2) the total revenues of the Partnership Group, the revenues received or credited to the General Partner and the revenues received or credited to the other Partners, and (3) a reconciliation of such expenses and revenues to the limitations prescribed.

(g) Beginning with the calendar year succeeding the calendar year in which the Initial Closing Date occurs, a computation of the total estimated oil and gas Proved Reserves of the Partnership Group and dollar value thereof in accordance with the rules and regulations of the Commission and of each Partner's interest in such reserve value. The reserve computations shall be based upon engineering reports prepared by qualified independent petroleum consultants. In addition, there shall be included an estimate, based on the reserve report(s), of the time required for the extraction of such estimated Proved Reserves and the present worth of such reserves, with a statement that, because of the time period required to extract such reserves, the present value of revenues to be obtained in the future is less than if immediately receivable.

(iii) As soon as possible, and in no event more than 90 days after the General Partner becomes aware that the Partnership’s estimated Proved Reserves have been reduced by 10% or more as compared to the most recent estimate provided to the Parties, excluding any reduction resulting from normal production, sales of reserves or product price changes, a computation and estimate shall be sent to each Partner.

Exhibit A-48

(iv) After the Partnership commences its operational phase, as soon as possible after the end of each quarter, a quarterly cash receipts and disbursements statement shall be sent to each Partner.

(v) Upon request by any Administrator, the General Partner shall file with the Administrator a copy of each report set forth in this Section 8.3, concurrently with such report being mailed or made available to each Record Holder of a Unit.

(vi) The Unitholders and/or their representatives shall be permitted access to all Partnership records, provided that access to the Unitholders List (as defined in Section 10.1(ii)) shall be subject to Section 3.5. Subject to Section 8.1 and the foregoing, a Unitholder may inspect and copy any of the Partnership’s records after giving adequate notice to the General Partner at any reasonable time.

Notwithstanding the foregoing, the General Partner may keep logs, well reports, and other drilling and operating data confidential for reasonable periods of time. The General Partner may release information concerning the operations of the Partnership to the sources that are customary in the industry or required by rule, regulation, or order of any regulatory body.

(vii) Notwithstanding anything to the contrary, after the Listing Date, the provisions of Section 8.3, other than Section 8.3(vi), shall terminate and cease to bear any force or effect, and after the Listing Date, so long as any class of the Partnership’s Partnership Interests are listed for trading on a National Securities Exchange, the Partnership shall file such annual, quarterly and current reports as required by the rules and regulations of the Commission or such National Securities Exchange.

ARTICLE IX.
TAX MATTERS

Section 9.1 Tax Returns and Information.

The Partnership shall timely (taking into account applicable extensions) file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and the taxable year or years that it is required by law to adopt, from time to time, as determined by the General Partner. In the event the Partnership is required to use a taxable year other than a year ending on December 31, the General Partner shall use reasonable efforts to change the taxable year of the Partnership to a year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them as soon as available and in no event later than March 15 of each year. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 9.2 Tax Elections.

Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any elections permitted by the Code.

Section 9.3 Tax Controversies.

Subject to the provisions hereof, the General Partner is designated as the “tax matters partner” (as defined in Section 6231(a)(7) of the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

Section 9.4 Withholding.

Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.2 and B1.2 of Exhibit B in the amount of such withholding from such Partner.

Exhibit A-49

ARTICLE X.
ADMISSION OF PARTNERS

Section 10.1 Admission of Unitholders.

(i) By acceptance of the transfer of any Limited Partner Interests in accordance with Article IV or the acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger consolidation pursuant to Article XIV, and except as provided in Section 4.9, each transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer, issuance or admission is reflected in the books and records of the Partnership and such Limited Partner becomes the Record Holder of the Limited Partner Interests so transferred, (ii) shall become bound by the terms of this Agreement, (iii) represents that the transferee has the capacity, power and authority to enter into this Agreement, (iv) grants the power of attorney set forth in Section 2.6 and (v) makes the consents and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Limited Partner, or Record Holder of a Limited Partner Interest without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest and until such Person is reflected in the books and records of the Partnership as the Record Holder of such Limited Partner Interest. The rights and obligations of a Person who is a Non-citizen Assignee shall be determined in accordance with Section 4.9.

(ii) The name, mailing address and business telephone numbers of each Limited Partner together with the type and number of Units held shall be listed alphabetically (the “Unitholders List”) on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent. The General Partner shall update the books and records of the Partnership from time to time as necessary and in no event less often than quarterly to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Limited Partner Interest may be represented by a Certificate, as provided in Section 4.1.

(iii) With respect to any Limited Partner that holds Units representing Limited Partner Interests for another Person’s account (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such Limited Partner shall, in exercising the rights of a Limited Partner in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, take all action as a Limited Partner by virtue of being the Record Holder of such Units at the direction of the Person who is the Beneficial owner, and the Partnership shall be entitled to assume such Limited Partner is so acting without further inquiry.

(iv) Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(i).

Section 10.2 Admission of Successor General Partner.

A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or Section 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.3 Amendment of Agreement and Certificate of Limited Partnership.

To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the records of the Partnership to reflect such

Exhibit A-50

admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

Exhibit A-51

ARTICLE XI.
WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1 Withdrawal of the General Partner.

(i) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);

(a) The General Partner voluntarily withdraws from the Partnership as provided in Section 11.1(ii)(i);

(b) The General Partner transfers all of its rights as General Partner pursuant to Section 4.6;

(c) The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(i)(c); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(d) A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(e) (A) If the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) if the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) if the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise, in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(i)(c), Section 11.1(i)(d), or Section 11.1(i)(e)(A), Section 11.1(i)(e)(B), Section 11.1(i)(e) (C) or Section 11.1(i)(e) (E) occurs, the withdrawing General Partner shall give notice to the Unitholders within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(ii) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) the General Partner voluntarily withdraws by giving at least 120 days’ advance notice of its intention to withdraw to the Unitholders; provided, that prior to the effective date of such withdrawal, the Partnership has completed its primary drilling or acquisition activities, the withdrawal is approved by the holders of a Unit Majority (excluding Units owned by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Unitholder or any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed); or (ii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(i)(b). The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(i)(a), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing

Exhibit A-52

member. The successor General Partner shall have an option to purchase at least 20% of the Combined Interest for the value determined by the Independent Expert. In this event, the successor General Partner may elect to pay the purchase price by means of a non-interest bearing unsecured promissory note coming due in no less than five years with equal installments each year. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

Section 11.2 Removal of the General Partner.

The General Partner may be removed as General Partner of the Partnership upon a vote of the holders of a Unit Majority (excluding Units owned by the General Partner, the Manager and their respective Affiliates). Upon the removal of the General Partner, the Departing General Partner and the successor General Partner shall mutually select an Independent Expert to value the Departing General Partner’s General Partner Interest and its general partner interest (or equivalent interest), if any, in the other Group Members and all of its Incentive Distribution Rights (collectively, the “Combined Interest ”). The successor General Partner shall have an option to purchase at least 20% of the Combined Interest for the value determined by the Independent Expert. In this event, the successor General Partner may elect to pay the purchase price by means of an interest bearing unsecured promissory note coming due in no less than five years with equal installments each year. The interest rate shall be that charged on comparable loans.

Section 11.3 Interest of Departing General Partner and Successor General Partner.

(i) In the event of withdrawal of the General Partner, if the successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing General Partner shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner, to require its successor to purchase the Combined Interest in exchange for $100.00 in cash.

(ii) If a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount of $100.00.

Section 11.4 Withdrawal of Unitholders.

No Unitholder shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII.
DISSOLUTION AND LIQUIDATION

Section 12.1 Dissolution.

The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or Section 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

(i) an Event of Withdrawal of the General Partner as provided in Section 11.1(i) (other than Section 11.1(i)(b)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(ii) or Section 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3;

(ii) an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;

Exhibit A-53

(iii) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(iv) at any time there are no Unitholders, unless the Partnership is continued without dissolution in accordance with the Delaware Act.

Section 12.2 Continuation of the Business of the Partnership After Dissolution.

Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(i)(a) or Section 11.1(i)(c) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1 or Section 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(i)(d), Section 11.1(i)(e) or Section 11.1(i)(vi), then, to the maximum extent permitted by applicable law, within 180 days thereafter, the holders of a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(a) the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(b) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(c) the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).

Section 12.3 Liquidator.

Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 12.2, the General Partner shall select one or more Persons (which may be the General Partner) to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by the holders of a Unit Majority. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by the holders of a Unit Majority. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the holders of a Unit Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.4) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Exhibit A-54

Section 12.4 Liquidation.

The Liquidator shall proceed to dispose of the Assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

(i) The Assets may be disposed of by public or private sale or by distribution in kind to a liquidating trust or similar entity for the benefit of the Unitholders on such terms as the Liquidator and such Partner or Partners may agree; provided, however, that distributions in kind may be distributed to the Unitholders if (i) at the time of the distribution, the General Partner provides the Unitholders the right to elect to receive a distribution in kind and the Unitholder exercises such right after being advised of the risks associated with such direct ownership and (ii) there are alternative arrangements in place which assure the Unitholders that they will not, at any time, be responsible for the operation or disposition of the Partnership’s properties. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(iii) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s Assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s Assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s Assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(ii) Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(iii) All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(ii) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(iii)) for the taxable period of the Partnership during which the liquidation of the Partnership occurs.

Section 12.5 Cancellation of Certificate of Limited Partnership.

Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6 Return of Contributions.

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership Assets.

Section 12.7 Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Section 12.8 Capital Account Restoration.

No Unitholder shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

Exhibit A-55

ARTICLE XIII.
AMENDMENT OF PARTNERSHIP AGREEMENT;
MEETINGS; RECORD DATE

Section 13.1 Amendments to be Adopted Solely by the General Partner.

Each Partner agrees that the General Partner, without the approval of any Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(i) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(ii) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(iii) a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

(iv) a change that the General Partner determines, (i) does not adversely affect the Unitholders (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the Listing of the Units or the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, including, but not limited to, any amendments to the provisions of this Agreement, including Exhibit B, to reflect the maintenance of Capital Accounts and allocations typical of a partnership whose units are listed on a National Securities Exchange or (iii) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(v) a change in the fiscal year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Month” and the dates on which distributions are to be made by the Partnership;

(vi) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(vii) prior to the Listing, an amendment that is necessary to comply with the NASAA Guidelines;

(viii) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(ix) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(x) an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

(xi) any merger, conveyance or conversion pursuant to Section 14.3(iv); or

Exhibit A-56

(xii) any other amendments substantially similar to the foregoing, including any Roll-Up pursuant to Section 14.6.

Section 13.2 Amendment Procedures.

Except as provided in Section 13.1 and Section 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed by the General Partner; provided, however, that the General Partner shall have no duty or obligation to propose any amendment to this Agreement. A proposed amendment shall be effective upon its approval by the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 13.3 Amendment Requirements.

(i) Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of (i) in the case of any provision of this Agreement other than Section 11.2 or Section 13.4, reducing such percentage or (ii) in the case of Section 11.2 or Section 13.4, increasing such percentages, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute (x) in the case of a reduction as described in sub-clause (a)(i) hereof, not less than the voting requirement sought to be reduced, (y) in the case of an increase in the percentage in Section 11.2, not less than 90% of the Outstanding Units, or (z) in the case of an increase in the percentage in Section 13.4, not less than a majority of the Outstanding Units.

(ii) Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations, increase or decrease the profit or loss sharing or required Capital Contribution of any Unitholder or the General Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(iii), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option; or (iii) affect the classification of the Partnership’s income and loss for federal income tax purposes without the unanimous approval of all Unitholders.

(iii) Except as provided in Section 14.3, and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners or Assignees as contemplated in Section13.1, any amendment that would have an adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected. In addition, after the Initial Closing Date, the Partnership shall not issue additional Incentive Distribution Rights without the prior approval of Holdings.

(iv) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(ii), no amendments shall become effective without the approval of the holders of at least a majority of the Outstanding Units voting as a single class.

(v) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

Section 13.4 Special Meetings.

All acts of Unitholders to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Prior to the Listing Date, special meetings of the Unitholders may be called by the General Partner or by Unitholders owning 10% or more of the Outstanding Units. After the Listing Date, special meetings of the Unitholders may be called by the General Partner or by Unitholders owning 20% of the

Exhibit A-57

Outstanding Units of a class. Unitholders shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Unitholders wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 15 days after receipt of such a call from Unitholders or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting in the United States mail to the Unitholders either directly or indirectly through the Transfer Agent. A meeting shall be held at a reasonable time and place determined by the General Partner on a date not less than 30 days nor more than 60 days after the mailing of notice of the meeting; provided, that the date for such meeting may be extended for a period of up to 60 days if, in the opinion of the General Partner, such additional time is necessary to permit preparation of proxy or information statements or other documents required to be delivered in connection with such meeting by the Commission or other regulatory authorities. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business, and if any such vote were to take place, to the fullest extent permitted by law, it shall be deemed null and void to the extent necessary so as not to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

Section 13.5 Notice of a Meeting.

Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 15.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6 Record Date.

For purposes of determining the Unitholders of the class or classes of Limited Partner Interests entitled to notice of or to vote at a meeting of the Unitholders or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Unitholders are requested in writing by the General Partner to give such approvals. If the General Partner does not set a Record Date, then (a) the Record Date for determining the Unitholders entitled to notice of or to vote at a meeting of the Unitholders shall be the close of business on the day next preceding the day on which notice is given, and (b) the Record Date for determining the Unitholders entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.

Section 13.7 Postponement and Adjournment.

Prior to the date upon which any meeting of Unitholders is to be held, the General Partner may postpone such meeting one or more times for any reason by giving notice to each Unitholder entitled to vote at the meeting so postponed of the place, date and hour at which such rescheduled meeting will be held. Such notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Article XIII. When a meeting is postponed, a new Record Date need not be fixed unless such postponement shall be for more than 45 days. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Exhibit A-58

Section 13.8 Waiver of Notice; Approval of Meeting; Approval of Minutes.

The transaction of any meeting of Unitholders, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Unitholder at a meeting shall constitute a waiver of notice of the meeting, except when the Unitholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9 Quorum and Voting.

The presence, in person or by proxy, of holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units owned by the General Partner) shall constitute a quorum at a meeting of Unitholders of such class or classes unless any such action by the Unitholders requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Unitholders duly called and held in accordance with this Agreement at which a quorum is present, the act of Unitholders holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Unitholders, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Unitholders holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Unitholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Unitholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement (including Outstanding Units owned by the General Partner). In the absence of a quorum any meeting of Unitholders may be adjourned from time to time by the affirmative vote of the holders of a Unit Majority entitled to vote at such meeting (including Outstanding Units deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

Section 13.10 Conduct of a Meeting.

The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Unitholders or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Unitholders or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 13.11 Action Without a Meeting.

If authorized by the General Partner, any action that may be taken at a meeting of the Unitholders may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Unitholders owning not less than the minimum percentage of the Outstanding Units (including Outstanding Units owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Unitholders were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice in writing of the taking of action without a meeting shall be given to the Unitholders who have

Exhibit A-59

not approved such action. The General Partner may specify that any written ballot submitted to Unitholders for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Unitholder, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Unitholders is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

Section 13.12 Right to Vote and Related Matters.

(i) Only those Record Holders of Units on the Record Date set pursuant to Section 13.6, (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Unitholders or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, holders of the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(ii) With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(ii) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

(iii) Notwithstanding anything in this Agreement to the contrary, the Record Holder of an Incentive Distribution Right shall not be entitled to vote such Incentive Distribution Right on any Partnership matter.

Section 13.13 Special Voting Rights.

Notwithstanding any other provision of this Agreement to the contrary, at the request of Unitholders whose Units equal 10% or more of the Outstanding Units, as provided in Section 13.4, the General Partner shall call for a vote by the Unitholders. Unitholders whose Units constitute a Unit Majority may, without the concurrence of the General Partner or its Affiliates, vote to:

(i)	dissolve the Partnership;
(ii)	remove the General Partner and elect a new General Partner as provided in Section 11.1(ii) and 11.2;
(iii)	elect a new General Partner if the General Partner elects to withdraw from the Partnership as provided in Section 11.1(ii);
(iv)	approve or disapprove the sale of all or substantially all of the Assets of the Partnership as provided in Section 7.4(i);
(v)	cancel any contract for services with the General Partner or its Affiliates without penalty on 60 days notice as provided in Section 7.11(v);
(vi)	terminate the Management Agreement; and

Exhibit A-60

(vii)	amend this Agreement; provided however:
(a)	no such amendment may increase the duties or liabilities of any Unitholder or the General Partner or increase or decrease the profit or loss sharing or required Capital Contribution of any Unitholder or the General Partner without the approval of the Unitholder or the General Partner, respectively; and
(b)	no such amendment may affect the classification of Partnership income and loss for federal income tax purposes without the unanimous approval of all Unitholders.

With respect to Outstanding Units owned by the General Partner, the Manager or their respective Affiliates, the General Partner, the Manager and their respective Affiliates may vote or consent on all matters other than the following:

(i)	the matters set forth in Section 13.13(ii), (iii), and (vi) above; or
(ii)	any transaction between the Partnership and the General Partner or its Affiliates.

In determining the requisite percentage in interest of Units necessary to approve any Partnership matter on which the General Partner and its Affiliates may not vote or consent, any Units owned by the General Partner and its Affiliates shall not be included.

ARTICLE XIV.
MERGER, CONSOLIDATION OR CONVERSION

Section 14.1 Authority.

Subject to Section 14. 6, the Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written plan of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XIV.

Section 14.2 Procedure for Merger, Consolidation or Conversion.

(i) Merger, consolidation or conversion of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner, provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation or conversion of the Partnership.

(ii) If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(a) the name and state of domicile of each of the business entities proposing to merge or consolidate;

(b) the name and state of domicile of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(c) the terms and conditions of the proposed merger or consolidation;

(d) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (ii) in the case of securities

Exhibit A-61

represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(f) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

(g) such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

(iii) If the General Partner shall determine to consent to the conversion, the General Partner shall approve the Plan of Conversion, which shall set forth:

(a) the name of the converting entity and the converted entity;

(b) a statement that the Partnership is continuing its existence in the organizational form of the converted entity;

(c) a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed or organized;

(d) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the converted entity;

(e) in an attachment or exhibit, the certificate of limited partnership of the Partnership; and

(f) in an attachment or exhibit, the certificate of limited partnership, articles of incorporation, or other organizational documents of the converted entity;

(g) the effective time of the conversion, which may be the date of the filing of the articles of conversion or a later date specified in or determinable in accordance with the Plan of Conversion (provided, that if the effective time of the conversion is to be later than the date of the filing of such articles of conversion, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such articles of conversion and stated therein); and

(h) such other provisions with respect to the proposed conversion that the General Partner determines to be necessary or appropriate.

Section 14.3 Approval by Unitholders.

(i) Except as provided in Section 14.3(iv), the General Partner, upon its approval of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of the Unitholders, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent.

(ii) Except as provided in Section 14.3(iv), the Merger Agreement or Plan of Conversion, as the case may be, shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement or Plan of Conversion, as the case may be, effects an amendment to any provision of this Agreement that, if contained in an amendment to this Agreement adopted pursuant to

Exhibit A-62

Article XIII, would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Unitholders, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement or the Plan of Conversion, as the case may be.

(iii) Except as provided in Section 14.3(iv)or Section 14.3(v), after such approval by vote or consent of the Unitholders, and at any time prior to the filing of the certificate of merger or articles of conversion pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion, as the case may be.

(iv) Subject to Section 14.6, but notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without approval of the Unitholders, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s Assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Unitholder or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger, or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Unitholders and the General Partner with the same rights and obligations as are herein contained.

(v) Additionally, subject to Section 14. 6, but notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without the approval of Unitholders, to merge or consolidate the Partnership with or into another limited liability entity if (i) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner under the laws of the jurisdiction governing the other limited liability entity (if that jurisdiction is not Delaware) as compared to its limited liability under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Partnership is the Surviving Business Entity in such merger or consolidation, (iv) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation, and (v) the number of Partnership Interests to be issued by the Partnership in such merger or consolidation does not exceed 20% of the Partnership Interests (other than Incentive Distribution Rights) Outstanding immediately prior to the effective date of such merger or consolidation.

(vi) Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.

Section 14.4 Certificate of Merger or Certificate of Conversion.

Upon the required approval by the General Partner and the Unitholders of a Merger Agreement or the Plan of Conversion, as the case may be, a certificate of merger or articles of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 14.5 Effect of Merger, Consolidation or Conversion.

(i) At the effective time of the certificate of merger:

(a) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business

Exhibit A-63

entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(b) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(c) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(d) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(ii) At the effective time of the articles of conversion:

(a) the Partnership shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;

(b) all rights, title, and interests to all real estate and other property owned by the Partnership shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;

(c) all liabilities and obligations of the Partnership shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

(d) all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Partnership in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;

(e) a proceeding pending by or against the Partnership or by or against any of Partners in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior partners without any need for substitution of parties; and

(f) the Partnership Units that are to be converted into partnership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the Plan of Conversion shall be so converted, and Partners shall be entitled only to the rights provided in the Plan of Conversion.

Section 14.6 Roll-Up Limitations.

Notwithstanding anything to the contrary contained in this Article XIV or elsewhere in this Agreement:

(a) In connection with a proposed Roll-Up, an appraisal of all Partnership Assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a Prospectus used to offer securities of a Roll-Up Entity, then the appraisal shall be filed with the Commission and the Administrator as an exhibit to the registration statement for the offering. Thus, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act of 1933 and comparable provisions under state law for any material misrepresentations or material omissions in the appraisal.

Partnership Assets shall be appraised on a consistent basis. The appraisal shall be based on all relevant information, including current reserve estimates prepared as set forth in this Agreement, and shall indicate the value of the Partnership’s Assets as of a date immediately before the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of the Partnership’s Assets over a 12-month period.

Exhibit A-64

The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and the Unitholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Unitholders in connection with a proposed Roll-Up.

(b) In connection with a proposed Roll-Up, Unitholders who vote “no” on the proposal shall be offered the choice of:

(i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

(ii) one of the following:

(a) remaining as Unitholders in the Partnership and preserving their Units in the Partnership on the same terms and conditions as existed previously; or

(b) receiving cash in an amount equal to the Unitholders’ pro rata share of the appraised value of the net Assets of the Partnership based on their respective number of Units.

(c) The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Unitholder’s voting rights under the Roll-Up Entity’s chartering agreement. In no event shall the democracy rights of Unitholders in the Roll-Up Entity be less than those provided for under this Agreement. If the Roll-Up Entity is a corporation, then the democracy rights of Unitholders shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

(d) The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity. The Partnership shall not participate in any proposed Roll-Up transaction which would limit the ability of a Unitholder to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Unitholder.

(e) The Partnership shall not participate in a Roll-Up in which Unitholders’ rights of access to the records of the Roll-Up Entity would be less than those provided for under this Agreement.

(f) The Partnership shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if Unitholders whose Units equal a majority of the total Units do not vote to approve the proposed Roll-Up.

(g) The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by Unitholders whose Units equal a majority of the Outstanding Units.

ARTICLE XV.
GENERAL PROVISIONS

Section 15.1 Addresses and Notices.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Interest at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Interest by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 15.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices,

Exhibit A-65

payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

Section 15.2 Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.3 Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.4 Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 15.5 Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 15.6 Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 15.7 Third-Party Beneficiaries.

Each Partner agrees that any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee.

Section 15.8 Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.1(i) without execution hereto.

Section 15.9 Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.10 Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Exhibit A-66

Section 15.11 Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

Section 15.12 Facsimile Signatures.

The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Partnership on certificates representing Units is expressly permitted by this Agreement.

Signature Page Follows.

Exhibit A-67

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

American Energy Capital Partners GP, LLC

By:	/s/ William M. Kahane

Name: William M. Kahane
Title: Chief Executive Officer and President

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner, or without execution hereof pursuant to Section 10.1(i).

American Energy Capital Partners GP, LLC

By:	/s/ William M. Kahane

Name: William M. Kahane
Title: Chief Executive Officer and President

Exhibit A-68

EXHIBIT A
to the
Second Amended and Restated
Agreement of Limited Partnership
of
American Energy Capital Partners — Energy Recovery Program, LP

Certificate Evidencing Units
Representing Limited Partner Interests
in
American Energy Capital PartnersEnergy Recovery Program, LP

No.              Units

In accordance with Section 4.1 of the Second Amended and Restated Agreement of Limited Partnership of American Energy Capital Partners — Energy Recovery Program, LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), American Energy Capital Partners — Energy Recovery Program, LP, a Delaware limited partnership (the “Partnership”), hereby certifies that      (the “Holder”) is the registered owner of Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 405 Park Avenue, New York, New York 10022. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF AMERICAN ENERGY CAPITAL PARTNERS — ENERGY RECOVERY PROGRAM, LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF AMERICAN ENERGY CAPITAL PARTNERS — ENERGY RECOVERY PROGRAM, LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE AMERICAN ENERGY CAPITAL PARTNERS — ENERGY RECOVERY PROGRAM, LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). AECP GP LLC, THE GENERAL PARTNER OF AMERICAN ENERGY CAPITAL PARTNERS — ENERGY RECOVERY PROGRAM, LP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF AMERICAN ENERGY CAPITAL PARTNERS — ENERGY RECOVERY PROGRAM, LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the power of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

Exhibit A-69

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	American Energy Capital Partners — Energy Recovery Program, LP
Countersigned and Registered by:	By: American Energy Capital Partners GP, LLC
By: as Transfer Agent and Registrar	By:

Exhibit A-70

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT/TRANSFERS MIN ACT Custodian (Cust) (Minor)
TEN ENT — as tenants by the entireties	under Uniform Gifts/Transfers to Minors Act (state)
JT TEN — as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations, though not in the above list, may also be used.

Exhibit A-71

ASSIGNMENT OF COMMON UNITS
American Energy Capital Partners — Energy Recovery Program, LP

FOR VALUE RECEIVED,   hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint  as its attorney-in-fact with full power of substitution to transfer the same on the books of American Energy Capital Partners — Energy Recovery Program, LP.

Exhibit A-72

Date: SIGNATURES MUST BE GUARANTEED BY A MEMBER OF THE FIRM OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED	NOTE: This signature to any endorsement
hereon must correspond with the name as
written upon the face of this Certificate in
every particular, without alteration,
enlargement or change.

(Signature)

(Signature)

Exhibit A-73

EXHIBIT B

ALLOCATIONS AND TAX PROCEDURES

B1.1 Definitions.  In addition to the capitalized terms used in the Agreement, as used in this Exhibit B, the following terms shall be defined as follows:

“Adjusted Capital Account” means the Capital Account, with respect to each Partner, maintained for such Partner as of the end of each taxable year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation sections 1.704-2(g) and 1.704-2(i)(5)), and (b) decreased by (i) adjustments that, as of the end of such taxable year, are reasonably expected to be made to such Partner’s Capital Account under Treasury Regulation section 1.704-1(b)(2)(iv)(k), (ii) the amount of all losses and deductions that, as of the end of such taxable year, are reasonably expected to be allocated to such Partner in subsequent years under sections 704(e)(2) and 706(d) of the Code and Treasury Regulation section 1.751-1(b)(2)(ii), and (iii) the amount of all distributions that, as of the end of such taxable year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section B1.3(c)(i) or Section B1.3(c)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section B1.2(d).

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section B1.3.

“Agreed Value” of any Contributed Property or Adjusted Property means the fair market value of such property at the time of contribution or adjustment as determined by the General Partner. The General Partner shall use such method as it determines appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date.

“Carrying Value” means (a) with respect to Contributed Property or Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all Depreciation and Simulated Depletion charged to the Partners’ Capital Accounts in respect of such Contributed Property or Adjusted Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section B1.2(d) to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Contributed Property” means each property or other asset, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted hereunder, such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Depreciation” means, for any Fiscal Year or other period, except as provided in Treasury Regulation section 1.704-3(d)(2), an amount equal to the depreciation, amortization, or other cost recovery deduction (other than depletion or Simulated Depletion) allowable with respect to an asset for such year or other period, except that, if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation will be an amount that bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; except that if the federal

Exhibit A-74

income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation will be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation section 1.752-2(a).

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain for such taxable period over the Partnership’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section B1.2(b) and shall not include any items specially allocated under Section B1.3(d).

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction for such taxable period over the Partnership’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section B1.2(b) and shall not include any items specially allocated under Section B1.3(d).

“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction, expenditure (including any expenditure described in section 705(a)(2)(b) of the Code), Simulated Depletion or Simulated Loss, that, in accordance with the principles of Treasury Regulation section 1.704- 2(b)(1), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning assigned to such term in Treasury Regulation section 1.704-2(b)(3).

“Partner Nonrecourse Debt” has the meaning set forth for “partner nonrecourse debt” in Treasury Regulation section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth for the term “partner nonrecourse debt minimum gain” in Treasury Regulation section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” means any and all items of loss, deduction, expenditure (including any expenditure described in section 705(a)(2)(B) of the Code), Simulated Depletion or Simulated Loss that, in accordance with the principles of Treasury Regulation section 1.704-2(i), are attributable to Partner Nonrecourse Debt.

“Partnership Minimum Gain” has the meaning given the term “partnership minimum gain” in Treasury Regulation section 1.704-2(b)(2) and the amount of which shall be determined in accordance with the principles of Treasury Regulation section 1.704-2(d).

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Common Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

“Percentage Interest in Partnership Capital” means, at any time of determination and as to any Partner, the percentage of the total distributions that would be made to such Partner if the Assets of the Partnership were sold for their Carrying Values, all liabilities of the Partnership were paid in accordance with their terms, all items of Partnership income, gain, loss and deduction were allocated to the Partners in accordance with this Exhibit B, and the resulting net proceeds were distributed to the Partners in accordance with the terms of this Agreement. The foregoing definition of Percentage Interest in Partnership Capital is intended to result in a percentage that corresponds with that defined as “partner’s proportionate interest in partnership capital” in Treasury Regulation sections 1.613A-3(e)(2)(ii) and 1.704-1(b)(4)(v), and Percentage Interest in Partnership Capital shall be interpreted consistently therewith.

“Required Allocations” means any allocation of an item of income, gain, loss or deduction pursuant to Section B1.3(c)(i), Section B1.3(c)(ii), Section B1.3(c)(iii), Section B1.3(c)(iv), Section B1.3(c)(v), Section B1.3(c)(vi), Section B1.3(c)(vii) or Section B1.3(c)(ix).

Exhibit A-75

“Simulated Basis” means, with respect to each oil and gas property, the Carrying Value of such property. For purposes of such computation, the Simulated Basis of each oil and gas property shall be allocated to each Partner in accordance with such Partner’s Percentage Interest in Partnership Capital as of the time such oil and gas property is acquired by the Partnership and shall be reallocated among the Partners in accordance with the Partners’ Percentage Interest in Partnership Capital as determined immediately following the occurrence of an event giving rise to any adjustment to the Carrying Values of the Partnership’s oil and gas properties pursuant to the terms of this Agreement.

“Simulated Depletion” means a depletion allowance computed for each oil and gas property pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2), taking into account Section B1.2(b)(ii) of this Agreement, provided, however, that such Simulated Depletion shall not exceed such oil and gas property’s Simulated Basis prior to the adjustment that is caused by such depletion allowance.

“Simulated Gain or Loss” means the simulated gain or loss computed with respect to a sale or other disposition of an oil and gas property pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(k)(2) as more specifically set forth in Section B1.2(b)(ii) of this Agreement.

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section B1.2(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section B1.2(d) as of such date).

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section B1.2(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section B1.2(d)).

B1.2 Capital Accounts.  The Partnership shall maintain for each Partner a separate Capital Account with respect to the Partnership Interest owned by the Partner in accordance with the rules of Treasury Regulation section 1.704-1(b)(2)(iv) and in accordance with the following provisions:

(a) Each Partner’s Capital Account shall be increased by (i) the amount of all cash and the Agreed Value of any property contributed to the Partnership by such Partner pursuant to this Agreement, (ii) all items of Partnership income and gain (including Simulated Gain and income and gain exempt from tax) computed in accordance with Section B1.2(b) and allocated with respect to such Partner pursuant to Section B1.3, and (iii) the amount of any Partnership liabilities assumed by such Partner or that are secured by any Partnership property distributed to such Partner, and decreased by (x) the amount of cash or fair market value of property actually or deemed distributed to such Partner pursuant to this Agreement, (y) all items of Partnership deduction and loss (including Simulated Loss and Simulated Depletion) computed in accordance with Section B1.2(b) and allocated to such Partner pursuant to Section B1.3 and (z) the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

(b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to this Exhibit B and is to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes, provided, however, that:

(i) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section B1.3.

(ii) Except as otherwise provided in Treasury Regulation section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss shall be made without regard to any election under section 754 of the Code which may be made by the Partnership and, as to those items described in section 705(a)(1)(B) or

Exhibit A-76

705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership Asset pursuant to section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss, as the case may be.

(iii) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such items, there shall be taken into account Depreciation and Simulated Depletion.

(iv) For purposes of determining income, gain, loss, and deduction, or any other item allocable to any period, such items will be determined on a daily, monthly or other basis, as reasonably determined by the General Partner using any permissible method under Code section 706 and the related Treasury Regulation.

(c) A transferee of a Partnership Interest pursuant to a Transfer shall succeed to the pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred. Except as otherwise provided herein, all items of income, gain, expense, loss, deduction, and credit allocable to any Partnership Interest that may have been transferred during any calendar year shall, if permitted by law, be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as owning that Partnership Interest, based upon the interim closing of the books method or such other method as agreed between the transferor and the transferee; provided, however, that this allocation must be made in accordance with a method permissible under section 706 of the Code and the Treasury Regulation thereunder.

(d) In accordance with Treasury Regulation section 1.704-1(b)(2)(iv)(f), (a) on an issuance of additional Partnership Interests for cash or Contributed Property (including an Interim Closing Date), (b) immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), (c) upon the issuance of Partnership Interests as consideration for the provision of services, (d) the issuance by the Partnership of a “noncompensatory option” within the meaning of Treasury Regulation Sections 1.721-2(f) and 1.761-3(b)(2) which is not treated as a partnership interest pursuant to Treasury Regulation Section 1.761-3(c), or (e) upon the occurrence of any other event provided in such Treasury Regulation, the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance or adjustment shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance or adjustment and had been allocated to the Partners at such time pursuant to Section B1.3 in the same manner as any item of gain or loss actually recognized during such period would have been allocated, provided, however, that such adjustments shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership Assets (including cash and cash equivalents) immediately prior to the event triggering such adjustment shall be determined by the General Partner using such method of valuation as it may adopt. The General Partner shall allocate such aggregate value among the Assets of the Partnership (in such manner as it determines) to arrive at a fair market value for individual properties; provided, however, the General Partner, in arriving at such valuation must take into account the value of the Partnership Interests of all Partners at such time and must make such adjustments to such valuation as required by Treasury Regulation Section 1704-1(b)(2)(iv)(h)(2). t.

(e) Subject to Section C1.2(d) of Exhibit C, immediately prior to the transfer of a Subordinated Unit or of a Subordinated Unit that has converted into a Common Unit pursuant to Section C1.2 or Section C1.3 of Exhibit C by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this Section B1.2(e) apply), the Capital Account maintained for such Person with respect to its Subordinated Units or converted Subordinated Units will (A) first, be allocated to the

Exhibit A-77

Subordinated Units or converted Subordinated Units to be transferred in an amount equal to the product of (x) the number of such Subordinated Units or converted Subordinated Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any converted Subordinated Units (“Retained Converted Subordinated Units”) or Subordinated Units. Following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained Subordinated Units or Retained Converted Subordinated Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee’s Capital Account established with respect to the transferred Subordinated Units or converted Subordinated Units will have a balance equal to the amount allocated under clause (A) hereinabove.

B1.3 Allocations for Capital Account Purposes.  For purposes of maintaining the Capital Accounts, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section B1.2(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

(a) Net Income.  After giving effect to the special allocations set forth in Section B1.3(c), Net Income for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated as follows:

(i) First, to the General Partner until the aggregate of the Net Income allocated to the General Partner pursuant to this Section B1.3(a)(i) for the current and all previous taxable periods is equal to the aggregate of the Net Loss allocated to the General Partner pursuant to Section B1.3(b)(ii) for all previous taxable periods; and

(ii) The balance to all Unitholders, Pro Rata based on their respective Percentage Interests.

(b) Net Loss.  After giving effect to the special allocations set forth in Section B1.3(c), Net Loss for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Loss for such taxable period shall be allocated as follows:

(i) First, 100% to the Unitholders, Pro Rata based on their respective Percentage Interests; provided, however, that Net Losses shall not be allocated pursuant to this Section B1.3(b)(i) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account); and

(ii) The balance, if any, 100% to the General Partner.

(c) Allocations on Liquidation.  Notwithstanding any other provisions of this Exhibit B, in the year in which the Partnership dissolves and winds up pursuant to Article XII including a Liquidity Event and all subsequent years, all items of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in a manner reasonably determined by General Partner as shall cause to the nearest extent possible the Capital Account of each Partner to equal the amount to that would be distributed to each Partner if distributions on liquidation were made in accordance with Section 6.2 and Section 6.4 of the Agreement.

(d) Special Allocations.  Notwithstanding any other provision of this Section B1.3, the following special allocations shall be made for such taxable period in the following order and priority:

(i) Partnership Minimum Gain Chargeback.  Notwithstanding the other provisions of this Section B1.3, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such taxable period (and, if necessary, subsequent taxable periods) in the manner and amounts provided in Treasury Regulation sections 1.704-2(f)(6) and (g)(2) and section 1.704-2(j)(2)(i), or any successor provisions. This Section B1.3(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Chargeback of Minimum Gain Attributable to Partner Nonrecourse Debt.  Notwithstanding the other provisions of this Section B1.3 (other than Section B1.3(d)(i)), except as provided in

Exhibit A-78

Treasury Regulation section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such taxable period (and, if necessary, subsequent taxable periods) in the manner and amounts provided in Treasury Regulation sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. This Section B1.3(c)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) Qualified Income Offset.  In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation section 1.704-1(b)(2)(ii)(d)(4) through (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulation promulgated under section 704(b) of the Code, the deficit balance, if any, in each Partner’s Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, however, that, an allocation pursuant to this Section B1.3(d)(iii) shall be made only if and to the extent that such Partner would have a deficit in such Partner’s Adjusted Capital Account after all other allocations provided in this Exhibit B have been tentatively made as if this Section B1.3(d)(iii) were not a part of this Agreement. This Section B1.3(d)(iii) is intended to be a “qualified income offset” as that term is used in Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(iv) Stop Loss.  No amount of loss or deduction shall be allocated pursuant to Section B1.3(a) to the extent that such allocation would cause any Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account). All loss and deductions in excess of the limitation set forth in the preceding sentence shall be allocated among such other Partners, who have positive Adjusted Capital Account balances, in proportion to their respective Partnership Interests until each Partner’s Adjusted Capital Account balance is reduced to zero.

(v) Gross Income Allocations.  In the event any Partner has a deficit balance in its Adjusted Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is obligated to restore pursuant to any provision of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, however, that, an allocation pursuant to this Section B1.3(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section B1.3 have been tentatively made as if this Section B1.3(d)(v) and Section B1.3(d)(iii) were not in the Agreement.

(vi) Nonrecourse Deductions.  Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

(vii) Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to such Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(viii) Nonrecourse Liabilities.  For purposes of Treasury Regulation section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

Exhibit A-79

(ix) Code Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Partnership Asset pursuant to section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the Asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulation.

(x) Simulated Depletion and Simulated Loss.  Simulated Depletion and Simulated Loss with respect to any oil and gas property shall be allocated among the Partners in proportion to their shares of the Simulated Basis in such property. Each Partner’s share of the Simulated Basis in each of the Partnership’s oil and gas properties shall be determined in accordance with such Partner’s Percentage Interest in Partnership Capital.

(xi) Simulated Gain.  Simulated gain with respect to any oil and gas property shall be allocated among the Partners as provided in Section B1.3(a).

B1.4 Allocations for Tax Purposes.

(a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section B1.3.

(b) Notwithstanding any provisions herein to the contrary, allocations of depletion with respect to each oil and gas property and gain and losses therefrom shall be governed by the following:

(i) For purposes of such computations, the federal income tax basis of each oil and gas property shall be allocated to each Partner in accordance with such Partner’s Percentage Interest in Partnership Capital as of the time such oil and gas property is acquired by the Partnership, and shall be reallocated among the Partners in accordance with the Partners’ Percentage Interest in Partnership Capital as determined immediately following the occurrence of an event giving rise to an adjustment to the Carrying Values of the Partnership’s oil and gas properties pursuant to the terms of this Agreement (or at the time of any material additions to the federal income tax basis of such oil and gas property). Such allocations are intended to be applied in accordance with the “partners’ interests in partnership capital” under section 613A(c)(7)(D) of the Code and Treasury Regulation sections 1.613A-3(e)(2)(ii) and 1.704-1(b)(4)(v); provided, however, that the Partners understand and agree that the General Partner may authorize special allocations of tax basis, income, gain, deduction or loss, as computed for federal income tax purposes, in order to eliminate differences between Simulated Basis and adjusted federal income tax basis with respect to any oil and gas properties, in such manner as determined consistent with the principles of section 704(c) of the Code and Section B1.4(c) hereof.

(ii) For purposes of the separate computation of gain or loss by each Partner on the taxable sale or other disposition of an oil and gas property, the amount realized from such sale or disposition shall be allocated (i) first, to the Partners in an amount equal to the Simulated Basis in such oil and gas property and in the same proportion as their shares thereof were allocated, and (ii) second, any remaining amount realized shall be allocated consistent with the allocation of Simulated Gains; provided, however, that the Partners understand and agree that the General Partner may authorize special allocations of tax basis and amount realized, as computed for federal income tax purposes, in order to eliminate differences between Simulated Basis and adjusted federal income tax basis with respect to any oil and gas properties, in such manner as determined consistent with the principles of section 704(c) of the Code and Section B1.4(c) hereof.

(iii) Each Partner shall separately keep records of its share of the adjusted tax basis in each oil and gas property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the

Exhibit A-80

Partnership. Upon the request of the Partnership, each Partner shall advise the Partnership of its adjusted tax basis in each oil and gas property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection. The Partnership may rely on such information and, if it is not provided by the Partner, may make such reasonable assumptions as it shall determine with respect thereto.

(c) Notwithstanding any provisions contained herein to the contrary, solely for federal (and applicable state and local) income tax purposes, items of income, gain, depreciation, depletion, amortization, gain, loss or amount realized with respect to property for which a Book-Tax Disparity exists shall be allocated so as to take into account the variation between the Partnership’s tax basis in such property and its Carrying Value consistent with Treasury Regulation sections 1.704-1(b)(4)(i) and 1.704-3(d).

(d) For the proper administration of the Partnership, the General Partner shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income or deductions); and (iii) amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of Treasury Regulations under section 704(b) or section 704(c) of the Code. The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section B1.4(d) only if such conventions, allocations or amendments are consistent with the principles of section 704 of the Code and would not have a material adverse effect on any Partner.

(e) All recapture of income tax deductions resulting from the taxable sale or other disposition of Partnership property shall, to the maximum extent possible, be allocated to the Partner to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Partner is allocated any gain from the disposition of such property.

(f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under section 754 of the Code; provided, however, that in the event such an election is made under section 754 of the Code, such allocations, once made, shall be adjusted (in any manner determined by the General Partner as necessary or appropriate to take into account those adjustments permitted or required by sections 734 and 743 of the Code.

(g) In accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(s) and 1.704-1(b)(4)(x), if Capital Account balances are reallocated among Partners in accordance with Section B1.2(d)(ii), beginning with the year of reallocation and continuing until the allocations required are fully taken into account, the Partnership will make corrective allocations to take into account the Capital Account reallocation.

Exhibit A-81

EXHIBIT C

MINIMUM QUARTERLY DISTRIBUTION AND SUBORDINATED UNITS

Part I. Minimum Quarterly Distribution.

C1.1 Definitions.  In addition to the capitalized terms used in the Agreement, as used in this Exhibit C, the following terms shall be defined as follows:

“First Target Distribution” means, commencing on and continuing after the Listing Date, an amount equal to 115% of the Minimum Quarterly Distribution per Unit per Quarter.

“Second Target Distribution” means, commencing on and continuing after the Listing Date, an amount equal to 125% of the Minimum Quarterly Distribution per Unit per Quarter.

“Third Target Distribution” means, commencing on and continuing after the Listing Date, an amount equal to 150% of the Minimum Quarterly Distribution per Unit per Quarter.

C1.2 Establishment of Minimum Quarterly Distribution.  In connection with the Listing, the General Partner shall determine and establish an amount per Unit per Quarter that shall be its targeted Quarterly distribution amount for each Quarter after the Listing, which amount may be subject to adjustments (the “Minimum Quarterly Distribution”) based upon the forecast of the Partnership and the General Partner’s determination of the ability of the Partnership to pay distributions at the Targeted Rate for the succeeding twelve months. After the Listing Date, distributions of Available Cash shall be allocated and paid to the Partners as set forth in Section C1.3 and Section C1.3 shall supersede Section 6.1, Section 6.2(i) and Section 6.2(ii) of the Agreement.

C1.3 Distributions of Available Cash.

(a) No Subordinated Units Outstanding.  During any period in which no Subordinated Units are Outstanding, within 45 days following the end of each Quarter commencing with the first full Quarter after the Listing Date, Available Cash with respect to any Quarter shall be allocated and distributed to the Partners as follows:

(i) First, (x) 2% to the General Partner and (y) 98% to the Unitholders holding Units, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(iii) Second, (x) 2% to the General Partner and (y) 98% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(iv) Third, (x) 2% to the General Partner, (y) 13% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) 85% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

(v) Fourth, (x) 2% to the General Partner, (y) 23% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) 75% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

(vi) Thereafter, (x) 2% to the General Partner, (y) 48% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) 50% to all Unitholders, Pro Rata.

Exhibit A-82

(b) Subordinated Units Outstanding.  Pursuant to Section 6.4 of the Agreement, upon a Listing, the holders of Incentive Distribution Rights may elect to receive either Common Units or Subordinated Units. If holders of Incentive Distribution Rights elect to receive Subordinated Units, then during any period in which Subordinated Units are Outstanding, within 45 days following the end of each Quarter commencing with the first full Quarter after the Listing Date, Available Cash with respect to any Quarter shall be allocated and distributed to the Partners as follows:

(i) First, (x) 2% to the General Partner and (y) 98% to the Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(ii) Second, (x) 2% to the General Partner and (y) 98% to the Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage, if any, existing with respect to such Quarter;

(iii) Third, (x) 2% to the General Partner and (y) 98% to the Unitholders holding Subordinated Units, Pro Rata, until there has been distributed in respect of each Subordinated Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(iv) Fourth, (x) 2% to the General Partner and (y) 98% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(v) Fifth, (x) 2% to the General Partner, (y) 13% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) 85% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

(vi) Sixth, (x) 2% to the General Partner, (y) 23% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) 75% to all Unitholders, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

(vii) Thereafter, (x) 2% to the General Partner, (y) 48% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) 50% to all Unitholders, Pro Rata.

Part II Subordinated Units.

C2.1 In General.   During any period in which Subordinated Units are Outstanding, the rights and obligations of holders of Subordinated Units shall be as set forth in this Exhibit C. The General Partner may, at the time of the issuance of Subordinated Units and in its sole discretion, establish additional rights and obligations of holders of Subordinated Units.

C2.2 Certain Defined Terms.   The following terms, as they relate to Subordinated Units, shall be defined as follows:

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable to the Partnership or any Limited Partner for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.

“Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, as to any Quarter after the Listing Date, the excess, if any, of (a) the Minimum Quarterly Distribution with respect to a Common Unit in respect of such Quarter over (b) the sum of all Available Cash distributed with respect to a Common Unit in respect of such Quarter pursuant to Section C1.3(b).

“Cumulative Common Unit Arrearage” means, with respect to any Common Unit after the Listing Date, whenever issued, and as of the end of any Quarter, the excess, if any, of (a) the sum of the Common Unit Arrearages with respect to an Initial Common Unit for each of the Quarters beginning with the first full Quarter after the Listing Date and ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Section C1.3(b) with respect to an Initial Common Unit (including any distributions to be made in respect of the last of such Quarters).

Exhibit A-83

“Fully Diluted Weighted Average Basis” means, when calculating the number of Outstanding Units for any period, a basis that includes (a) the weighted average number of Outstanding Units during such period plus (b) all Partnership Interests and Derivative Partnership Interests (i) that are convertible into or exercisable or exchangeable for Common Units or for which Common Units are issuable, in each case that are senior to or pari passu with the Subordinated Units, (ii) whose conversion, exercise or exchange price, if any, is less than the Current Market Price on the date of such calculation, (iii) that may be converted into or exercised or exchanged for such Common Units prior to or during the Quarter immediately following the end of the period for which the calculation is being made without the satisfaction of any contingency beyond the control of the holder other than the payment of consideration and the compliance with administrative mechanics applicable to such conversion, exercise or exchange and (iv) that were not converted into or exercised or exchanged for such Common Units during the period for which the calculation is being made; provided, however, that for purposes of determining the number of Outstanding Units on a Fully Diluted Weighted Average Basis when calculating whether the Subordination Period has ended or Subordinated Units are entitled to convert into Common Units pursuant to Section C2.3 such Partnership Interests and Derivative Partnership Interests shall be deemed to have been Outstanding Units only for the four Quarters that comprise the last four Quarters of the measurement period; provided further, that if consideration will be paid to any Group Member in connection with such conversion, exercise or exchange, the number of Common Units to be included in such calculation shall be that number equal to the difference between (x) the number of Common Units issuable upon such conversion, exercise or exchange and (y) the number of Common Units that such consideration would purchase at the Current Market Price.

“Subordination Period” means the period commencing on the Listing Date and expiring on the first to occur of the following dates:

(a) the first Business Day following the distribution of Available Cash to Partners pursuant to this Exhibit C in respect of any Quarter beginning with the Quarter ending           , 20   in respect of which (i) (A) distributions of Available Cash from operating surplus on each of the Outstanding Common Units, Subordinated Units, and General Partner Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units, in each case with respect to each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all Outstanding Common Units, Subordinated Units and General Partner Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units, in each case in respect of such periods and (B) the adjusted operating surplus for each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all of the Common Units, Subordinated Units and General Partner Units and any other Units that are senior or equal in right of distribution to the Subordinated Units, in each case that were Outstanding during such periods on a Fully Diluted Weighted Average Basis, and (ii) there are no Cumulative Common Unit Arrearages.

(b) the first Business Day following the distribution of Available Cash to Partners pursuant to this Exhibit C in respect of any Quarter beginning with the Quarter ending           , 20   in respect of which (i) (A) distributions of Available Cash from operating surplus on each of the Outstanding Common Units, Subordinated Units and General Partner Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units, in each case with respect to the four-Quarter period immediately preceding such date equaled or exceeded 150% of the Minimum Quarterly Distribution on all of the Outstanding Common Units, Subordinated Units and General Partner Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units, in each case in respect of such period, and (B) the adjusted operating surplus for the four-Quarter period immediately preceding such date equaled or exceeded 150% of the sum of the Minimum Quarterly Distribution on all of the Common Units, Subordinated Units and General Partner Units and any other Units that are senior or equal in right of distribution to the Subordinated Units, in each case that were Outstanding during such period on a Fully Diluted Weighted Average Basis, plus corresponding incentive distributions, if any, and (ii) there are no Cumulative Common Unit Arrearages.

(c) the date on which the General Partner is removed in a manner described in Section C2.5.
Exhibit A-84

C2.3 Conversion of Subordinated Units.

(a) All of the Subordinated Units shall convert into Common Units on a one-for-one basis (subject to appropriate adjustments in the event of any split, combination, recapitalization or other similar event involving the Common Units) on the expiration of the Subordination Period.

(b) A Subordinated Unit that has converted into a Common Unit shall be subject to the provisions of Section C2.4.

C2.4 Special Provisions Relating to the Holders of Subordinated Units.

(a) Except with respect to the right to vote on or approve matters requiring the vote or approval of a percentage of the holders of Outstanding Common Units and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units, the holder of a Subordinated Unit shall have all of the rights and obligations of a Unitholder holding Common Units in the Agreement; provided, however, that immediately upon the conversion of Subordinated Units into Common Units pursuant to Section C2.3, the Unitholder holding a Subordinated Unit shall possess all of the rights and obligations of a Unitholder holding Common Units under the Agreement with respect to such converted Subordinated Units, including the right to vote as a holder of a Common Unit and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Subordinated Units shall remain subject to the provisions of Exhibit B, Section C2.4(b) and Section C2.4(c).

(b) A Unitholder shall not be permitted to transfer a Subordinated Unit or a Subordinated Unit that has converted into a Common Unit pursuant to Section C2.3 (other than a transfer to an Affiliate) if the remaining balance in the transferring Unitholder’s Capital Account with respect to the retained Subordinated Units or retained converted Subordinated Units would be negative after giving effect to the allocation under Section B1.2(e) of Exhibit B.

(c) The holder of a Common Unit that has resulted from the conversion of a Subordinated Unit pursuant to Section C2.3 or Section C2.5 shall not be issued a Common Unit Certificate pursuant to Section 4.1 of the Agreement (if the Common Units are represented by Certificates) and shall not be permitted to transfer such Common Unit to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that each such Common Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section C2.4(c), the General Partner may take whatever steps are required to provide economic uniformity to such Common Units in preparation for a transfer of such Common Units, including the application of Section C2.4(b); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units.

C2.5 Termination of Subordination Period, Conversion of Subordinated Units and Extinguishment of Cumulative Common Unit Arrearages.   Notwithstanding any provision of the Agreement, if the General Partner is removed as general partner of the Partnership under circumstances where Cause does not exist and Units held by the General Partner and its Affiliates are not voted in favor of such removal, (i) the Subordination Period will end and all Outstanding Subordinated Units will immediately and automatically convert into Common Units on a one-for-one basis (subject to appropriate adjustments in the event of any split, combination, recapitalization or other similar event involving Common Units); provided, however, that such converted Subordinated Units shall remain subject to the provisions of Section C2.4(c), (ii) all Cumulative Common Unit Arrearages on the Common Units will be extinguished and (iii) the General Partner will have the right to convert its General Partner Interest and its Incentive Distribution Rights into Common Units or to receive cash in exchange therefor in accordance with Section 11.3 of the Agreement.

Exhibit A-85

Exhibit B-1

AMERICAN ENERGY CAPITAL PARTNERS
ENERGY RECOVERY PROGRAM, LP

# American Energy Capital Partners – Energy Recovery Program, LP SUBSCRIPTION AGREEMENT

EFFECTIVE APRIL 16, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

**AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT. AS OF THE DATE OF THIS SUBSCRIPTION AGREEMENT INVESTORS IN ALABAMA AND OHIO MAY NOT SUBSCRIBE FOR SHARES UNTIL THE RESPECTIVE STATE DECLARES THE OFFERING EFFECTIVE.** IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

## 1

Please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

*NOCPs are available to registered associates and other employees of soliciting broker/dealers, AERP and its affiliates, as well as AERP's Manager and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.*

### Investment

☐ **American Energy Capital Partners – Energy Recovery Program, LP ("AERP")**

- State in which sale was made: _______

☐ Initial Investment
☐ Additional Investment
Acct# ________________

### Investment Amount

$ ____________________________

- *$5,000 minimum investment*
- *$100 increments for additional investments*

**Payment Method:** Please indicate the method of payment below.

☐ Check Enclosed
☐ Subscription amount wired
☐ Check/funding being sent by other third party

**Payment Instructions:** Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For AERP (except AERP investors in AZ or PA), make checks payable to:** American Energy Capital Partners – Energy Recovery Program, LP
  - **For AERP investors in AZ and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Energy Capital Partners – Energy Recovery Program, LP

**Note:** Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Agreement for details.

## 2 OWNERSHIP

**IMPORTANT:** Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

### 2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual –** *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
State of ______ Custodian for ________________________

☐ **Estate –** *Personal representative signature required.*
Name of Executor: ______________________________
*Include a copy of the court appointment.*

☐ **Qualified Pension or Profit Sharing Plan* –** *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ______________________________

☐ **Trust –** *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ______________________________
*Include title and signature pages.*

### 2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA* –** *One signature required.*

☐ **Roll-Over IRA* –** *One signature required.*

☐ **Roth IRA* –** *One signature required.*

☐ **KEOGH Plan* –** *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan* –** *Owner and custodian signature required.*

☐ **Other** (Specify) – ______________________________

** Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

*(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.*

B-1-1

EFFECTIVE APRIL 16, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

# 3

**IMPORTANT:** Send all paperwork directly to the custodian.

**Note:** This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

## Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)*

Name of Custodian or Trustee

Mailing Address

City, State, Zip

Business Phone

Custodian/Trust/Business Entity Tax ID#

Account #

Name of Custodian or Other Administrator

# 4

**IMPORTANT:** Investor Information is required.

**Note:** Please provide all necessary corporate documents, partnership agreement or trust powers (specified in Section 2) to establish authority to act.

## Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner

Date of Birth

Social Security Number or Taxpayer ID #

Legal Address (No P.O. Boxes)

City, State, Zip

**Citizenship:** *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

**NOTE: Any and all U.S. Taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6. (If a foreign national is, in fact, a U.S taxpayer, complete the attached Substitute Form W-9.)**

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

Employer: ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor

Entity Name

Date of Birth

Social Security Number or Taxpayer ID#

If Non-U.S. Citizen, specify Country of Citizenship

Mailing Address (if different than legal address)

City, State, Zip

Home Phone

Business Phone

**Government ID:** ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______________________________

City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):______________

Account No. (required):______________

☐ Foreign national identity documents Bank Name (required):______________

Phone No. (required):______________

Number for the document checked above and country of issuance: ______________

**CALIFORNIA INVESTORS:** ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF THE DEPARTMENT OF BUSINESS OVERSIGHT FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

B-1-2

B-1-3

B-1-4

EFFECTIVE DECEMBER 24, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

# 6

**IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

| **Subscriber Acknowledgements & Signatures** The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)** | **Owner** | **Co-Owner** |
|---|---|---|
| **AERP NOT EFFECTIVE IN STATE** ***Alabama residents only:*** I/we represent that I/we have a liquid net worth of at least 10 times my/our investment in AERP and AERP's affiliated programs and I/we meet the $85,000/$85,000/$330,000 general suitability requirement noted above. | | |
| ***Arizona residents only:*** Subscriptions from Arizona investors will be held in escrow until subscriptions for at least $10,000,000 have been received by AERP from investors, excluding subscriptions from Arizona investors. I/we have either a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000 or, in the alternative, a minimum net worth of $500,000. In no event should an investment in AERP exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles. | | |
| ***Arkansas residents only:*** I/we have either a minimum net worth of $250,000 and had during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event should my/our investment in AERP exceed more than 10% of my/our net worth. In all cases, net worth shall be determined exclusive of homes, home furnishings and automobiles. | | |
| ***California residents only:*** I/we have either a minimum net worth of $250,000 and had, during the last tax year, or estimate that I/we will have during the current tax year, gross income of $100,000, or, in the alternative, a minimum net worth of $500,000. In no event may my/our investment in AERP exceed 10% of my/our net worth, determined exclusive of homes, home furnishings and automobiles. Additionally, I/we acknowledge the following: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THESE UNITS, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. Although the Farmout provisions contained in the AERP limited partnership agreement and other related agreements do not comply with the California Corporate Securities Law of 1968, the Farmout provisions are consistent with the NASAA Oil and Gas Guidelines. | | |
| ***Iowa residents only:*** I/we represent that I/we have a liquid net worth of at least 10 times my/our investment in AERP and affiliated programs and I/we meet the $85,000/$85,000/$330,000 general suitability requirement described above. | | |
| ***Kansas residents only:*** I/we acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that I/we limit my/our investment in AERP and substantially similar programs to no more than 10% of my/our liquid net worth. Liquid net worth is that portion of my/our net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Readily marketable securities may include investments in IRAs or other retirement plans that can be liquidated within a short time, less any income tax penalties that may apply for early distribution. | | |
| ***Kentucky residents only:*** I/we understand that I/we may not make an investment in AERP which is in excess of 10% of my/our liquid net worth. | | |
| ***Maine residents only:*** I/we acknowledge that the Maine Office of Securities recommends that my/our aggregate investment in the AERP offering and similar direct participation investments not exceed 10% of my/our liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. | | |
| ***Massachusetts residents only:*** I/we have: (a) a minimum net worth of at least $330,000; or (b) an annual gross income of at least $85,000 and a net worth of at least $85,000. My/our aggregate investment in AERP and in other illiquid direct participation programs may not exceed ten percent (10%) of my/our liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. | | |
| ***Michigan, Missouri, North Dakota and Pennsylvania residents only:*** I/we understand that I/we may not make an investment in AERP which is in excess of 10% of my/our net worth, exclusive of home, home furnishings and automobiles. Additionally, Pennsylvania investors' subscriptions will be held in escrow until AERP has raised $100,000,000, including subscriptions from Pennsylvania investors. | | |
| ***Nebraska, New Mexico and Oregon residents only:*** I/we understand that I/we must not make an investment in AERP which would, after including any other similar oil and gas natural gas programs, exceed 10% of my/our liquid net worth, exclusive of home, home furnishings and automobiles. | | |

B-1-5

B-1-6

B-1-7

B-1-8

B-1-9

# 6b Continued

## Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

EFFECTIVE APRIL 16, 2015: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

**The following codes identify payees that are exempt from backup withholding:**

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

**Exemption from FATCA Reporting Code.** The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

**Privacy Act Notice**

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

**Penalties**

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

**FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.**

B-1-10

B-1-11

B-1-12

Exhibit B-2

ARC Global II | ARC HT III | RFT | BDCA | Grocery Center REIT II | ARC Hospitality | NYC REIT | AERP | RPT

VERSION 21

PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

MULTI-OFFERING SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, KENTUCKY, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OREGON OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

9

B-2-1

B-2-2

B-2-3

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

Date of Agreement *(for trusts only)* ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF THE DEPARTMENT OF BUSINESS OVERSIGHT FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b. (If a foreign national is, in fact, a U.S. taxpayer, complete the attached Substitute Form W-9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______
City / State/Province / Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

4a

IMPORTANT: Investor Information is required.

For RPT investors only: Please refer to Attachment 4a for additional required Investor Information.

B-2-4

B-2-5

B-2-6

B-2-7

B-2-8

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

1. *California and Michigan suitability standards not applicable to RREEF Property Trust, Inc. investors.*
2. *Missouri suitability standards not applicable to Business Development Corporation of America or RREEF Property Trust, Inc. investors.*

* *Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial <u>ALL</u> appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:*		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Subscription Agreement. In the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only:[1] In addition to the suitability requirements described above, an investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only:[1] A Michigan investor cannot invest more than 10% of their net worth in each issuer.		
Missouri residents only:[2] In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division.		

For American Realty Capital Global Trust II, Inc. ("ARC-Global II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC-Global II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-Global II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
In addition to any state highlighted below, I/we acknowledge that ARC-Global II is not yet effective in Minnesota.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC-Global II will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: An investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $70,000 or (b) a minimum liquid net worth of $350,000. The investor's maximum investment in Global II and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC-Global II and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC-Global II and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC-Global II for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by ARC-Global II for its offering with the Missouri Securities Division.		
New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. It shall be unsuitable for a New Mexico investor's aggregate investment in ARC-Global II shares, shares of its affiliates and in other non-traded real estate investment programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

B-2-9

B-2-10

B-2-11

B-2-12

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner

For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
California residents only: In addition to the general suitability requirements described above, each California investor's maximum investment in BDCA shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
Iowa residents only: Investors who reside in the state of Iowa must have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, an Iowa investor's total investment in us shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, the Office of the Kansas Securities Commissioner recommends that investors should limit their aggregate investment in BDCA's shares and other similar investments to not more than 10% of their liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in BDCA and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: In addition to the general suitability standards described above, a Michigan investor cannot invest more than 10% of their net worth in BDCA.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in BDCA, its affiliates and in other non-traded business development companies may not exceed ten percent (10%) of his or her net worth.		
North Dakota residents only: In addition to the general suitability requirements described above, BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in BDCA, shares of its affiliates and in other non-traded business development company programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Oklahoma residents only: In addition to the general suitability requirements described above, purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*.		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000 or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, "liquid net worth" is determined exclusive of home, home furnishings and automobiles.		

For Phillips Edison - Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of Grocery Center REIT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
If an affiliate of Grocery Center REIT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
I/we acknowledge that shares are not liquid.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in Grocery Center REIT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		
Iowa residents only: In addition to the general suitability requirements described above, the maximum investment allowable in us and our affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

B-2-13

B-2-14

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**

American Realty Capital New York City REIT, Inc. ("NYC REIT") Investors Only *(Continued)*:		
Missouri residents only: In addition to the general suitability requirements described above, no more than 10% of any one (1) Missouri investor's liquid net worth may be invested in the securities registered by NYC REIT for this offering with the Missouri Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in NYC REIT shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least ten (10) times his or her investment in NYC REIT and that they meet one of the general suitability standards described above.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in NYC REIT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: The maximum investment allowable in NYC REIT for a Pennsylvania investor is 10% of his or her net worth.		

American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality") Investors Only:		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor's maximum investment in ARC Hospitality will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobile).		
Iowa residents only: Iowa investors must have an annual income of $70,000 and a minimum net worth of $100,000 (exclusive of home, home furnishings and automobiles) or, in the alternative a net worth of $350,000 (exclusive of home, home furnishings and automobiles). The investor's maximum aggregate investment in ARC-Hospitality common stock and other non-publicly traded direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Hospitality offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC Hospitality for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth may be invested in ARC Hospitality shares registered for the offering with the Missouri Securities Division.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico or Ohio investor's aggregate investment in ARC Hospitality shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

B-2-15

B-2-16

B-2-17

B-2-18

6b

Substitute Form W-9
ALL U.S. Taxpayer Must Sign

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

SUBSTITUTE FORM W-9 (IRS Form W-9)(Rev. 12-2014))

Certification

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that (a) the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), (b) the investor is a U.S. person, (c) the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Internal Revenue Service ("IRS") that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding and (d) the FACTA code(s) provided on Substitute Form W-9 (if any) is correct. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS.

Name (if in joint names, list first and circle the name of the person or entity whose number you enter in Part I as provided in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines"))

____

Business Name (Sole proprietors, see the instructions in the enclosed Guidelines)______________________________

Check appropriate box:

☐ Individual/Sole Proprietor or Single-Member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/Estate

☐ Limited Liability Company ☐ Enter the tax classification (C=C corporation, S=S corporation, P=partnership) _________

☐ Other

Exempt payee code (if any) ______________________ **Exemption from FATCA reporting code** (if any) ______________________
(Applies to accounts maintained outside the U.S.)

Address ____

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write "Applied For" in the appropriate space below and see Obtaining a Number in the enclosed Guidelines). Certify by signing and dating below.

	OR	
Social Security Number		Employer Identification Number

Under penalties of perjury, I certify that:

1.The number shown on this form is my correct taxpayer identification number, and

2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. citizen or other U.S. person (as defined in the Instructions), and

4. The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Print Name	Date

6b FOR AERP INVESTORS ONLY.

Continued

Power of Attorney

Owner Signature ______________________________

Co-Owner Signature (if applicable) ______________________________

B-2-19

B-2-20

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

VERSION 21: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

B-2-21

B-2-22

B-2-23

Exhibit C to Prospectus

TRANSFER ON DEATH FORM

TRANSFER ON DEATH DESIGNATION

American Energy Capital Partners, LP
TRANSFER ON DEATH FORM (TOD)
This form is NOT VALID for Trust or IRA accounts.
Both pages of this form must accompany the subscription agreement.

As our transfer agent, American National Stock Transfer, LLC, is located in New York, and a Transfer on Death designation, or TOD pursuant to this form and all rights related thereto shall be governed by the laws of the State of New York. Any beneficiary wanting to purchase additional common units of American Energy Capital Partners, LP must meet applicable suitability standards.

PLEASE REVIEW THE FOLLOWING IN ITS ENTIRETY BEFORE COMPLETING THE TRANSFER ON DEATH FORM:

1.	Eligible accounts: Individual accounts and joint accounts with rights of survivorship are eligible. A TOD designation will not be accepted from residents of Louisiana, Puerto Rio or Texas.
2.	Designation of beneficiaries: The account owner may designate one or more beneficiaries of the TOD account. Beneficiaries are not “account owners” as the term is used herein.
3.	Primary and contingent beneficiaries: The account owner may designate primary and contingent beneficiaries of the TOD account. Primary beneficiaries are the first in line to receive the account upon the death of the account owner. Contingent beneficiaries, if any are designated, receive the account upon the death of the account owner if, and only if, there are no surviving primary beneficiaries.
4.	Minors as beneficiaries: Minors may be beneficiaries of a TOD account only if a custodian, trustee, or guardian is set forth for the minor on the transfer on death form. By not providing a custodian, trustee, or guardian, the account owner is representing that all of the named beneficiaries are not minors.
5.	Status of beneficiaries: Beneficiaries have no rights to the account until the death of the account owner or last surviving joint owner.
6.	Joint owners: If more than one person is the owner of an account registered or to be registered TOD, the joint owners of the account must own the account as joint tenants with rights of survivorship.
7.	Transfer to designated beneficiaries upon the owner’s death:
a.	Percentage designation: Unless the account owner designates otherwise by providing a percentage for each beneficiary on the Transfer on Death Form, all surviving beneficiaries will receive equal portions of the account upon the death of the account owner.
b.	Form of ownership: Multiple beneficiaries will be treated as tenants in common unless the account owner expressly indicates otherwise.
c.	Predeceasing beneficiaries: If the account owner wishes to have the account pass to the children of the designated beneficiaries if the designated beneficiaries predecease the account owner, the account owner must check the box labeled Lineal Descendants per Stirpes, or LDPS, in Section B of this form. If the box is not checked, the children of beneficiaries who die before you will not receive a portion of your account. If the account is registered LDPS and has contingent beneficiaries, LDPS takes precedence. If a TOD account with multiple beneficiaries is registered LDPS, the LDPS registration must apply to all beneficiaries. If the account is not registered LDPS, a beneficiary must survive the account owner to take the account or his or her part of the account. In the case of multiple beneficiaries, if one of the beneficiaries does not survive the account owner, the deceased beneficiary’s share of the account will be divided equally among the remaining beneficiaries upon the death of the account owner. If no beneficiary survives the account owner, the account will be treated as part of the estate of the account owner.

d.	Notice of dispute: Should the transfer agent receive written notice of a dispute over the disposition of a TOD account, re-registration of the account to the beneficiaries may be delayed.
8.	Revocation or changes: An account owner or all joint owners may revoke or change a beneficiary designation. The Change of Transfer on Death Form is available for this purpose on our website at www.americanrealtycap.com/materials or from your registered representative.
9.	Controlling terms: The language as set forth in the TOD account registration shall control at all times. Unless the transfer agent is expressly instructed by the account owner to change the status of the account or the beneficiary designation prior to the account owner’s death, the person or persons set forth as the beneficiaries of the account shall remain the beneficiaries of the account, and events subsequent to the registration of the account as a TOD account shall not change either the rights of the persons designated as beneficiaries or the status of the account as a TOD account.
a.	Divorce: If the account owner designated his or her spouse as a TOD beneficiary of the account, and subsequently the account owner and the beneficiary are divorced, the fact of the divorce will not automatically revoke the beneficiary designation. If the account owner wishes to revoke the beneficiary designation, the account owner must notify American Energy Capital Partners, LP of the desired change in writing as specified in paragraph 8 above.
b.	Will or other testamentary document: The beneficiary designation may not be revoked by the account owner by the provisions of a will or a codicil to a will.
c.	Interest, capital gains and other distributions after the account owner’s death:
i.	Accruals to the account which occur after the death of the account owner or last surviving joint owner, and are still in the account when it is re-registered to the beneficiaries, stay with the account and pass to the beneficiaries.
ii.	If cash distributions have actually been paid out prior to notice to the transfer agent of the death of the account owner, such distributions are deemed to be the property of the estate of the original account owner and do not pass with the account to the designated beneficiaries.
10.	TOD registrations may not be made irrevocable.

A — UNITHOLDER INFORMATION

Name of unitholder(s) exactly as indicated on subscription agreement:

Unitholder Name	Mr. ☐	Mrs. ☐	Ms. ☐	______________ First	______________ Middle	______________ Last
Co-Unitholder Name (if applicable)	Mr. ☐	Mrs. ☐	Ms. ☐	______________ First	______________ Middle	______________ Last

Social Security Number(s) of Unitholder(s)
				Unitholder		Co-Unitholder
Daytime Telephone				State of Residence (Not accepted from residents of Louisiana, Puerto Rico or Texas)

B — TRANSFER ON DEATH (Not permitted in Louisiana, Puerto Rico or Texas)

I (we) authorize American Energy Capital Partners, LP to register the percentage of common units set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary(ies) named below. Use an additional sheet of paper if space is needed to designate more TOD beneficiaries. Complete information must be provided for all TOD beneficiaries.

PRIMARY Beneficiary Name
TOD Unit Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Unit Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Unit Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Unit Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Unit Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
☐	LDPS: Check if you wish to have the account pass to children of the above-designated beneficiary(ies) if the designated beneficiary(ies) predeceases the stockholder. The LDPS designation will apply to all designated beneficiaries.

C — SIGNATURE

By signing below, I (we) authorize American Energy Capital Partners, LP to register the common units in beneficiary form as designated above. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless American Energy Capital Partners, LP and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly relating to this TOD designation or the transfer of my (our) shares in accordance with this TOD designation. If any claims are made or disputes are raised in connection with this TOD designation or account, American Energy Capital Partners, LP reserves the right to require the claimants or parties in interest to arrive at a final resolution by adjudication, arbitration, or other acceptable method, prior to transferring any TOD account assets. I (we) have reviewed all the information set forth on pages 1 and 2 of this form.

I (we) further understand that American Energy Capital Partners, LP cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning and is valid. Sign exactly as the name(s) appear(s) on the statement of account. All investors must sign. This TOD is effective subject to the acceptance of American Energy Capital Partners, LP.

Signature — Investor (Required) Date	Signature — Co-Investor (If Applicable) Date

Exhibit D to Prospectus

PRIVACY POLICY

PRIVACY POLICY

Committed to Protecting Your Privacy

RCS Capital Corporation and its affiliates are proud of the strong relationships we have built over the years — relationships based on common goals and mutual trust. In serving you, we are committed to providing you with the investment products and services you need now and in the years ahead, and to protecting your personal information along the way. This privacy notice contains information about how we fulfill this commitment to you.

We do not disclose any Client Information, except as permitted by law. We do not sell or disclose any Client Information to a third party for their independent use. The sections that follow will describe our information collection and sharing practices, and the safeguards we use to protect your non-public personal information.

We Collect Information That May Include:

Information that we receive you personally on applications, forms, or other correspondence, or our website such as your name, address, phone number, social security number and email address.

Information about your transactions with us, such as your account holdings and transaction history.

Information we receive about you from third parties, such as transfer agents, custodians, financial institutions and credit or service bureaus.

In selected situations, as permitted or required by law, we may have to disclose all of the information we collect described above (the “Client Information”).

We Carefully Limit Client Information Sharing, Use and Disclosure

We use and share Client Information solely to provide quality investment products and services to our customers. For example, this information enables us to serve and administer your accounts with efficiency and accuracy.

We do not disclose any Client Information, except as permitted by law. Under the following circumstances we may disclose Client Information.

•	When requested by you;
•	When necessary, in our opinion, to verify or complete a transaction initiated by you;
•	When complying with law, regulation or a court of government order or request; and
•	In connection with amy merger or consolidation with, or sale of, all or substantially all of our assets to a third party.

The Client Information described above may be shared with Realty Capital Securities, LLC and any of its affiliates, and American Realty Capital and any of its affiliates.

We may also share Client Information with selected non-affiliated third parties, each of which is bound by written agreements of confidentiality with respect to the use and disclosure of Client Information. The sharing of Client Information with non-affiliated third parties is carefully limited as described in this section.

We may disclose Client Information to the following types of third parties:

•	Financial service providers that assist us in servicing your accounts, such as the distributor of the American Realty Capital programs, Realty Capital Securities, LLC and the transfer agent;
•	Non-financial companies, such as service providers that fulfill product information requests or maintain our website; and
•	Others, such as joint account holders and those with whom you have consented in writing to our sharing your Client Information.

In addition, we may share the Client Information with other companies with whom we have teamed for marketing and back-office services to provide you with a particular benefit or service. We may also share Client Information with other companies that perform specific or contracted services on our behalf in connection with the products and services provided or offered to you and as otherwise permitted by law.

Opt In and Opt Out

You may have the right to opt in to or out of certain of our uses and disclosures of your Client Information. For example, when you are asked to provide Client Information on this Web site, you may have the opportunity to elect to, or not to, receive messages from us by e-mail. Even if you opt out of receiving promotional correspondence from us, we may still contact you in connection with your relationship, activities, transactions and communications with us.

Wireless Addresses

If the e-mail address you provide to us is a wireless email address, you agree to receive messages from us at such address unless and until you tell us not to send messages to that address, by following the instructions in the Opt Out section above. Your wireless carrier's standard rates will apply as long as you are receiving messages at a wireless e-mail address. If you give us a wireless email address, you represent that you are the owner or authorized user of the device on which messages will be received and that you are authorized to approve the applicable charges.

We Protect Client Information About Former Customers

If you terminate your relationship with us, we will continue to adhere to the privacy policies and practices provided in this notice and shall retain all collected Client Information in accordance with Federal Law.

We have Safeguards in Place

We have physical, electronic and procedural safeguards in place to protect the confidentiality, security and integrity of your Client Information.

If you correspond with us by e-mail, or using the “contact us” feature on our Web site, you should be aware that your transmission might not be secure. We will have no liability for disclosure of your information and due to errors or unauthorized acts of third parties during or after transmission.

If we believe that the security of your Client Information may have been compromised, we may seek to notify you of that development. If a notification is appropriate, we will endeavor to notify you as promptly as possible by email. You consent to our use of e-mail as a means of such notification.

Our Commitment to You

We value the trust of our customers and will continue to recognize the importance of holding your Client Information as confidential.

We will maintain accurate Client Information and respond promptly to customer requests to correct information.

We will require companies with whom we do business to use Client Information appropriately and to safeguard the confidentiality of such information.

We appreciate the opportunity to serve your investment needs. We pledge to follow the policies, safeguards and guidelines as described in this notice, and to protect the confidentiality of your information. Your relationship is very important to us, and we will take great care to honor these commitments to you. Thank you for choosing RCS Capital. This notice applies to individuals and covers information in connection with consumer transactions. In compliance with government regulations, we provide this notice at the time the customer relationship commences and, to the extent required by law, annually during which the relationship exits. If we change our policies or practices, we will update this Privacy Statement.

If you would like to contact us about this Privacy Policy or any data privacy or confidentiality issues, below is our contact information:

RCS Capital Corporation
405 Park Avenue
15th Floor
New York, NY 10022
866-904-2988

Exhibit E to Prospectus

LETTER OF DIRECTION

LETTER OF DIRECTION

           , 201
American Energy Capital Partners, LP
c/o DST Systems, Inc.
405 Park Avenue
New York, New York 10022
Phone: (212) 415-6500

RE:	Registered Investment Advisory Fees Account No. (“Account”)
Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to my registered investment advisor, in the following amount from my Account, and to pay such amount by check to my registered investment advisor, upon each distribution by American Energy Capital Partners, LP (the “Partnership”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

$         ; or

        % of asset value (calculated on a 365-day calendar year basis) to be paid by the Partnership on my Account.

I acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

*	This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans, or Alabama, Maryland, North Dakota or Ohio investors.

E-1

Exhibit F to Prospectus

NOTICE OF REVOCATION

NOTICE OF REVOCATION

           , 201
American Energy Capital Partners, LP
c/o DST Systems, Inc.
405 Park Avenue
New York, New York 10022
Phone: (212) 415-6500

RE:	Revocation of Instruction Account No. (“Account”)
Ladies and Gentlemen:

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account and pay such fees directly to, my registered investment advisor, pursuant to my letter to you dated            , 201 .

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,

F-1